                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
    (AS PERMITTED BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Lumisys Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------
[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
    (AS PERMITTED BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CompuRAD, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------
[X]  Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

                                      $4,557.16

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

                                Preliminary Schedule 14A

--------------------------------------------------------------------------------

     (3)  Filing Party:
                                  Lumisys Incorporated

--------------------------------------------------------------------------------

     (4)  Date Filed:

                                    October 20, 1997

--------------------------------------------------------------------------------

                              LUMISYS INCORPORATED

                                                                November 4, 1997

Dear Stockholder:

     You are cordially invited to attend a Special Meeting (the "Lumisys Special Meeting") of the Stockholders of Lumisys Incorporated ("Lumisys"), which will be held at 10:30 a.m. on November 25, 1997, at the corporate offices of Lumisys at 225 Humboldt Court, Sunnyvale, California 94089.

     At the Lumisys Special Meeting, you will be asked to consider and vote upon the issuance of shares of Lumisys common stock pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 28, 1997 (the "Reorganization Agreement"), among Lumisys, SAC Acquisition Corporation, a wholly-owned subsidiary of Lumisys ("Merger Sub"), and CompuRAD, Inc. ("CompuRAD"). Pursuant to the Reorganization Agreement, Merger Sub will be merged with and into CompuRAD, and CompuRAD will become a wholly-owned subsidiary of Lumisys (the "Merger"). In the Merger, each outstanding share of CompuRAD common stock will be converted into the right to receive 0.928 shares of Lumisys common stock, and outstanding options to purchase CompuRAD common stock will be converted into options to purchase Lumisys common stock on the same basis.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger and has received the opinion of Hambrecht & Quist LLC, its financial advisor, that, as of September 28, 1997, the consideration to be paid by Lumisys in the Merger was fair to Lumisys from a financial point of view. A copy of this opinion is attached as Annex C-1 to the accompanying Joint Proxy Statement/Prospectus.

     THE BOARD OF DIRECTORS OF LUMISYS HAS DETERMINED THAT THE MERGER IS FAIR TO LUMISYS AND IN THE BEST INTERESTS OF LUMISYS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF LUMISYS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ISSUANCE OF SHARES OF LUMISYS COMMON STOCK IN CONNECTION WITH THE MERGER.

     Your vote is important regardless of how many shares you own. Please take a few minutes now to review the proxy statement and to sign and date your proxy and return it in the envelope provided. You may attend the meeting and vote in person even if you have previously returned your proxy.

                                          Sincerely,

                                          /s/ STEPHEN J. WEISS

                                          Stephen J. Weiss
                                          President and Chief Executive Officer

                              LUMISYS INCORPORATED

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Lumisys Special Meeting") of Lumisys Incorporated, a Delaware corporation ("Lumisys"), will be held at 10:30 a.m. on November 25, 1997, at the corporate offices of Lumisys at 225 Humboldt Court, Sunnyvale, CA 94089.

     The meeting is called for the purpose of considering and voting upon:

     1. A proposal to approve the issuance of shares of Lumisys common stock, $0.001 par value per share ("Lumisys Common Stock"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 28, 1997 (the "Reorganization Agreement"), by and among Lumisys, SAC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lumisys ("Merger Sub"), and CompuRAD, Inc., a Delaware corporation ("CompuRAD"). Pursuant to the Reorganization Agreement, Merger Sub will be merged with and into CompuRAD and CompuRAD will become a wholly-owned subsidiary of Lumisys (the "Merger"). A copy of the Reorganization Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this Notice; and

     2. Such other business as may properly come before the Lumisys Special Meeting or any adjournments or postponements thereof.

     The proposed Merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus and the Annexes thereto.

     The Board of Directors has fixed the close of business on October 31, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the Lumisys Special Meeting and any adjournments or postponements thereof. Only holders of record of Lumisys Common Stock on the record date are entitled to vote at the Lumisys Special Meeting.

     If you would like to attend the Lumisys Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Lumisys Special Meeting, you must obtain from the nominee a proxy issued in your name.

     You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Lumisys at Lumisys' headquarters, 225 Humboldt Court, Sunnyvale, CA 94089 by signing and returning a later dated proxy or by voting in person at the Lumisys Special Meeting.

     Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          /s/ Andrei M. Manoliu

                                          Andrei M. Manoliu, Secretary

Sunnyvale, California
November 4, 1997

                                      LOGO

                                                                November 4, 1997

Dear Stockholder:

     At our Special Meeting to be held on November 25, 1997, you will be asked to vote upon the approval and adoption of the Agreement and Plan of Merger and Reorganization dated as of September 28, 1997 (the "Reorganization Agreement"), among Lumisys Incorporated ("Lumisys"), SAC Acquisition Corporation, a wholly-owned subsidiary of Lumisys ("Merger Sub"), and CompuRAD, Inc. ("CompuRAD") providing for the merger of Merger Sub with and into CompuRAD upon the terms and subject to the conditions of the Reorganization Agreement (the "Merger"). The foregoing proposal is described more fully in the accompanying Joint Proxy Statement/Prospectus.

     THE COMPURAD BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, COMPURAD STOCKHOLDERS. ACCORDINGLY, THE COMPURAD BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF COMPURAD VOTE FOR APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND APPROVAL OF THE MERGER. The approval and adoption of the Reorganization Agreement and approval of the Merger requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock of CompuRAD. Pursuant to voting agreements with Lumisys, certain directors and executive officers of CompuRAD, together holding approximately 41% of the outstanding shares of CompuRAD common stock, have agreed to, among other things, vote (or cause to be voted) their shares of CompuRAD common stock in favor of approval and adoption of the Reorganization Agreement and approval of the Merger.

     Stockholders are urged to review carefully the information contained in the Joint Proxy Statement/Prospectus prior to deciding how to vote their shares at the Special Meeting.

     Whether or not you expect to attend the Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to assure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend you may vote in person, even if you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          LOGO
                                          Dr. Phillip Berman
                                          Chairman, President and
                                          Chief Executive Officer

                                      LOGO

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 25, 1997

                                                                November 4, 1997

TO THE STOCKHOLDERS OF COMPURAD, INC.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "CompuRAD Special Meeting") of CompuRAD, Inc., a Delaware corporation ("CompuRAD"), will be held on November 25, 1997 at 10:00 a.m., local time, at the principal executive offices of CompuRAD located at 1350 North Kolb Road, Tucson, Arizona 85715.

     At the CompuRAD Special Meeting you will be asked to consider and vote upon the following matters:

          (1) approval and adoption of the Agreement and Plan of Merger and Reorganization dated as of September 28, 1997 (the "Reorganization Agreement"), among Lumisys Incorporated ("Lumisys"), SAC Acquisition Corporation, a wholly-owned subsidiary of Lumisys ("Merger Sub"), and CompuRAD providing for the merger of Merger Sub with and into CompuRAD upon the terms and subject to the conditions of the Reorganization Agreement (the "Merger"); and

          (2) such other business as may properly come before the CompuRAD Special Meeting or any adjournment thereof.

     Pursuant to the Reorganization Agreement, each share of common stock, par value $.01 per share, of CompuRAD ("CompuRAD Common Stock") issued and outstanding at the effective time of the Merger will be converted into 0.928 shares of Lumisys common stock, par value $.001 per share ("Lumisys Common Stock").

     THE COMPURAD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND APPROVAL OF THE MERGER.

     Detailed information concerning the Reorganization Agreement and the Merger is contained in the attached Joint Proxy Statement/Prospectus and the Annexes thereto; please read it carefully.

     ONLY STOCKHOLDERS WHO WERE HOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 31, 1997 WILL BE ENTITLED TO RECEIVE NOTICE OF AND TO VOTE AT THE COMPURAD SPECIAL MEETING.

     Whether or not you expect to attend the Special Meeting, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed postage-prepaid envelope. You may revoke your proxy at any time before it is voted by giving written notice of revocation to CompuRAD, by subsequently filing another proxy or by attending the CompuRAD Special Meeting and voting in person.

                                          By order of the Board of Directors,

                                          /s/ Henky Wibowo

                                          Henky Wibowo
                                          Secretary

                            YOUR VOTE IS IMPORTANT.
           PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD.

             HOLDERS OF COMPURAD COMMON STOCK SHOULD NOT SEND STOCK
                      CERTIFICATES WITH THEIR PROXY CARDS.

                              LUMISYS INCORPORATED
                                      AND
                                 COMPURAD, INC.

                             JOINT PROXY STATEMENT

                            ------------------------

                              LUMISYS INCORPORATED

                                   PROSPECTUS

                            ------------------------

     This Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to the stockholders of Lumisys Incorporated, a Delaware corporation ("Lumisys"), in connection with the solicitation of proxies by the Board of Directors of Lumisys (the "Lumisys Board") for approval of the issuance of Lumisys Common Stock in the Merger (as defined below) at a Special Meeting of Stockholders of Lumisys to be held at the corporate offices of Lumisys on November 25, 1997 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof (the "Lumisys Special Meeting"). This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Lumisys with respect to the issuance of shares of common stock of Lumisys, $0.001 par value per share ("Lumisys Common Stock"), to be issued to stockholders of CompuRAD, Inc., a Delaware corporation, ("CompuRAD"), in connection with the proposed merger (the "Merger") of SAC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lumisys ("Merger Sub"), with and into CompuRAD pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 28, 1997 (the "Reorganization Agreement") by and among Lumisys, Merger Sub and CompuRAD. Lumisys Common Stock is traded on the Nasdaq National Market under the symbol "LUMI." On October 31, 1997, the last reported sale price per share of Lumisys Common Stock on the Nasdaq National Market was $6.125.

     This Joint Proxy Statement/Prospectus is also being furnished to the holders of common stock, par value $0.01 per share ("CompuRAD Common Stock"), of CompuRAD in connection with the solicitation of proxies by the Board of Directors of CompuRAD (the "CompuRAD Board") for approval and adoption of the Reorganization Agreement and approval of the Merger at a Special Meeting of Stockholders of CompuRAD to be held at the corporate offices of CompuRAD at 1350 North Kolb Road, Tucson, Arizona 85715 on November 25, 1997 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "CompuRAD Special Meeting").

     Upon consummation of the Merger (i) each issued and outstanding share of CompuRAD Common Stock (other than shares owned by Lumisys, CompuRAD, Merger Sub or any direct or indirect wholly owned subsidiary of Lumisys or CompuRAD) will be converted into 0.928 shares of Lumisys Common Stock (the "Exchange Ratio"),
(ii) each outstanding option to purchase CompuRAD Common Stock under the CompuRAD 1994 Stock Option Plan and CompuRAD 1996 Stock Option Plan (collectively referred to as the "CompuRAD Stock Option Plans") and each outstanding warrant to purchase CompuRAD Common Stock ("CompuRAD Warrants") will become an equivalent right with respect to Lumisys Common Stock, on the same terms of the original option or warrant, as adjusted by the Exchange Ratio,
(iii) all shares of CompuRAD Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate formerly representing shares of CompuRAD Common Stock will thereafter cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Lumisys Common Stock and (iv) CompuRAD will become a wholly-owned subsidiary of Lumisys.

     Consummation of the Merger is subject to various conditions, including the approval and adoption of the Reorganization Agreement and approval of the Merger by holders of a majority of the outstanding shares of CompuRAD Common Stock at the CompuRAD Special Meeting and the approval of the issuance of shares of Lumisys Common Stock in connection with the Merger at the Lumisys Special Meeting by the affirmative vote of a majority of the votes cast on this matter. Certain directors and executive officers of CompuRAD, who together hold approximately 41% of the CompuRAD Common Stock outstanding as of the CompuRAD Record Date, have agreed to vote in favor of the approval and adoption of the Reorganization Agreement and approval of the Merger and have granted Lumisys an irrevocable proxy to vote their shares of CompuRAD Common Stock in favor of adopting and approving the Reorganization Agreement and approving the Merger. See "OTHER AGREEMENTS -- Voting Agreements."
                            ------------------------

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY STOCKHOLDERS OF LUMISYS AND COMPURAD IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     All information contained in this Joint Proxy Statement/Prospectus about Lumisys and Merger Sub has been provided by Lumisys. All information contained in this Joint Proxy Statement/Prospectus about CompuRAD has been provided by CompuRAD.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "LUMISYS SPECIAL MEETING -- Record Date," "-- Voting Rights; Proxies," "COMPURAD SPECIAL MEETING -- Record Date," and "-- Voting Rights; Proxies."
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LUMISYS OR COMPURAD. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF.

     THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORMS OF PROXIES ARE FIRST BEING MAILED TO STOCKHOLDERS OF LUMISYS AND COMPURAD ON OR ABOUT NOVEMBER 5, 1997.

     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOVEMBER 4, 1997.

                               TABLE OF CONTENTS

                                                                                    PAGE NO.
                                                                                    --------
FORWARD LOOKING STATEMENTS........................................................       1
AVAILABLE INFORMATION.............................................................       1
SUMMARY...........................................................................       2
  The Companies...................................................................       2
     Lumisys Incorporated.........................................................       2
     CompuRAD, Inc................................................................       2
     SAC Acquisition Corporation..................................................       3
  The Meetings....................................................................       3
     Time, Place and Date.........................................................       3
     Purpose of the Meetings......................................................       3
     Votes Required; Record Date..................................................       4
  Change Of Vote..................................................................       4
  The Merger......................................................................       4
     The Merger...................................................................       4
     Merger Consideration.........................................................       4
     Exchange of Certificates.....................................................       5
     No Solicitation..............................................................       5
     Conduct of Business Prior to the Merger......................................       5
     Conditions to the Merger; Termination; Fees..................................       5
     Listing......................................................................       6
     Appraisal And Dissenters' Rights.............................................       6
     Anticipated Accounting Treatment.............................................       6
     Stock Options and Warrants...................................................       6
     Employee Stock Purchase Plan.................................................       7
     Stock Ownership Following the Merger.........................................       7
  Risk Factors....................................................................       7
  Opinions of Financial Advisors..................................................       7
  Interests of Certain Persons in the Merger......................................       7
     Indemnification and Insurance; Board Representation..........................       8
     Voting Agreements............................................................       8
     Affiliate Agreements.........................................................       8
     Employment Offer Letters.....................................................       8
     Stock Options................................................................       8
  Governmental Approvals..........................................................       8
  Certain United States Federal Income Tax Consequences...........................       8
  Comparative Rights of Stockholders..............................................       9
MARKET PRICE INFORMATION..........................................................      10
  Lumisys Common Stock............................................................      10
  CompuRAD Common Stock...........................................................      10
DIVIDEND POLICY -- LUMISYS........................................................      10
SELECTED FINANCIAL INFORMATION....................................................      11
COMPARATIVE PER SHARE DATA AND DIVIDEND HISTORY...................................      14
RISK FACTORS......................................................................      15
  Risks Relating To The Merger....................................................      15
  Risks Related to Lumisys' Business..............................................      17
  Risks Related to CompuRAD's Business............................................      20

                                                                                    PAGE NO.
                                                                                      ---
INTRODUCTION......................................................................      27
LUMISYS SPECIAL MEETING...........................................................      27
  Record Date.....................................................................      27
  Quorum..........................................................................      27
  Required Votes..................................................................      27
  Voting Rights; Proxies..........................................................      27
  Solicitation of Proxies.........................................................      28
COMPURAD SPECIAL MEETING..........................................................      29
  Purpose of the Special Meeting..................................................      29
  Record Date.....................................................................      29
  Quorum..........................................................................      29
  Required Vote...................................................................      29
  Voting Rights; Proxies..........................................................      29
  Solicitation of Proxies.........................................................      30
THE MERGER........................................................................      31
  General.........................................................................      31
  Effective Time..................................................................      31
  Conversion of Shares; Procedures For Exchange of Certificates...................      31
  Background of the Merger........................................................      32
  Recommendation of the Lumisys Board; Reasons for the Merger.....................      35
  Recommendation of the CompuRAD Board; Reasons for the Merger....................      36
  Opinion of Lumisys' Financial Advisor...........................................      37
  Opinion of CompuRAD's Financial Advisor.........................................      41
  Interests of Certain Persons in the Merger......................................      44
  Certain Federal Income Tax Consequences.........................................      44
  Anticipated Accounting Treatment................................................      46
  Effect on Employee Equity Plans.................................................      47
  Regulatory Matters..............................................................      48
  Federal Securities Law Consequences.............................................      48
  Stock Listing...................................................................      49
  Appraisal Rights................................................................      49
  Merger Expenses and Fees and Other Costs........................................      52
THE REORGANIZATION AGREEMENT......................................................      52
  Terms of the Merger.............................................................      52
  Exchange of Certificates and Merger Consideration...............................      53
  Representations and Warranties..................................................      54
  Conduct of Business Pending the Merger..........................................      55
  Additional Covenants............................................................      56
  No Solicitation.................................................................      57
  Conditions to the Merger........................................................      58
  Termination of the Reorganization Agreement.....................................      60
  Termination Fees................................................................      61
  Amendment; Waiver...............................................................      62
OTHER AGREEMENTS..................................................................      63
  Voting Agreements...............................................................      63
  Affiliate Agreements............................................................      63
  Employment Offer Letters........................................................      64
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.......................      65

                                                                                    PAGE NO.
                                                                                    --------
  Unaudited Pro Forma Combined Condensed Statement of Operations..................      65
  Unaudited Pro Forma Combined Condensed Balance Sheet............................      66
  Notes to Unaudited Pro Forma Combined Financial Information.....................      67
LUMISYS BUSINESS..................................................................      68
  Introduction....................................................................      68
  Industry Background.............................................................      68
  Strategy........................................................................      69
  Products and Applications.......................................................      70
  Research and Development........................................................      71
  Sales and Marketing.............................................................      72
  Manufacturing...................................................................      72
  Competition.....................................................................      72
  Patents and Intellectual Property...............................................      73
  Government Regulation...........................................................      73
LUMISYS PROPERTIES................................................................      74
LUMISYS LEGAL PROCEEDINGS.........................................................      74
LUMISYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS......................................................................      75
  Overview........................................................................      75
  Recent Operating Results and Developments.......................................      75
  Results of Operations...........................................................      76
  Six Months Ended June 30, 1997 Compared with Six Months Ended June 30, 1996.....      76
  Fiscal 1996 Compared with Fiscal 1995...........................................      77
  Fiscal 1995 Compared with Fiscal 1994...........................................      78
  Quarterly Results...............................................................      78
  Liquidity and Capital Resources.................................................      80
  New Accounting Standards........................................................      80
LUMISYS MANAGEMENT................................................................      82
  Executive Officers and Directors -- Lumisys.....................................      82
  Compensation of Directors.......................................................      83
  Compensation of Executive Officers of Lumisys...................................      84
STOCK OPTION GRANTS AND EXERCISES.................................................      85
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF LUMISYS.........................      85
BENEFICIAL SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT OF LUMISYS.........      86
COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a).......................      87
COMPURAD BUSINESS.................................................................      88
  General.........................................................................      88
  Products........................................................................      88
  Current Product Offerings.......................................................      89
  Third Party Software Development and Licensing..................................      90
  Research and Development........................................................      91
  Service and Support.............................................................      91
  Customers.......................................................................      91
  Backlog.........................................................................      92
  Sales and Marketing.............................................................      92
  Competition.....................................................................      92
  Proprietary Rights..............................................................      93

                                                                                    PAGE NO.
                                                                                    --------
  Government Regulation...........................................................      93
COMPURAD PROPERTY.................................................................      94
COMPURAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS...................................................................      95
  General.........................................................................      95
  Recent Financial Results........................................................      95
  Year Ended December 31, 1996 Compared with Year Ended December 31, 1995.........      95
  Year Ended December 31, 1995 Compared with Year Ended December 31, 1994.........      96
  Six Months Ended June 30, 1997 Compared with Six Months Ended June 30, 1996.....      97
  Liquidity and Capital Resources.................................................      98
  New Accounting Standard.........................................................      98
COMPURAD MANAGEMENT AFTER THE MERGER..............................................      99
  Compensation of Executive Officers of CompuRAD..................................     100
  Stock Option Grants, Option Exercises and Option Values in Fiscal 1996..........     100
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF COMPURAD........................     100
BENEFICIAL SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT OF COMPURAD........     102
COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a).......................     104
COMPARISON OF CAPITAL STOCK.......................................................     104
  Description of Lumisys Capital Stock............................................     104
  Description of CompuRAD Capital Stock...........................................     105
COMPARISON OF RIGHTS OF HOLDERS OF LUMISYS COMMON STOCK AND HOLDERS OF COMPURAD
  COMMON STOCK....................................................................     106
  Percentage of Voting Stock; Influence Over Affairs..............................     106
  Appraisal Rights................................................................     106
  Stockholders' Ability to Act by Written Consent without a Meeting...............     106
  Nasdaq Rules....................................................................     106
EXPERTS...........................................................................     106
LEGAL MATTERS.....................................................................     107
REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS........................................     107
STOCKHOLDER PROPOSALS.............................................................     107
INDEX TO FINANCIAL STATEMENTS.....................................................     F-1
Annex A    -- Agreement and Plan of Merger and Reorganization
Annex B    -- Form of the Voting Agreement
Annex C-1  -- Opinion of Hambrecht & Quist LLC
Annex C-2  -- Opinion of CIBC Wood Gundy Securities Corp.
Annex D    -- Section 262 of the Delaware General Corporation Law

                           FORWARD LOOKING STATEMENTS

     Certain statements in this Joint Proxy Statement/Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For this purpose, the reasons for the Merger discussed under the caption "THE MERGER" and statements about the expected impact of the Merger on Lumisys' business, financial performance and condition, accounting and tax treatment and the extent of the charges related to the Merger are forward-looking statements. Further, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "projects," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Lumisys or CompuRAD to differ materially from those indicated by such forward-looking statements, including but not limited to, (i) those factors related to the Merger, including: a fixed Exchange Ratio despite potential changes in stock prices, the nonrealization of synergies, incurrence of significant transaction charges and the potential dilutive effect to stockholders of Lumisys and CompuRAD, the effect of the Merger on customers and partners of Lumisys and CompuRAD, the volatility of stock prices of Lumisys and CompuRAD and the potential unavailability of pooling of interests accounting treatment of the Merger; (ii) those factors related to Lumisys' business including: litigation and significant fluctuations in operating results, the dependence on the teleradiology market and the uncertainty of market acceptance, significant risks associated with future acquisitions, rapid technological change and product development competition, customer concentration and reliance on OEMs, single source suppliers, government regulation, third-party reimbursement and product liability and insurance; and (iii) those factors related to CompuRAD's business including: the history of operating losses and uncertain profitability, reliability in quarterly operating results and seasonality, the possible need for additional funds and the uncertainty of additional financing, the dependence on emerging medical image management and teleradiology systems markets and the uncertainty of market acceptance, the issues associated with products, new product development and technological change, the integration of acquisitions, the consolidation and uncertainty in the healthcare industry, long sales cycles, the need to manage anticipated growth in operations and the dependence upon key personnel, product liability, international sales, customer concentration, competition, proprietary rights and government regulation; as well as those additional factors set forth in this Joint Proxy Statement/Prospectus under the caption "RISK FACTORS." Neither Lumisys nor CompuRAD undertakes any obligation to update any forward-looking statements.

                             AVAILABLE INFORMATION

     Lumisys and CompuRAD are each subject to the informational requirements of the Exchange Act, and file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each of Lumisys and CompuRAD makes filings pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov). Material filed by Lumisys and CompuRAD can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

     This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which Lumisys has filed with the Commission under the Securities Act. Reference is made to such Registration Statement for further information with respect to Lumisys, CompuRAD and Lumisys Common Stock offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an Annex hereto.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Reorganization Agreement and the Merger and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained in this Joint Proxy Statement/Prospectus. Stockholders of Lumisys and CompuRAD should read this Joint Proxy Statement/Prospectus carefully in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus.

                                 THE COMPANIES
LUMISYS INCORPORATED

     Lumisys designs, manufactures and markets a family of precision digitizers that convert medical images on film or video into digital format. Once in digital form, the medical images can be stored, transmitted, viewed, enhanced, manipulated and printed at any PC or workstation within a medical network. Lumisys currently offers a comprehensive family of products for digitizing medical film images under the Lumiscan label and video images under the Imagraph name. These digitizers process images from all commercially available medical imaging modalities, including x-ray, computed tomography ("CT"), magnetic resonance imaging ("MRI"), ultrasound and nuclear medicine. Lumisys is the leading supplier of laser-based film digitizers, with sales of over 3,000 Lumiscan units since its first product was introduced in 1990. In early 1996, Lumisys introduced its charge-coupled device (CCD) based digitizer. Lumisys also offers under the Imagraph label high quality board-level digitization and compression products for the capture of video images, which have applications in medical imaging as well as in scientific and industrial inspection and multimedia imaging.

     In 1996, Lumisys introduced a computed radiography ("CR") system for use in the industrial inspection market. The CR system reads images from reusable phosphor plates of pipes, valves, aircraft parts and other structural objects.

     Lumisys intends to maintain and enhance its market leadership by leveraging its reputation for high quality, reliable and cost-effective products, broadening its product lines through internal product development, acquiring complementary businesses or technologies and penetrating new geographic markets. Lumisys sells its products primarily to OEMs and VARs, who then integrate Lumisys' products into teleradiology and Picture Archiving and Communication Systems ("PACS") networks. Lumisys has established close working relationships with the leading suppliers of these systems including Agfa Gavaert N.V. ("Agfa"), CEMAX-ICON Imation ("CEMAX"), a subsidiary of Imation Corporation, E-Med Systems ("E-Med") an E-System Medical Electronics Inc. company, which is a subsidiary of Raytheon Corp., Eastman Kodak Company ("Kodak"), Olicon Corporation ("Olicon"), CompuRAD and Sterling Diagnostics ("Sterling," formerly the medical group of E.I. DuPont de Nemours and Company).

     The principal executive offices of Lumisys are located at 225 Humboldt Court, Sunnyvale, California 94089, and its telephone number is (408) 733-6565. Lumisys was incorporated in California in 1987 and was reincorporated in Delaware in 1995 prior to the completion of its initial public offering.

COMPURAD, INC.

     CompuRAD is a leading provider of software that enables healthcare clinicians to access medical images and clinical information at any point of care. CompuRAD pioneered the use of personal computer software in the point-to-point, on call teleradiology market, with the introduction of its PC Teleradiology product. In response to the increasing acceptance of teleradiology and increasing demand for multi-user and multi-access off-site teleradiology systems, CompuRAD introduced its iNET product line in late 1994. In 1997, CompuRAD introduced ClinicalWare, an Internet/Intranet software solution which provides secure electronic access through a Web browser to clinical information systems at any point of care.

     CompuRAD sells its products both through a direct sales force and indirectly through a network of VARs and large medical image equipment vendors. CompuRAD's resellers include Konica Medical Corporation ("Konica Medical"), Siemens Medical Corporation ("Siemens"), and National Imaging Resources, a nationwide consortium of X-ray dealers. CompuRAD presently has licensed its products to hospitals, clinics, other healthcare facilities and physician groups. CompuRAD's customers include New York University

Medical Center, Alliant Health Systems, Symphony Mobilex, a subsidiary of Integrated Health Services, Inc. ("Symphony Mobilex") and The Nursing Home Group plus many other leading healthcare facilities and organizations.

     The executive offices of CompuRAD are located at 1350 North Kolb Road, Tucson, Arizona 85715, and its telephone number is (520) 298-1000.

     CompuRAD was incorporated in Arizona in January 1992 under the name CompuMed, Inc. In January 1996, CompuMed, Inc. merged with and into CompuMed Teleradiology, Inc., a Delaware corporation. It subsequently changed its name to CompuRAD, Inc. in February 1996.

SAC ACQUISITION CORPORATION

     Merger Sub is a corporation recently organized for the purpose of effecting the Merger. Merger Sub has no material assets and has not engaged in any activities except in connection with the Merger.

     The principal executive offices of Merger Sub are located at 225 Humboldt Court, Sunnyvale, California 94089, and its telephone number is (408) 733-6565.

                                  THE MEETINGS
TIME, PLACE AND DATE

     The Special Meeting of Stockholders of Lumisys will be held at the corporate offices of Lumisys located at 225 Humboldt Court, Sunnyvale, California 94089 on November 25, 1997, at 10:30 a.m., local time (including any and all adjournments or postponements thereof, the "Lumisys Special Meeting"). The Special Meeting of Stockholders of CompuRAD will be held at the corporate offices of CompuRAD located at 1350 North Kolb Road, Tucson, Arizona 85715 on November 25, 1997, at 10:00 a.m., local time (including any and all adjournments or postponements thereof, the "CompuRAD Special Meeting").

PURPOSE OF THE MEETINGS

     LUMISYS SPECIAL MEETING. At the Lumisys Special Meeting, holders of Lumisys Common Stock will consider and vote upon the issuance of Lumisys Common Stock in connection with the Reorganization Agreement (the "Share Proposal"). Holders of Lumisys Common Stock may also consider and vote upon such other matters as may be properly brought before the Lumisys Special Meeting or any postponements or adjournments thereof.

     THE LUMISYS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF LUMISYS VOTE FOR THE APPROVAL OF THE SHARE PROPOSAL. SEE "THE MERGER,"
"-- RECOMMENDATION OF THE LUMISYS BOARD; REASONS FOR THE MERGER."

     COMPURAD SPECIAL MEETING. At the CompuRAD Special Meeting, holders of CompuRAD Common Stock will consider and vote upon (i) a proposal to approve and adopt the Reorganization Agreement and to approve the Merger (the "Merger Proposal") and (ii) such other matters as may be properly brought before the CompuRAD Special Meeting or any postponements or adjournments thereof.

     THE COMPURAD BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE COMPURAD STOCKHOLDERS VOTE FOR THE MERGER PROPOSAL. SEE "THE MERGER --,"
"-- RECOMMENDATION OF THE COMPURAD BOARD; REASONS FOR THE MERGER" AND "-- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

VOTES REQUIRED; RECORD DATE

     LUMISYS. The Share Proposal will require approval by the affirmative vote of the holders of a majority of the votes cast on the matter. Holders of Lumisys Common Stock are entitled to one vote per share. Only holders of Lumisys Common Stock at the close of business on October 31, 1997 (the "Lumisys Record Date") will be entitled to notice of and to vote at the Lumisys Special Meeting. See "LUMISYS SPECIAL MEETING." On the Lumisys Record Date, there were 6,474,314 outstanding shares of Lumisys Common Stock. As of the Lumisys Record Date, the directors and executive officers of Lumisys as a group, beneficially owned approximately 458,292 shares of Lumisys Common Stock. Such directors and executive officers have indicated that they presently intend to vote all such shares in favor of the Share Proposal.

     COMPURAD. The Merger Proposal will require approval by the affirmative vote of the holders of a majority of the outstanding shares of CompuRAD Common Stock. Holders of CompuRAD Common Stock are entitled to one vote per share. Only holders of CompuRAD Common Stock at the close of business on October 31, 1997 (the "CompuRAD Record Date") will be entitled to notice of and to vote at the CompuRAD Special Meeting. On the CompuRAD Record Date, there were 3,973,880 outstanding shares of CompuRAD Common Stock. As of the CompuRAD Record Date, the directors and officers of CompuRAD and their affiliates beneficially owned as a group approximately 1,629,500 shares of the outstanding CompuRAD Common Stock. See "COMPURAD SPECIAL MEETING."

     Certain directors and executive officers of CompuRAD, who together hold approximately 41% of the CompuRAD Common Stock outstanding as of the CompuRAD Record Date, have entered into voting agreements with Lumisys (the "Voting Agreements") pursuant to which such directors and executive officers have agreed to vote in favor of the Merger Proposal and have granted Lumisys an irrevocable proxy to vote their shares of CompuRAD Common Stock in favor of the Merger Proposal. See "OTHER AGREEMENTS--Voting Agreements." A copy of a form of the Voting Agreement is attached hereto as Annex B.

                                 CHANGE OF VOTE

     Lumisys Stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Lumisys Special Meeting by giving written notice to the Secretary of Lumisys at Lumisys' corporate offices, 225 Humboldt Court, Sunnyvale, California 94089, by signing and returning a later dated proxy or by voting in person at the Lumisys Special Meeting. ACCORDINGLY, LUMISYS STOCKHOLDERS WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE LUMISYS SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE LUMISYS SPECIAL MEETING.

     CompuRAD Stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the CompuRAD Special Meeting by giving written notice to the Secretary of CompuRAD at CompuRAD's corporate offices, 1350 North Kolb Road, Tucson, Arizona 85715, by signing and returning a later dated proxy or by voting in person at the CompuRAD Special Meeting. ACCORDINGLY, COMPURAD STOCKHOLDERS WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE COMPURAD SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE COMPURAD SPECIAL MEETING.

                                   THE MERGER
THE MERGER

     Pursuant to the Reorganization Agreement, Merger Sub will be merged with and into CompuRAD and CompuRAD will become a wholly owned subsidiary of Lumisys. See "THE MERGER."

MERGER CONSIDERATION

     Pursuant to the Merger, each outstanding share of CompuRAD Common Stock (other than shares owned by Lumisys, CompuRAD, Merger Sub or any direct or indirect wholly-owned subsidiary of Lumisys or

CompuRAD) will be converted into the right to receive 0.928 shares of Lumisys Common Stock. The CompuRAD Stockholders will receive cash in lieu of any fractional shares of Lumisys Common Stock to which such CompuRAD Stockholders would otherwise have been entitled. See "THE REORGANIZATION AGREEMENT -- Terms of the Merger."

EXCHANGE OF CERTIFICATES

     As soon as practicable, and in any event no later than ten business days after the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the time of such filing being the "Effective Time"), The Bank of Boston or another person designated by Lumisys, in its capacity as exchange agent for the Merger (the "Exchange Agent"), will send a transmittal letter to each CompuRAD Stockholder. The transmittal letter will contain instructions with respect to the surrender of certificates representing CompuRAD Common Stock to be exchanged for certificates representing Lumisys Common Stock and a cash payment in lieu of fractional shares, if any. See "THE REORGANIZATION AGREEMENT -- Exchange of Certificates and Merger Consideration."

     COMPURAD STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR COMPURAD COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. COMPURAD STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

NO SOLICITATION

     Pursuant to the Reorganization Agreement, except under certain limited circumstances, CompuRAD has agreed that it will not (i) solicit any alternate acquisition proposal, (ii) participate in any discussions or negotiations with any other parties with respect to an alternate acquisition proposal, or (iii) provide any non-public information concerning CompuRAD to any other parties in connection with any alternate acquisition proposal. See "THE REORGANIZATION AGREEMENT -- No Solicitation."

CONDUCT OF BUSINESS PRIOR TO THE MERGER

     Pursuant to the Reorganization Agreement, CompuRAD has agreed that, from the date of the execution of the Reorganization Agreement until the Effective Time, it shall conduct its business and operations in the ordinary course and consistent with past practices and in compliance with all applicable legal requirements and the requirements of CompuRAD's material contracts and shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with CompuRAD. In addition, subject to certain exceptions CompuRAD has agreed that, without the prior written consent of Lumisys, it will not perform or engage in certain activities in the conduct of its business. See "THE REORGANIZATION AGREEMENT -- Conduct of Business Pending the
Merger -- Operation of CompuRAD's Business Prior to the Merger."

     Pursuant to the Reorganization Agreement, subject to certain exceptions, Lumisys has agreed that, without the prior written consent of CompuRAD, it will not perform or engage in certain activities in the conduct of its business. See "THE REORGANIZATION AGREEMENT -- Conduct of Business Pending the
Merger -- Operation of Lumisys' Business Prior to the Merger."

CONDITIONS TO THE MERGER; TERMINATION; FEES

     The consummation of the Merger is subject to various conditions, including:
(i) approval by the stockholders of Lumisys and CompuRAD; (ii) the absence of any legal restraints or prohibitions preventing the consummation of the Merger;
(iii) receipt of opinions of legal counsel as to the tax treatment of the Merger; and (iv) receipt of letters from the independent accountants for both Lumisys and CompuRAD with respect to the "pooling-of-interests" accounting treatment for the Merger. See "THE REORGANIZATION AGREEMENT -- Conditions to the Merger."

     The Reorganization Agreement may be terminated under certain circumstances. Lumisys has agreed that, if the Reorganization Agreement is terminated under certain circumstances, it will pay CompuRAD a sum of $1 million. CompuRAD has agreed that, if the Reorganization Agreement is terminated under certain circumstances and CompuRAD consummates an Acquisition Transaction (as defined in the Reorganization Agreement) with another party within twelve months of such termination, it shall pay Lumisys a sum of $1 million. See "THE REORGANIZATION AGREEMENT -- Termination of the Reorganization Agreement and "-- Termination Fees."

LISTING

     It is a condition to the Merger that the shares of the Lumisys Common Stock to be issued in the Merger be authorized for listing on the Nasdaq National Market, subject to official notice of issuance. See "THE MERGER -- Stock Listing."

APPRAISAL AND DISSENTERS' RIGHTS

     Under the Delaware General Corporation Law (the "DGCL"), the holders of CompuRAD Common Stock are entitled to appraisal rights with respect to the Merger. The holders of Lumisys Common Stock are not entitled to appraisal rights with respect to the Share Proposal under the DGCL. See "THE MERGER -- Appraisal Rights."

ANTICIPATED ACCOUNTING TREATMENT

     It is a condition of closing that the Merger qualify as a "pooling of interests", which means that the two companies will be treated as if they had always been combined for accounting and financial reporting purposes. See "THE MERGER -- Anticipated Accounting Treatment."

STOCK OPTIONS AND WARRANTS

     At the Effective Time, each outstanding option to purchase CompuRAD Common Stock granted under the CompuRAD Stock Option Plans ("CompuRAD Stock Options") will be assumed by Lumisys and each such CompuRAD Stock Option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such CompuRAD Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of shares of Lumisys Common Stock that the holder of such CompuRAD Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised the CompuRAD Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to the exercise price under such CompuRAD Stock Option divided by the Exchange Ratio (rounded up to the nearest whole number). As of October 31, 1997, there were outstanding options to acquire 318,100 shares of CompuRAD Common Stock under the CompuRAD Stock Option Plans. See "THE MERGER -- Effect on Employee Equity Plans -- Stock Options" and "THE REORGANIZATION AGREEMENT -- Terms of the Merger -- Stock Options."

     At the Effective Time, the CompuRAD Warrants shall be converted into and become rights with respect to Lumisys Common Stock and Lumisys shall assume each CompuRAD Warrant in accordance with the terms of such CompuRAD Warrant. The number of shares of Lumisys Common Stock subject to each such CompuRAD Warrant shall be equal to the number of shares of CompuRAD Common Stock subject to such CompuRAD Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share. The per share exercise price of each CompuRAD Warrant shall be adjusted by dividing the per share exercise price under each such CompuRAD Warrant by the Exchange Ratio and rounding up to the nearest cent. As of October 31, 1997, there were CompuRAD Warrants to acquire 100,000 shares of CompuRAD Common Stock.

EMPLOYEE STOCK PURCHASE PLAN

     CompuRAD has agreed to terminate its 1996 Employee Stock Purchase Plan ("ESPP") immediately prior to the Effective Time by having the CompuRAD Board amend the ESPP as necessary to provide that any shares of CompuRAD Common Stock shall be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the ESPP) set by the CompuRAD Board, which new Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the CompuRAD Board shall specify. Immediately following such purchase of shares of CompuRAD Common Stock on the new Exercise Date, the ESPP shall terminate. All shares of CompuRAD Common Stock purchased under the ESPP shall be converted into Lumisys Common Stock pursuant to the Reorganization Agreement. See "THE REORGANIZATION AGREEMENT -- Conversion of Shares."

STOCK OWNERSHIP FOLLOWING THE MERGER

     Based upon the capitalization of CompuRAD as of the close of business on the CompuRAD Record Date, an aggregate of approximately 3,687,761 shares of Lumisys Common Stock will be issued to the CompuRAD Stockholders in the Merger and Lumisys will assume options and warrants to acquire up to approximately 418,000 additional shares of CompuRAD Common Stock. Based upon the number of shares of Lumisys Common Stock issued and outstanding as of the Lumisys Record Date and after giving effect to the issuance of Lumisys Common Stock as described in the previous sentence and the exercise of all options and warrants to purchase CompuRAD Common Stock assumed by Lumisys, the former holders of CompuRAD Common Stock and options and warrants to purchase CompuRAD Common Stock would hold, and would have voting power with respect to, approximately 36.3% of Lumisys' total issued and outstanding shares on a fully diluted basis. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either Lumisys or CompuRAD subsequent to the dates indicated and prior to the Effective Time, and there can be no assurance as to the actual capitalization of Lumisys or CompuRAD at the Effective Time or Lumisys at any time following the Effective Time.

                                  RISK FACTORS

     See "RISK FACTORS" for a discussion of certain factors pertaining to the Merger and the business of Lumisys and CompuRAD.

                         OPINIONS OF FINANCIAL ADVISORS

     Hambrecht & Quist LLC, financial advisor to Lumisys ("H&Q"), delivered its written opinion dated September 28, 1997 to the Lumisys Board that, as of such date, the consideration proposed to be paid by Lumisys pursuant to the Merger was fair to Lumisys from a financial point of view.

     CIBC Wood Gundy Securities Corp., financial advisor to CompuRAD ("CIBC"), delivered its written opinion dated September 28, 1997 to the CompuRAD Board that, as of such date, the consideration to be received in the Merger was fair to the CompuRAD Stockholders from a financial point of view.

     For information on the assumptions made, matters considered and limits of the review undertaken by H&Q and CIBC, see "THE MERGER -- Opinion of Lumisys' Financial Advisor" and "-- Opinion of CompuRAD's Financial Advisor."

     COMPURAD STOCKHOLDERS AND LUMISYS STOCKHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE OPINIONS OF H&Q AND CIBC ATTACHED AS ANNEXES C-1 AND C-2, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the CompuRAD Board with respect to the Merger Proposal, the CompuRAD Stockholders should be aware that members of the CompuRAD Board and the executive officers of CompuRAD have certain interests in the Merger that are in addition to the interests of the CompuRAD Stockholders generally. See "THE MERGER -- Interests of Certain Persons in the Merger."

INDEMNIFICATION AND INSURANCE; BOARD REPRESENTATION

     Pursuant to the Reorganization Agreement, Lumisys agreed that, after the Effective Time, it will, and it will cause the Surviving Corporation (as defined in the Reorganization Agreement) to, provide certain indemnification and liability insurance benefits to certain indemnified parties, including directors and executive officers of CompuRAD. See "THE MERGER -- Interests of Certain Persons in the Merger."

VOTING AGREEMENTS

     Phillip Berman, M.D., Cary Cole and Henky Wibowo, each an executive officer and director of CompuRAD, and Kevin Donovan, an executive officer of CompuRAD, have entered into Voting Agreements in which they have agreed to vote in favor of the Merger Proposal and have granted Lumisys irrevocable proxies to vote their shares of CompuRAD Common Stock in favor of the Merger Proposal. See "OTHER AGREEMENTS -- Voting Agreements."

AFFILIATE AGREEMENTS

     Each of the members of the CompuRAD Board and certain executive officers of CompuRAD have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of CompuRAD Common Stock held by them prior to the Merger and the shares of Lumisys Common Stock to be received by them in the Merger so as to comply with the requirements of applicable federal securities laws and to help ensure that the Merger will be treated as a "pooling of interests" for accounting and financial reporting purposes. See "OTHER AGREEMENTS -- Affiliate Agreements."

EMPLOYMENT OFFER LETTERS

     Lumisys has entered into employment offer letters (the "Employment Offer Letters") which become effective upon (and are effective and contingent upon) the consummation of the Merger and which provide for the employment of Dr. Berman and Messrs. Cole and Wibowo (the "Executives") at their current salary levels. In certain instances, the Employment Offer Letters provide for severance payments for specified periods if an Executive's employment with Lumisys is terminated. The amount of severance payment each Executive is entitled to receive under his Employment Offer Letter is less than the amount of severance payment such Executive is entitled to receive under his employment agreement currently in effect with CompuRAD. See "OTHER AGREEMENTS -- Employment Offer Letters."

STOCK OPTIONS

     As of the CompuRAD Record Date, directors and executive officers of CompuRAD held, as a group, options to purchase 45,500 shares of CompuRAD Common Stock, all of which options have previously vested pursuant to their terms.

                             GOVERNMENTAL APPROVALS

     The Federal Trade Commission of the United States ("FTC") and the Antitrust Division of the Justice Department ("Antitrust Division") frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. Lumisys and CompuRAD do not believe that any governmental filings with the FTC are required with respect to the Merger. However, at any time before or after consummation of the Merger, the FTC or the Antitrust Division could take such action under the federal antitrust laws as it deems appropriate in the public interest, including seeking to enjoin consummation of the Merger or seeking to cause divestiture of significant assets of Lumisys or CompuRAD or their subsidiaries. See "THE MERGER -- Regulatory Matters."

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     It is expected that the Merger will constitute a reorganization for federal income tax purposes and, accordingly, that no gain or loss will be recognized for federal income tax purposes by the CompuRAD

Stockholders upon the conversion of CompuRAD Common Stock into Lumisys Common Stock in the Merger (except with respect to any cash received in lieu of a fractional share interest in Lumisys Common Stock). The obligations of Lumisys and CompuRAD to consummate the Merger are conditioned on the receipt by Lumisys of an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation ("Wilson Sonsini") or Cooley Godward LLP ("Cooley Godward"), and the receipt by CompuRAD of an opinion from Cooley Godward or Wilson Sonsini, that the Merger constitutes a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). See "THE MERGER -- Certain Federal Income Tax Consequences." COMPURAD STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     For a discussion of various differences between the rights of the CompuRAD Stockholders and the rights of the Lumisys Stockholders, see "COMPARISON OF CAPITAL STOCK -- Description of Lumisys Capital Stock" and "-- Description of CompuRAD Common Stock" and "COMPARISON OF RIGHTS OF HOLDERS OF LUMISYS COMMON STOCK AND COMPURAD COMMON STOCK.

                            MARKET PRICE INFORMATION

     Lumisys Common Stock is listed on the Nasdaq National Market under the symbol "LUMI." CompuRAD Common Stock is listed on the Nasdaq SmallCap Market under the symbol "COMD."

     The table below sets forth, for the fiscal quarters indicated, the reported high and low closing sales prices of Lumisys Common Stock on the Nasdaq National Market and CompuRAD Common Stock on the Nasdaq SmallCap Market.

                              LUMISYS COMMON STOCK

                                                                        HIGH     LOW
                                                                       ------   ------
        Fiscal Year Ended December 31, 1995:
          Fourth Quarter (from November 15, 1995)....................  $11.25   $ 7.25
        Fiscal Year Ended December 31, 1996:
          First Quarter..............................................  $22.63   $10.00
          Second Quarter.............................................   28.63    13.63
          Third Quarter..............................................   15.50     8.38
          Fourth Quarter.............................................   12.25     9.38
        Fiscal Year Ending December 31, 1997:
          First Quarter..............................................  $10.13   $ 6.88
          Second Quarter.............................................    7.88     5.88
          Third Quarter..............................................    8.25     6.50
          Fourth Quarter (through October 31, 1997)..................    7.88     4.75

                             COMPURAD COMMON STOCK

                                                                        HIGH     LOW
                                                                       ------   ------
        Fiscal Year Ended December 31, 1996:
          Third Quarter (from August 28, 1996).......................  $ 7.00   $ 6.00
          Fourth Quarter.............................................    7.00     6.00
        Fiscal Year Ending December 31, 1997:
          First Quarter..............................................  $ 9.00   $ 6.00
          Second Quarter.............................................    6.25     5.00
          Third Quarter..............................................   6.625    5.375
          Fourth Quarter (through October 31, 1997)..................    6.75    5.125

     On September 26, 1997, the last full trading day prior to the execution and delivery of the Reorganization Agreement and the public announcement thereof, the last reported sale prices of Lumisys Common Stock and CompuRAD Common Stock were $6.6875 per share and $6.125 per share, respectively. Based on an Exchange Ratio of 0.928 shares of Lumisys Common Stock for each share of CompuRAD Common Stock, the pro forma equivalent per share value of CompuRAD Common Stock on September 26, 1997 was $6.21 per share.

     On October 31, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the last reported sale prices of Lumisys Common Stock and CompuRAD Common Stock on the Nasdaq National Market and the Nasdaq SmallCap Market were $6.125 per share and $5.25 per share, respectively. Based on an Exchange Ratio of 0.928 shares of Lumisys Common Stock for each share of CompuRAD Common Stock, the pro forma equivalent per share value of CompuRad Common Stock on October 31, 1997 was $5.68 per share.

     Because the market price of Lumisys Common Stock is subject to fluctuation, the market value of the shares of Lumisys Common Stock that holders of CompuRAD Common Stock will receive in the Merger may increase or decrease prior to the Merger.

     LUMISYS AND COMPURAD STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR LUMISYS COMMON STOCK AND COMPURAD COMMON STOCK.

                           DIVIDEND POLICY -- LUMISYS

     Lumisys has not paid any cash dividends in the past. Lumisys currently intends to retain future earnings, if any, to fund the development and growth of its business and does not anticipate paying any cash dividends on Lumisys Common Stock in the foreseeable future.

                         SELECTED FINANCIAL INFORMATION

     LUMISYS AND COMPURAD SELECTED HISTORICAL FINANCIAL INFORMATION. The following selected historical consolidated financial information of Lumisys and CompuRAD has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are included in this Joint Proxy Statement/Prospectus. The selected historical financial information of Lumisys as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 has been derived from the consolidated financial statements audited by Price Waterhouse LLP, independent accountants. The selected historical financial information of Lumisys as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 has been derived from the unaudited consolidated financial statements included herein and has been prepared on the same basis as the audited financial statements, and, in the opinion of management, includes all normal recurring adjustments that Lumisys considers necessary for the fair presentation of its financial condition as of the date and the results of operations for the unaudited interim periods. The selected historical financial information of CompuRAD as of and for the years ended December 31, 1996, 1995 and 1994 and for the six months ended June 30, 1996 has been derived from the financial statements audited by Ernst & Young LLP, independent auditors, included herein. The selected historical financial information of CompuRAD as of and for the years ended December 31, 1993 and 1992 and for the six months ended June 30, 1997 has been derived from unaudited financial statements included herein and has been prepared on the same basis as the audited financial statements, and, in the opinion of management, includes all normal recurring adjustments that CompuRAD considers necessary for the fair presentation of its financial condition as of the date and the results of operations for the unaudited interim periods. CompuRAD's financial information is not presented separately for 1992 as CompuRAD's operations from January 1992 (inception) through December 1992 were immaterial.

       SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION -- LUMISYS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)(4)

                                     SIX MONTHS ENDED
                                         JUNE 30,                  YEAR ENDED DECEMBER 31,
                                     -----------------   --------------------------------------------
                                      1997      1996      1996      1995      1994     1993     1992
                                     -------   -------   -------   -------   ------   ------   ------
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
  Sales............................  $11,129   $10,982   $23,022   $17,662   $8,807   $6,180   $6,436
  Income from operations(1)........    1,628     1,685     4,185     1,608    1,706      741    1,014
  Net income(2)....................    1,300     1,617     3,439     2,593    1,706      776    1,040
  Net income per share(2)(3).......     0.19      0.24      0.50      0.49     0.34     0.16     0.22
  Number of shares used to compute
     net income per share(3).......    6,710     6,841     6,829     5,305    4,998    4,888    4,793

                                            JUNE                      DECEMBER 31,
                                             30,     -----------------------------------------------
                                            1997      1996      1995      1994      1993      1992
                                           -------   -------   -------   -------   -------   -------
CONSOLIDATED BALANCE SHEET DATA:
  Cash, cash equivalents and short-term
     investments.........................  $19,822   $18,438   $15,360   $ 3,633   $ 2,276   $ 1,636
  Working capital........................   25,283    24,145   $19,188     4,571     2,857     2,023
  Total assets...........................   28,922    27,090    22,743     5,701     3,560     3,011
  Mandatorily redeemable convertible
     preferred stock.....................       --        --        --     9,730     9,634     9,529
  Stockholders' equity (deficit).........   25,683    24,663    19,750    (5,080)   (6,695)   (7,373)

---------------

(1) In March 1995, Lumisys recorded a one-time charge of $1,442,000 related to acquired in-process research and development. See Note 4 of Notes to Consolidated Financial Statements.

(2) Excludes accretion of mandatorily redeemable convertible preferred stock.

(3) See Note 2 of Notes to Consolidated Financial Statements for a description of the shares used in calculating net income per share and see also "LUMISYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Recent Accounting Pronouncements".

(4) For information on Lumisys' operating results for the third quarter of 1997, see "LUMISYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Recent Operating Results and Developments."

            SELECTED HISTORICAL FINANCIAL INFORMATION -- COMPURAD(1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           SIX MONTHS ENDED
                                               JUNE 30,               YEAR ENDED DECEMBER 31,
                                           -----------------   -------------------------------------
                                            1997      1996      1996      1995      1994      1993
                                           -------   -------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA:
  Net revenues...........................  $ 4,682   $ 3,180   $ 6,914   $ 3,908   $ 1,522   $   969
  Loss from operations...................     (849)     (354)     (687)     (782)     (419)     (126)
  Net loss...............................     (787)     (361)     (625)     (793)     (428)     (131)
  Net loss per share.....................    (0.20)    (0.14)    (0.21)    (0.38)    (0.25)    (0.08)
  Number of shares used to compute net
     loss per share......................    3,859     2,605     2,921     2,081     1,700     1,691

                                                    JUNE                 DECEMBER 31,
                                                     30,     -------------------------------------
                                                    1997      1996      1995      1994      1993
                                                   -------   -------   -------   -------   -------
BALANCE SHEET DATA:
  Cash and cash equivalents......................  $ 1,702   $ 4,052   $    36   $     8   $    54
  Working capital (deficit)......................    3,730     4,623      (691)     (224)        3
  Total assets...................................    5,949     6,403       614       548       687
  Long-term obligations..........................      122       118       642       630       619
  Stockholders' equity (deficit).................    4,263     5,043    (1,232)     (554)     (126)

---------------

(1) For information relating to CompuRAD's financial results for the nine months ended September 30, 1997, see "COMPURAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Recent Financial Results."

      SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The selected unaudited pro forma combined condensed financial information of Lumisys and CompuRAD gives effect to the Merger and is derived from the unaudited pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and the notes thereto, which are included in this Joint Proxy Statement/Prospectus. The pro forma data does not reflect any additional shares issued since June 30, 1997.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position.

                                          SIX MONTHS ENDED
                                              JUNE 30,                 YEAR ENDED DECEMBER 31,
                                         ------------------    ----------------------------------------
                                          1997       1996       1996       1995       1994       1993
                                         -------    -------    -------    -------    -------    -------
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA(1):
  Sales...............................   $15,094    $13,785    $28,966    $21,337    $10,131    $ 7,083
  Income from operations..............       779      1,331      3,498        826      1,287        615
  Net income..........................       513      1,256      2,815      1,801      1,279        645
  Net income per share................      0.05       0.14       0.30       0.25       0.19       0.10
  Number of shares used to compute net
     income per share.................    10,291      9,258      9,540      7,236      6,576      6,457

                                                   JUNE                    DECEMBER 31,
                                                    30,      ----------------------------------------
                                                   1997       1996       1995       1994       1993
                                                  -------    -------    -------    -------    -------
CONSOLIDATED BALANCE SHEET DATA(1):
  Cash, cash equivalents and short-term
     investments...............................   $20,024    $22,490    $15,396    $ 3,641    $ 2,330
  Working capital..............................    26,712     28,768     18,497      4,347      2,860
  Total assets.................................    33,126     33,241     23,321      6,214      4,226
  Long-term obligations........................       122        118        642        630        619
  Mandatorily redeemable convertible preferred
     stock.....................................        --         --         --      9,730      9,634
  Stockholders' equity (deficit)...............    27,645     29,706     18,518     (5,634)    (6,821)

---------------

(1) Lumisys and CompuRAD estimate that they will incur merger-related expenses, consisting primarily of transaction costs for investment bankers fees, attorneys, accountants, financial printing and other related charges, of approximately $1.0 million for Lumisys and $500,000 for CompuRAD. This estimate is preliminary and is therefore subject to change. These nonrecurring expenses will be charged to operations in the fiscal quarter in which the Merger is consummated. The Pro Forma Combined Condensed Balance Sheet gives effect to such expenses as if they had been incurred as of June 30, 1997 but the Pro Forma Combined Condensed Statements of Operations do not give effect to such expenses. See Unaudited Pro Forma Financial Information and the notes thereto included elsewhere herein.

                COMPARATIVE PER SHARE DATA AND DIVIDEND HISTORY

     The following tables set forth certain historical per share data of Lumisys and CompuRAD and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis assuming that 0.928 shares of Lumisys Common Stock is issued in exchange for one share of CompuRAD Common Stock. The following data should be read in conjunction with the Unaudited Pro Forma Financial Information and the separate historical financial statements of Lumisys and CompuRAD included elsewhere herein. The unaudited pro forma combined per share data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the earliest period presented and should not be construed as representative of future operations. Neither Lumisys nor CompuRAD has ever declared or paid cash dividends on its respective shares of Common Stock.

                                                SIX MONTHS ENDED JUNE 30,        YEAR ENDED DECEMBER 31,
                                           -----------------------------------   ------------------------
                                                 1997               1996          1996     1995     1994
                                           ----------------   ----------------   ------   ------   ------
HISTORICAL -- LUMISYS:
  Net income per share...................       $ 0.19             $ 0.24        $ 0.50   $ 0.49   $ 0.34
  Book value per share(1)................       $ 3.99                           $ 3.84
HISTORICAL -- COMPURAD:
  Net loss per share.....................       $(0.20)            $(0.14)       $(0.21)  $(0.38)  $(0.25)
  Book value per share(1)................       $ 1.10                           $ 1.31
PRO-FORMA AND EQUIVALENT PRO FORMA
  COMBINED NET INCOME PER SHARE:
  Proforma per Lumisys share.............       $ 0.05             $ 0.14        $ 0.30   $ 0.25   $ 0.19
  Equivalent pro forma per CompuRAD
     share(2)............................       $ 0.05             $ 0.13        $ 0.27   $ 0.23   $ 0.18
PRO-FORMA COMBINED BOOK VALUE PER SHARE:
  Pro forma book value per Lumisys
     share(1)............................       $ 2.76                           $ 2.97
  Equivalent pro forma combined book
     value per CompuRAD share(2).........       $ 2.56                           $ 2.76

---------------

(1) The historical book value per share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. Pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Lumisys Common Stock outstanding.

(2) The equivalent pro forma combined net income per CompuRAD share and equivalent pro forma combined book value per CompuRAD share are calculated by dividing the respective pro forma combined Lumisys share amounts by the exchange ratio of one share of CompuRAD Common Stock for each 0.928 shares of Lumisys Common Stock.

                                  RISK FACTORS

     LUMISYS STOCKHOLDERS, IN CONSIDERING WHETHER TO APPROVE THE SHARE PROPOSAL, AND COMPURAD STOCKHOLDERS, IN CONSIDERING WHETHER TO APPROVE THE MERGER PROPOSAL, SHOULD CONSIDER THE FOLLOWING MATTERS. THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

RISKS RELATING TO THE MERGER

     FIXED EXCHANGE RATIO DESPITE POTENTIAL CHANGES IN STOCK PRICES. The Exchange Ratio is fixed and will not be adjusted in the event of any increases or decreases in the price of either Lumisys Common Stock or CompuRAD Common Stock. The price of Lumisys Common Stock at the Effective Time may vary from its price on the date of this Joint Proxy Statement/Prospectus and on the date of the Special Meetings of Lumisys and CompuRAD. Such variations may be the result of changes in the business, operations or prospects of Lumisys or CompuRAD, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects of the Merger and post-Merger operations, regulatory considerations, general market and economic conditions and other factors. In the event that the market price of Lumisys Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of CompuRAD Common Stock would correspondingly increase or decrease. Because the Effective Time may occur at a date later than the Special Meetings of Lumisys and CompuRAD, there can be no assurance that the price of Lumisys Common Stock on the date of the Special Meetings of Lumisys and CompuRAD will be indicative of its price at the Effective Time. The Reorganization Agreement provides that the Effective Time will occur as soon as practicable following, and in any event not later than ten business days after, the later to occur of the date when Lumisys Stockholder approval and CompuRAD Stockholder approval are obtained and the satisfaction or waiver of the other conditions set forth in the Reorganization Agreement. Stockholders of Lumisys and CompuRAD are urged to obtain current market quotations for Lumisys Common Stock and CompuRAD Common Stock. See "MARKET PRICE INFORMATION;" and "THE REORGANIZATION
AGREEMENT -- Terms of the Merger."

     NONREALIZATION OF SYNERGIES. The Merger involves the integration of two companies that have previously operated independently and will require substantial effort from each company, including the coordination of their research and development and sales and marketing efforts. There can be no assurance that Lumisys will integrate the respective operations of Lumisys and CompuRAD without encountering difficulties or experiencing the loss of key CompuRAD personnel or that the benefits expected from such integration will be realized. The diversion of the attention of management and any difficulties encountered in the transition process (including the interruption of, or a loss of momentum in, CompuRAD's activities, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans) could also have an adverse impact on Lumisys' ability to realize anticipated synergies from the Merger. See "THE MERGER -- Recommendation of the Lumisys Board; Reasons for the Merger."

     INCURRENCE OF SIGNIFICANT TRANSACTION CHARGES; POTENTIAL DILUTIVE EFFECT TO STOCKHOLDERS. Lumisys expects to incur charges to operations currently estimated to be approximately $1,500,000 (including $500,000 attributable to CompuRAD's expenses in connection with the Merger) in the quarter ending December 31, 1997, the quarter in which the Merger is expected to be consummated, to reflect direct transaction costs, primarily for investment banking, legal and accounting fees, and costs associated with combining the operations of the two companies. This amount is a preliminary estimate and is therefore subject to change. Additional unanticipated expenses may be incurred relating to the integration of the businesses of Lumisys and CompuRAD. Although Lumisys expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the business of CompuRAD may offset additional expenses over time, there can be no assurance that such net benefit will be achieved in the near term, or at all. There can be no assurance that combining the business of Lumisys with the businesses of CompuRAD, even if achieved in an efficient and effective manner, will result in combined results of operations and financial condition superior to what would have been achieved by Lumisys independently. In addition, the issuance of Lumisys Common Stock in connection with the Merger is likely to have a dilutive effect on Lumisys' earnings per share. The issuance of Lumisys Common Stock in connection with the Merger may have the effect of reducing Lumisys net income per share from levels otherwise expected and could reduce the market price of Lumisys Common Stock unless revenue growth or cost savings and other business synergies sufficient to offset the effect of such issuance can be achieved.

     EFFECT OF MERGER ON CUSTOMERS AND PARTNERS. Certain of Lumisys' existing customers or strategic partners may view themselves as competitors of CompuRAD. As a consequence, Lumisys' relationship with these customers or strategic partners could be adversely affected during the pendency of the Merger and after its completion. In addition, CompuRAD's relationships with certain of its customers that compete with Lumisys may be adversely affected by the Merger.

     VOLATILITY OF STOCK PRICES. The market price of the Lumisys Common Stock has been and may continue to be volatile. This volatility may result from a number of factors, including fluctuations in Lumisys' quarterly revenues and net income, announcements of technical innovations or new commercial products by Lumisys or its competitors, and conditions in the market for medical image digitizers and the teleradiology and health care industry. In addition, in the event that the Merger is not consummated, Lumisys and CompuRAD stock prices may be adversely affected. Also, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market prices of securities, particularly those of medical technology companies, and which often have been unrelated to the operating performance of the companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of Lumisys Common Stock in future periods.

     POTENTIAL UNAVAILABILITY OF "POOLING OF INTERESTS" ACCOUNTING TREATMENT OF MERGER. The Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Lumisys and CompuRAD will be carried forward to the combined company at their recorded amounts, income from the combined company will include income from Lumisys and CompuRAD for the entire fiscal period in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as the results of operations of the combined company. Availability of pooling of interests accounting treatment is a condition to consummation of the Merger, although such condition may be waived by Lumisys and CompuRAD. See "THE REORGANIZATION AGREEMENT -- Conditions to the Merger" and "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS".

     There can be no assurance that an officer, director or affiliate of either company will not sell shares of Lumisys or CompuRAD stock or that all requirements necessary to qualify for pooling of interests will be met. Under the pooling of interest rules, none of the officers, directors or affiliates of either of the combining companies may sell any shares of either Lumisys or CompuRAD (except for certain de minimus sales) until the combined company releases financial results covering at least 30 days of combined operations of Lumisys and CompuRAD. Accordingly, pooling of interests accounting treatment for the Merger as of such time may not be available because of sales by such stockholders (except for certain de minimus sales) after the consummation of the Merger and prior to the time the combined company releases such financial results. If the requirements necessary to qualify for pooling of interests are not met prior to consummation of the Merger, then neither company is required to consummate the Merger. However, if both companies nevertheless elected to consummate the Merger, the Merger would necessarily be accounted for under the purchase method of accounting, which would have the effect of CompuRAD's assets being recognized at their fair value and any excess of the purchase price over such fair value being recognized as goodwill on Lumisys' balance sheet. The goodwill would thereafter be amortized as an expense over its anticipated useful life. The impact of such treatment would have a material adverse effect on the combined company's results of operations throughout the amortization period, anticipated to be between five and seven years. If any officer, director or affiliate of either company sells shares in Lumisys subsequent to consummation of the Merger and prior to the release of the financial results covering at least 30 days of combined operations, the Merger would also be required to be accounted for under the purchase method of accounting, which would have the effect on the combined company's results of operations as described above. Each of the current officers and directors of Lumisys and each of the current officers and directors of CompuRAD has entered into an affiliate agreement agreeing to comply with the above described restrictions on selling shares of Lumisys or CompuRAD. See "OTHER AGREEMENTS -- Affiliate Agreements".

RISKS RELATED TO LUMISYS' BUSINESS

     SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS. There can be no assurance that Lumisys will be profitable on a quarterly or annual basis in the future. Lumisys has experienced quarterly fluctuations in operating results caused by various factors, including the timing of orders by major customers, customer inventory levels, shifts in product mix, the incurrence of acquisition-related costs and general conditions in the healthcare industry which have reduced capital equipment budgets and delayed or reduced the adoption of teleradiology, and expects that these fluctuations will continue.

     Lumisys typically does not obtain long-term volume purchase contracts from its customers, and a substantial portion of Lumisys' backlog is scheduled for delivery within 90 days or less. Customers may cancel orders and change volume levels or delivery times without penalty. Quarterly sales and operating results therefore depend on the volume and timing of the backlog as well as bookings received during the quarter. A significant portion of Lumisys' operating expenses are fixed, and planned expenditures are based primarily on sales forecasts and product development programs. If sales do not meet Lumisys' expectations in any given period, the material adverse impact on operating results may be magnified by Lumisys' inability to adjust operating expenses sufficiently or quickly enough to compensate for such a shortfall. Furthermore, Lumisys gross margins may decrease in the future due to increasing sales of lower margin products and volume discounts. Results of operations in any period should not be considered indicative of the results to be expected for any future period. Fluctuations in operating results may also result in fluctuations in the price of Lumisys' Common Stock. See "LUMISYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "LUMISYS
BUSINESS -- Manufacturing."

     DEPENDENCE ON TELERADIOLOGY MARKET; UNCERTAINTY OF MARKET
ACCEPTANCE. Lumisys' success is dependent on market acceptance of its new and existing products. Lumisys' revenues are derived from the sales of medical image digitizers for the teleradiology and other medical markets. There can be no assurance that sales of new products will achieve significant market acceptance in the future. In addition, third party payers, such as governmental programs and private insurance plans, can indirectly affect the pricing or the relative attractiveness of Lumisys' products by regulating the maximum amount of reimbursement that they will provide for the taking, storing and interpretation of medical images. A decrease in the reimbursement amounts for radiological procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. As a result, adoption of teleradiology may slow as capital investment budgets are reduced, thereby significantly reducing the demand for Lumisys' products. See "LUMISYS
BUSINESS -- Products and Applications" and "Third Party Reimbursement."

     SIGNIFICANT RISKS ASSOCIATED WITH FUTURE ACQUISITIONS. Lumisys expects to pursue acquisitions of complementary technologies, product lines or businesses in the future. The integration of any future acquisitions will require special attention from management, which may temporarily distract its attention from the day-to-day business of Lumisys. Any future acquisitions will also require integration of the companies' product offerings and coordination of research and development and sales and marketing activities. Furthermore, as a result of acquisitions, Lumisys may enter markets in which it has little or no direct prior experience. There can also be no assurance that Lumisys will be able to retain key technical personnel of an acquired company or recruit new management personnel for the acquired businesses, or that Lumisys will, or may in the future, realize any benefits as a result of such acquisitions. Future acquisitions by Lumisys may result in potentially dilutive issuances of equity securities, the incurrence of debt, one-time acquisition charges and amortization expenses related to goodwill and intangible assets, each of which could be significant and could materially adversely affect Lumisys' financial condition and results of operations. In addition, Lumisys believes that it may be required to expand and enhance its financial and management controls, reporting systems and procedures as it integrates potential future acquisitions. There can be no assurance that Lumisys will be able to do so effectively, and failure to do so when necessary would have a material adverse effect upon

Lumisys' business and results of operations. See "LUMISYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     RAPID TECHNOLOGICAL CHANGE; PRODUCT DEVELOPMENT. The market for Lumisys' products is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. Lumisys' future success will depend upon its ability to enhance its current products, to develop and introduce new products that keep pace with technological developments and to respond to evolving customer requirements. Any failure by Lumisys to anticipate or respond adequately to technological developments by its competitors or to changes in customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenues. In the past, Lumisys has occasionally experienced delays in the development and introduction of new products and product enhancements, and there can be no assurance that Lumisys will not experience such delays in the future. In addition, new product introductions or enhancements by Lumisys' competitors or the use of other technologies that do not depend on film digitization could cause a decline in sales or loss of market acceptance of Lumisys' products. In particular, computed radiography ("CR") systems are currently available and have been sold for medical applications for over ten years with limited acceptance. In addition, several companies have announced developments leveraging the technology used in flat panel displays, digital radiography ("DR"), to produce high-resolution, two dimensional image sensor arrays that make it possible for x-ray images to be captured digitally without film or chemical processing. While this emerging technology is extensive, there can be no assurance that future advances in this technology or other technologies will not produce systems better positioned for the marketplace that will therefore reduce the digitizer market to the then installed base of imaging systems. There can be no assurance that Lumisys will be successful in developing and marketing new products or product enhancements on a timely or cost-effective basis, and such failure could have a material adverse effect on Lumisys' business and results of operations. See "LUMISYS BUSINESS -- Products and Applications" and "-- Research and Development."

     COMPETITION. Although to date competition in the United States laser-based film digitizer market has not been significant, a new company, Clinical Laser Systems ("CLS") entered the market in 1996 with a product similar to the laser-based film digitizers offered by Lumisys. In additional, several Japanese competitors, such as Konica Corporation ("Konica"), Nishimoto Sangyo Co., Ltd. ("Nishimoto Sangyo") and Abe Sekkei Inc. ("Abe Sekkei"), offer competitive products on an international basis and may decide in the future to devote additional resources to marketing competitive products in the United States. The markets for medical film digitizers incorporating charge-coupled devices ("CCDs") are highly competitive. Lumisys faces competition from companies such as Vidar Systems Inc., Canon Inc., Vision Ten Inc., Hell Linotype and Howtek in the CCD-based film digitizer market. There can be no assurance that Lumisys' competitors will not develop enhancements to, or future generations of, competitive products that will offer superior price or performance features that render Lumisys' products less competitive or obsolete.

     In addition, large domestic companies, such as Kodak, Imation Corporation ("Imation"), Sterling and General Electric Co. ("GE"), and European companies, such as Siemens, Philips Electronics N.V. ("Philips") and Agfa Gavaert N.V. ("Agfa"), have the technical and financial ability to design and market digitizer products competitive with Lumisys' products, and some of them have in the past produced and marketed such products. While most of these companies currently purchase products from Lumisys, Lumisys believes that it will be required to continue to improve the price and performance characteristics of its products to retain their business especially in view of the fact that these customers are not contractually required to purchase their digitizers exclusively or at all from Lumisys. All of these companies have significantly greater financial, marketing and manufacturing resources than Lumisys and would be significant competitors if they decided to enter this market.

     The markets for medical video image digitizers are also highly competitive. Competitors in the video digitizer market are Precision Digital Images Corp., Epix, Inc. and Matrox Electronic Systems Ltd. See "LUMISYS
BUSINESS -- Competition."

     CUSTOMER CONCENTRATION; RELIANCE ON OEMS. A significant portion of Lumisys' net sales is derived from a small number of customers. For the period indicated, each of the following customers accounted for more than 10% of Lumisys' revenues: in 1994, E-Med, Kodak, CEMAX and Agfa; and in 1995, E-Med, Kodak and CEMAX. In 1996, Kodak, E-Med and CEMAX also accounted for a significant portion of Lumisys' net sales although none accounted for more than 10%. Large customers also accounted for a significant portion of Lumisys' backlog at December 31, 1996. Lumisys expects to continue to depend upon its principal customers for a significant portion of its sales, although there can be no assurance that Lumisys' principal customers will continue to purchase products and services from Lumisys at current levels, if at all. The loss of one or more major customers or a change in their buying patterns could have a material adverse effect on Lumisys' business and results of operations. See "LUMISYS BUSINESS -- Sales and Marketing" and "-- Manufacturing."

     SINGLE-SOURCE SUPPLIERS. Lumisys purchases industry-standard parts and components for the assembly of its products, generally from multiple vendors. Although Lumisys relies on single-source suppliers for certain components, such as lasers, photomultiplier tubes and certain electronic components primarily to control price and quality, Lumisys believes that alternate sources of supply are available from other vendors for such components and has qualified second source suppliers for some, but not all, single-sourced parts. Lumisys maintains good relationships with its vendors and, to date, has not experienced any material supply problems. While Lumisys seeks to maintain an adequate inventory of single-sourced components there can be no assurance that such inventories will be sufficient or that delays in part or component deliveries will not occur in the future, which could result in delays or reductions in product shipments. Furthermore, even if currently single-sourced components could be replaced by other qualified parts, product redesign and testing could be costly and time consuming. These factors could have a material adverse effect on Lumisys' business, financial condition and results of operations.

     GOVERNMENT REGULATION. The manufacturing and marketing of Lumisys' digitizers are subject to extensive government regulation in the United States and in other countries, and the process of obtaining and maintaining required regulatory approvals is lengthy, expensive and uncertain. If a medical device manufacturer can establish that a newly developed device is "substantially equivalent" to a device that was legally marketed prior to May 1976, the date on which the Medical Device Amendments of 1976 were enacted, or to a device the Food and Drug Administration ("FDA") found to be substantially equivalent to a legally marketed pre-1976 device, the manufacturer may seek marketing clearance from the FDA to market the device by filing a 510(k) premarket notification. The 510(k) premarket notification must be supported by appropriate data establishing the claim of substantial equivalence to the satisfaction of the FDA. Receipt of 510(k) clearance normally takes at least three months, but may take much longer and may require the submission of clinical safety and efficacy data to the FDA. All of Lumisys' laser-based film digitizers, the CCD based film digitizer and the QR2000 software products that are commercially available have received 510(k) clearance. There can be no assurance that 510(k) clearance for any future product or any modification of an existing product will be granted, or that the process will not be unduly lengthy. In the future, the FDA may require manufacturers of certain medical devices to engage in a more thorough and time consuming approval process than the 510(k) process, which could have a material adverse effect on Lumisys' business and results of operations.

     International sales of Lumisys' products may be subject to regulation in various countries. The regulatory review process varies from country to country and there can be no assurance that Lumisys will be able to obtain foreign approvals on a timely basis or at all.

     Lumisys is also required to register as a Class II medical device manufacturer with the FDA and state agencies, such as the California Department of Health Services ("CDHS"). As such, Lumisys may be inspected on a routine basis by both the FDA and the CDHS for compliance with the FDA's GMP and other applicable regulations. These regulations require that Lumisys manufacture its products and maintain its documents in a prescribed manner with respect to manufacturing, reporting of product malfunctions and other matters. If the FDA believes that a company is not in compliance with federal regulatory requirements, it can institute proceedings to detain or seize products, issue a recall, prohibit marketing and sales of the company's products and assess civil and criminal penalties against the company, its officers or its employees. Failure to comply with the regulatory requirements could have a material adverse effect on Lumisys' business and results of operations. Lumisys was inspected by the FDA in 1996 and was found to be compliant with the FDA's GMP regulations but has not been inspected by CDHS to date.

     LITIGATION. On July 9, 1997 and July 10, 1997, two class action complaints were filed in the Superior Court of the State of California, County of Santa Clara, and the U.S. District Court for the Northern District of California, respectively, against Lumisys, several of its current and former officers and directors, and its underwriters. The complaints are brought on behalf of all persons who purchased Lumisys Common Stock during the putative class periods, November 15, 1995 to July 11, 1996. The complaints allege that, during the class period, defendants made material misstatements and omitted to disclose material information concerning Lumisys' actual and expect performance and results, causing the price of Lumisys Common Stock to be artificially inflated. The federal complaint alleges claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and SEC Rule 10b-5 promulgated thereunder; the state complaint alleges claims under California state law. Neither the federal nor the state complaint specifies the amount of damages sought. Lumisys and the other defendants vigorously deny all allegations of wrongdoing, and intend to defend themselves aggressively. On September 19, 1997, defendants filed a motion to dismiss the federal complaint. On October 10, 1997, defendants filed demurrers to the state complaint. There can be no assurance that Lumisys will prevail in this action or that the plaintiffs will not recover damages.

     THIRD-PARTY REIMBURSEMENT. Third-party payers, such as governmental programs and private insurance plans, can indirectly affect the pricing or the relative attractiveness of Lumisys' products by regulating the maximum amount of reimbursement that they will provide for the taking, storing and interpretation of medical images. In recent years, healthcare costs have risen substantially, and third-party payers have come under increasing pressure to reduce such costs. In this regard, extensive studies undertaken by the Clinton Administration, even though not successfully translated into regulatory action, have stimulated widespread analysis and reaction in the private sector focused on healthcare cost reductions, which may involve reductions in reimbursement rates in radiology. A decrease in the reimbursement amounts for radiological procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. As a result, adoption of teleradiology and PACS may slow as capital investment budgets are reduced, and the demand for Lumisys' products could be significantly reduced.

     PRODUCT LIABILITY AND INSURANCE. The manufacture and sale of medical products entails significant risk of product liability claims. While Lumisys believes that its current insurance coverage is appropriate, there can be no assurance that such coverage is adequate to protect Lumisys from any liabilities it might incur in connection with the sale of Lumisys' products. In addition, Lumisys may require increased product liability coverage as additional products are commercialized. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of claims brought against Lumisys in excess of its insurance coverage could have a material adverse effect on Lumisys' business and results of operations.

RISKS RELATED TO COMPURAD'S BUSINESS.

     CompuRAD's future operating results are subject to a number of risks and uncertainties including those listed below.

     HISTORY OF OPERATING LOSSES; UNCERTAIN PROFITABILITY. CompuRAD incurred net losses of approximately $653,000 and $787,000 for the three months and six months ended June 30, 1997 and $134,000 and $361,000 for the three months and six months ended June 30, 1996, and, as of June 30, 1997, had an accumulated deficit of $2,763,000. On October 31, 1997, CompuRAD announced its financial results for the three months and nine months ended September 30, 1997, which resulted in net losses of $420,000 and $1.2 million, respectively compared to net losses of $73,000 and $288,000 for the three months and nine months ended September 30, 1996, respectively. The development and marketing by CompuRAD of new and existing products will continue to require substantial product development and other expenditures. CompuRAD's prior operating history and dependence upon emerging and developing markets and key personnel, as well as competition, uncertainty in the consolidation of the healthcare industry, and general economic and other factors make the prediction of future operating results difficult. There can be no assurance that any of

CompuRAD's business strategies will be successful or that CompuRAD will be able to achieve consistent revenue growth or achieve profitability on a quarterly or annual basis.

     VARIABILITY IN QUARTERLY OPERATING RESULTS; SEASONALITY. CompuRAD's quarterly revenues and operating results have varied significantly in the past and are likely to vary substantially from quarter to quarter in the future. Quarterly revenues and operating results may fluctuate as a result of a variety of factors, including the following: demand for CompuRAD's software, applications and services, including the relative mix of hardware and software purchased by its customers; the number, timing and significance of announcements and releases of software enhancements and new applications by CompuRAD and its competitors; the number, timing and significance of announcements and releases of hardware and other related peripherals by third party suppliers; the termination of, or a reduction in, offerings of CompuRAD's software, applications and services; the loss of customers due to consolidation in the healthcare industry; delays in delivery requested by customers or caused by other factors; customer budgeting cycles; marketing and sales promotional activities; software defects and other system quality factors; and general economic conditions. In addition, since purchases of CompuRAD's software generally involve a significant commitment of capital, any downturn in a potential customer's business or the economy in general, including changes in the healthcare market, could have a material adverse effect on CompuRAD's business, financial condition and results of operations. Moreover, CompuRAD's operating expense levels are relatively fixed and, to a large degree, are based on anticipated revenues. Therefore, if revenues are below expectations, net income is likely to be disproportionately affected. Further, it is likely that in some future quarter CompuRAD's operating results will be below the expectations of public market analysts and investors. In such event, the trading price of CompuRAD's Common Stock could be materially adversely affected.

     CompuRAD has historically experienced some seasonality. CompuRAD believes a number of its customers and potential customers defer making purchase commitments in the fourth quarter and there can be no assurance that CompuRAD will not experience seasonality in the future.

     POSSIBLE NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF ADDITIONAL
FINANCING. CompuRAD expects its capital needs and operating expenditures to increase in the next few years. There can be no assurance that CompuRAD will not need additional capital. CompuRAD's need for additional financing will depend upon numerous factors, including, but not limited to, the level of future revenues and expenditures, market acceptance of new products, the results and scope of ongoing research and development projects, competing technologies, market and regulatory developments and increased working capital requirements. There can be no assurance that additional financing will be available when needed or, if available, that it will be available on acceptable terms. If additional funds are raised by issuing equity securities, further dilution to then existing stockholders may result and debt financing, if available, may involve restrictive covenants. If adequate funds are not available, CompuRAD's business, financial condition and results of operations could be materially adversely affected.

     DEPENDENCE ON EMERGING MEDICAL IMAGE MANAGEMENT AND TELERADIOLOGY SYSTEMS MARKETS; UNCERTAINTY OF MARKET ACCEPTANCE. CompuRAD's success is dependent on the development of the medical image management and teleradiology systems markets and on market acceptance of its existing software, as well as software it is currently developing. To date, substantially all of CompuRAD's revenues have been derived from the sale of software and related hardware for the teleradiology market. The markets for CompuRAD's software are still relatively undeveloped and may not grow in the near future, if at all. In the event that the medical image management and teleradiology systems markets do not develop as anticipated by CompuRAD, CompuRAD's business, financial condition and results of operations would be materially adversely affected.

     RISKS ASSOCIATED WITH PRODUCTS. Software and systems as complex as those offered by CompuRAD frequently contain undetected errors or failures when first introduced or when new versions are released. CompuRAD has in the past discovered bugs and system errors in certain of its software enhancements, both before and after initial shipment. There can be no assurance that, despite testing by CompuRAD, errors will not occur in CompuRAD's products resulting in loss of, or delay in, market acceptance. Any such loss or delay could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

Peripherals and hardware from third party manufacturers also may contain defects and incompatibilities which could adversely affect market acceptance of CompuRAD's software products.

     In addition, the markets for CompuRAD's software are characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements of products, operating systems and environments. CompuRAD's future success will depend upon its ability to enhance its current product line, to complete products currently under development, to develop and introduce new products that keep pace with technological developments and to respond to evolving customer requirements. Any failure by CompuRAD to anticipate or respond adequately to technological developments by its competitors or to changes in customer requirements, or any significant delays in product development or introduction could have a material adverse effect on CompuRAD's business, financial condition and results of operations. In the past, CompuRAD has occasionally experienced delays in the development and introduction of new software and software enhancements, and there can be no assurance that CompuRAD will not experience such delays in the future. Timeliness of delivery is of critical importance to certain customers, and CompuRAD's failure to successfully develop and ship such products in a timely manner could result in cancellation of customer orders which could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     NEW PRODUCT DEVELOPMENT; TECHNOLOGICAL CHANGE. The market for Internet/Intranet-related software designed for use in healthcare environments is in the early stages of development. Since this market is new, and because current and future competitors are likely to introduce competing Internet/Intranet software, it is difficult to predict the rate at which the market will grow, if at all, or the rate at which new or increased competition will result in market saturation. CompuRAD's ClinicalWare product was only recently introduced in 1997 and is highly dependent upon the market acceptance of the Internet/Intranet technologies for healthcare environments. If the market for such Internet/Intranet software fails to grow or grows more slowly than anticipated, CompuRAD's business, financial condition and results of operations would be materially adversely affected. CompuRAD has had only limited shipments of ClinicalWare, and it expects that the sales cycle for ClinicalWare will be longer than that for its other existing products and that the price for ClinicalWare will be higher than that for many of CompuRAD's other current products. Accordingly, CompuRAD's quarterly revenues and operating results may be subject to greater fluctuation as CompuRAD begins to market and sell ClinicalWare. Additionally, CompuRAD faces greater challenges in installing and supporting ClinicalWare because of the complexity of Internet/Intranet related software and systems. CompuRAD has limited experience in marketing, installing and supporting Internet/Intranet clinical information systems, and there can be no assurance that CompuRAD can obtain the necessary resources to market, install and support ClinicalWare in an efficient, cost-effective and competitive manner. The failure of ClinicalWare to achieve market acceptance for any reason could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     INTEGRATION OF ACQUISITIONS. CompuRAD acquired the IMS archive and Film Image Scan System and software products from Star in July 1997 in exchange for 100,000 shares of CompuRAD's Common Stock and future royalties on software sales. CompuRAD also acquired certain assets of Medical Imaging Technology Associates, Inc. ("MITA") related to nuclear medicine software in exchange for 17,500 shares of CompuRAD Common Stock. The MITA acquisition will close in April 1998.

     CompuRAD intends to continue to evaluate potential acquisitions of, or investments in, companies which CompuRAD believes will complement or enhance its existing business. In connection with any future acquisitions or strategic investments, CompuRAD may incur debt or issue debt or equity securities depending on market conditions and other factors. There can be no assurances that CompuRAD will consummate any acquisition in the future or, if consummated, that any such acquisition will ultimately be beneficial to CompuRAD.

     The integration of acquired companies is typically difficult, time consuming and subject to a number of inherent risks. In particular, the success of acquisitions is often dependent upon the integration and retention of existing employees. There can be no assurance that employees of an acquired enterprise will remain with CompuRAD after an acquisition. The success of acquisitions will also be dependent upon CompuRAD's ability to fully integrate the management information and accounting systems and procedures of acquired companies with those of CompuRAD. CompuRAD's management will be required to devote substantial time and attention to the integration of these businesses and to any material operational or financial problems which may occur as a result of the acquisitions. Failure to effectively integrate acquired businesses could have a material adverse effect on CompuRAD's business, results of operations and financial condition.

     CONSOLIDATION AND UNCERTAINTY IN THE HEALTHCARE INDUSTRY. Many healthcare providers are consolidating to create larger healthcare networks with greater market concentration. Such consolidation could erode CompuRAD's existing customer base and reduce the size of CompuRAD's target markets. In addition, the resulting enterprises could have greater bargaining power, which could lead to price erosion of CompuRAD's software and services. The reduction in the size of CompuRAD's target market or the failure of CompuRAD to maintain adequate price levels could have a materially adverse effect on CompuRAD's business, financial condition and results of operations. The healthcare industry also is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of healthcare industry participants. During the past several years, the United States healthcare industry has been subject to an increase in governmental regulation and reform proposals. These proposed reforms, if adopted, may increase governmental involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for CompuRAD's customers. Healthcare industry participants may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments, including those for CompuRAD's software and services. This could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     LONG SALES CYCLES. The sales cycle for medical image management systems is lengthy. The sales cycle of CompuRAD's products is subject to delays associated with changes or the anticipation of changes in the regulatory environment affecting healthcare enterprises, changes in the customer's strategic system initiatives, competing information systems projects within the customer organization, consolidation in the healthcare industry in general, the highly sophisticated nature of CompuRAD's software and competition in the medical image management and healthcare information systems markets in general. The time required from initial contact to purchase order typically ranges from one to six months, and the time from purchase order to delivery and recognition of revenue typically ranges from one to six months. During the sales process, CompuRAD expends substantial time, effort and funds preparing a contract proposal, demonstrating the software and negotiating the purchase order. For these and other reasons, CompuRAD cannot predict when or if the sales process with a prospective customer will result in a purchase order.

     NEED TO MANAGE ANTICIPATED GROWTH IN OPERATIONS; DEPENDENCE UPON KEY PERSONNEL. CompuRAD intends to expand its operations which may place a strain on its management systems and resources. In addition, planned increases in the number of products sold by CompuRAD and an increased number of distributors requiring training and support may place additional strains on CompuRAD's installation and support services requiring CompuRAD to train and manage additional customer service personnel. There can be no assurance that CompuRAD will be able to effectively manage these tasks, and the failure to do so could have a materially adverse effect on CompuRAD's business, financial condition and results of operations.

     CompuRAD's future success also depends to a significant part upon the continued service of its executive officers and other key sales, marketing, development and installation employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     PRODUCT LIABILITY. CompuRAD's software captures, stores, distributes and displays clinical information used by clinicians in the diagnosis and treatment of patients. Any failure by CompuRAD's software to provide accurate, reliable and timely information, or to adequately protect the confidentiality of the information, could result in claims against CompuRAD. CompuRAD maintains insurance to protect against claims associated with the use of its software or systems, but there can be no assurance that its insurance coverage would adequately cover any claims asserted against CompuRAD. A successful claim brought against CompuRAD in excess of its insurance coverage could have a material adverse effect on CompuRAD's business, financial condition and results of operations. Even unsuccessful claims could result in CompuRAD's expenditure of funds in litigation and diversion of management time and resources. There can be no assurance that CompuRAD's insurance will cover such claims, that CompuRAD will not be subject to product liability claims that will result in liability in excess of its insurance coverage or that appropriate insurance will continue to be available to CompuRAD in the future at commercially reasonable rates.

     INTERNATIONAL SALES. To date, CompuRAD's international sales have been insignificant. CompuRAD intends to increase its marketing efforts in the international markets. To the extent that international sales become significant, CompuRAD's results of operations may be subject to the risks inherent in international transactions, including difficulties in staffing and managing foreign sales operations, changes in regulatory requirements, exchange rates and tariffs or other barriers. CompuRAD has limited experience in business operations outside the United States, and there can be no assurance that CompuRAD's software will be accepted in international markets or that CompuRAD can compete successfully in such markets.

     CUSTOMER CONCENTRATION. CompuRAD presently has licensed its products to hospitals, clinics, other healthcare facilities and physician groups. CompuRAD's customers include New York University Medical Center, Alliant Health Systems, Symphony Mobilex and the Nursing Home Group plus many other leading healthcare facilities and organizations.

     For the three months and six months ended June 30, 1997 and 1996, one customer, Symphony Mobilex accounted for 18.5% and 24.4% and 21.9% and 22.4%, respectively, of CompuRAD's revenues. CompuRAD has agreements with OEMs and some of these agreements require OEMs to purchase a minimum amount of CompuRAD's products each year. A significant reduction in sales volume attributable to the loss of any of CompuRAD's customers, losses arising from customer disputes regarding shipments or license, installation and service fees or CompuRAD's inability to collect accounts receivable from any major customer could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     To date, sales of CompuRAD's teleradiology products, including PC Teleradiology and its successor iNET, accounted for a substantial majority of its revenues. Sales of the iNET product line could decline for a number of reasons including consolidation in the healthcare market and changes in government regulation that reduce or eliminate reimbursement for teleradiology services. If sales of CompuRAD's iNET product line decline for any reason, CompuRAD's business, financial condition and results of operations would be materially adversely affected.

     COMPETITION. CompuRAD believes that the principal competitive factors for selecting medical image management software and systems are the reputation and market position of the vendor and the price, reliability, ease of use, functionality and performance of the product or system. CompuRAD believes it competes effectively with respect to these factors.

     Competition in the markets for medical image management products and healthcare information systems and services is intense and is expected to increase. CompuRAD's competitors include other providers of medical image management and healthcare information products. CompuRAD's principal competitors in the medical image management industry are E-Med, CEMAX, Applicare Medical Imaging B.V. and Access Radiology Corporation. Furthermore, other major healthcare information and equipment companies not presently offering competing products may enter CompuRAD's markets. In addition, the emerging market for Internet/Intranet clinical information systems is expected to be highly competitive, and CompuRAD's competitors in this market could include many of its competitors in the medical image management systems market as well as other providers of healthcare information systems and new entrants into the marketplace. Increased competition could result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect CompuRAD's business, financial condition and results of operations. In addition, many of CompuRAD's competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources and market recognition than CompuRAD. Many of CompuRAD's competitors also currently have, or may develop or acquire, substantial installed customer bases in the healthcare industry. As a result of these factors, CompuRAD's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than CompuRAD. There can be no assurances that CompuRAD will be able to compete successfully against current and future competitors or that competitive pressures faced by CompuRAD will not have a materially adverse effect on its business, financial condition or results of operations.

     PROPRIETARY RIGHTS. CompuRAD relies on a combination of trade secrets, copyright and trademark laws, nondisclosure and other contractual provisions to protect its proprietary rights. CompuRAD currently has no patents covering its technology and it has not registered any of its trademarks. There can be no assurance that measures taken by CompuRAD to protect its intellectual property will be adequate or that CompuRAD's competitors will not independently develop systems and services that are substantially equivalent or superior to those of CompuRAD. Substantial litigation regarding intellectual property rights exists in the software industry, and CompuRAD expects that software products may be increasingly subject to third party infringement claims as the number of competitors in CompuRAD's industry segment grows and the functionality of systems overlap. Although CompuRAD believes that its systems and applications do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against CompuRAD in the future, that CompuRAD would prevail in any such dispute or that a license or similar agreement will be available on reasonable terms in the event of an unfavorable ruling on any such claim. In addition, any such claim may require CompuRAD to incur substantial litigation expenses or subject CompuRAD to significant liabilities and could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     GOVERNMENT REGULATION. Medical image management software is subject to extensive government regulation as a medical device in the United States by the FDA and in other countries by corresponding foreign regulatory authorities. The process of obtaining and maintaining required regulatory clearances and approvals is lengthy, expensive and uncertain. Generally, before a new medical device can be introduced into the market in the United States, the manufacturer or distributor must obtain FDA clearance of a 510(k) premarket notification or approval of a Premarket Approval ("PMA") application. If a medical device manufacturer or distributor can establish, among other things, that a device is "substantially equivalent" in intended use and technological characteristics to certain legally marketed devices, for which the FDA has not required a PMA, the manufacturer or distributor may seek clearance from the FDA to market the device by filing a 510(k). In recent years, the FDA has been requiring a more rigorous demonstration of substantial equivalence. Material changes to legally marketed medical devices are also subject to FDA review and clearance or approval prior to commercialization in the United States.

     CompuRAD relies on 510(k) pre-market notification for its current internally developed products. Additionally, CompuRAD relies on 510(k) clearance and the finding by the FDA of substantial equivalence for the Image Management System (IMS) and the Film Image ScanSoftware (FISS) technologies acquired from Star in July 1997. However, CompuRAD believes that its success depends upon commercial sales of new versions of its medical image management software which may be subject to clearance or approval from the FDA and its foreign counterparts. There can be no assurance that a similar 510(k) clearance for any future product or enhancement of an existing product will be granted or that the process will not be lengthy. If CompuRAD cannot establish that a product is "substantially equivalent" to certain legally marketed devices, the 510(k) clearance procedure may be unavailable and CompuRAD may be required to utilize the longer and more expensive PMA process. Failure to receive or delays in receipt of FDA clearances or approvals, including the need for additional data as a prerequisite to clearance or approval, could have a material adverse effect on CompuRAD's business, operating results and financial condition.

     The process of obtaining a 510(k) clearance generally requires supporting data, which can be extensive and extend the regulatory review process for a considerable length of time. FDA enforcement policy strictly prohibits the marketing of cleared or approved medical devices for uncleared or unapproved uses. CompuRAD has been inspected once and will continue to be inspected on a routine basis by the FDA for compliance with the FDA's Quality System Regulation ("QSR") and other applicable regulations. CompuRAD will be required to adhere to applicable FDA's QSR regulations and similar regulations in other countries, which include testing, control, and documentation requirements. Failure to comply with applicable regulatory requirements could result in the failure of the government to grant market clearance or premarket approval, withdrawal of approvals or criminal prosecution. CompuRAD is also subject to other federal, state and local laws and regulations relating to safe working conditions and manufacturing practices. The extent of government regulation that might result from any future legislation or administrative action cannot be predicted. Failure to comply with regulatory requirements could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     Sales of CompuRAD's software outside the United States are subject to foreign regulatory requirements that vary from country to country. Additional approvals from foreign regulatory authorities may be required, and there can be no assurance that CompuRAD will be able to obtain foreign marketing approvals on a timely basis or at all, or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. In Europe, CompuRAD will be required to obtain certifications necessary to enable the "CE" mark to be affixed to CompuRAD's products by mid 1998 to continue commercial sales in member countries of the European Union. The CE mark is an international symbol of quality and complies with applicable European medical device directives. CompuRAD has not obtained such certifications, and there can be no assurance it will be able to obtain such certifications or any other international regulatory approvals in a timely manner, or at all. Failure to comply with foreign regulatory requirements could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

                                  INTRODUCTION

     This Joint Proxy Statement/Prospectus is being furnished to the Lumisys Stockholders in connection with the solicitation of proxies by the Lumisys Board for use at the Lumisys Special Meeting to be held at the corporate offices of Lumisys at 225 Humboldt Court, Sunnyvale, CA 94089 on November 25, 1997, at 10:30 a.m., local time, and at any and all adjournments or postponements thereof. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Lumisys with respect to the issuance of up to 3,687,761 shares of Lumisys Common Stock to be issued to the CompuRAD Stockholders in connection with the Merger, as described below.

     This Joint Proxy Statement/Prospectus is also being furnished to the CompuRAD Stockholders in connection with the solicitation of proxies by the CompuRAD Board for use at the CompuRAD Special Meeting to be held at the corporate offices of CompuRAD at 1350 North Kolb Road, Tucson, Arizona 85715 on November 25, 1997, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

                            LUMISYS SPECIAL MEETING

     At the Lumisys Special Meeting, the Lumisys Stockholders will consider and vote upon the Share Proposal and such other matters as may properly come before the Lumisys Special Meeting or any adjournments or postponements thereof. Although the DGCL and the Certificate of Incorporation, as amended, of Lumisys do not require Lumisys to obtain stockholder approval of the Merger, the rules of the Nasdaq National Market require Lumisys to obtain stockholder approval for the Share Proposal. Holders of Lumisys Common Stock may also consider such other matters as may be properly brought before the Lumisys Special Meeting or any postponements or adjournments thereof.

     THE LUMISYS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT LUMISYS STOCKHOLDERS VOTE FOR THE SHARE PROPOSAL. SEE "THE MERGER -- BACKGROUND OF THE MERGER" AND "-- RECOMMENDATION OF THE LUMISYS BOARD; REASONS FOR THE MERGER."

RECORD DATE

     The Lumisys Board has fixed the close of business on October 31, 1997 as the Lumisys Record Date for determining holders entitled to notice of and to vote at the Lumisys Special Meeting.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Lumisys Common Stock is necessary to constitute a quorum at the Lumisys Special Meeting.

REQUIRED VOTES

     The Share Proposal requires the approval of a majority of the votes cast on the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the proposal. The directors and officers of Lumisys own as a group approximately 9.33% of the outstanding shares of Lumisys Common Stock and have indicated their intention to vote in favor of the Share Proposal.

VOTING RIGHTS; PROXIES

     As of the Lumisys Record Date, there were 6,474,314 shares of Lumisys Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Lumisys Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies.

     IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF LUMISYS COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE SHARE PROPOSAL. Lumisys does not know of any matters other than as described in the accompanying Notice of the Lumisys Special Meeting that are to come before the Lumisys Special Meeting. If any other matter or matters are properly presented for action at the Lumisys Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder giving a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving a subsequent proxy, delivering to the Secretary of Lumisys a written notice of revocation prior to the voting of the proxy at the Lumisys Special Meeting, or attending the Lumisys Special Meeting and informing the Secretary of Lumisys in writing that such stockholder wishes to vote his or her shares in person. However, mere attendance at the Lumisys Special Meeting will not in and of itself have the effect of revoking the proxy.

     Votes cast by proxy or in person at the Lumisys Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

     The expenses of the respective solicitations for the Lumisys and CompuRAD Special Meetings will be borne by Lumisys and CompuRAD, respectively; however, Lumisys and CompuRAD have agreed to share equally the cost of filing, printing and mailing this Joint Proxy Statement/Prospectus and the forms of proxy to the Lumisys Stockholders and the CompuRAD Stockholders. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Lumisys and CompuRAD in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Lumisys has retained Corporate Investor Communications, Inc. at an estimated cost of $4,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made by Lumisys and CompuRAD with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Lumisys and CompuRAD will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     THE MATTERS TO BE CONSIDERED AT THE LUMISYS SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE LUMISYS STOCKHOLDERS. ACCORDINGLY, THE LUMISYS STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                            COMPURAD SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

     At the CompuRAD Special Meeting, holders of CompuRAD Common Stock will consider and vote upon (i) the Merger Proposal and (ii) such other matters as may properly come before the CompuRAD Special Meeting or any adjournments or postponements thereof.

     THE COMPURAD BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT COMPURAD STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL. SEE "THE MERGER -- BACKGROUND OF THE MERGER," AND "RECOMMENDATION OF THE COMPURAD BOARD; REASONS FOR THE MERGER."

RECORD DATE

     The CompuRAD Board has fixed the close of business on October 31, 1997 as the CompuRAD Record Date for determining the holders entitled to notice of and to vote at the CompuRAD Special Meeting.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of CompuRAD Common Stock is necessary to constitute a quorum at the CompuRAD Special Meeting.

REQUIRED VOTE

     The approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of CompuRAD Common Stock. Abstentions and broker non-votes will have the effect of votes against approval of the Merger Proposal. Certain directors and executive officers of CompuRAD who, collectively beneficially own approximately 41% of the outstanding shares of CompuRAD Common Stock, have agreed to vote all such shares in favor of the Merger Proposal and have given Lumisys irrevocable proxies to that effect. See "THE
MERGER -- Interests of Certain Persons in the Merger" and "OTHER AGREEMENTS -- The Voting Agreement." The holders of record on the Record Date of shares of CompuRAD Common Stock are entitled to one vote per share of CompuRAD Common Stock on each matter submitted to a vote at the CompuRAD Special Meeting. The presence in person or by proxy of the holders of shares representing a majority of CompuRAD Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the CompuRAD Special Meeting.

VOTING RIGHTS; PROXIES

     As of the CompuRAD Record Date, there were 3,973,880 shares of CompuRAD Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of CompuRAD Common Stock represented by properly executed proxies received at or prior to the CompuRAD Special Meeting that have not been revoked will be voted at the CompuRAD Special Meeting in accordance with the instructions contained therein. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMPURAD COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. CompuRAD does not know of any matters other than as described in the accompanying Notice of the CompuRAD Special Meeting that are to come before the CompuRAD Special Meeting. If any other matter or matters are properly presented for action at the CompuRAD Special Meeting, including, among other things, consideration of a motion to adjourn the CompuRAD Special Meeting to another time and/or place (including without limitation for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder receiving a proxy pursuant to this proxy solicitation may revoke a proxy by submitting at any time prior to the vote on the approval of the Merger Proposal a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of

CompuRAD at any time prior to such vote or by attending the CompuRAD Special Meeting and voting in person. Mere attendance at the CompuRAD Special Meeting will not in and of itself revoke a proxy. If a CompuRAD Stockholder is not the registered direct holder of his or her shares, such stockholder must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person.

     Votes cast by proxy or in person at the CompuRAD Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as voted against the approval of the Merger Proposal. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present and entitled to vote for purposes of determining the presence of a quorum but not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

     All expenses related to CompuRAD's solicitation of proxies, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus to the CompuRAD Stockholders, will be borne by CompuRAD. In addition to solicitation by mail, directors, officers and employees of CompuRAD may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of CompuRAD will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of CompuRAD Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

     THE MATTERS TO BE CONSIDERED AT THE COMPURAD SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE COMPURAD STOCKHOLDERS. ACCORDINGLY, THE COMPURAD STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. THE COMPURAD STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXIES.

                                   THE MERGER

     This section of the Joint Proxy Statement/Prospectus, as well as the next two sections of the Joint Proxy Statement/Prospectus entitled "The Reorganization Agreement" and "Other Agreements," describe certain aspects of the proposed Merger. To the extent that the following description relates to the Reorganization Agreement, or the other agreements described under "Other Agreements," it does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and to the Voting Agreement, which is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and to such other agreements, which are filed as exhibits to the Registration Statement and are incorporated herein by reference. All stockholders are urged to read the Reorganization Agreement, the Voting Agreement and such other agreements in their entirety.

GENERAL

     The Reorganization Agreement provides for the merger of Merger Sub with and into CompuRAD. As a result of the Merger, Merger Sub will cease to exist, CompuRAD will become a wholly-owned subsidiary of Lumisys, and the former stockholders of CompuRAD will become stockholders of Lumisys. CompuRAD will continue as the surviving corporation of the Merger (the "Surviving Corporation") and will retain all of its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises unaffected by the Merger.

     The Reorganization Agreement provides that the Merger will be consummated if the required approvals of the CompuRAD Stockholders and the Lumisys Stockholders are obtained and all other conditions to the Merger are satisfied or waived. As a result of the Merger, each outstanding share of CompuRAD Common Stock (other than shares owned by Lumisys, CompuRAD, Merger Sub or any direct or indirect wholly-owned subsidiary of Lumisys or CompuRAD), will be converted into the right to receive 0.928 shares of Lumisys Common Stock.

     Based upon the outstanding shares of Lumisys and CompuRAD as of the Lumisys Record Date, the former stockholders of CompuRAD immediately prior to the consummation of the Merger would own approximately 36.3% of the outstanding Lumisys Common Stock following consummation of the Merger.

EFFECTIVE TIME

     The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"). The filing of the Certificate of Merger will occur as soon as practicable after, and in any event no later than ten business days after, the latest to occur of the approval of the Merger Proposal by the CompuRAD Stockholders or the approval of the Share Proposal by the Lumisys Stockholders, subject to the satisfaction or waiver of the other conditions to the consummation of the Merger.

     The Reorganization Agreement may be terminated under certain circumstances by any party if the Merger shall not have been consummated on or before January 31, 1998. The Reorganization Agreement may also be terminated under certain other circumstances. See "THE REORGANIZATION AGREEMENT -- Conditions to the Merger" and "-- Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion of CompuRAD Common Stock into the right to receive Lumisys Common Stock will occur automatically at the Effective Time. As a result of the Merger, each outstanding share of CompuRAD Common Stock (other than shares owned by Lumisys, CompuRAD, Merger Sub or any direct or indirect wholly-owned subsidiary of Lumisys or CompuRAD) will be converted into the right to receive
0.928 shares of Lumisys Common Stock.

     As soon as practicable after the Effective Time, and in any event no later than ten days after the Effective Time, the Exchange Agent will mail to the holders of CompuRAD stock certificates a letter of transmittal in customary form, together with instructions for effecting the surrender of CompuRAD stock certificates in exchange for certificates representing Lumisys Common Stock. Upon surrender of a CompuRAD stock certificate to the Exchange Agent and a duly executed letter of transmittal, the holder of such CompuRAD stock certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Lumisys Common Stock that such holder has the right to receive and cash in lieu of any fractional share of Lumisys Common Stock.

     If any issuance of certificates representing shares of Lumisys Common Stock in exchange for certificates representing shares of CompuRAD Common Stock is to be made to a person other than the holder of CompuRAD stock certificates in whose name such CompuRAD certificates are registered at the Effective Time, such certificates must be properly endorsed or otherwise in proper form for transfer and the CompuRAD Stockholder requesting such issuance must either pay any required tax or establish to the satisfaction of Lumisys that such tax is not payable.

     After the Effective Time, there will be no further transfers of CompuRAD Common Stock on the stock transfer books of CompuRAD. If a certificate representing CompuRAD Common Stock is presented for transfer after the Effective Time, it will be canceled and exchanged for a certificate representing the appropriate number of full shares of Lumisys Common Stock and cash in lieu of fractional shares and any dividends and distributions with respect to Lumisys Common Stock with a record date after the Effective Time.

     After the Effective Time and until surrendered, certificates representing shares of CompuRAD Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of Lumisys Common Stock into which such shares of CompuRAD Common Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of Lumisys Common Stock will be paid to the holders of any certificates for shares of CompuRAD Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to Lumisys Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the shares of Lumisys Common Stock represented by the certificate issued in exchange therefor, without interest. See "THE REORGANIZATION AGREEMENT -- Exchange of Certificates."

     COMPURAD STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. COMPURAD STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF THE MERGER

     CompuRAD and Lumisys have had a commercial relationship since 1993 when CompuRAD first started purchasing film digitizers and video digitizers from Lumisys. Stephen J. Weiss, the Chief Executive Officer and President of Lumisys, and Dr. Phillip Berman, the Chief Executive Officer, Chairman of the Board, and President of CompuRAD, have known each other since December 1992 when they first met at the Radiological Society of North America trade show and conference.

     In February 1997, senior management of CompuRAD held several meetings with senior management of Lumisys to discuss the possibility of entering into a strategic relationship, either in the form of (i) a joint venture, (ii) a joint product development arrangement or (iii) an agreement by CompuRAD to develop software for incorporation into Lumisys' products. As a result of such discussions, on March 18, 1997, CompuRAD entered into a confidentiality agreement with Lumisys containing customary terms and conditions.

     In late February 1997, certain members of the management of Lumisys (including Mr. Weiss and Craig Klosterman, the Chief Financial Officer and Chief Operating Officer of Lumisys), met with representatives of H&Q to discuss possible acquisition opportunities. During those meetings, H&Q identified CompuRAD to Lumisys as a potential business acquisition, although no discussions were held between Lumisys and CompuRAD regarding a potential acquisition or merger at that time.

     From March 18, 1997 through April 1997, representatives of CompuRAD and representatives of Lumisys held numerous discussions concerning their business philosophies, long term objectives, and the possibility of entering into one of the strategic relationships referred to above. In particular, the companies discussed the possibility that CompuRAD would develop software for Lumisys. In light of the difficulties involved in such a product development effort, including difficulties in maintaining components of unified products for many different customers of Lumisys, in source code ownership, and in allocating costs for continued engineering once initial products were brought to market, software development appeared unlikely to be a sustainable and successful strategy. The companies also discussed the possibility of creating a joint venture for the joint development of products. Such a strategy, however, was not pursued because of potential channel conflict issues as well as complex issues regarding ownership of jointly developed products.

     On April 29, 1997, Dr. Berman, Mr. Weiss and Mr. Klosterman assessed the commonality of interests, synergy of business and roles of management of Lumisys and CompuRAD, and first explored the possibility of a business combination of the companies rather than a joint product development arrangement or other type of strategic relationship.

     On May 12, 1997, at a previously scheduled meeting of the Lumisys Board, management of Lumisys reported on its preliminary discussions with CompuRAD regarding a possible business combination. The Lumisys Board authorized and instructed management to continue to explore the possibility of a business combination with CompuRAD, including through discussions with representatives of CompuRAD. In addition, the Lumisys Board agreed to engage H&Q to render certain financial advisory services relating to the proposed business combination, including providing an analysis of the financial terms of the proposed business combination.

     On May 20, 1997, Mr. Weiss and Mr. Klosterman visited CompuRAD's executive offices to further discuss the operations of CompuRAD and the benefits and risks of a proposed business combination.

     On May 22, 1997, the CompuRAD Board reviewed the preliminary discussions with Lumisys and authorized appropriate officers of CompuRAD to continue discussions with Lumisys regarding a potential business combination. On June 2, 1997, Dr. Berman discussed with Mr. C. Richard Kramlich, a director of Lumisys, the strategic fit of CompuRAD's business with Lumisys' business and the opportunities for the companies as a combined entity.

     On June 5, 1997, representatives of CompuRAD and representatives of Lumisys discussed the terms and conditions of a potential merger transaction including, among other things, the tax and accounting treatment of such a transaction and the amount and nature of the consideration that might be paid to the CompuRAD Stockholders. On June 6, 1997, the CompuRAD Board discussed such terms and conditions. On June 11, 1997, the parties elected to cease negotiations due to their inability to arrive at mutually agreeable terms.

     In early August 1997, Lumisys management approached Dr. Berman to discuss the possibility that the parties would recommence negotiations regarding a possible business combination including Lumisys and CompuRAD. On August 15, 1997, at the invitation of the Lumisys Board, Dr. Berman met with representatives of the Lumisys Board, Lumisys management and H&Q, and discussed a merger proposal involving CompuRAD and Lumisys and a lock-up agreement pursuant to which CompuRAD would agree that until September 30, 1997, it would not consider or enter into discussions with other parties regarding an acquisition proposal. Dr. Berman discussed such merger proposal and lock-up agreement with the CompuRAD Board on August 20, 1997. The CompuRAD Board authorized the CompuRAD management to continue to negotiate a potential business combination with Lumisys pursuant to the general terms of the merger proposal and approved the lock-up agreement that was subsequently executed by both parties on August 27, 1997. The CompuRAD Board also authorized the CompuRAD management to engage an investment banker to render an opinion as to the fairness to the CompuRAD Stockholders of the consideration proposed to be paid to such CompuRAD Stockholders in a business combination with Lumisys. On September 3, 1997, CompuRAD engaged CIBC as financial advisor to CompuRAD with respect to the proposed business combination with Lumisys.

     From August 20 through early September 1997, Lumisys and CompuRAD continued, in consultation with their respective representatives, including legal and financial advisors, to negotiate the terms of a business combination and Reorganization Agreement. In addition, representatives of CompuRAD and representatives of Lumisys, including their respective legal counsel and financial advisors, also negotiated the terms of the Voting Agreements and the Employment Offer Letters with Dr. Berman, Cary Cole, Vice President Sales and Marketing of CompuRAD, and Henky Wibowo, Vice President Engineering of CompuRAD.

     From August 1997 through September 1997, representatives of Lumisys and representatives of CompuRAD conducted a due diligence review of each other's business, financial, market, technical and other information, material contracts and other due diligence materials. In addition, numerous visits were made by the senior management of each company to the other company's facilities.

     On September 11, 1997, the CompuRAD Board held a special meeting to consider the terms of the proposed merger and reviewed with its legal counsel and its financial advisor the draft Reorganization Agreement and the draft Voting Agreement. The CompuRAD Board discussed with management and legal counsel the draft agreements and proposed changes thereto. Legal counsel and management also updated the CompuRAD Board concerning the due diligence conducted to date.

     On September 19, 1997, at a special meeting of the Lumisys Board, Lumisys management reviewed the proposed merger with the Lumisys Board and reported to the Lumisys Board regarding due diligence findings. In addition, H&Q made a preliminary oral report to the Lumisys Board with respect to the financial aspects of the proposed merger. The Lumisys Board then engaged in a detailed discussion of the terms and conditions of the proposed merger.

     On September 24, 1997, the Lumisys Board held a special telephonic meeting to consider the proposed merger. Members of Lumisys' senior management, and Lumisys' legal counsel and financial advisor discussed various aspects of the proposed merger. In particular, H&Q made a financial presentation regarding the financial terms of the proposed merger. H&Q's financial presentation included a discussion of certain of the analyses described under "-- Opinion of Lumisys' Financial Advisor." The terms of the Reorganization Agreement, Voting Agreements and the Employment Offer Letters with Dr. Berman, Mr. Wibowo and Mr. Cole were also discussed with the directors. After these discussions, H&Q rendered its oral opinion, subsequently confirmed in writing, that the consideration to be paid in the proposed merger by Lumisys was fair from a financial point of view to Lumisys. The Lumisys Board then voted unanimously (i) to approve the Merger, the Reorganization Agreement and the related documents for the transaction as presented to them, and to direct the officers of Lumisys to finalize the terms of the Reorganization Agreement and the Merger and (ii) to recommend that the Lumisys Stockholders vote to approve the issuance of Lumisys Common Stock in the Merger.

     On September 26, 1997, the CompuRAD Board held a special meeting. At that meeting, CompuRAD's legal counsel reviewed for the CompuRAD Board the proposed Reorganization Agreement and proposed Voting Agreements, which incorporated many of the changes that had been discussed during the preceding CompuRAD Board meetings. CIBC gave a presentation regarding the financial terms of the proposed merger. CIBC's presentation included a discussion of certain of the analyses described under "-- Opinion of CompuRAD Financial Advisor." CIBC also rendered its opinion that an Exchange Ratio of 0.928 was fair to the stockholders of CompuRAD from a financial point of view. After further discussion, including consideration of a number of the factors set forth below under "-- Recommendation of the CompuRAD Board; Reasons for the Merger," the CompuRAD Board voted unanimously: (i) to approve the Merger and the Reorganization Agreement and the related documents for the transaction as presented to them and
(ii) to recommend that the CompuRAD Stockholders vote to approve and adopt the Reorganization Agreement and to approve the Merger. See "Recommendation of the CompuRAD Board; Reasons for the Merger."

     On September 27 and 28, 1997, legal counsel and financial advisors for Lumisys and CompuRAD, together with members of management of CompuRAD and Lumisys, negotiated and finalized the terms of the Reorganization Agreement. On September 28, 1997, the Lumisys Board was presented with the final terms of the Merger (including the final Exchange Ratio) and, after discussions with H&Q, voted unanimously to approve the final terms of the Merger (including the final Exchange Ratio) and the Reorganization Agreement.

     The Reorganization Agreement and the Voting Agreements were executed by all parties on September 28, 1997, and a joint public announcement of the proposed transaction was made on September 28, 1997.

RECOMMENDATION OF THE LUMISYS BOARD; REASONS FOR THE MERGER

     The Lumisys Board has unanimously determined that the terms of the Reorganization Agreement and the Merger are fair to, and in the best interests of, the Lumisys Stockholders. Accordingly, the Lumisys Board has unanimously approved the Reorganization Agreement and unanimously recommends that the Lumisys Stockholders vote FOR approval of the Share Proposal. In reaching its determination, the Lumisys Board consulted with Lumisys' management, as well as its legal counsel, accountants and financial advisor, and gave significant consideration to a number of factors bearing on its decision. The following are the reasons the Lumisys Board believes the Merger will be beneficial to Lumisys and its stockholders:

     - CompuRAD's software products are synergistic and complementary to Lumisys' hardware products, customer base and markets in general. Lumisys develops, manufactures and sells a line of laser and CCD based medical and industrial inspection film digitizers and board level video digitizers. These imaging products are sold to OEMs, VARs and systems integrators who then add application specific software and hardware and sell a "turn key" system to end users which include medical clinics and hospitals. CompuRAD develops and sells such application specific software to such OEMs, VARs and systems integrators. Many of Lumisys' major customers, who have in the past developed their own software applications, have expressed interest in outsourcing software development (particularly in the medical imaging and information management areas) in order to focus their engineering resources on core businesses. The integration of CompuRAD's software products into Lumisys' business will allow Lumisys to provide such software development services to such customers as well as to other systems integrators.

     - The addition of a quality software component embedded in or along with Lumisys' present and future hardware products is expected to further establish Lumisys as a leading supplier of medical imaging appliances.

     - The combined company will offer both stand alone software and hardware products and a unique combination of medical imaging and digital networking software embedded directly into Lumisys' digitizing and imaging products. These products will be designed to address the market demand for both cost effective and network efficient medical image and information radiology productivity tools.

     - The combination of the technologies and the product development resources of Lumisys and CompuRAD should enable Lumisys to respond more effectively to the rapid technological change and continuing emergence of medical imaging appliances.

     - The Lumisys Board believes that there is a significant potential enhancement of the strategic and market position of the combined entity beyond that achievable by Lumisys alone.

     In addition to the reasons set forth above, in the course of its deliberations concerning the Merger, the Lumisys Board consulted with Lumisys' legal and financial advisors as well as Lumisys' management, and reviewed a number of other factors relevant to the Merger, including:

     - Information concerning the business, assets, operations, properties, management, financial condition, operating results, competitive position and prospects of Lumisys and CompuRAD;

     - The historical market prices and trading information with respect to Lumisys Common Stock and CompuRAD Common Stock;

     - The expected tax and accounting treatment of the Merger;

     - Reports from legal and financial advisors on specific terms of the Reorganization Agreement and the Voting Agreements;

     - The opinion of H&Q that, as of September 28, 1997, subject to various qualifications and assumptions, the consideration proposed to be paid by Lumisys pursuant to the Merger was fair to Lumisys from a financial point of view; and

     - The Lumisys Board's belief that the management styles and corporate cultures of the two companies would be complementary.

     The Lumisys Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including:

     - The possibility of management disruption associated with the Merger and the risk that key technical and management personnel of CompuRAD or Lumisys might not continue with CompuRAD or Lumisys;

     - The short term negative impact on Lumisys' financial performance;

     - The possibility that the Merger might adversely affect CompuRAD's or Lumisys' relationship with certain of its customers both during the pendency and following completion of the Merger and in the event the Merger is not consummated;

     - The risk that the potential benefits of the Merger might not be realized; and

     - The fixed nature of the Exchange Ratio and the resulting risk that it will not adjust for subsequent price fluctuations.

     The Lumisys Board concluded, however, that the benefits of the transaction to Lumisys and its stockholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the information and factors considered by the Lumisys Board is not intended to be exhaustive but is believed to include all material factors considered by the Lumisys Board. In view of the wide variety of information and factors, both positive and negative, considered, the Lumisys Board did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

RECOMMENDATION OF THE COMPURAD BOARD; REASONS FOR THE MERGER

     The CompuRAD Board has unanimously determined that the terms of the Reorganization Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the CompuRAD Stockholders. Accordingly, the CompuRAD Board has unanimously approved the Reorganization Agreement and the Merger and unanimously recommends that the CompuRAD Stockholders vote FOR approval of the Merger Proposal. In reaching its determination, the CompuRAD Board consulted with CompuRAD's management, as well as its legal counsel, accountants and financial advisors, and gave significant consideration to a number of factors bearing on its decision.

     The following list includes the material factors the CompuRAD Board considered in its evaluation of the Merger:

     - Analysis of the financial performance and condition, businesses and prospects of Lumisys and CompuRAD, including, but not limited to, information with respect to their respective recent and historic stock prices and earnings performance. The CompuRAD Board also considered the detailed financial analyses, pro forma and other information with respect to Lumisys and CompuRAD presented by CIBC;

     - Analysis of the financial condition and businesses of recent comparable acquisition transactions and comparable companies;

     - The CompuRAD Board believes that there is a significant potential enhancement of the strategic and market position of the combined entity beyond that achievable by CompuRAD alone. In particular, CompuRAD management believes that major medical manufacturers will become increasingly required to deliver PACS and teleradiology components with modality sales. The combined entity will offer both stand alone software and hardware and a combination of medical imaging and digital networking software embedded directly into hardware digitizing and imaging products, creating one of the largest source for PACS and teleradiology components for OEMs in the world. The CompuRAD Board also considered the ability of CompuRAD to raise capital from other sources;

     - Lumisys' increased capital base relative to CompuRAD and the need for additional capital to fund CompuRAD's continued growth both domestically and internationally;

     - The written opinion of CIBC that based upon and subject to the various qualifications and assumptions described therein, the Exchange Ratio was fair, from a financial point of view, to the CompuRAD Stockholders;

     - The Exchange Ratio and the other terms of the Reorganization Agreement;

     - The expectation that the Merger will be a tax-free transaction to CompuRAD and its stockholders and will be accounted for as a pooling of interests transaction; and

     - Such other matters as the CompuRAD Board deemed necessary or appropriate in considering the Merger.

     The CompuRAD Board also considered a number of potentially negative factors in its deliberation concerning the Merger, including:

     - The possibility that the Merger might adversely affect CompuRAD's or Lumisys' relationship with certain of its customers both during the pendency of the Merger and in the event the Merger is not consummated;

     - The possibility of management disruption associated with the Merger and the risk that key technical and management personnel of CompuRAD or Lumisys might not continue with CompuRAD or Lumisys;

     - The possibility of customer and management disruption that would adversely affect CompuRAD's ability to operate as a stand-alone entity if the Merger is not consummated;

     - The fixed nature of the Exchange Ratio and the resulting risk that it will not adjust for subsequent price fluctuations; and

     - The risk that the potential benefits of the Merger might not be realized.

     The CompuRAD Board concluded, however, that the benefits of the transaction to CompuRAD and its stockholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the information and factors considered by the CompuRAD Board is not intended to be exhaustive but is believed to include all material factors considered by the CompuRAD Board. In view of the wide variety of information and factors, both positive and negative considered, the CompuRAD Board did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

OPINION OF LUMISYS' FINANCIAL ADVISOR

     Lumisys engaged H&Q to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness from a financial point of view to Lumisys of the consideration to be paid by Lumisys in connection with the Merger. H&Q rendered its oral opinion, subsequently confirmed in writing, on September 24, 1997, to the Lumisys Board that, as of such date, the consideration to be paid by Lumisys pursuant to the Reorganization Agreement is fair to Lumisys from a financial point of view. A COPY OF H&Q'S OPINION DATED SEPTEMBER 28, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATION OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY H&Q IS ATTACHED AS ANNEX C-1 TO THE JOINT PROXY STATEMENT PROSPECTUS. LUMISYS STOCKHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. The Lumisys Stockholders should note that the opinion was written for the information of the Lumisys Board in connection with their evaluation of the merger. No limitations were placed on H&Q by the Lumisys Board with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

     In its review of the Merger, and in arriving at its opinion, H&Q, among other things: (i) reviewed the publicly available consolidated financial statements of Lumisys for recent years and interim periods to date and certain other relevant financial and operating data of Lumisys made available to H&Q from published sources and from the internal records of Lumisys; (ii) reviewed certain internal financial and operating information, including projections, relating to Lumisys provided by the management of Lumisys; (iii) discussed with certain members of the management of Lumisys the business, financial condition and prospects of Lumisys; (iv) reviewed the publicly available financial statements of CompuRAD for recent years and interim periods to date and certain other relevant financial and operating data of CompuRAD made available to H&Q from published sources and from the internal records of CompuRAD; (v) reviewed certain internal financial and operating information, including certain projections, relating to CompuRAD prepared by the management of CompuRAD; (vi) discussed with certain members of the management of CompuRAD the business, financial condition and prospects of CompuRAD; (vii) reviewed the recent reported prices and trading activity for Lumisys' and CompuRAD's Common Stock and compared such information and certain financial information of Lumisys and CompuRAD with similar information for certain other companies engaged in businesses H&Q considered comparable to those of Lumisys and CompuRAD; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed the Reorganization Agreement; (x) discussed the tax and accounting treatment of the Merger with Lumisys and Lumisys's accountants; and (xi) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data H&Q deemed relevant.

     H&Q did not independently verify any of the information concerning Lumisys or CompuRAD considered in connection with their review of the Merger and, for purposes of its opinion, H&Q assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, H&Q did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Lumisys or CompuRAD, nor did they conduct a physical inspection of the properties and facilities of Lumisys or CompuRAD. H&Q also assumed that neither Lumisys nor CompuRAD was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Merger and those in the ordinary course of conducting their respective businesses. For purposes of their opinion, H&Q assumed that the Merger will qualify as a tax-free reorganization under the Code for the stockholders of Lumisys and that the Merger will be accounted for as a pooling of interests. H&Q's opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the H&Q analyses set forth below does not purport to be a complete description of the presentation by H&Q to the Lumisys Board. In arriving at its opinion, H&Q did not attribute any particular weight to any analyses or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the H&Q presentation to the Lumisys Board and its opinion. In performing its analyses, H&Q made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lumisys and CompuRAD. The analyses performed by H&Q (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

     The following is a brief summary of certain financial analyses performed by H&Q in connection with providing its written opinion to the Lumisys Board which was dated as of September 28, 1997:

     CONTRIBUTION ANALYSIS. H&Q analyzed the contribution of Lumisys and CompuRAD to certain financial statement categories of the pro forma combined company, including revenue, operating income and net income. This contribution analysis was then compared to the pro forma ownership percentage of Lumisys and CompuRAD Stockholders of the pro forma combined company. H&Q examined the expected contributions to the combined company's pro forma revenues, pro forma gross profit, pro forma operating income and pro forma net income by Lumisys for fiscal 1998 and 1999 (i.e., the four quarters ending December 31), derived from Lumisys projections as prepared by H&Q following discussions with Lumisys, and by CompuRAD for the same period, derived from estimates prepared by H&Q following discussions with CompuRAD and Lumisys management. H&Q observed that the Lumisys Stockholders are expected to own approximately 64% of the combined company equity at the close of the Merger, and the CompuRAD Stockholders are expected to own approximately 36% of the combined company equity at the close of the Merger. In fiscal 1998, it was estimated that Lumisys and CompuRAD would have contributed approximately 71% and 29%, respectively, of the combined pro forma revenues; and approximately 75% and 25%, respectively, of the combined pro forma gross profit; contribution of the combined pro forma operating income and net income was viewed as being not meaningful given the expectation of CompuRAD operating losses and net losses for 1998. With respect to expected fiscal 1999 financial performance, it was estimated that Lumisys and CompuRAD would have contributed approximately 69% and 31%, respectively, of the combined pro forma revenues; approximately 72% and 28%, respectively, of the combined pro forma gross profit; approximately 85% and 15%, respectively, of the combined pro forma operating income; and approximately 86% and 14%, respectively, of the combined pro forma net income.

     PRO FORMA ANALYSIS. H&Q analyzed the pro forma impact of the proposed merger on Lumisys' earnings per share ("EPS"), based on using estimates of EPS for Lumisys in fiscal 1998 and fiscal 1999. The analysis indicated that EPS of the pro forma combined company would be lower than for Lumisys as a stand-alone company for each fiscal 1998 and fiscal 1999. The actual results and savings achieved by the combined company resulting from the Merger may vary from the projected results and such variations may be material.

     PREMIUM ANALYSIS. H&Q compared the implied price per share of the offer as of September 23, 1997 to the last sale price of CompuRAD Common Stock on both September 22, 1997 and August 26, 1997 (the twentieth trading day preceding the announcement of the proposed Merger) to similar premiums for certain medical software and graphics software transactions announced since January 1, 1994. H&Q analyzed eight such public company to public company medical software transactions and observed that the average one-day premium and average four-week premium paid in such transactions was 32% and 47%, respectively. H&Q also analyzed six such public company to public company graphics software transactions and observed that the average one-day premium and average four-week premium paid in such transactions was 36% and 39%, respectively. This compared with the proposed merger in which the one-day premium offered was 1% and the four-week premium offered was (10%). Based on the analysis of premiums paid in comparable transactions, CompuRAD's implied equity value ranged from approximately $33 million to $40 million. This compared with an implied value of $25 million of CompuRAD in the Merger, based on the closing price of Lumisys Common Stock on September 23, 1997.

     ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES. H&Q compared selected historical and projected financial information of CompuRAD to publicly traded companies that H&Q deemed to be comparable to CompuRAD. Such data and ratios included market value, market value to historical revenue, and market value to historical book value. Given CompuRAD's history of operating and net losses and projected operating and net losses for 1998, analysis of ratios of operating and net earnings was viewed as not being meaningful. All multiples were based on closing stock prices on September 22, 1997. Companies viewed as comparable included selected medical/scientific imaging companies including ADAC Laboratories, BioImaging Technologies, Inc., Molecular Dynamics, Inc., Neopath, Inc., Vital Images, Inc. and Voxel; and certain healthcare information services companies including Dynamic Healthcare Technologies, Inc., HBO & Co, HCIA Inc., Imnet Systems, Inc., Lanvision Systems, Inc., Medic Computer Systems, Inc., Medicus Systems Corp., Oacis Healthcare Holdings Corp., Pace Health Management Systems, Inc., Sunquest Information Systems, Inc.

and Transition Systems, Inc. The foregoing multiples were applied to historical financial results of CompuRAD for the twelve-month period ended June 30, 1997. H&Q determined that the average multiple of the last-twelve-months revenues for these companies was 3.8. H&Q determined that the average multiple of book value for these companies was 4.3. Based on the analysis of publicly traded comparable companies, CompuRAD's implied equity value ranged from approximately $18 million to approximately $34 million. This compared with an implied value of $25 million of CompuRAD in the Merger, based on the closing price of Lumisys Common Stock on September 23, 1997.

     ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. H&Q compared the proposed merger with selected comparable merger and acquisition transactions. This analysis included 16 comparable medical software transactions and 13 graphics software transactions. In examining these transactions, H&Q analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered. Multiples analyzed included consideration offered to historical revenue and to historical book value. Given CompuRAD's history of operating and net losses, analysis of multiples of operating and net earnings were viewed as being not meaningful. Selected medical software transactions analyzed include CEMAX-Icon, Inc./Imation Corp., Enterprise Systems, Inc./HBO & Co, Computer Business Systems of Virginia, Inc./Medic Computer Systems, Inc., Homecare Information Systems, Inc./Medic Computer Systems, Inc., Amisys Managed Care Systems, Inc./HBO & Co, GMIS Inc./HBO & Co, CyCare Systems, Inc./HBO & Co, CIS Technologies, Inc./National Data Corp., Health Data Sciences Corp./Medaphis Corp., National Electronic Information Corp./Envoy Corp., Healthcare Recoveries, Inc./Medaphis Corp., Pyxis Corp./Cardinal Health, Inc., Clinicom Incorporated/HBO & Co, Health Systems Group/HBO & Co, Serving Software, Inc./HBO & Co and IBAX Healthcare Systems/HBO & Co. The consideration offered in the forgoing transactions was an average multiple of 3.7 times revenue and 5.0 times book value. Based on the analysis of selected merger and acquisition transactions, CompuRAD's implied equity value ranged from approximately $21 million to $33 million. This compared with an implied value of $25 million of CompuRAD in the Merger.

     Selected graphics software transactions analyzed include Fractal Design Corp./MetaTools, Inc., SpeedSim, Inc./Quickturn Design Systems, Inc., Epic Design Technology, Inc./Synopsis, Inc., Softdesk, Inc./Autodesk, Inc., Cooper & Chyan Technology, Inc./Cadence Design Systems, Inc., Meta-Software Inc./Avant! Corp., Anagram, Inc./Avant! Corp., Ray Dream Inc./Fractal Design Corp., Integrated Silicon Systems, Inc./ArcSys, Inc., Rasna Corp./Parametric Technology Corporation and SoftImage, Inc./Microsoft Corporation. The consideration offered in the forgoing transactions was an average multiple of 7.6 times revenue. Based on the analysis of selected merger and acquisition transactions, CompuRAD's implied equity value based on CompuRAD's historic software revenue as determined from quarterly financial statements and schedules provided by CompuRAD was approximately $31 million. This compared with an implied value of $25 million of CompuRAD in the Merger.

     No company or transaction used in the above analyses is identical to Lumisys or CompuRAD or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

     The foregoing description of H&Q's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Annex C-1 to this Joint Proxy Statement/ Prospectus.

     H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. H&Q is familiar with Lumisys, having acted as managing underwriter of its initial public offering in 1995. In the ordinary course of business, H&Q acts as a market maker and broker in the publicly traded securities of Lumisys and receives customary compensation in connection therewith, and also provides research coverage for Lumisys. In the ordinary course of business,

H&Q actively trades in the equity and derivative securities of Lumisys for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to an engagement letter dated February 4, 1997, Lumisys has agreed to pay H&Q a fee in connection with its services as financial advisor to the Board of Directors and the rendering of a fairness opinion. The fee with respect to the delivery of a fairness opinion is owed upon the delivery of such opinion, and the fee with respect to financial advisory services is owed upon the closing of the Merger and is not dependent upon the value of the transaction. Lumisys also has agreed to reimburse H&Q for its reasonable out-of-pocket expenses and to indemnify H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of H&Q's engagement as financial advisor.

OPINION OF COMPURAD'S FINANCIAL ADVISOR

     CompuRAD retained CIBC to act as CompuRAD's financial advisor in connection with the Merger and related matters based upon CIBC's qualifications, reputation, experience and expertise with respect to transactions similar to those contemplated by the Reorganization Agreement. At the request of the CompuRAD Board, on September 26, 1997, CIBC delivered its oral opinion to the CompuRAD Board to the effect that, as of such date, the consideration to be received by the CompuRAD Stockholders pursuant to the Merger, which was determined by arm's-length negotiation between CompuRAD and Lumisys, was fair to such stockholders from a financial point of view. CIBC delivered a written opinion to the CompuRAD Board on September 28, 1997 confirming its oral opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF CIBC DATED SEPTEMBER 28, 1997, AND WHICH SETS FORTH CERTAIN PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CIBC IN RENDERING ITS OPINION, IS ATTACHED HERETO AS ANNEX C-2 AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. The opinion of CIBC was furnished for the information of the CompuRAD Board in connection with its consideration of the Merger and is directed only to the fairness, from a financial point of view, to the CompuRAD Stockholders of the Exchange Ratio. The CIBC opinion does not address CompuRAD's underlying business decision to effect the Merger or constitute a recommendation to any CompuRAD Stockholder as to how such stockholder should vote on the Merger. The summary of the opinion of CIBC set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the opinion attached hereto as Annex C-2.

     In connection with rendering its opinion, CIBC reviewed, among other things, the following: (i) the Reorganization Agreement; (ii) certain publicly available information relating to CompuRAD and Lumisys for recent years and interim periods to the date of the opinion; (iii) and certain internal financial and operating information and summary projections for CompuRAD and Lumisys prepared by their respective managements for purposes of its analysis; (iv) certain financial and stock market data relating to CompuRAD and Lumisys; (v) certain publicly available information with respect to certain other companies that CIBC believed to be comparable to CompuRAD, Lumisys or one or more of their businesses or assets; and (vi) certain publicly available information concerning the nature and terms of certain other transactions that CIBC considered to be reasonably comparable to the transactions contemplated by the Reorganization Agreement or otherwise relevant to its inquiry. CIBC also met with certain members of senior management of CompuRAD to review and discuss information reviewed by CIBC and to discuss CompuRAD's operations, historical financial statements and future prospects, and their views of the business, operational and strategic benefits, potential synergies (including revenue enhancements and cost savings) and other implications of the Merger. CIBC also met with certain members of senior management of Lumisys to review and discuss information reviewed by CIBC and to discuss Lumisys' operations, historical financial statements and future prospects, as well as their views of the business, operational and strategic benefits, potential synergies (including revenue enhancements and cost savings) and other implications of the Merger. CIBC also performed such other studies and analysis as it considered appropriate.

     In connection with its review, CIBC did not independently verify any of the foregoing information and relied on its being complete and accurate in all material respects. With respect to the financial forecasts, CIBC assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CompuRAD and Lumisys as to the future financial performance of CompuRAD and Lumisys, respectively. CIBC did not conduct or obtain an independent evaluation or appraisal of the assets or liabilities of Lumisys, nor did CIBC test or verify the technical requirements for any contracts or products or evaluate the probable costs and required time necessary to successfully implement new product development plans. The CIBC opinion also assumes that the Merger will be consummated in accordance with the terms of the Reorganization Agreement, that the Merger will constitute a tax-free reorganization and that the Merger will be accounted for as a pooling of interests under GAAP. The opinion of CIBC is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

     The following is a summary of the analyses performed by CIBC in connection with its oral September 26, 1997 and written September 28, 1997 opinion:

          HISTORICAL STOCK PERFORMANCE. CIBC reviewed the daily closing per share market prices and trading volume of CompuRAD Common Stock from August 28, 1996 to September 22, 1997. CIBC reviewed the daily closing per share market prices of CompuRAD Common Stock and compared the movement of such daily closing prices with the movement of the S&P 500 composite average over the period from August 28, 1996 to September 22, 1997. CIBC noted that, on a relative basis, CompuRAD generally under-performed the S&P 500 composite average. CIBC also reviewed the daily closing per share market prices of CompuRAD Common Stock and compared the movement of such closing prices over the period from September 20, 1996 to September 22, 1997 with the movement over the same period of a software and systems industry composite average consisting of the following companies deemed comparable to CompuRAD ("Selected Companies"): ADAC Laboratories, Control Data Systems, Inc., Broadway & Seymour, Inc., Data Systems Network Corporation, Data Research Associates, Inc., Schick Technologies, Inc., Hauppauge Digital, Inc., OEC Medical Systems, Inc., InVision Technologies, Inc. and Liberty Technologies, Inc. CIBC noted that, on a relative basis this composite average generally outperformed CompuRAD Common Stock.

          ANALYSIS OF CERTAIN OTHER PUBLICLY TRADED COMPANIES. CIBC analyzed CompuRAD's public market valuation as compared to the public market valuation of the Selected Companies and compared certain financial information (based on the valuation measurements described below) relating to CompuRAD to certain corresponding information from the Selected Companies. Such financial information included common equity market value adjusted for debt and cash ("Enterprise Value") and ratios of Enterprise Value to last twelve-month revenues ("LTM Revenues"), last twelve-month operating income ("LTM OI"), last twelve-month operating cash flow ("LTM OCF") and book value. The financial information used in connection with the multiples provided below with respect to CompuRAD and the Selected Companies was based on closing market prices of CompuRAD and the Selected Companies as of September 22, 1997. Using publicly available information, CIBC determined the relationship for the Selected Companies between Enterprise Value and LTM Revenues, LTM OCF and LTM OI. CIBC then derived a range of these multiples of LTM Revenues, (0.6x-8.0x), OCF (8.0x-84.5x) and OI (10.7x-137.9x). The value of CompuRAD derived from the above analysis ranged from $4.0 million to $120 million. This compared with an implied value in the Merger of $25 million.

          ANALYSIS OF SELECTED MERGERS AND ACQUISITIONS. CIBC reviewed the financial terms, to the extent publicly available, of eight completed mergers and acquisitions since July 1996 in the software and systems industry (the "Selected Transactions"). CIBC assessed the equity offer value adjusted for cash and debt at the time of the transaction as a multiple of LTM Revenue, LTM OI and LTM net income. CIBC noted that the median values of the Selected Transactions were 3.0x (LTM Revenue), 48.9x (LTM OI) and 56.6x (LTM net income). CIBC further noted that the average transaction value of the Selected Transactions was $171.73 million with a range of $36.10 million to $250 million. All financial information for the Selected Transactions was based on public information regarding such transactions, without taking into account differing market and other conditions during the period during in which the

     Selected Transactions occurred. The value of CompuRAD derived from the review of comparable transactions ranged from $5.1 million to $92.3 million. This compared to an implied value in the Merger of $25 million.

          DISCOUNTED CASH FLOW ANALYSIS. CIBC performed a discounted cash flow analysis for CompuRAD. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. CIBC used estimates of projected financial performance for CompuRAD for the years 1997 and 1998 prepared by CompuRAD management. CIBC aggregated the present value of the cash flows through 2002 with the present value of a range of terminal values. CIBC discounted these cash flows at discount rates ranging from 13.15% to 17.65%. The terminal value was computed based on projected revenue in 2002 and a range of final long term growth rates of 5% to 11%. CIBC arrived at such discount rates based on its judgment of the weighted average cost of capital of the Selected Companies. This analysis indicated a range of values for CompuRAD of $16 million to $25 million. CIBC compared these values to a range of values for the Merger derived by performing a discounted cash flow analysis for the combined companies. CIBC discounted the cash flows generated by the Merger as set forth in projections prepared by the management of CompuRAD and Lumisys. Using the same method and discount rates as in the analysis of CompuRAD, CIBC arrived at a range of values for the combined companies of $59 million to $91 million and a value range for CompuRAD of $21 million to $33 million compared with an implied value of $25 million in the Merger.

     The foregoing summary does not purport to be a complete description of the analyses performed by CIBC or of its presentation to the CompuRAD Board. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative method of financial analyses and such an opinion is not readily susceptible to summary description. Accordingly, in arriving at its opinion, CIBC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in CIBC's analyses is identical to CompuRAD, Lumisys or the Merger. Accordingly, the analyses performed by CIBC were not purely mathematical; rather they involved complex considerations of the companies and other factors that could affect the public trading values of the companies or company to which they are compared. Accordingly, CIBC believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the CIBC presentation to the CompuRAD Board and its opinion. In performing its analyses, CIBC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CompuRAD and Lumisys. The analyses performed by CIBC (and summarized above) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Pursuant to a letter agreement dated September 3, 1997, between CompuRAD and CIBC, CompuRAD agreed to pay CIBC a fee upon delivery of its opinion, without regard to the value or consummation of the transaction. CompuRAD has also agreed to reimburse CIBC for its out-of-pocket expenses, including the fees and expense of its legal counsel, incurred in connection with its engagement and to indemnify CIBC and its affiliates against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under federal securities laws.

     CIBC is an internationally recognized investment banking firm and, as part of its customary business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of business, CIBC and its affiliates may actively trade the securities of CompuRAD and Lumisys and their respective affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the CompuRAD Board with respect to the Reorganization Agreement and the transactions contemplated thereby, the CompuRAD Stockholders should be aware that certain executive officers and directors of CompuRAD have certain interests in the Merger that are in addition to the interests of the CompuRAD Stockholders generally. The CompuRAD Board has considered these interests, among other matters, in approving the Reorganization Agreement and the Merger.

     COMPURAD STOCK OPTIONS. Under the terms of the Reorganization Agreement, each CompuRAD Stock Option, whether vested or unvested, pursuant to the CompuRAD Stock Option Plans shall be converted into an option to acquire, on the same terms and conditions as were applicable to such CompuRAD Stock Option on the date of the Reorganization Agreement, the number of shares of Lumisys Common Stock equal to the number of shares of CompuRAD Common Stock subject to such CompuRAD Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share). The per share exercise price under each such CompuRAD Stock Option shall be adjusted by dividing the per share exercise price under such CompuRAD Stock Option by the Exchange Ratio and rounding up to the nearest cent. As of the CompuRAD Record Date, there were 318,100 CompuRAD Stock Options outstanding, and the executive officers and directors of CompuRAD, as a group, held approximately 45,500 CompuRAD Stock Options.

     BOARD OF DIRECTORS. Pursuant to the Reorganization Agreement, Dr. Phillip Berman and Dr. David Lapan, a director of CompuRAD, will be nominated as management nominees for election to the Lumisys Board at the next annual meeting of stockholders of Lumisys.

     EMPLOYMENT OFFER LETTERS. Dr. Berman, Cary Cole, and Henky Wibowo (each referred to as an "Executive"), will execute Employment Offer Letters upon the Closing (as defined in the Reorganization Agreement) which provide for the employment of each Executive (subject to early termination) at their current compensation. Such Executives will also be entitled to receive certain bonus compensation under certain circumstances and will be entitled to participate in certain other employee benefit plans that are generally made available to Lumisys' employees.

     Each of the Employment Offer Letters provides that if Lumisys terminates such Executive's employment with Lumisys within two years after the Effective Time without "cause," or if such Executive terminates his employment during such two-year period for "good reason," then Lumisys will pay severance to such Executive in an amount equivalent to such Executive's annual base salary for a specified period of time. The payment such Executive is entitled to receive under his Employment Offer Letter is less than the amount of severance payment such Executive is entitled to receive under his employment agreement currently in effect with CompuRAD. See "OTHER AGREEMENTS -- Employment Offer Letters."

     INDEMNIFICATION AND INSURANCE. Pursuant to the Reorganization Agreement, Lumisys agreed that, after the Effective Time, it will provide, and it will cause the Surviving Corporation to provide, certain indemnification and liability insurance benefits to certain indemnified parties, including directors and executive officers of CompuRAD. See "THE REORGANIZATION AGREEMENT -- Indemnification and Insurance," and " -- Additional Covenants."

     VOTING AGREEMENTS. Certain of the directors and executive officers, namely Dr. Berman, and Messrs. Cole, Wibowo and Donovan (in their capacities as stockholders of CompuRAD), have entered into Voting Agreements pursuant to which each of the foregoing has agreed to vote his shares of CompuRAD Common Stock in favor of the Merger Proposal and has granted Lumisys irrevocable proxies to that effect. The general effect of the Voting Agreement is to increase the likelihood that CompuRAD Stockholder approval for the Merger Proposal will be obtained. See "OTHER AGREEMENTS -- Voting Agreements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of CompuRAD Common Stock, Lumisys, Merger Sub and CompuRAD.

This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Lumisys, Merger Sub, CompuRAD or the CompuRAD Stockholders as described herein.

     The CompuRAD Stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular CompuRAD Stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of any other transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). THE COMPURAD STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should result:

     (a) No gain or loss will be recognized by the holders of CompuRAD Common Stock upon the receipt of Lumisys Common Stock solely in exchange for such CompuRAD Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares).

     (b) The aggregate tax basis of the Lumisys Common Stock so received by the CompuRAD Stockholders in the Merger (including any fractional share of Lumisys Common Stock not actually received) will be the same as the aggregate tax basis of the CompuRAD Common Stock surrendered in exchange therefor.

     (c) The holding period of the Lumisys Common Stock so received by each CompuRAD Stockholder in the Merger will include the period for which the CompuRAD Common Stock surrendered in exchange therefor was considered to be held, provided that the CompuRAD Common Stock so surrendered is held as a capital asset at the Effective Time of the Merger.

     (d) Cash payments received by holders of CompuRAD Common Stock in lieu of a fractional share will be treated as if such fractional share of Lumisys Common Stock had been issued in the Merger and then redeemed by Lumisys. A CompuRAD Stockholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that such share of CompuRAD Common Stock was held as a capital asset at the Effective Time of the Merger.

     (e) A stockholder of CompuRAD who exercises dissenters' rights under any applicable law with respect to a share of CompuRAD Common Stock and receives payments for such stock in cash will recognize capital gain or loss (if such stock was held as a capital asset at the Effective Time of the Merger) measured by the difference between the amount of cash received and the stockholder's basis in such share, provided such payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of CompuRAD shares incident to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the dissenting stockholder owns no shares of Lumisys Common Stock (either actually or constructively within the meaning of Section 318 of the Code).

     (f) None of Lumisys, Merger Sub or CompuRAD will recognize gain solely as a result of the Merger.

     Neither Lumisys nor CompuRAD has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. The obligations of Lumisys and CompuRAD to consummate the Merger are conditioned on the receipt by Lumisys of an opinion from Wilson Sonsini or Cooley Godward, and the receipt by CompuRAD of an opinion from Cooley Godward or Wilson Sonsini, that the Merger constitutes a reorganization ("Reorganization") under Section 368 of the Code (collectively, the "Tax Opinions"). The Tax Opinions are subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations of Lumisys, Merger Sub, CompuRAD and certain CompuRAD Stockholders, including representations in certain certificates delivered to counsel by the respective managements of Lumisys, Merger Sub, CompuRAD and certain CompuRAD Stockholders. Of particular importance are the assumptions and representations relating to the "continuity of interest" requirement.

     To satisfy the "continuity of interest" requirement, the CompuRAD Stockholders must not, pursuant to a plan or intent existing at or prior to the Effective Time of the Merger, dispose of or transfer so much of either (i) their CompuRAD Common Stock in anticipation of the Merger or (ii) the Lumisys Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the CompuRAD Stockholders, as a group, would no longer have a significant equity interest in the CompuRAD business being conducted by Lumisys after the Merger. CompuRAD Stockholders will generally be regarded as having a significant equity interest as long as the Lumisys Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the CompuRAD Stockholders in the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.

     A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in significant tax consequences. A CompuRAD Stockholder would recognize gain or loss with respect to each share of CompuRAD Common Stock surrendered equal to the difference between the CompuRAD Stockholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Lumisys Common Stock received in exchange therefor. In such event, a Stockholder's aggregate basis in the Lumisys Common Stock so received would equal its fair market value, and the Stockholder's holding period for such stock would begin the day after the Merger.

     Certain noncorporate CompuRAD Stockholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Lumisys Common Stock. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

     Each CompuRAD Stockholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Lumisys and CompuRAD will be carried forward to the combined company at their recorded amounts and income from the combined company will include income from Lumisys and CompuRAD for the entire fiscal period in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as the results of operations of the combined company.

     Lumisys and CompuRAD each anticipates receiving a letter dated as of the Effective Time from Price Waterhouse LLP, independent accountants for Lumisys, and Ernst & Young LLP, independent auditors for CompuRAD, regarding the appropriateness of pooling of interests accounting treatment for the Merger under

Accounting Principles Board Opinion No. 16, provided the Merger is consummated in accordance with the Reorganization Agreement. See "THE REORGANIZATION AGREEMENT -- Conditions to the Merger" and "Unaudited Pro Forma Combined Condensed Financial Statements." Receipt of such letter and the availability of pooling of interests accounting treatment are conditions to consummation of the Merger, although such conditions may be waived by Lumisys and CompuRAD.

     Under the pooling of interest accounting rules, none of the officers, directors or affiliates of either of the combining companies may sell any shares of either of the combining companies (except for certain de minimis sales) until the combined company releases financial results covering at least 30 days of combined operations of Lumisys and CompuRAD. Accordingly, if sales (except for certain de minimus sales) by such stockholders occur subsequent to the Merger, pooling of interests accounting treatment for the Merger may not be available in spite of such treatment being appropriate as of the consummation of the Merger. As a result of the unavailability of such accounting treatment, the Merger would be accounted for under the purchase method of accounting, which would have the effects discussed below. Each of the current officers and directors of Lumisys and each of the current officers and directors of CompuRAD has entered into an affiliate agreement agreeing to comply with this restriction. See "OTHER AGREEMENTS -- Affiliate Agreements."

     There can be no assurance that an officer, director or affiliate of either company will not sell shares of Lumisys and CompuRAD Common Stock or that all requirements necessary to qualify for pooling of interests will be met. If the requirements necessary to qualify for pooling of interests is not met prior to consummation of the Merger, then neither company is required to consummate the Merger. However, if both companies nevertheless elect to consummate the Merger, the Merger would necessarily be accounted for under the purchase method of accounting, which would have the effect of CompuRAD's assets being recognized at their fair value and any excess of the purchase price over such fair value being recognized as goodwill on Lumisys' balance sheet. The goodwill would thereafter be amortized as an expense over its anticipated useful life. The impact of such treatment would have a material adverse effect on the combined company's results of operations. If any officer, director or affiliate of either company sells shares in Lumisys subsequent to consummation of the Merger and prior to the release of the financial results covering at least 30 days of combined operations, the Merger would also be required to be accounted for under the purchase method of accounting, which would have the effect on the combined company's results of operations as described above.

EFFECT ON EMPLOYEE EQUITY PLANS

     STOCK OPTION PLANS. Under the terms of the Reorganization Agreement, each CompuRAD Stock Option granted pursuant to the CompuRAD Stock Option Plans shall be converted into an option to acquire, on the same terms and conditions as were applicable to such CompuRAD Stock Option on the date of the Reorganization Agreement, the number of shares of Lumisys Common Stock equal to the number of shares of CompuRAD Common Stock subject to such CompuRAD Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share). The per share exercise price under each such CompuRAD Stock Option shall be adjusted by dividing the per share exercise price under such CompuRAD Stock Option by the Exchange Ratio and rounding up to the nearest cent.

     As of October 31, 1997, options to acquire 140,280 shares of CompuRAD Common Stock were outstanding under the CompuRAD 1994 Stock Option Plan, and options to acquire 177,820 shares of CompuRAD Common Stock were outstanding under the 1996 Stock Option Plan. Immediately prior to the Effective Time, the vesting period for each option granted under CompuRAD's 1994 Stock Option Plan will become accelerated and each option will become fully exercisable and will be converted into options to acquire Lumisys Common Stock as described above. The vesting schedule of the options under the 1996 Stock Option Plan will not become accelerated prior to the Effective Time, and each such option will be converted into options to acquire Lumisys Common Stock as described above.

     As soon as practicable after the Effective Time, Lumisys will deliver to each holder of an outstanding CompuRAD Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such CompuRAD Stock Option shall continue in effect on the same terms and conditions (including antidilution provisions) as immediately prior to the Effective Time. Lumisys will comply with the CompuRAD Stock Option Plans and take such actions within its control that are reasonably necessary to ensure that the CompuRAD Stock Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time will continue to so qualify thereafter.

     No later than five days after the Effective Time, Lumisys will file a Registration Statement on Form S-8 with respect to the shares of Lumisys Common Stock subject to such options.

     EMPLOYEE STOCK PURCHASE PLAN. CompuRAD has agreed to terminate its ESPP immediately prior to the Effective Time by having the CompuRAD Board amend the ESPP as necessary to provide that any shares of CompuRAD Common Stock shall be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the ESPP) set by the CompuRAD Board, which new Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the CompuRAD Board shall specify. Immediately following such purchase of shares of CompuRAD Common Stock on the new Exercise Date, the ESPP shall terminate.

     WARRANTS. At the Effective Time, all rights with respect to the CompuRAD Warrants shall be converted into and become rights with respect to Lumisys Common Stock, and Lumisys shall assume each CompuRAD Warrant in accordance with the terms (as in effect as of the date of the Reorganization Agreement) of such CompuRAD Warrants. From and after the Effective Time, (i) each CompuRAD Warrant assumed by Lumisys may be exercised solely for shares of Lumisys Common Stock,
(ii) the number of shares of Lumisys Common Stock subject to each such CompuRAD Warrant shall be equal to the number of shares of CompuRAD Common Stock subject to such CompuRAD Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such CompuRAD Warrant shall be adjusted by dividing the per share exercise price under such CompuRAD Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such CompuRAD Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such CompuRAD Warrant shall otherwise remain unchanged. As of October 31, 1997, there were CompuRAD Warrants to acquire 100,000 shares of CompuRAD Common Stock.

REGULATORY MATTERS

     ANTITRUST. Lumisys and CompuRAD do not believe that any governmental filings with the FTC are required with respect to the Merger. However, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking to cause divestiture of significant assets of Lumisys or CompuRAD or their subsidiaries. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or, if such challenge is made, of what the result would be. Consummation of the Merger is conditioned upon, among other things, the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the United States which prevents the consummation of the Merger.

     FILING WITH THE DELAWARE SECRETARY OF STATE. A Certificate of Merger must be filed with the Secretary of State of the State of Delaware to consummate the Merger.

     SECURITIES LAWS. Lumisys and CompuRAD must comply with the federal securities laws and applicable securities laws of various states.

FEDERAL SECURITIES LAW CONSEQUENCES

     All of the Lumisys Common Stock issued in connection with the Merger will be freely transferable, except that any Lumisys Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of CompuRAD or Lumisys prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of CompuRAD, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of Lumisys, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of

CompuRAD or Lumisys generally include individuals or entities that control, are controlled by, or are under common control with, such corporation and may include certain officers and directors of such corporation as well as principal stockholders of such corporation.

     Affiliates of CompuRAD or Lumisys may not sell their shares of Lumisys Common Stock acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who are or become affiliates of Lumisys) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time an affiliate (together with certain related persons) would be entitled to sell shares of Lumisys Common Stock acquired in connection with the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 145. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Lumisys Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if Lumisys remained current with its informational filings under the Exchange Act. One year after the Effective Time, an affiliate would be able to sell such Lumisys Common Stock without such manner of sale or volume limitations provided that Lumisys was current with its Exchange Act informational filings and such affiliate was not then an affiliate of Lumisys. Two years after the Effective Time, an affiliate would be able to sell such shares of Lumisys Common Stock without any restrictions so long as such affiliate had not been an affiliate of Lumisys for at least three months prior thereto.

STOCK LISTING

     It is a condition to Lumisys' and CompuRAD's obligation to consummate the Merger that the shares of Lumisys Common Stock to be issued pursuant to the Reorganization Agreement be approved for listing on the Nasdaq National Market. An application shall be filed for listing such shares of Lumisys Common Stock on the Nasdaq National Market prior to consummation of the Merger.

APPRAISAL RIGHTS

     Under the DGCL, the holders of CompuRAD Common Stock are entitled to appraisal rights with respect to the Merger. The holders of Lumisys Common Stock are not entitled to any appraisal rights with respect to the Merger because Lumisys is not a constituent corporation in the Merger.

     In the event the Merger is consummated, record holders of CompuRAD Common Stock who meet and comply with the requirements of Section 262 of the DGCL will be entitled to dissenters' appraisal rights in respect of their shares of CompuRAD Common Stock. CompuRAD Stockholders will have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. In order to exercise dissenters' appraisal rights, dissenting stockholders must comply with the procedural requirements of Section 262 of the DGCL, a description of which is provided immediately below and the full text of which is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated herein by reference. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in the loss of dissenters' appraisal rights. Except as set forth above, CompuRAD Stockholders will have no appraisal rights in connection with the Merger.

     The dissenters' appraisal rights described below are available to holders of record of CompuRAD Common Stock. A person having a beneficial interest in shares of CompuRAD Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' appraisal rights the beneficial owner may have.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALI-

FIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. ALL REFERENCES IN
SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMPURAD COMMON STOCK AS TO WHICH DISSENTERS' APPRAISAL RIGHTS ARE ASSERTED.

     Under the DGCL, holders of shares of CompuRAD Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of CompuRAD Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, a corporation, not less than 20 days prior to the meeting at which a proposed merger is to be voted on, must notify each of its stockholders entitled to dissenters' appraisal rights as of the record date of the meeting that such appraisal rights are available and include in such notice a copy of Section 262. This Joint Proxy Statement/Prospectus shall constitute such notice to the holders of shares of CompuRAD Common Stock and a copy of
Section 262 is attached to this Joint Proxy Statement/Prospectus as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so, should review the following discussion and Annex D carefully because failure to comply timely and properly with the procedures specified will result in the loss of dissenters' appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the CompuRAD Common Stock, CompuRAD Stockholders who consider exercising such rights should seek the advice of legal counsel.

     A CompuRAD Stockholder wishing to exercise his dissenters' appraisal rights must deliver to CompuRAD, as the Surviving Corporation in the Merger, prior to the vote on the Merger Proposal at the CompuRAD Special Meeting, a written demand for appraisal of his shares of CompuRAD Common Stock. A proxy or vote against the Merger will not constitute such a demand. In addition, a holder of shares of CompuRAD Common Stock wishing to exercise his dissenters' appraisal rights must hold of record such shares on the date the written demand for appraisal is made, must continue to hold such shares until the date of consummation of the Merger and must not vote in favor of the Merger Proposal or consent thereto in writing pursuant to Section 228 of the DGCL.

     Only a holder of record of shares of CompuRAD Common Stock is entitled to assert appraisal rights for the shares of CompuRAD Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his name appears on his stock certificates. If the shares of CompuRAD Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of CompuRAD Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker, who holds shares of CompuRAD Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of CompuRAD Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of CompuRAD Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of CompuRAD Common Stock as to which appraisal is sought and where no number of shares of CompuRAD Common Stock is expressly mentioned the demand will be presumed to cover all shares of CompuRAD Common Stock held in the name of the record owner. Stockholders who hold their shares of CompuRAD Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     All written demands for appraisal should be sent or delivered to CompuRAD, c/o CompuRAD, Inc. at 1350 North Kolb Road, Tucson, Arizona 85715, Attention:
Secretary.

     Within 120 days after the consummation of the Merger, but not thereafter, CompuRAD or any stockholder entitled to dissenters' appraisal rights under
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of the shares of CompuRAD Common Stock held by any such stockholders. CompuRAD is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the shares of CompuRAD Common Stock. Accordingly, it is the obligation of the CompuRAD Stockholders to initiate all necessary action to perfect their dissenters' appraisal rights within the time prescribed in Section 262.

     Within 120 days after the consummation of the Merger, any CompuRAD Stockholder who has complied with the requirements for exercise of dissenters' appraisal rights will be entitled, upon written request, to receive from CompuRAD a statement setting forth the aggregate number of shares of CompuRAD Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed to such holders of the CompuRAD Common Stock within ten days after a written request therefor has been received by CompuRAD or within ten days after the expiration of the 20-day period for delivery of demands for appraisal by holders of the CompuRAD Common Stock outlined above, whichever is later.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the CompuRAD Stockholders entitled to appraisal rights and will appraise the "fair value" of their shares of CompuRAD Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the "fair value." Stockholders considering seeking appraisal should be aware that the "fair value" of their shares of CompuRAD Common Stock as determined under
Section 262 could be more than, the same as or less than the consideration they would receive pursuant to the Reorganization Agreement if they did not seek appraisal of their shares of CompuRAD Common Stock. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of CompuRAD Common Stock entitled to appraisal.

     Any holder of shares of CompuRAD Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Merger, be entitled to vote the shares of CompuRAD Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of CompuRAD Common Stock as of a date on or prior to the date of consummation of the Merger).

     If any CompuRAD Stockholder who demands appraisal of his or its shares of CompuRAD Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his or its right to appraisal, as provided in the DGCL, each share of CompuRAD Common Stock of such stockholder will be converted into the right to receive 0.928 shares of Lumisys Common Stock (with cash in lieu of fractional shares) in accordance with the Reorganization Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if no petition for appraisal is filed within 120 days after the consummation of the Merger, or if the CompuRAD stockholder delivers to CompuRAD a written withdrawal of his demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the consummation of the Merger will require the written approval of CompuRAD.

     ANY HOLDER OF COMPURAD COMMON STOCK WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

MERGER EXPENSES AND FEES AND OTHER COSTS

     Each of Lumisys and CompuRAD will pay its own expenses in connection with the Merger. Lumisys and CompuRAD will, however, share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the filing, printing and mailing of this Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto. The Exchange Ratio will be adjusted pursuant to the Reorganization Agreement to the extent that the aggregate fees and expenses paid by CompuRAD to its accountants, brokers, financial advisors, legal counsel and other persons retained by CompuRAD in connection with the negotiation and effectuation of the Reorganization Agreement and the transactions contemplated thereby exceeds $500,000.

                          THE REORGANIZATION AGREEMENT

     The description of the Reorganization Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A and incorporated herein by reference. All stockholders are urged to read the Reorganization Agreement in its entirety.

TERMS OF THE MERGER

     THE MERGER. At the Effective Time and subject to and upon the terms and conditions of the Reorganization Agreement and the DGCL, Merger Sub will be merged with and into CompuRAD, the separate corporate existence of Merger Sub will cease, and CompuRAD will continue as the Surviving Corporation and a wholly-owned subsidiary of Lumisys.

     EFFECTIVE TIME. As promptly as practicable after, and in any event no later than ten business days after the latest to occur of, the approval of the Merger Proposal by the CompuRAD Stockholders and the approval of the Share Proposal by the Lumisys Stockholders, subject to the satisfaction or waiver of the other conditions to the Merger, the Merger will be consummated by filing a Certificate of Merger, together with any required related certificates, with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL.

     CERTIFICATE OF INCORPORATION AND BYLAWS. The Reorganization Agreement provides that the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended, except that the name of the Surviving Corporation will be CompuRAD, Inc.

     DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time and the persons specified in the Reorganization Agreement shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     CONVERSION OF COMPURAD COMMON STOCK IN THE MERGER. At the Effective Time, each share of CompuRAD Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Lumisys, CompuRAD, Merger Sub or any direct or indirect wholly-owned subsidiary of Lumisys or CompuRAD) will be converted into the right to receive 0.928 shares of Lumisys Common Stock. Cash will be paid to the CompuRAD stockholders in lieu of fractional shares of Lumisys Common Stock. See "-- Fractional Shares" and "THE REORGANIZATION AGREEMENT -- Exchange of Certificates."

     STOCK OPTIONS. Under the terms of the Reorganization Agreement, each CompuRAD Stock Option granted pursuant to the CompuRAD Stock Option Plans shall be converted into an option to acquire, on the same terms and conditions as were applicable to such CompuRAD Stock Option on the date of the Reorganization Agreement, the number of shares of Lumisys Common Stock equal to the number of shares of CompuRAD Common Stock subject to such CompuRAD Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share). The per share exercise price under each such CompuRAD Stock Option shall be adjusted by dividing the per share exercise price under such CompuRAD Stock Option by the Exchange Ratio and rounding up to the nearest cent. See "THE MERGER -- Effect on Employee Equity Plans."

     EMPLOYEE STOCK PURCHASE PLAN. CompuRAD has agreed to terminate its ESPP immediately prior to the Effective Time by having the CompuRAD Board amend the ESPP as necessary to provide that any shares of CompuRAD Common Stock shall be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the ESPP) set by the CompuRAD Board, which new Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the CompuRAD Board shall specify. Immediately following such purchase of shares of CompuRAD Common Stock on the new Exercise Date, the ESPP shall terminate.

     FRACTIONAL SHARES. No certificates or scrip representing less than one share of Lumisys Common Stock shall be issued in connection with the Merger. In lieu of any such fractional share, each holder of a certificate or certificates for CompuRAD Shares who would otherwise have been entitled to a fraction of a share of Lumisys Common Stock upon surrender of such certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the closing price per share of Lumisys Common Stock as reported on the Nasdaq National Market on the Effective Date.

EXCHANGE OF CERTIFICATES AND MERGER CONSIDERATION

     EXCHANGE AGENT. Lumisys shall supply, or shall cause to be supplied, to or for the account of the Exchange Agent, in trust for the benefit of the CompuRAD Stockholders, for exchange in accordance with the Reorganization Agreement, through the Exchange Agent, certificates evidencing shares of Lumisys Common Stock issuable in exchange for outstanding CompuRAD Common Stock.

     EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time (but in any event within ten business days thereafter), Lumisys will instruct the Exchange Agent to mail to each holder of record of CompuRAD Common Stock a letter of transmittal and instructions to effect the surrender of the certificates representing CompuRAD Common Stock in exchange for certificates evidencing Lumisys Common Stock.

     MERGER CONSIDERATION. Upon surrender of a certificate representing CompuRAD Common Stock for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor (i) certificates evidencing that number of whole shares of Lumisys Common Stock which such holder has the right to receive in the Merger, (ii) any dividends or other distributions on the shares of Lumisys Common Stock which such holder is entitled to receive, and (iii) cash in respect of fractional shares of Lumisys Common Stock (the Lumisys Common Stock, distributions and cash described in clauses (i), (ii) and (iii) being, collectively, the "Merger Consideration"), and the certificate representing CompuRAD Common Stock so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of CompuRAD Common Stock which is not registered in the transfer records of CompuRAD as of the Effective Time, the Merger Consideration may be issued and paid to a transferee if the certificate evidencing such shares of CompuRAD Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of CompuRAD Common Stock will be deemed from and after the Effective Time, for all corporate purposes (other than payment of dividends or as described below under "Withholding Rights"), to evidence the ownership of the number of full shares of Lumisys Common Stock into which such shares of CompuRAD Common Stock shall have been so converted.

     WITHHOLDING RIGHTS. Lumisys or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Reorganization Agreement to any CompuRAD Stockholder such amounts as Lumisys or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Lumisys or the Exchange Agent, such withheld amounts shall be treated for purposes of the Reorganization Agreement as having been paid to the holder of the shares of CompuRAD Common Stock in respect of which such deduction and withholding was made by Lumisys or the Exchange Agent.

     LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates representing shares of CompuRAD Common Stock have been lost, stolen or destroyed, the Exchange Agent will issue shares of Lumisys Common Stock in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of such certificates and, at the request of Lumisys, upon delivery of a bond in such a sum as Lumisys may reasonably direct as indemnity against any claim that may be made against Lumisys or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO THE COMPURAD STOCKHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF COMPURAD COMMON STOCK. COMPURAD STOCKHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains various customary representations and warranties made by CompuRAD, in respect of itself, in favor of Lumisys and Merger Sub, and made by Lumisys and Merger Sub, in respect of Lumisys and Merger Sub, in favor of CompuRAD, relating, among other things, to the following matters: (i) corporate organization, standing, qualification, approvals and similar matters; (ii) force and effect of charter and bylaws; (iii) the capital structure of each company; (iv) the authorization, execution, delivery and enforceability of the Reorganization Agreement; (v) no breach or default of certain material agreements; (vi) the absence of conflict of the Reorganization Agreement with charter documents, laws or agreements for the execution, delivery and performance of the Reorganization Agreement; (vii) the absence of conflict with, default under or violation of agreements and laws, and the holding of permits necessary for the conduct of business; (viii) reports and other documents filed with the Commission and the fair presentation of the financial statements contained therein in accordance with generally accepted accounting principles; (ix) conduct of business in the ordinary course and the absence of certain changes; (x) the absence of undisclosed liabilities; (xi) the absence of pending or threatened litigation; (xii) employee benefit matters; (xiii) labor matters and claims or threatened claims; (xiv) payment of taxes and certain other tax matters; (xv) compliance with environmental laws; (xvi) ownership, rights to use and absence of violations or claims or restrictions with respect to intellectual property; (xvii) the absence of actions that could affect the ability of Lumisys to account for the Merger as a pooling-of-interests; (xviii) the opinions of CompuRAD's and Lumisys' respective financial advisors as to fairness of the Merger from a financial point of view; and (xix) absence of brokers', finders' and investment bankers' fees (other than the fees and expenses owed to H&Q and CIBC).

CONDUCT OF BUSINESS PENDING THE MERGER

     OPERATION OF COMPURAD'S BUSINESS PRIOR TO THE MERGER. Pursuant to the Reorganization Agreement, CompuRAD has agreed that from the date of the execution of the Reorganization Agreement until the Effective Time (the "Pre-Closing Period") it shall conduct its business and operations in the ordinary course and consistent with past practices and in compliance with all applicable legal requirements, and it shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with CompuRAD; CompuRAD shall keep in full force all its insurance policies; CompuRAD shall provide all notices, assurances and support required by any CompuRAD contract relating to any proprietary asset in order to ensure that no condition of default or breach under such CompuRAD Contract occurs which could result in, or could increase the likelihood of, (1) any transfer or disclosure by CompuRAD of any source code materials or other proprietary asset, or (2) a release from any escrow of any source code material or other proprietary asset which has been deposited or is required to be deposited in escrow under the terms of such contract; and CompuRAD shall (to the extent requested by Lumisys) cause its officers to report regularly to Lumisys concerning the status of CompuRAD's business; CompuRAD has also agreed that it shall not, among other things, (without the consent of Lumisys): (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or stock purchase agreements; (b) sell, issue, or grant any capital stock or other security, any option, call, warrant or right to acquire any capital stock or other security, or any instrument convertible into or exchangeable for any capital stock or other security (except (1) pursuant to the 1996 Employee Stock Purchase Plan, (2) CompuRAD may issue CompuRAD Common Stock upon the valid exercise of 1996 Stock Options outstanding as of the date of the Reorganization Agreement and (3) CompuRAD may grant 1996 Stock Options under the 1996 Stock Option Plan to purchase up to an additional 120,000 shares of CompuRAD Common Stock after the date hereof and may issue CompuRAD Common Stock upon the exercise thereof, which shall have at least exercise prices equal to the fair market value on the date of the grant, (consistent with past practice); (c) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of CompuRAD's stock option plans, or any stock option or warrant agreements; (d) amend its certificate of incorporation or bylaws or other charter documents, or become a party to any merger, consolidation, business combination, recapitalization, stock split, reverse stock split or similar transaction; (e) form any subsidiary or acquire any equity interest in any other entity; (f) make any capital expenditure exceeding $100,000 in the aggregate during the Pre-Closing Period; (once CompuRAD has made aggregate capital expenditures that exceed $100,000, it must seek Lumisys' consent for any additional capital expenditures in increments of $25,000); (g) enter into any material contract, or amend or terminate, or waive any material right under any material contract; (h) sell, acquire, lease or license any asset to or from any third party; (i) lend money to any third party, or incur or guarantee any indebtedness (except for: advances to employees (other than affiliates of CompuRAD) in each case not to exceed $1,000 per employee, in the ordinary course of business and borrowings up to $1,000,000 under a certain credit line) (j) establish, adopt or amend any employee benefit plan, pay any bonus (other than to non-officer employees exceeding $35,000 in the aggregate) or make any profit-sharing or similar payment to, or increase the amount of the compensation payable to any of its directors, officers or employees; (k) hire any new employee having an annual salary in excess of $100,000, or engage any consultant or independent contractor for a period exceeding 30 days; (l) change any of its methods of accounting or accounting practices in any respect, except as required by generally accepted accounting principles; (m) make any tax election; (n) commence or settle any legal proceeding other than in the ordinary course of business; (o) take any other material action outside the ordinary course of business or inconsistent with past practices; or (p) agree or commit to take any action described in the clauses "(a)" through "(o)" above.

     Pursuant to the Reorganization Agreement, one or more events, violations, inaccuracies, circumstances or other matters will be deemed to have a "Material Adverse Effect" on a party if such event(s), violation(s), inaccuracy(ies), circumstance(s) or other matter(s) would have a material adverse effect on: (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the applicable party

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

and its subsidiaries taken as a whole, (ii) the ability of the party to consummate the Merger or any of the other transactions contemplated by the Reorganization Agreement or to perform obligations under the Reorganization Agreement, or (iii) Lumisys' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation, except that any event(s), violation(s), inaccuracy(ies), circumstance(s) or other matter(s) from the following shall not be taken into account in determining whether there has been or there is reasonably expected to be a Material Adverse Effect: (i) general economic conditions or conditions affecting the party's industry generally, (ii) the delay or cancellation of orders for the party's products from customers or distributors (or other resellers) directly attributable to the announcement of the Reorganization Agreement or pendency of the Merger, (iii) the lack of or delay in availability of components or raw materials from the party's suppliers directly attributable to the announcement of the Reorganization Agreement or pendency of the Merger, and (iv) stockholder litigation brought or threatened against the party or any member of the Board of Directors of the party with respect to the Reorganization Agreement or pendency of the Merger, provided, however, that in any dispute, the party asserting that any of the foregoing is "directly attributable" to or "with respect to" the Reorganization Agreement or pendency of the Merger shall have the burden of proof of such assertion by a preponderance of the evidence.

     OPERATION OF LUMISYS' BUSINESS PRIOR TO THE MERGER. Pursuant to the Reorganization Agreement, Lumisys has agreed that, during the Pre-Closing Period, it shall not (without CompuRAD's consent) (a) declare or pay any dividend on or make any other distribution (whether in cash, stock, equity securities or property) in respect of any capital stock (other than ordinary and routine cash dividends to its stockholders in accordance with past practices), or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (b) sell, issue or grant any capital stock or other security, any option, call, warrant or right to acquire any capital stock or other security, or any instrument convertible into or exchangeable for any capital stock or other security (except (1) pursuant to the 1995 Employee Stock Purchase Plan, (2) Lumisys may issue Lumisys Common Stock upon the valid exercise of Lumisys stock options outstanding as of the date of the Reorganization Agreement, and (3) Lumisys may grant Lumisys stock options under the Lumisys stock option plans to purchase up to an additional 240,000 shares of Lumisys Common Stock after the date of the Reorganization Agreement and may issue Lumisys Common Stock upon the exercise thereof); (c) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Lumisys' stock option plans except for amendments to Lumisys' stock option plans to increase the number of shares subject to issuance pursuant to such Lumisys stock option plans; (d) amend its certificate of incorporation or bylaws or become a party to any merger, consolidation, or business combination; (e) materially change its accounting methods, principles or practices, except as required by generally accepted accounting principles; (f) take any action, or permit any action to be taken, which would result in a failure to maintain the listing and trading of Lumisys Common Stock on the Nasdaq National Market; (g) make any tax election; (h) commence or settle any legal proceeding other than in the ordinary course of business; (i) take any other material action outside the ordinary course of business or inconsistent with past practices; or (j) agree or commit to take any action described in clauses "(a)" through "(i)" of above.

ADDITIONAL COVENANTS

     The Reorganization Agreement also contains certain additional covenants of the parties including covenants relating to: (i) the preparation and filing of the Registration Statement and Joint Proxy Statement/Prospectus; (ii) CompuRAD's obligations with respect to the CompuRAD Special Meeting; (iii) Lumisys' obligations with respect to the Lumisys Special Meeting; (iv) the assumption of the CompuRAD Stock Options and the CompuRAD Warrants; (vi) indemnification of officers and directors; (vii) actions regarding "pooling of interests" accounting for the Merger; (viii) subject to certain limitations, the preparation and filing of filings and notices and obtaining approvals, consents, ratifications, permissions, waivers and authorizations; (ix) press release, public statements and other disclosures regarding the Merger, the Reorganization Agreement and the transactions contemplated thereby; (x) affiliate agreements;
(xi) tax matters and continuity of interest certificates; (xii) delivery of a letter from Ernst & Young LLP and Price Waterhouse LLP with respect to the Registration Statement; (xiii) resignation of CompuRAD officers and

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

directors; (xiv) appointment of additional directors to the Lumisys Board; (xv) regulatory approvals; and (xvi) financial information and reporting.

     COMPURAD SPECIAL MEETING. CompuRAD has agreed in the Reorganization Agreement (i) to take all action in accordance with applicable law to call, give notice of, convene and hold the CompuRAD Special Meeting, and (ii) not to withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Lumisys, the unanimous recommendation of the CompuRAD Board that the CompuRAD Stockholders vote in favor of the Merger Proposal. Notwithstanding the foregoing, prior to the approval of the Reorganization Agreement by the CompuRAD Stockholders, if a Superior Offer (as defined below) is made to CompuRAD and is not withdrawn, the CompuRAD Board may, in light of the Superior Offer, to the extent it determines in good faith, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties to CompuRAD's Stockholders under applicable law, (i) withdraw or modify its approval or recommendation of the Merger Proposal or (ii) approve or recommend such Superior Offer; provided that, in so withdrawing or modifying its approval or recommendation of the Merger Proposal and/or recommending or approving a Superior Offer, neither CompuRAD nor its Representatives (as defined in the Reorganization Agreement) shall have breached the non-solicitation provisions of the Reorganization Agreement.

     A "Superior Offer" means any bona fide offer made by a third party to acquire, directly or indirectly more than 50% of outstanding CompuRAD Common Stock on terms that the CompuRAD Board determines in its reasonable judgment, after consultation with its financial advisor, to be more favorable to CompuRAD's Stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is neither committed nor, in the good faith judgment of the CompuRAD Board, reasonably capable of being obtained by such third party.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. Pursuant to the Reorganization Agreement, Lumisys has agreed that, from the Effective Time, Lumisys will, and Lumisys will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of CompuRAD pursuant to each indemnification agreement in effect at the Effective Time between CompuRAD and each person who is or was a director or officer of CompuRAD at or prior to the Effective Time and any indemnification provisions under CompuRAD's Restated Certificate of Incorporation or Bylaws as each is in effect on the date of the Reorganization Agreement (the persons to be indemnified pursuant to the agreements or provisions referred to in the foregoing clauses shall be referred to as the "Indemnified Parties.") The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in CompuRAD's Restated Certificate of Incorporation and Bylaws on the date of the Reorganization Agreement which provisions will not be modified, repealed or amended for a period of six years after the Effective Time in any manner that would adversely affect the rights of any Indemnified Parties, unless required by applicable law.

     Moreover, subject to certain limitations, Lumisys has agreed to cause the Surviving Corporation to maintain in effect, during the three-year period commencing as of the Effective Time, a policy of directors' and officers' liability insurance for the benefit of each of the Indemnified Parties providing coverage and containing terms no less advantageous to the Indemnified Parties than the coverage and terms of CompuRAD's existing policy of directors' and officers' liability insurance.

NO SOLICITATION

     Pursuant to the Reorganization Agreement, CompuRAD has agreed that (i) it will not directly or indirectly, and will not authorize or permit its representative directly or indirectly to: (a) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (b) furnish any information regarding CompuRAD to any third party in connection with or in response to an Acquisition Proposal, (c) engage in discussions or negotiations with any third party with respect to any Acquisition Proposal, (d) approve, endorse or recommend any Acquisition Proposal or (e) enter into any letter of intent or

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

similar document or any contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, prior to the approval of the Merger Proposal by the CompuRAD Stockholders, no provision of the Reorganization Agreement prohibits CompuRAD from furnishing nonpublic information regarding CompuRAD to, or entering into discussions and participating in negotiations with, any third party in response to an Acquisition Proposal that is submitted by such third party (and not then withdrawn) if (A) neither CompuRAD nor any of the representatives of CompuRAD violate any of the non-solicitation provisions set forth in the Reorganization Agreement, (B) the CompuRAD Board concludes in good faith, after consultation with outside legal counsel, that such action is required in order for the CompuRAD Board to comply with its fiduciary obligations to the CompuRAD Stockholders under applicable law, (C) concurrently with furnishing any such nonpublic information to, or entering into discussions or negotiations with, such third party, CompuRAD gives Lumisys written notice of the identity of such third party and of CompuRAD's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such third party, and CompuRAD receives from such third party an executed confidentiality agreement containing customary and reasonable limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party by or on behalf of CompuRAD and (D) concurrently with furnishing any such nonpublic information to such Person, CompuRAD furnishes such nonpublic information to Lumisys (to the extent such nonpublic information has not been previously furnished by CompuRAD to Lumisys). CompuRAD also agreed in the Reorganization Agreement that any violation of any of the above restrictions by any representative of CompuRAD, whether or not such representative is purporting to act on behalf of CompuRAD, shall be deemed to constitute a breach of the no solicitation restriction set forth in the Reorganization Agreement. In addition, CompuRAD also agreed that (ii) it shall promptly advise Lumisys of any Acquisition Proposal made during the Pre-Closing Period and of any such Acquisition Proposal and any modification or proposed modification thereto.

     "Acquisition Proposal" means any offer, proposal or inquiry (other than an offer or proposal by Lumisys) contemplating or otherwise relating to any acquisition transaction.

     "Acquisition Transaction" means any transaction or series of related transaction involving, (i) other than the transaction contemplated by the Reorganization Agreement, any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (a) in which CompuRAD is a constituent corporation, (b) in which a third party or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of third parties directly or indirectly acquires CompuRAD or more than 50% of CompuRAD's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of CompuRAD, or (c) in which CompuRAD issues securities representing more than 20% of the outstanding securities of any class of voting securities of CompuRAD; (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of CompuRAD; or (iii) any liquidation or dissolution of CompuRAD.

CONDITIONS TO THE MERGER

  LUMISYS AND MERGER SUB

     The obligations of Lumisys and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the Closing (as defined in the Reorganization Agreement), of each of the following conditions:
(i) the representations and warranties of CompuRAD contained in the Reorganization Agreement are accurate in all respects as of the date of the Reorganization Agreement and shall be accurate in all respects as of the Closing Date (as defined in the Reorganization Agreement) as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered individually and collectively) do not constitute a Material Adverse Effect on CompuRAD as described in the Reorganization Agreement, (ii) each covenant or obligation that CompuRAD is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects; (iii) the Registration Statement shall have become effective in accordance

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

with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement; (iv) the Reorganization Agreement shall have been duly adopted and approved by the CompuRAD Stockholders, the Merger shall have been duly approved by the CompuRAD Stockholders and the issuance of Lumisys Common Stock in the Merger shall have been duly approved by the Lumisys Stockholders; (v) Lumisys and CompuRAD shall have received: (a) Affiliate Agreements; (b) Employment Offer Letters executed by Dr. Phillip Berman, Cary Cole, and Henky Wibowo; (c) a letter from Ernst & Young LLP, to the effect that Ernst & Young LLP is not aware of any fact from CompuRAD's perspective that could preclude Lumisys from accounting for the Merger as a "pooling of interests"; (d) a letter from Price Waterhouse LLP, to the effect that Lumisys may account for the Merger as a "pooling of interests";
(e) a legal opinion of Cooley Godward, to the effect that the Merger will constitute a tax-free reorganization, (this condition shall nonetheless be deemed to be satisfied if counsel to CompuRAD renders such opinion to Lumisys);
(f) a closing certificate executed by CompuRAD's Chief Executive Officer; and
(g) the written resignations of all officers and directors of CompuRAD, effective as of the Effective Time; (vi) no Material Adverse Effect with respect to CompuRAD shall have occurred since the date of the Reorganization Agreement;
(vii) the shares of Lumisys Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market; (viii) no injunction or other order preventing the consummation of the Merger shall have been issued by any court, and there shall not be any legal requirement applicable to the Merger that makes consummation of the Merger illegal; and (ix) there shall not be pending or threatened any governmental legal proceeding challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by the Reorganization Agreement and seeking to prohibit or limit Lumisys's ability to exercise ownership rights with respect to the stock of the Surviving Corporation or which would materially and adversely affect the right of Lumisys, the Surviving Corporation or any subsidiary of Lumisys to own the assets or operate the business of CompuRAD.

  COMPURAD

     The obligation of CompuRAD to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions: (i) the representations and warranties of Lumisys contained in the Reorganization Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered individually and collectively) do not constitute a Material Adverse Effect on Lumisys as described in the Reorganization Agreement; (ii) all of the covenants and obligations that Lumisys and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects;
(iii) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement; (iv) the Reorganization Agreement shall have been duly approved and adopted by the CompuRAD Stockholders, the Merger shall have been duly approved by the CompuRAD Stockholders and the issuance of Lumisys Common Stock in the Merger shall have been duly approved by the Lumisys Stockholders; (v) CompuRAD shall have received: (a) a legal opinion of Wilson Sonsini, to the effect that the Merger will constitute a tax-free reorganization (this condition shall nonetheless be deemed to be satisfied if counsel to Lumisys renders such opinion to CompuRAD);
(b) a closing certificate executed by an executive officer of Lumisys; (c) a letter from Price Waterhouse LLP to the effect that, Price Waterhouse LLP is not aware of any fact concerning Lumisys or any of Lumisys's stockholders or affiliates that could preclude Lumisys from accounting for the Merger as a "pooling of interests"; (vi) no Material Adverse Effect with respect to Lumisys shall have occurred since the date of the Reorganization Agreement; (vii) the shares of Lumisys Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market; and (viii) no injunction or other order preventing the consummation of the Merger by CompuRAD shall have been issued by any court and there shall not be any legal requirement applicable to the Merger that makes consummation of the Merger by CompuRAD illegal.

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

TERMINATION OF THE REORGANIZATION AGREEMENT

     The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Time, and unless specifically provided otherwise, whether before or after the approval of the Merger by the stockholders of Lumisys or
CompuRAD: (i) by written mutual consent of Lumisys and CompuRAD; (ii) by either Lumisys or CompuRAD if the Merger is not consummated by January 31, 1998, provided, however, that the right to terminate the Reorganization Agreement for such reason shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Reorganization Agreement; (iii) by either Lumisys or CompuRAD if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iv) by either Lumisys or CompuRAD if CompuRAD's Stockholders have not approved the Merger Proposal at the CompuRAD Special Meeting (provided, however, that the right to terminate the Reorganization Agreement as provided in this clause "(iv)" shall not be available to CompuRAD where the failure to obtain the required CompuRAD Stockholder vote shall have been caused by the action or failure to act of CompuRAD and such action or failure to act constitutes a material breach by CompuRAD of the Reorganization Agreement); (v) by either Lumisys or CompuRAD if Lumisys Stockholders have not approved the Share Proposal at the Lumisys Special Meeting (provided, however, that the right to terminate the Reorganization Agreement as provided in this clause "(v)" shall not be available to Lumisys where the failure to obtain the required Lumisys Stockholder vote shall have been caused by the action or failure to act of Lumisys and such action or failure to act constitutes a material breach by Lumisys of the Reorganization Agreement); (vi) by Lumisys (at any time prior to the approval of the Merger Proposal by the CompuRAD Stockholders) or by CompuRAD (at any time after the CompuRAD Stockholders have failed to approve the Merger Proposal at a CompuRAD Special Meeting) if a CompuRAD Triggering Event (as defined below) shall have occurred; (vii) by Lumisys if any of CompuRAD's representations and warranties contained in the Reorganization Agreement shall be or shall have become materially inaccurate, or if any of CompuRAD's covenants contained in the Reorganization Agreement shall have been breached in any material respect, in either case such that the conditions which are required to be satisfied prior to the obligations of Lumisys and Merger Sub to consummate the Merger are not satisfied; provided, however, that if an inaccuracy in CompuRAD's representations and warranties or a breach of a covenant by CompuRAD is curable by CompuRAD and CompuRAD is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, and such cure shall occur prior to January 31, 1998 and shall not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect on CompuRAD, then Lumisys may not terminate the Reorganization Agreement as provided in this clause "(vii)", and provided further that Lumisys may not terminate the Reorganization Agreement as provided in this clause "(vii)" if it shall have materially breached the Reorganization Agreement; (viii) by CompuRAD if any of Lumisys' representations and warranties contained in the Reorganization Agreement shall be or shall have become materially inaccurate, or if any of the Lumisys's covenants contained in the Reorganization Agreement shall have been breached in any material respect, in either case such that the conditions which are required to be satisfied prior to the obligations of CompuRAD to consummate the Merger are not satisfied; provided, however, that if an inaccuracy in Lumisys' representations and warranties or a breach of a covenant by Lumisys is curable by Lumisys and Lumisys is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, and such cure shall occur prior to January 31, 1998 and shall not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect on Lumisys, then CompuRAD may not terminate the Reorganization Agreement as provided in this clause "(viii)", and provided further that CompuRAD may not terminate the Reorganization Agreement as provided in this clause "(viii)" if it shall have materially breached the Reorganization Agreement; or (ix) by Lumisys if (a) any person who has signed a Voting Agreement in favor of Lumisys, shall have breached, withdrawn, amended or modified in a manner adverse to Lumisys, such Voting Agreement, (b) if, prior to the Effective Time, any person who has signed a Voting Agreement challenges the validity of such Voting Agreement, (c) if any person who has signed a Voting Agreement in any way disposes of or encumbers any of the shares of CompuRAD Common Stock owned directly or beneficially by such person as of the date of the Reorganization Agreement, or (d) if any person who has signed a Voting Agreement votes in favor of an Acquisition Proposal.

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

     A "CompuRAD Triggering Event" shall be deemed to have occurred if: (i) the CompuRAD Board shall have failed to recommend unanimously, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Lumisys its unanimous recommendation in favor of, the Merger or approval of the Reorganization Agreement; (ii) CompuRAD shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the CompuRAD Board in favor of approval of the Reorganization Agreement and the Merger; (iii) the CompuRAD Board shall have approved, endorsed or recommended any Acquisition Proposal; (iv) CompuRAD shall have entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal; (v) a tender or exchange offer relating to securities of CompuRAD shall have been commenced and CompuRAD shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that CompuRAD recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and CompuRAD fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced.

TERMINATION FEES

     The Reorganization Agreement provides that if the Reorganization Agreement is terminated and if CompuRAD consummates an Acquisition Transaction within twelve months from the date the Reorganization Agreement is terminated, then CompuRAD shall pay to Lumisys within two business days following the consummation of such Acquisition Transaction, the sum of $1,000,000, provided that the termination is pursuant to: (i) clause "(iv)" under "-- Termination of the Reorganization Agreement" by Lumisys or CompuRAD (and if by Lumisys, only if at the time the CompuRAD Special Meeting was held, there existed a publicly announced and pending Acquisition Proposal), (ii) clause "(vi)" under "-- Termination of the Reorganization Agreement" by Lumisys or CompuRAD (and if by Lumisys, unless the occurrence of a CompuRAD Triggering Event is attributable to Lumisys' failure to meet the condition as provided in clause "(vi)" under "-- Conditions to the Merger -- CompuRAD" (but only if such failure to meet the condition as provided in such clause arose from (A) Lumisys' breach of or failure to perform its covenants under the Reorganization Agreement, or (B) Lumisys' breach of or inaccuracy of any of its representations and warranties as set forth in the Reorganization Agreement that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of the Reorganization Agreement)), (iii) clause "(viii)" under "--Termination of the Reorganization Agreement" by CompuRAD (provided that such termination under such clause is not as a result of (A) Lumisys' breach of or failure to perform its covenants as set forth in the Reorganization Agreement, or (B) Lumisys' breach of or inaccuracy of any of its representations and warranties as set forth in the Reorganization Agreement that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement), or (iv) clause "(ix") under "-- Termination of the Reorganization Agreement.

     The Reorganization Agreement further provides that if the Reorganization Agreement is terminated Lumisys shall pay to CompuRAD within two business days following the date of Reorganization Agreement is terminated as described in this paragraph, the sum of $1,000,000, provided that the termination is pursuant to: (i) clause "(ii)" under "-- Termination of the Reorganization Agreement" by Lumisys (unless failure to consummate the Merger is attributable to the restrictions or restraints imposed by any governmental body or because certain conditions to Lumisys' and Merger Sub's obligation to consummate the Merger are not met (subject to certain qualifications)), (ii) clause "(v)" under the "-- Termination of the Reorganization Agreement" by either Lumisys or CompuRAD (and if by CompuRAD, unless the condition as provided in clause "(vi)" under "-- Conditions to Merger-Lumisys and Merger Sub" has not been met by CompuRAD at the time of the Lumisys Special Meeting, during which the required Lumisys Stockholder vote was not obtained, is held (but only if such failure to meet the condition as provided in clause "(vi)" under "-- Conditions to Merger-Lumisys and Merger Sub" arose from (A) CompuRAD's breach of or failure to perform its covenants as set forth in the Reorganization Agreement, or (B) CompuRAD's breach of or inaccuracy of any of its representations and warranties as set forth in the Reorganization Agreement that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of the Reorganization Agreement)), (iii) clause "(vii)" under the "--Termination of the Reorganization

Agreement" by Lumisys (provided that such termination under such clause is not as a result of (A) CompuRAD's breach of or failure to perform its covenants as set forth in the Reorganization Agreement, or (B) CompuRAD's breach of or inaccuracy of any of its representations and warranties as set forth in the Reorganization Agreement that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of the Reorganization Agreement), or (iv) clause "(viii)" under the "-- Termination of the Reorganization Agreement" by CompuRAD (provided that such termination under such clause is as a result of (A) Lumisys' breach of or failure to perform its covenants as set forth in the Reorganization Agreement, or (B) Lumisys' breach of or inaccuracy of any of its representations and warranties set forth in the Reorganization Agreement that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Reorganization Agreement).

AMENDMENT; WAIVER

     The Reorganization Agreement may be amended by CompuRAD and Lumisys at any time provided, however, that (i) after any approval of the Merger Proposal by the CompuRAD Stockholders, no amendment shall be made which by law requires further approval of the CompuRAD Stockholders without the further approval of the CompuRAD Stockholders, and (ii) after any such approval of the Share Proposal, no amendment shall be made which by law or NASD regulation requires further approval of the Lumisys Stockholders without the further approval of the Lumisys Stockholders. The Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of each of Lumisys and CompuRAD.

                                OTHER AGREEMENTS

VOTING AGREEMENTS

     Pursuant to the Voting Agreements entered into in favor of Lumisys, Dr. Phillip Berman (who beneficially owns approximately 517,500 shares of CompuRAD Common Stock and is a director, President and Chief Executive Officer of CompuRAD); Cary Cole (who beneficially owns approximately 490,500 shares of CompuRAD Common Stock and is a director and Vice President of CompuRAD); Henky Wibowo (who beneficially owns approximately 517,500 shares of CompuRAD Common Stock and is a director and Vice President of CompuRAD); and Kevin Donovan (who beneficially owns approximately 89,600 shares of CompuRAD and is the Vice President, Finance and Chief Financial Officer of CompuRAD) (collectively, such CompuRAD Stockholders referred to as the "Subject Stockholders" and the aggregate approximately 1,615,000 shares of CompuRAD Common Stock held by the Subject Stockholders in the aggregate referred to as the "Subject Shares"), who hold in the aggregate approximately 41% of the outstanding CompuRAD Common Stock, have agreed that, prior to the earlier of the valid termination of the Reorganization Agreement or the Effective Time (the "Expiration Date"), they will vote the Subject Shares in favor of (i) the Merger, (ii) the execution and delivery by Lumisys of the Reorganization Agreement, (iii) the adoption and approval of the terms thereof and (iv) in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof. The Subject Stockholders have also agreed that prior to the Expiration Date they will not enter into any agreement or understanding with any person to vote or give instructions with respect to the Subject Shares regarding the Merger and the Reorganization Agreement, other than any agreement or understanding to vote or give instructions in favor of the Merger and the Reorganization Agreement. The Voting Agreements do not prevent the tender of the Subject Shares as part of an Acquisition Proposal or the voting of the Subject Shares for an Acquisition Proposal.

     The Subject Stockholders have also delivered to Lumisys an irrevocable proxy with respect to matters covered by the Voting Agreements and have agreed to waive any rights of appraisal and any dissenters rights that they may have in connection with the Merger. The Subject Stockholders have further agreed that during the period commencing on the date of the Voting Agreement and ending on the Expiration Date, they shall not (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal,
(ii) furnish any information regarding CompuRAD to any person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction.

AFFILIATE AGREEMENTS

     It is a condition precedent to the consummation of the Merger that those CompuRAD Stockholders who may be deemed to be an affiliate (the "Affiliate"), as such term is defined in Rule 145 of the Act, will execute an agreement (the "Affiliate Agreement") that prohibits the sale, transfer or other disposition of Lumisys Common Stock received by such stockholder of CompuRAD unless at such time: (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Act; (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated under the Act, as evidenced by a broker's letter and a representation letter executed by such stockholder (satisfactory in form and content to Lumisys) stating that such requirements have been met; (iii) counsel reasonably satisfactory to Lumisys shall have advised Lumisys in a written opinion letter (satisfactory in form and content to Lumisys), upon which Lumisys may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or (iv) an authorized representative of the Commission shall have rendered written advice to the Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the Commission shall have been delivered to Lumisys.

     Such Affiliate Agreements also restrict sales, dispositions or other transactions that reduce the Affiliate's risk of investment in respect of the shares of CompuRAD Common Stock held by them so as to ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

EMPLOYMENT OFFER LETTERS

     Dr. Phillip Berman, Cary Cole, and Henky Wibowo (each referred to as an "Executive"), will execute Employment Offer Letters from Lumisys upon the Closing (as defined in the Reorganization Agreement) which provide for the employment of each Executive (subject to early termination) at their current compensation. Such Executives will also be entitled to receive certain bonus compensation under certain circumstances and will be entitled to participate in certain other employee benefit plans that are generally made available to Lumisys' employees.

     Each of the Employment Offer Letters provides that if Lumisys terminates such Executive's employment with Lumisys within two years after the Effective Time without "cause," or if such Executive terminates his employment during such two-year period for "good reason," then Lumisys will pay severance to such Executive in an amount equivalent to such Executive's annual base salary for a specified period of time. The amount of severance payment each Executive is entitled to receive under his Employment Offer Letter is less than the amount of severance each Executive is entitled to receive under his employment agreements currently in effect with CompuRAD.

     Pursuant to the Employment Offer Letters, an Executive's employment with Lumisys will be deemed to have been terminated for "cause" if such employment is terminated due to misconduct, including (i) the current use of illegal drugs;
(ii) indictment for any crime involving moral turpitude, fraud or misrepresentation; (iii) the commission of any act which would constitute a felony and which would adversely impact the business reputation of Lumisys; (iv) fraud; (v) misappropriation or embezzlement of funds or property of Lumisys;
(vi) willful conduct which is materially injurious to the reputation, business or business relationships of Lumisys; (viii) the failure of such Executive to perform his duties and/or responsibilities provided that such failure of performance has not been cured during a specified period of time; or (ix) a material violation of any of the provisions of the Employment Offer Letter or of the Proprietary Information and Inventions Agreement which has also been executed by such Executive. Further, pursuant to the Employment Offer Letters, an Executive may terminate his employment with Lumisys for "good reason" if there has been (i) a material diminution in such Executive's salary, under certain conditions or (ii) a relocation of such Executive outside of the San Francisco Bay Area (other than returning to Tucson, Arizona).

     In addition, each Employment Offer Letter contains a non-solicitation covenant pursuant to which during the period of his employment with Lumisys and for one year thereafter, the Executive agrees not to interfere with the business of Lumisys by (i) soliciting, attempting to solicit, inducing or otherwise causing any employee of Lumisys to terminate his or her employment with Lumisys; or (ii) directly or indirectly soliciting the business of any customer of Lumisys which at the time of termination or one year immediately prior thereto was listed on Lumisys' customer list.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger of Lumisys and CompuRAD to be accounted for as a pooling of interests. The unaudited pro forma combined condensed balance sheet presents the combined financial position of Lumisys and CompuRAD assuming that the proposed merger had occurred as of June 30, 1997. The unaudited pro forma combined condensed statements of operations give effect to the proposed merger of Lumisys by combining the results of operations for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. These unaudited pro forma combined condensed financial statements are based on and should be read in conjunction with the historical financial statements and notes thereto of Lumisys and CompuRAD, which are included elsewhere in this Joint Proxy Statement/Prospectus.

                              LUMISYS AND COMPURAD

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                          SIX MONTHS ENDED
                                              JUNE 30,                 YEAR ENDED DECEMBER 31,
                                         -------------------       -------------------------------
                                          1997        1996          1996        1995        1994
                                         -------     -------       -------     -------     -------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Sales..................................  $15,094     $13,785       $28,966     $21,337     $10,131
Cost of revenues.......................    6,711       6,613        13,312      10,713       4,807
                                         -------     -------       -------     -------     -------
          Gross profit.................    8,383       7,172        15,654      10,620       5,324
                                         -------     -------       -------     -------     -------
Operating expenses:
  Research and development.............    3,324       2,534         5,545       3,510       1,826
  Sales and marketing..................    2,376       1,379         3,093       2,250       1,148
  General and administrative...........    1,898       1,567         3,151       2,289         859
  Amortization of intangible asset.....       --          --            --         203         203
  Acquired in-process R&D..............       --          --            --       1,442          --
  Stock-based compensation and
     expense...........................        6         361           367         100          --
                                         -------     -------       -------     -------     -------
          Total operating expenses.....    7,604       5,841        12,156       9,794       4,036
                                         -------     -------       -------     -------     -------
Income from operations.................      779       1,331         3,498         826       1,288
Other income, net......................      564         422           979         213          86
                                         -------     -------       -------     -------     -------
Income before provision for income
  taxes................................    1,343       1,753         4,477       1,039       1,374
Provision (benefit) for income taxes...      830         497         1,662        (762)         95
                                         -------     -------       -------     -------     -------
Net income.............................  $   513     $ 1,256       $ 2,815     $ 1,801     $ 1,279
                                         =======     =======       =======     =======     =======
Accretion of mandatorily redeemable
  convertible preferred stock..........       --          --            --          --          96
                                         -------     -------       -------     -------     -------
Net income attributable to common
  stock................................  $   513     $ 1,256       $ 2,815     $ 1,801     $ 1,183
                                         =======     =======       =======     =======     =======
Net income per share...................  $  0.05     $  0.14       $  0.30     $  0.25     $  0.19
                                         =======     =======       =======     =======     =======
Shares used in per share
  calculations.........................   10,291       9,258         9,540       7,236       6,576
                                         =======     =======       =======     =======     =======

  See accompanying notes to pro forma combined condensed financial statements.

                              LUMISYS AND COMPURAD

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                     ASSETS

                                                 LUMISYS
                                                  JUNE       COMPURAD            PRO FORMA
                                                   30,       JUNE 30,     ------------------------
                                                  1997         1997       ADJUSTMENTS     COMBINED
                                                 -------     --------     -----------     --------
                                                                  (IN THOUSANDS)
Current Assets:
  Cash and cash equivalents....................  $19,822      $1,702        ($1,500)      $20,024
  Accounts receivable, net.....................    3,462       2,736           (245)        5,953
  Inventories..................................    3,487         660             --         4,147
  Deferred tax assets..........................    1,429          --             --         1,429
  Other current assets.........................      322         196             --           518
                                                 -------     -------        -------       -------
          Total current assets.................   28,522       5,294             --        32,071
Property and equipment, net....................      343         655             --           998
Other assets...................................       57          --             --            57
                                                 -------     -------        -------       -------
                                                 $28,922      $5,949        ($1,745)      $33,126
                                                 =======     =======        =======       =======

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................  $ 1,243      $  873        $  (245)      $ 1,871
  Accrued expenses.............................    1,996         332            800         3,128
  Deferred revenue.............................       --         360             --           360
                                                 -------     -------        -------       -------
          Total current liabilities............    3,239       1,565            555         5,359
                                                 -------     -------        -------       -------
Note payable to related party..................       --         122             --           122
                                                 -------     -------        -------       -------
Stockholders' equity:
  Preferred stock..............................       --          --             --            --
  Common stock.................................        6       6,552         (6,548)           10
  Additional paid-in capital...................   23,485         473          6,548        30,506
  Retained earnings (deficit)..................    2,218      (2,763)        (2,300)       (2,845)
  Deferred compensation relating to stock
     options...................................      (26)         --             --           (26)
                                                 -------     -------        -------       -------
          Total stockholders' equity...........   25,683       4,262             --        27,645
                                                 -------     -------        -------       -------
                                                 $28,922      $5,949        ($1,745)      $33,126
                                                 =======     =======        =======       =======

   See accompanying notes to pro forma unaudited combined condensed financial statements.

                              LUMISYS AND COMPURAD
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.  PERIODS COVERED

     The unaudited pro forma combined condensed balance sheet presents the combined financial position of Lumisys and CompuRAD as of June 30, 1997 assuming that the proposed Merger had occurred as of June 30, 1997. Such pro forma information is based upon the historical consolidated balance sheet data of Lumisys and historical balance sheet of CompuRAD as of that date. The unaudited pro forma combined condensed statement of operations gives effect to the proposed merger of Lumisys and CompuRAD by combining the results of operations of Lumisys and CompuRAD for the three years ended December 31, 1996 and the six months ended June 30, 1997 and 1996, respectively, on a pooling of interest basis.

2.  PRO FORMA NET INCOME PER SHARE

     The unaudited pro forma combined net income per share is based upon the weighted average number of common stock and common stock equivalent shares outstanding of Lumisys and CompuRAD for each period using an exchange ratio of one share of Lumisys Common Stock for each .928 shares of CompuRAD Common Stock.

3.  CONFORMING ADJUSTMENTS AND INTERCOMPANY TRANSACTIONS

     Sales from Lumisys to CompuRAD were $717,000 and $377,000 for the six months ended June 30, 1997 and June 30, 1996, and $970,000, $233,000 and
$198,000 for fiscal 1996, 1995 and 1995, respectively. There were no sales from CompuRAD to Lumisys during any periods presented.

     Accounts receivable representing sales from Lumisys to CompuRAD were $245,000 at June 30, 1997.

4.  TRANSACTION COSTS AND RESTRUCTURING EXPENSES

     Total costs associated with the Merger are expected to be approximately $1.5 million. This amount is a preliminary estimate only and is, therefore, subject to change. Such costs include approximately $1.5 million of transaction costs. In addition, Lumisys will incur other costs of approximately $800,000. Transaction costs to be incurred by Lumisys and CompuRAD include fees to financial advisors and for legal and accounting expenses and other related expenses.

     These costs of the Merger will be expensed in the period in which the transaction is consummated. Accordingly, the unaudited pro forma combined statement of operations does not reflect such costs and expenses. The unaudited pro forma combined condensed balance sheet gives effect to such expenses as is if they had been incurred as of June 30, 1997.

                                LUMISYS BUSINESS

     The discussion in this Joint Proxy Statement/Prospectus contains forward-looking statements which involve risks and uncertainties. Lumisys' actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the sections entitled "Risk Factors," "Lumisys' Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

INTRODUCTION

     Lumisys designs, manufactures and markets a family of precision digitizers that convert medical images on film or video into digital format. Once in digital form, the medical images can be stored, transmitted, viewed, enhanced, manipulated and printed at any PC or workstation within a medical network. Lumisys currently offers a comprehensive family of products for digitizing medical film images under the Lumiscan label and video images under the Imagraph name. These digitizers process images from all commercially available medical imaging modalities, including x-ray, CT, MRI, ultrasound and nuclear medicine. Lumisys is the leading supplier of laser-based film digitizers, with sales of over 3,000 Lumiscan units since its first product was introduced in 1990, and introduced a CCD-based digitizer in early 1996. Lumisys also offers high quality board-level digitization and compression products for the capture of video images, which have applications in medical imaging as well as in scientific and industrial inspection and multimedia imaging.

     In 1996, Lumisys introduced a CR system for use in the industrial inspection market. The CR system reads images from reusable phosphor plates of pipes, valves, aircraft parts and other structural objects.

     Lumisys intends to maintain and enhance its market leadership by leveraging its reputation for high quality, reliable and cost-effective products, broadening its product lines through internal product develop ment, acquiring complementary businesses or technologies and penetrating new geographic markets. Lumisys sells its products primarily to OEMs and VARs, who then integrate Lumisys' products into teleradiology and PACS networks. Lumisys has established close working relationships with the leading suppliers of these systems including Agfa, CEMAX, E-Med, Kodak, Olicon, CompuRAD and Sterling.

INDUSTRY BACKGROUND

     The use of medical film images to diagnose and treat diseases and injuries has been an important medical tool since the invention of x-ray technology and the emergence of radiology as a medical specialty. Today, radiologists review and interpret images from a variety of imaging modalities, including x-rays, CT, MRI, ultrasound and nuclear medicine. These modalities are used in a range of different applications requiring specialized equipment to produce images on film or video displays. Medical imaging has reduced the need for exploratory surgical procedures and has enabled clinicians to make faster and more precise diagnoses and prescribe more targeted courses of treatment. Medical imaging is used in all stages of the patient management cycle, from screening to diagnosis, treatment and post-treatment assessment. In 1992, according to an industry source, approximately $1 billion of medical film was consumed in the United States as a result of radiographic and fluoroscopic studies performed, CT scans, MRI scans and nuclear medicine examinations.

     The healthcare industry in the United States continues to change dramatically in response to the escalating costs associated with medical products and services. An increased emphasis on lowering costs and optimizing resources has encouraged the healthcare industry to evolve toward managed regional healthcare systems. These changes in the healthcare industry are having a profound impact on the practice of radiology. In the past, radiologists were located in a medical facility close to the patient where they performed examinations and interacted face-to-face with the local clinician and the patient. As reimbursement for radiological interpretations have declined, radiologists are under pressure to increase the number of interpretations and compete for business over much larger geographic areas. In addition, with the development of advanced medical imaging technologies, radiologists have been able to sub-specialize, becoming, for example, neuroradiologists, mammographers, orthopedic radiologists, angiographers or pediatric radiologists. The evolution toward managed regional healthcare systems and increasing radiologist specialization have resulted in a need to develop equipment and systems capable of transmitting medical images rapidly to and from remote locations.

     Concurrent with these changes in radiology, the computing and telecommunications industries have experienced rapid growth and technological advancements. Today, high-quality medical images can be transmitted over broadband communications networks. Recent trends in the healthcare market to lower costs and optimize resources combined with the rapid growth of digital communications networks have accelerated the acceptance of teleradiology, the practice of radiology from remote locations. In teleradiology, medical images at the point of care are digitized and transmitted to central locations for interpretation, bringing the patient's information to the radiologist faster and at significantly lower cost than the traditional method of transporting the patient from the point-of-care facility to the diagnostic facility.

     In addition, the digitization and transmission of medical images has enabled the formation of large scale image storage and management networks known as PACS. PACS combine teleradiology and medical information systems to facilitate (i) the management of medical images from various imaging modalities,
(ii) the storage and retrieval of the images in large electronic archives, (iii) the manipulation and enhancement of such images for display at any time and at any workstation in the network and (iv) the integration of radiological information into existing patient management systems and hospital information systems. PACS, typically found in large regional hospitals and university research centers, minimize the risk of loss of the master image and reduce the overall costs of providing efficient radiology services. It is estimated that approximately 10% of all medical films are lost and an additional 10% to 15% are misplaced or misfiled, creating the need to take expensive duplicate images, delaying the delivery of quality medical care and resulting in increased medical costs.

     Increased adoption of teleradiology and PACS is currently occurring among healthcare providers in response to pressures to create a more efficient healthcare delivery system in the United States, Canada, Western Europe, Japan and Australia. In addition, many countries in South America and Asia are focusing on providing better healthcare and are investing in CT, MRI and other modern imaging modalities. Lumisys believes that these countries present potential opportunities for the implementation of teleradiology systems.

STRATEGY

     Lumisys is a leading suppler of digitizers for medical film and video images and has established a reputation for delivering high-quality, reliable and cost-effective products. Lumisys intends to leverage this reputation by broadening its product line, exploiting new market opportunities and penetrating new geographic markets. Lumisys' strategy includes the following key elements:

     APPLY CORE TECHNOLOGICAL COMPETENCIES TO DEVELOP NEW PRODUCTS. Lumisys has developed expertise in electro-optics, image processing, circuit design, computing, software and communications for image digitization. Lumisys' strategy is to provide increased functionality, application-specific software and additional components to enhance its core product line and address emerging market needs.

     ACQUIRE COMPLEMENTARY PRODUCTS AND TECHNOLOGY. Lumisys intends to continue to identify and acquire complementary businesses, products and technologies that offer Lumisys the ability to introduce new products, add core technological competencies and leverage existing strengths to provide better solutions for its target markets. In 1995, Lumisys acquired X-Ray Scanner Corporation ("XRS") to accelerate its development of a lower cost CCD-based film digitizer line and acquired Imagraph Corporation ("Imagraph") to add core technical competencies in video image digitization and compression.

     EXPLOIT MARKET OPPORTUNITIES THROUGH STRONG OEM RELATIONSHIPS. Lumisys has established strong relationships with the key suppliers of medical image management products and systems. These relationships provide Lumisys with insight into emerging customer requirements, which allows Lumisys to position its current products appropriately and to allocate more effectively its product development resources. In addition, as OEM customers increasingly outsource parts and components for their systems, Lumisys intends to take advantage of its strong OEM relationships and its reputation for high-quality products to remain the supplier of choice with an expanding product line.

     PENETRATE NEW GEOGRAPHIC MARKETS. Lumisys believes that significant opportunities exist for international expansion, primarily in Canada, Western Europe, Japan and Australia. In addition, many countries in South America and Asia are focusing on providing better healthcare and are investing in CT, MRI and other modern imaging modalities. Lumisys believes that these countries present potential opportunities for the implementation of teleradiology systems. Lumisys intends to identify specific market dynamics in these foreign countries and design targeted products and systems for their medical imaging needs. Lumisys' development of a lower cost CCD-based film digitizer was the first step toward addressing some of the needs of these markets. Lumisys believes that the basic system is particularly well suited to customers in developing countries where price is a more important factor than in the United States. These customers could then upgrade to Lumisys' laser-based digitizer products and Lumisys' OEM customer's more sophisticated software systems as their needs increase.

PRODUCTS AND APPLICATIONS

     Lumisys currently offers a comprehensive family of products for digitizing medical film and video images from all commercially available medical imaging modalities. Lumisys digitizers enable the conversion of analog medical images into the digital format required by integrated teleradiology systems. In a typical teleradiology application, a film or video image is digitized into a host computer using a Lumisys digitizer. The digitized film may be transmitted over telephone line, dedicated high-speed communication lines or satellite links and may be compressed to reduce transmission time. In a typical PACS network, current or previously archived medical images from a variety of imaging modalities and other patient information are transmitted over local and wide area networks ("LAN/WAN"). Lumisys' digitizers make possible the entry of medical images into PACS networks.

     LUMISCAN PRODUCTS. The Lumiscan family consists of a full line of laser-based scanning medical film densitometers, primarily used for x-ray film digitization. These digitizers incorporate lasers, precision optics, computer-controlled galvanometers and micropositioners, special purpose light detectors and analog as well as digital electronic circuitry. The Lumiscan product line also includes a CCD-based film digitizer that incorporates a proprietary light source and a high quality CCD detector. In addition, the Lumiscan product line includes a CR system that incorporates much of the same technology and manufacturing techniques as the other digitizers. CR uses specialized phosphor plates to capture an x-ray image instead of film. All Lumiscan digitizers include sophisticated proprietary control software as well as internally developed input/output and driver software.

     The Lumiscan 50 and 75, introduced in 1993 and 1994, respectively, utilize a common housing and are light weight, tabletop units. The Lumiscan 50 is a lower resolution product that is used primarily in non-diagnostic teleradiology applications. The Lumiscan 75 is a higher resolution product designed for diagnostic teleradiology. The Lumiscan 85 is designed specifically to capture information from x-ray mammograms, pediatric images and in non-destructive test applications. The Lumiscan 85 offers very high resolution allowing it to capture the wide dynamic range and requisite image information contained in these images, which are generally smaller and require a higher optical density to diagnose effectively.

     The Lumiscan 150 and 200 utilize larger housings than the Lumiscan 50, 75 and 85 and are designed for PACS applications. These models are quickly being displaced by the less expensive desktop models. The Lumiscan 150 was introduced in 1992. The Lumiscan 200, introduced in 1991, is equipped with a film feeder capable of automatically digitizing up to 70 sheets of film, increasing operator productivity in high-volume PACS environments. The Lumiscan 100 was Lumisys' first product, introduced in 1990, and has been superseded by Lumisys' other Lumiscan products for most applications. The Lumiscan 100 is still commercially available and is used primarily by large research universities because of its high precision, variable resolution capabilities and ability to accommodate a broad range of film sizes.

     Lumisys began shipping the Lumiscan 20 tabletop film digitizer, which is based on CCD technology, in January, 1996. The Lumiscan 20 is a less expensive film digitizer designed for use in less demanding applications and environments, where price is a more important factor than resolution. Lumisys designed the

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

Lumiscan 20 to be cost-competitive, to exhibit superior image quality over CCD-based products offered by its competitors and to include an optional film feeder.

     Lumisys introduced the Lumiscan 110 CR system in 1996. The CR system was designed specifically to capture information from storage phosphors rather than film. These digitizers are being used for filmless radiograph applications in the non-destructive test ("NDT") market. Inspection of pipes, valves, aircraft parts and other structural objects can be accomplished without the use of conventional silver halide emulsion radiographic films. These digitizers are similar in size and weight to the other Lumisys tabletop digitizers.

     BOARD PRODUCTS. Lumisys also develops, manufactures and markets high-quality, board-level digitization and compression products for the capture of video images. These digital images can be reproduced on workstations and displays, transmitted over networks, recorded into archives and accurately reprinted. These products have applications in medical imaging as well as in scientific and industrial inspection and multimedia imaging. They incorporate programmable gate-arrays, embedded signal processors, proprietary software and double-sided, surface-mounted technology. Additionally, Lumisys' proprietary Auto-Sync software automatically adjusts to accommodate the variety of video signals to be digitized. This capability allows Lumisys' OEM and VAR customers to install these products without having to develop extensive video installation expertise or to acquire special test equipment.

     The HI*DEF Plus is a standard PC-compatible board that digitizes analog video images at up to 140 MHz sampling rates with continuous Auto-Sync locking circuitry to maintain image fidelity at optimum signal-to-noise ratios. This product is primarily used to digitize video from CT, MRI, ultrasound and nuclear medicine cameras in medical applications as well as from high resolution video cameras used for industrial inspection and quality control applications.

     Lumisys also offers the Imascan line of monochrome and color video frame grabbers with SVGA display capabilities on a single board. These PCI boards have applications in medical ultrasound imaging as well as graphic arts, desktop video and the teleconference markets. Imascan Precision is the most recent addition to this family and integrates the most advanced features offered by this product line.

     In the fourth quarter of 1996, the company introduced its integrated compression engine known as I.C.E. Clarity. This computer board can compress or decompress images at a speed greater than thirty images per second. When used in a multitasking operating system such as Windows NT, lossless JPEG compression/decompression operations can be accomplished in real-time while consuming very little computer processing bandwidth. Applications for this product have been initially targeted for capturing, reviewing and archiving medical images from cardiology workstations.

RESEARCH AND DEVELOPMENT

     Lumisys devotes significant resources to research and development activities to design new products and product enhancements and identify new applications for existing products. Lumisys has developed expertise in electro-optics, image processing, circuit design, computing, software and communications for image digitization, which Lumisys believes it can leverage to introduce new products and product enhancements. Lumisys' engineers work closely with its OEM and VAR customers to assist in the integration of Lumisys' products with those of the OEMs and VARs and to identify new applications for Lumisys' products. Occasionally, Lumisys receives funding from certain OEM and VAR customers to develop specialized applications.

     For the years 1996, 1995 and 1994, Lumisys' research and development expenditures were approximately $4.1 million, $2.9 million (not including a charge of $1.4 million for acquisition of in-process research and development) and $1.5 million, respectively. These amounts represented 18.0%, 16.7% and 17.0% of total revenues in the respective periods. In 1996, research and development resources were used primarily for the development of the CR system (the Lumiscan
110) and the integrated compression engine ("ICE") product which were introduced in 1996.

     For the six months ended June 30, 1997, research and development expenses increased 10.5% to $2,249,000 from $2,035,000 for the six months ended June 30, 1996. As a percentage of sales, research and development expenses increased to 20.2% in the six months ended June 30, 1997 from 18.5% in 1996. The

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

increase for the six month period was primarily due to increased engineering expenses as a result of the continuing development of the computed radiography reader for the medical market.

     As of September 30, 1997, Lumisys had 31 employees engaged in research and development activities.

SALES AND MARKETING

     Lumisys sells its film digitizers primarily to OEM and VAR customers who integrate these products into teleradiology and PACS networks. Lumisys also sells its film digitizers to a few end users, primarily university and medical research groups. Lumisys' video image digitizers are sold to many of these same customers as well as to dealers, distributors and resellers for medical, multimedia, scientific and industrial applications.

     Lumisys markets its products primarily through an internal sales organization. In addition, Lumisys exhibits its products at major trade shows and supports the OEMs, VARs, dealers, distributors and resellers with product literature and application notes for reference and distribution. Lumisys maintains a staff of eleven sales and marketing personnel, with three individuals responsible for film digitizer products, six individuals responsible for video image digitizers, one individual responsible for software products and one individual responsible for new business development. All of the sales personnel are supported by a technical support organization and the engineering staff is available to support Lumisys' customers when appropriate. Lumisys devotes a substantial portion of its marketing efforts to developing, monitoring and enhancing its relationships with existing customers and to identifying and cultivating new customers entering the market. The loss of one or more customers or a change in their buying pattern could have a material effect on Lumisys' business and results of operations.

     Lumisys emphasizes customer service and support by developing quality products, encouraging customer feedback through extensive contacts with key OEM and VAR customers, maintaining accurate documentation of technical support requests and providing customers with telephone support. The technical support staff conducts a film digitizer service training course for OEM and VAR personnel on a regular basis, providing Lumisys' customers with the expertise needed to install and support Lumisys' products. Lumisys provides a limited one-year parts or factory repair warranty to end-user customers, which can be performed by either the end customer or the OEMs or VARs service personnel once installation has been completed. Although Lumisys' warranty policy permits the customer to return the product in the event of malfunction, product returns to date have been insignificant.

MANUFACTURING

     Lumisys' manufacturing activities consist primarily of assembling and testing components and subassemblies acquired from qualified vendors as well as assembling, aligning, system testing and performing quality assurance inspection of the end product. Lumisys' film digitizer facility operates under the FDA GMP guidelines and is a registered medical device manufacturer.

     Lumisys purchases industry-standard parts and components for the assembly of its products, generally from multiple vendors. Although Lumisys relies on single-source suppliers for certain components, such as lasers, photomultiplier tubes and certain electronic components primarily to control price and quality, Lumisys believes that alternate sources of supply are available from other vendors for such components and has qualified second source suppliers for some, but not all, single-sourced parts. Lumisys maintains good relationships with its vendors and, to date, has not experienced any material supply problems.

COMPETITION

     Although to date competition in the United States laser-based film digitizer market has not been significant, a new company, CLS entered the market in 1996 with a product similar to the laser-based film digitizers offered by Lumisys. In additional, several Japanese competitors, such as Konica, Nishimoto Sangyo and Abe Sekkei, offer competitive products on an international basis and may decide in the future to devote additional resources to marketing competitive products in the United States. The markets for medical film digitizers incorporating CCDs are highly competitive. Lumisys faces competition from companies such as

Vidar Systems Inc., Canon Inc., Vision Ten Inc., Hell Linotype and Howtek in the CCD-based film digitizer market. There can be no assurance that Lumisys' competitors will not develop enhancements to, or future generations of, competitive products that will offer superior price or performance features that render Lumisys' products less competitive or obsolete.

     In addition, large domestic companies, such as Kodak, Imation, Sterling and GE, and European companies, such as Siemens, Philips and Agfa, have the technical and financial ability to design and market digitizer products competitive with Lumisys' products, and some of them have in the past produced and marketed such products. While most of these companies currently purchase products from Lumisys, Lumisys believes that it will be required to continue to improve the price and performance characteristics of its products to retain their business especially in view of the fact that these customers are not contractually required to purchase their digitizers exclusively or at all from Lumisys. All of these companies have significantly greater financial, marketing and manufacturing resources than Lumisys and would be significant competitors if they decided to enter this market.

     The markets for medical video image digitizers are also highly competitive. Competitors in the video digitizer market are Precision Digital Images Corp., Epix, Inc. and Matrox Electronic Systems Ltd.

     As a result of the substantial investment required by an OEM or VAR customer to integrate capital equipment into a production line, or to integrate components and subsystems into a product design, Lumisys believes that once an OEM or VAR customer has selected certain capital equipment or certain components or subsystems from a particular vendor, the customer generally relies upon that vendor to provide equipment for the specific production line or product application and may seek to rely upon that vendor to meet other component or subsystem requirements. Accordingly, Lumisys may be at a competitive advantage or disadvantage with respect to a particular customer depending on whether that customer utilizes Lumisys' or a competitor's component or subsystem.

PATENTS AND INTELLECTUAL PROPERTY

     Lumisys believes that the success of its business depends more on the technical competence and creativity of its employees and successful business execution than on patents, trademarks and copyrights. Although Lumisys has obtained several patents it generally does not rely primarily on patent protection with respect to its products. As of September 30, 1997, Lumisys held or had a license to twelve United States patents, expiring between 2010 and 2014.

     Competitors in the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for or obtained, or may in the future apply for and obtain, patents that may prevent, limit or interfere with Lumisys' ability to make and sell some of its products. Although Lumisys believes that its products do not infringe the patents or other proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against Lumisys or that such claims will not be successful.

     Lumisys also relies upon trade secret protection for its confidential and proprietary information. Lumisys routinely enters into confidentiality agreements with its employees, consultants and customers who have access to Lumisys' confidential or proprietary information. It is not clear, however, that these agreements will provide meaningful protection of Lumisys' trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information.

GOVERNMENT REGULATION

     The manufacturing and marketing of Lumisys' digitizer and video board products are subject to extensive government regulation in the United States and in other countries, and the process of obtaining and maintaining required regulatory approvals is lengthy, expensive and uncertain. All of Lumisys' laser-based film digitizers, the CCD-based film digitizer and the QR2000 software products that are commercially available have received marketing clearance from the FDA via a 510(k) filing. International sales of Lumisys' products

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

may be subject to regulation in various countries. The regulatory review process varies from country to country. To date, Lumisys' revenue has not been adversely impacted by an inability to obtain domestic or foreign marketing clearances.

     Lumisys is also required to register as a Class II medical device manufacturer with the FDA and state agencies, such as the CDHS. As such, Lumisys may be inspected on a routine basis by both the FDA and the CDHS for compliance with the FDA's GMP and other applicable regulations. These regulations require that Lumisys manufacture its products and maintain its documents in a prescribed manner with respect to manufacturing, reporting of product malfunctions and other matters. Lumisys was inspected by the FDA in 1996 and was found to be compliant with the FDA's GMP regulations but has not been inspected by CDHS to date.

                               LUMISYS PROPERTIES

     Lumisys' principal facilities are located in Sunnyvale, California and Chelmsford, Massachusetts. Corporate headquarters are located in the Sunnyvale facility, an approximately 25,000 square foot facility leased through December 2000. The Chelmsford facility, which houses the Imagraph division, is located in an approximately 20,000 square foot building leased through June 2002.

                           LUMISYS LEGAL PROCEEDINGS

     On July 9 and July 10, 1997, two class action complaints were filed in the Superior Court of the State of California, County of Santa Clara, and the U.S. District Court for the Northern District of California, respectively, against Lumisys, several of its current and former officers and directors, and its underwriters. The complaints are brought on behalf of all persons who purchased Lumisys Common Stock during the putative class period, November 15, 1995 to July 11, 1996. The complaints allege that, during the class period, defendants made material misstatements and omitted to disclose material information concerning Lumisys' actual and expected performance and results, causing the price of Lumisys Common Stock to be artificially inflated. The federal complaint alleges claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and SEC Rule 10b-5 promulgated thereunder; the state complaint alleges claims under California state law. Neither the federal nor the state complaint specifies the amount of damages sought. Lumisys and the other defendants vigorously deny all allegations of wrongdoing, and intend to defend themselves aggressively. On September 19, 1997, defendants filed a motion to dismiss the federal complaint. On October 10, 1997, defendants filed demurrers to the state complaint. There can be no assurance that Lumisys will prevail in this action or that the plaintiffs will not recover damages.

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

                LUMISYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of Lumisys should be read in conjunction with the consolidated financial statements and the related notes thereto included herein. The discussion in this Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. Lumisys' actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the sections entitled "Risk Factors," and "Lumisys Business," as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

OVERVIEW

     Lumisys designs, manufactures and markets a family of precision digitizers that convert medical images on film or video into digital format. Lumisys' first product, the Lumiscan 100, was introduced in 1990. Subsequently, Lumisys has introduced a new Lumiscan model every year. Substantially all of Lumisys' sales are derived from medical image digitizers and replacement parts to OEMs and VARs who integrate these products into teleradiology and PACS networks.

     In March 1996, Lumisys acquired the QR2000 software technology to add core technical competencies in software development. In 1995, Lumisys acquired XRS to accelerate the development of a CCD-based film digitizer line and Imagraph to add core technical competencies in video image digitization and compression. Lumisys recorded a write-off aggregating $1.4 million for acquired in-process research and development associated with the 1995 acquisitions. Lumisys intends to continue to identify and acquire complementary businesses, products and technologies to broaden its product lines and enter new markets. Such acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of debt, one-time acquisition charges and amortization expenses related to goodwill and intangible assets, each of which could adversely affect Lumisys' financial condition and results of operations.

RECENT OPERATING RESULTS AND DEVELOPMENTS

     Lumisys' revenues for the third quarter of fiscal 1997 were $6,032,000 and its net income was $618,000, or $0.09 per share. These results compared with revenues of $5,933,000 and net income of $816,000, or $0.12 per share, for the same quarter of 1996. As of September 30, 1997, Lumisys had cash, cash equivalents and short-term investments of approximately $21,389,000. Lumisys anticipates filing with the SEC its report on Form 10-Q for the quarter ended September 30, 1997, on or before November 14, 1997.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain statement of operations data as a percentage of sales. The financial statement information and the discussion below should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

                                                       SIX MONTHS
                                                          ENDED                 YEAR ENDED
                                                        JUNE 30,               DECEMBER 31,
                                                     ---------------     -------------------------
                                                     1997      1996      1996      1995      1994
                                                     -----     -----     -----     -----     -----
Sales..............................................  100.0%    100.0%    100.0%    100.0%    100.0%
Cost of sales......................................   44.7      46.5      45.6      46.6      45.9
  Gross profit.....................................   55.3      53.5      54.4      53.4      54.1
Operating expenses:
  Sales and marketing..............................   11.4       8.5       8.5       9.1       9.6
  Research and development.........................   20.2      18.5      18.0      16.7      17.0
  General and administrative.......................    9.1      11.0       9.7      10.4       8.1
  Acquired in-process research and development.....     --        --        --       8.2        --
Total operating expenses...........................   40.7      38.1      36.2      44.4      34.7
Income from operations.............................   14.6      15.3      18.2       9.0      19.4
Interest income, net...............................    4.5       3.9       4.0       1.3       1.0
Income before income taxes.........................   19.1      19.2      22.2      10.3      20.4
Provision (benefit) for income taxes...............    7.5       4.5       7.2      (4.3)      1.0
Net income.........................................   11.7      14.7      15.0      14.6      19.4

SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1996

     SALES. Sales for the six months ended June 30, 1997 increased 1.3% to $11.1 million from $11.0 million for the six months ended June 30, 1996. The slight increase for the six month period was due to sales of new products introduced in the last half of 1996 which were partially offset by decreased system sales in 1997.

     GROSS PROFIT. Gross profit for the six months ended June 30, 1997 increased 4.9% to $6.2 million from $5.9 million for the six months ended June 30, 1996. Gross margin increased in the six month period to 55.3% from 53.5%, primarily due to stable prices for systems and continued product cost control.

     SALES AND MARKETING. Sales and marketing expenses increased 34.8% to $1.3 million for the six months ended June 30, 1997 from $0.9 million for the same period of 1996. As a percentage of sales, sales and marketing expenses increased to 11.4% in the six months ended June 30, 1997 from 8.5% in the six months ended June 30, 1996. The increase for the six month period was primarily due to the increase in the Company's sales and marketing personnel to explore new product introductions. The Company expects sales and marketing expenses to increase in absolute dollars as the Company grows.

     RESEARCH AND DEVELOPMENT. For the six months ended June 30, 1997, research and development expenses increased 10.5% to $2.2 million from $2.0 million for the six months ended June 30, 1996. As a percentage of sales, research and development expenses increased to 20.2% in the six months ended June 30, 1997 from 18.5% in the six months ended June 30, 1996. The increase for the six month period was primarily due to increased engineering expenses as a result of the continuing development of the computed radiography reader for the medical market. The Company believes that advanced technology is a key element in the success of its business and expects to continue to increase its research and development expenditures in absolute dollar amounts.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased 16.1% in the six months ended June 30, 1997 to $1.0 million from $1.2 million in the same period of 1996. As a percentage of sales, general and administrative expenses decreased to 9.1% for the six months ended June 30, 1997 from 11.0% in

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

the six month period ended June 30, 1996. The decrease is due in part to lower acquisition related charges in 1997 and to the reorganization of Imagraph which resulted in a decrease in administrative personnel.

     PROVISION (BENEFIT) FOR INCOME TAXES. The Company recognized a provision for income taxes of $830,000 in the six months ended June 30, 1997 compared to $497,000 in the same period of 1996. The provision for taxes in the first half of 1996 was reduced by the recognition of $315,000 of deferred tax assets. The Company has provided a partial valuation allowance against the balance of the deferred tax assets remaining as of June 30, 1997. The Company expects to continue to be subject to an effective tax rate of approximately 39% for the remainder of 1997.

FISCAL 1996 COMPARED WITH FISCAL 1995

     SALES. Sales increased 30.3% in 1996 to $23.0 million from $17.7 million in 1995. This increase was due in part to new products launched in 1996 and late 1995. The new products included the Lumiscan 20, a CCD-based film digitizer developed with technology obtained in the XRS acquisition, the Lumiscan 110, a computed radiography system used in industrial inspection and the Lumiscan 85, a high end digitizer targeted for mammography and non-destructive test applications. The remaining increase in sales is a result of growth in demand for teleradiology and PACS networks. In 1996, no customers accounted for more than 10% of Lumisys' sales compared to three customers accounting for 10% or more of Lumisys' sales in 1995.

     GROSS PROFIT. Gross profit increased 32.7% in 1996 to $12.5 million from $9.4 million in 1995. Gross margin increased from 53.4% to 54.4% primarily due to increased sales which improved absorption of manufacturing overhead.

     SALES AND MARKETING. Sales and marketing expenses increased in 1996 to $1.9 million from $1.6 million in 1995, primarily due to the increase in Lumisys' sales and marketing personnel. As a percentage of sales, sales and marketing expenses decreased to 8.5% in 1996 from 9.1% in 1995. Because Lumisys' distribution channels rely on established OEM and VAR customers, which generally provide sales and field support for the products, Lumisys does not need to increase sales and support personnel proportionately with increases in sales. However, Lumisys anticipates that additional resources will be required as Lumisys expands both its customer and geographic bases.

     RESEARCH AND DEVELOPMENT. Research and development expenses increased in 1996 to $4.1 million from $2.9 million in 1995, primarily due to increased engineering. As a percentage of sales, research and development expenses increased to 18.0% in 1996 from 16.7% in 1995. Lumisys believes that advanced technology is a key element in the success of its business and expects to continue to increase its research and development expenditures in absolute dollar amounts.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased in 1996 to $2.2 million from $1.8 million in 1995. The increase was primarily due to the on-going costs associated with increased personnel expenses as a result of being a public company. As a percentage of sales, general and administrative expenses decreased to 9.7% in 1996 from 10.4% in 1995. Lumisys expects that its general and administrative expenses will increase in absolute dollars in the future as Lumisys expands its staffing to support expanded operations.

     PROVISION (BENEFIT) FOR INCOME TAXES. Lumisys recorded a current provision for income taxes of $2.0 million in 1996 which was partially offset by a deferred benefit of $315,000 resulting in a net provision of $1.7 million. In 1995, Lumisys recorded a provision for income taxes of $352,000 which was offset by the recognition of $1.1 million of deferred tax assets, resulting in a net benefit of $762,000 for the year. The recognition of deferred tax assets was based on Lumisys' assessment that it is more likely than not that this portion of the deferred tax assets will be realized. Lumisys has provided a partial valuation allowance against the balance of the deferred tax assets. At December 31, 1996, Lumisys had net operating loss carryforwards available to reduce income taxes for federal and state income tax purposes of approximately $800,000 and $500,000, respectively; such carryforwards expire through 2007 but are substantially limited per year. In addition, at December 31, 1996, Lumisys had research and development tax carryforwards available to reduce income taxes for federal and state income tax purposes of approximately $40,000 and $120,000 which expire from 2004 to 2010. See Note 5 of Notes to Consolidated Financial Statements.

FISCAL 1995 COMPARED WITH FISCAL 1994

     SALES. Sales increased 100.5% in 1995 to $17.7 million from $8.8 million in 1994. This increase was due in part to the acquisition of Imagraph and XRS, which contributed $4.8 million and $0.4 million, respectively, or approximately 29.4% of sales in 1995. Excluding the acquisitions, the percentage increase in sales would have been 41.2%, primarily as a result of growth in demand for teleradiology and PACS networks. In 1995, each of three customers accounted for more than 10% of Lumisys' sales, as they did in 1994.

     GROSS PROFIT. Gross profit increased 98% in 1995 to $9.4 million from $4.8 million in 1994. Gross profit as a percentage of sales declined from 54.1% to 53.4% primarily due to the lower gross profit margins associated with the Imagraph video board products acquired in March 1995.

     SALES AND MARKETING. Sales and marketing expenses increased in 1995 to $1.6 million from $0.9 million in 1994, primarily due to the increase in Lumisys' sales and marketing personnel as a result of the acquisitions of Imagraph and XRS. As a percentage of sales, sales and marketing expenses decreased to 9.1% in 1995 from 9.6% in 1994. Because Lumisys' distribution channels rely on established OEM and VAR customers, which generally provide sales and field support for the products, Lumisys does not need to increase sales and support personnel proportionately with increases in sales.

     RESEARCH AND DEVELOPMENT. Research and development expenses increased in 1995 to $2.9 million from $1.5 million in 1994, primarily due to increased engineering personnel as a result of the acquisitions of Imagraph and XRS. As a percentage of sales, research and development expenses decreased to 16.7% in 1995 from 17.0% in 1994.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased in 1995 to $1.8 million from $0.7 million in 1994. The increase was due in part to expenses incurred in anticipation of the acquisitions of Imagraph and XRS and in part to the on-going costs associated with increased personnel expenses following the acquisitions. As a percentage of sales, these expenses increased to 10.4% in 1995 from 8.1% in 1994.

     ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT EXPENSE. Acquired in-process research and development expenses represent a non-recurring charge in 1995 of $1.4 million relating to products being developed by Imagraph and XRS at the time of the acquisitions.

     PROVISION (BENEFIT) FOR INCOME TAXES. Lumisys recognized a benefit for income taxes of $762,000 in 1995 compared with a provision of $95,000 in 1994. The acquired in-process research and development expense is not deductible for tax purposes, which resulted in significantly higher alternative minimum taxes for 1995, offset by the recognition of $1.1 million of deferred tax assets, based on Lumisys' assessment that it is more likely than not that this portion of the deferred tax assets will be realized.

QUARTERLY RESULTS

     The following table sets forth a summary of Lumisys' quarterly operating data for each quarter of fiscal 1995 and 1996 and the first two quarters of fiscal 1997. This information has been derived from Lumisys' unaudited quarterly consolidated financial statements. In management's opinion, these quarterly results have been prepared on a basis consistent with the audited Consolidated Financial Statements contained elsewhere herein, and include all adjustments, consisting only of normal recurring adjustments, which Lumisys considers necessary for a fair presentation of the information for the quarters presented. This data should be read in conjunction with Lumisys' Consolidated Financial Statements and Notes thereto appearing elsewhere in this report. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                   QUARTER ENDED
                        3/31/95   6/30/95   9/30/95   12/31/95   3/31/96   6/30/96   9/30/96   12/31/96   3/31/97   6/30/97
                        -------   -------   -------   --------   -------   -------   -------   --------   -------   -------
                                                                  (IN THOUSANDS)
Sales.................  $2,404    $4,674    $5,013     $5,571    $5,110    $5,872    $5,933    $ 6,107    $5,818    $5,311
Cost of sales.........   1,068     2,191     2,322      2,647     2,395     2,716     2,684      2,710     2,598     2,372
                        -------   ------    ------    -------    ------    ------    ------     ------    ------    ------
Gross profit..........   1,336     2,483     2,691      2,924     2,715     3,156     3,249      3,397     3,220     2,939
                        -------   ------    ------    -------    ------    ------    ------     ------    ------    ------
Operating expenses:
Sales and marketing...     247       453       412        494       483       456       463        547       636       628
Research and
  development.........     387       834       821        904       999     1,036     1,064      1,046     1,033     1,216
General and
  administrative......     266       516       540        510       628       584       622        404       510       508
Acquired in-process
  research and
  development.........   1,442        --        --         --        --        --        --         --        --        --
                        -------   ------    ------    -------    ------    ------    ------     ------    ------    ------
  Total operating
    expenses..........   2,342     1,803     1,773      1,908     2,110     2,076     2,149      1,997     2,179     2,352
                        -------   ------    ------    -------    ------    ------    ------     ------    ------    ------
Income (loss) from
  operations(1).......  (1,006)      680       918      1,016       605     1,080     1,100      1,400     1,041       587
Interest income,
  net.................      47        31        32        113       215       214       238        249       250       252
                        -------   ------    ------    -------    ------    ------    ------     ------    ------    ------
Income (loss) before income
  taxes...............    (959)      711       950      1,129       820     1,294     1,338      1,649     1,291       839
Provision (benefit)
  for income taxes....      54      (731)      (47)       (38)       98       398       522        644       503       327
                        -------   ------    ------    -------    ------    ------    ------     ------    ------    ------
Net income
  (loss)(1)(2)........  $(1,013)  $1,442    $  997     $1,167    $  722    $  896    $  816    $ 1,005    $  788    $  512
                        =======   ======    ======    =======    ======    ======    ======     ======    ======    ======

AS A PERCENTAGE OF TOTAL SALES:

                                                                   QUARTER ENDED
                        ---------------------------------------------------------------------------------------------------
                        3/31/95   6/30/95   9/30/95   12/31/95   3/31/96   6/30/96   9/30/96   12/31/96   3/31/97   6/30/97
                        -------   -------   -------   --------   -------   -------   -------   --------   -------   -------
                                                                  (IN THOUSANDS)
Sales.................    100.0%    100.0%    100.0%     100.0%    100.0%    100.0%    100.0%     100.0%    100.0%    100.0%
Cost of Sales.........     44.4      46.9      46.3       47.5      46.9      46.2      45.2       44.4      44.7      44.7
                          -----     -----     -----      -----     -----     -----     -----      -----     -----     -----
Gross Profit..........     55.6      53.1      53.7       52.5      53.1      53.8      54.8       55.6      55.3      55.3
                          -----     -----     -----      -----     -----     -----     -----      -----     -----     -----
Operating Expenses:
Sales and Marketing...     10.3       9.7       8.2        8.9       9.4       7.8       7.8        9.0      10.9      11.8
Research and
  Development.........     16.1      17.8      16.4       16.2      19.6      17.6      17.9       17.1      17.8      22.9
General and
  Administrative......     11.0      11.1      10.8        9.2      12.3      10.0      10.5        6.6       8.8       9.6
Acquired in-process
  research and
  development.........     60.0        --        --         --        --        --        --         --        --        --
                          -----     -----     -----      -----     -----     -----     -----      -----     -----     -----
  Total Operating
    Expenses..........     97.4      38.6      35.4       34.3      41.3      35.4      36.2       32.7      37.5      44.3
                          -----     -----     -----      -----     -----     -----     -----      -----     -----     -----
Income (loss) from
  operations(1).......    (41.8)     14.5      18.3       18.2      11.8      18.4      18.5       22.9      17.9      11.1
Interest income,
  net.................      1.9       0.7       0.7        2.0       4.2       3.6       4.0        4.1       4.3       4.7
                          -----     -----     -----      -----     -----     -----     -----      -----     -----     -----
Income (loss) before
  income taxes........    (39.9)     15.2      19.0       20.2      16.0      22.0      22.5       27.0      22.2      15.8
Provision (benefit)
  for income taxes....      2.2     (15.6)     (0.9)      (0.7)      1.9       6.8       8.8       10.6       8.6       6.2
                          -----     -----     -----      -----     -----     -----     -----      -----     -----     -----
Net income (loss)(1)(2)...   (42.1)%    30.8%    19.9%     20.9%    14.1%     15.2%     13.7%      16.4%     13.5%      9.6%
                          =====     =====     =====      =====     =====     =====     =====      =====     =====     =====

---------------

(1) In the quarter ended March 31, 1995, Lumisys recorded a one-time charge of $1,442,000 (60% of sales for such quarter) related to acquired in-process research and development.

(2) Excludes accretion of mandatorily redeemable convertible preferred stock.

     Lumisys has experienced quarterly fluctuations in operating results caused by various factors, including the timing of orders by major customers, customer inventory levels, shifts in product mix, the incurrence of acquisition-related costs and general conditions in the healthcare industry which have reduced capital equipment budgets and delayed or reduced the adoption of teleradiology, and expects that these fluctuations will continue.

     Gross margins declined after the first quarter of 1995 due to the acquisition of Imagraph on March 31, 1995 and the lower margins on the Imagraph video board products. In 1996, gross margins increased due to better utilization of manufacturing overhead and increased further in the first two quarters of 1997 due to increased volume, continued product cost control and stable prices for systems.

     Operating expenses for the last three quarters of 1995 increased significantly due to the acquisitions of XRS and Imagraph. In 1996, operating expenses fluctuated due to increased headcount and increased operating volume. Operating expenses declined as a percent of sales due to increased sales volume during the first two quarters of 1997.

     Lumisys typically does not obtain long-term volume purchase contracts from its customers, and a substantial portion of Lumisys' backlog is scheduled for delivery within 90 days or less. Customers may cancel orders and change volume levels or delivery times without penalty. Quarterly sales and operating results therefore depend on the volume and timing of the backlog as well as bookings received during the quarter. A significant portion of Lumisys' operating expenses are fixed, and planned expenditures are based primarily on sales forecasts and product development programs. If sales do not meet Lumisys' expectations in any given period, the adverse impact on operating results may be magnified by Lumisys' inability to adjust operating expenses sufficiently or quickly enough to compensate for such a shortfall.

LIQUIDITY AND CAPITAL RESOURCES

     Lumisys has financed its activities primarily from net cash provided by operations, which contributed $1.8 million in the first half of 1997 compared with $792,000 for the same period in 1996.

     At June 30, 1997, Lumisys' working capital was $25.3 million. Lumisys had $19.8 million in cash and cash equivalents at June 30, 1997 compared with $18.4 million of cash and cash equivalents at December 31, 1996. The increase is primarily due to net income for the period.

     Lumisys does not currently have any significant capital commitments and believes that existing cash and funds expected to be generated from operations will provide adequate cash to fund Lumisys' anticipated working capital and other cash needs for at least the next twelve months. Thereafter, if cash generated from operations is insufficient to satisfy Lumisys' projected requirements, Lumisys may be required to sell additional equity or debt securities or obtain bank or other credit facilities. There can be no assurance that Lumisys will be able to sell such securities or obtain such credit facilities on acceptable terms in the future, if at all. The sale of additional equity or debt securities could result in additional dilution to Lumisys' stockholders.

NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements for periods ending after December 15, 1997. Reclassification of financial statements for earlier periods for comparative purposes is required. Lumisys will adopt SFAS 130 in 1997 and does not expect such adoption to have a material effect on the consolidated financial statements. See Note 2 to the Lumisys Consolidated Financial Statements.

     In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Lumisys has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by SFAS 131 are effective in 1998. See Note 2 to the Lumisys Consolidated Financial Statements.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 is effective for Lumisys' fiscal year ending December 31, 1997. Under SFAS 128, primary earnings per share is replaced by basic earnings per share and fully diluted earnings per share is replaced by diluted earnings per share. See
Note 2 to the Lumisys Consolidated Financial Statements.

     In 1996, Lumisys implemented the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." Lumisys' adoption of SFAS 123 in 1996 does not have a material effect on Lumisys' financial position or results of operations, as Lumisys elected to continue to measure the compensation cost of stock option plans using the intrinsic value based method. See Note 2 to the Lumisys Consolidated Financial Statements.

                               LUMISYS MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS -- LUMISYS

     The executive officers and directors of Lumisys are as follows:

                  NAME             AGE                        POSITION
        ------------------------  -----  ---------------------------------------------------
        Stephen J. Weiss           59    President, Chief Executive Officer and Director
        Craig L. Klosterman        43    Chief Operating and Chief Financial Officer
        Douglas G. Devivo, Ph.D.   54    Chairman of the Board of Directors
        C. Richard Kramlich        62    Director
        Matthew D. Miller, Ph.D.   50    Director
        Austin E. Vanchieri        54    Director
        John M. Burgess            54    Vice President, Sales
        Linden J. Livoni           50    Vice President, Engineering
        Kuldip K. Ahluwalia        41    Vice President, Marketing and Business Development
        Dean MacIntosh             38    Vice President, Finance
        Mark Mariotti              36    Vice President and General Manager of Imagraph

     STEPHEN J. WEISS has served as a member of the Lumisys Board and the President and Chief Executive Officer of Lumisys since joining Lumisys in January 1990. Prior to that time, Mr. Weiss was a founder of Virtual Imaging, a medical imaging company, where he last held the position of President. From 1971 to 1985, Mr. Weiss was an Executive Vice President of ADAC Laboratories, a medical imaging company.

     CRAIG L. KLOSTERMAN has served as the Chief Financial Officer since February 1993 and also as Lumisys' Chief Operating Officer since October 1994. Mr. Klosterman also served as Vice President, Operations for Lumisys from January 1994 through October 1994. From 1988 to 1992, he worked at Voysys Corporation, a telephone communications company, where he last held the position of Vice President of Finance and from 1987 through 1988 he served as controller of Silicon Solutions Corporation, a subsidiary of Zycad Corporation, a computer-aided engineering company.

     DOUGLAS G. DEVIVO, PH.D. has been a member of the Lumisys Board since April 1989. Dr. DeVivo is a general partner of ALCE Partners, Vanguard Associates and Vanguard Associates II, venture capital investment partnerships, and has been involved in venture capital as a general partner since 1981. Dr. DeVivo is also a director of Gabelli Securities, Inc. and the Chairman and Chief Executive Officer of Verticom, Inc.

     C. RICHARD KRAMLICH has been a member of the Lumisys Board since October 1987. Mr. Kramlich has been a General Partner of New Enterprise Associates, a venture capital firm, since June 1978. Mr. Kramlich is also a director of Ascend Communications, Inc., Chalone Inc., Macromedia, Inc., Silicon Graphics, Inc. and SyQuest Technology, Inc.

     MATTHEW D. MILLER, PH.D. has been a member of the Lumisys Board since March 1995. Dr. Miller has been the President of M-Squared Media and Technology, an investment and consulting firm, since August 1994. Previously, Dr. Miller served as Vice President, Technology of General Instrument Corporation, a diversified electronics manufacturer, from August 1988 to July 1994. Prior to joining General Instrument Corporation, Dr. Miller served as Vice President, Technology of Viacom, Inc., a broadcast and cable company, from April 1984 to August 1988. Mr. Miller is also a director of Faroudja Inc., a technology company.

     AUSTIN E. VANCHIERI has been a member of the Lumisys Board since May 1997. Mr. Vanchieri has been the President and Chief Executive Office of Visual Edge Technology, Inc., a company that develops software for the pre-press market, since October 1992. Previously, Mr. Vanchieri served as President of FROX, Inc., a start-up involved in industrial information/entertainment products. Prior to joining FROX, Inc., Mr. Vanchieri spent over 20 years with Xerox Corporation, most recently as Corporate Vice President and President of the Information Products Division.

     JOHN M. BURGESS has served as Lumisys' Vice President of Sales since May 1990. From 1986 to 1990, Mr. Burgess served as Vice President, Sales and Marketing for Diasonics, a medical imaging company. Prior to joining Diasonics, Mr. Burgess served as an Executive Vice President of ADAC Laboratories.

     LINDEN J. LIVONI has served as Lumisys' Vice President of Engineering since January 1992. Prior to that time, Mr. Livoni spent six years as Director of Engineering at Greyhawk Systems, Inc., a high-resolution display company. Previously, Mr. Livoni served as Director of Engineering for the Digital Radiography Division of Diasonics.

     KULDIP K. AHLUWALIA has served as Lumisys' Vice President of Marketing and Business Development since December 1996. From 1994 through 1996, Mr. Ahluwalia served as Marketing Manager for Toshiba America Medical Systems, a medical imaging company.

     DEAN MACINTOSH has served as Lumisys' Vice President, Finance since February, 1997, and as Controller since joining Lumisys in August 1995. From 1987 to 1995, Ms. MacIntosh worked at SSE Telecom, Inc., a satellite communications company where she last held the position of Vice President, Administration and Corporate Controller.

     MARK MARIOTTI has served as Vice President of Lumisys and General Manager of the Imagraph division of Lumisys since February 1997 and as Vice President of Finance and Operations of the Imagraph division of Lumisys since joining Lumisys in March 1995. Between July 1988 and March 1995, Mr. Mariotti held several positions at Imagraph, including Vice President of Finance and Operations and Controller. Prior to joining Imagraph, Mr. Mariotti held senior financial and accounting positions with Charles River Data Systems and Honeywell.

COMPENSATION OF DIRECTORS

     Directors do not currently receive any cash compensation from Lumisys for their service as members of the Lumisys Board, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Douglas G. DeVivo, Ph.D., Chairman of the Lumisys Board, received the amount of $15,000 during 1996 for services rendered to Lumisys.

     In August 1995, the Lumisys Board adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Lumisys Common Stock to non-employee directors of Lumisys ("Non-Employee Directors"). The maximum number of shares of Lumisys Common Stock that may be issued pursuant to options granted under the Directors' Plan is 112,500. Pursuant to the terms of the Directors' Plan, each Non-Employee Director (other than a compensated Chairman of the Lumisys Board) will automatically be granted an option to purchase 18,750 shares of Lumisys Common Stock on the date of his or her election to the Lumisys Board. On the date of adoption of the Directors' Plan, each person who was then a Non-Employee Director of Lumisys and who had not received within the one year period prior to adoption of the Directors' Plan either an option grant or the right to purchase shares of Lumisys Common Stock, was granted an option to purchase 18,750 shares of Lumisys Common Stock under the Directors' Plan. Thereafter, each Non-Employee Director will automatically be granted an option to purchase an additional 18,750 shares of Lumisys Common Stock under the Directors' Plan on the date any and all previous options or stock purchases by such person either under the Directors' Plan or otherwise become fully vested.

     Outstanding options under the Directors' Plan vest at the rate of 25% of the shares subject to the option on the first anniversary of the date of grant and 6.25% of the shares subject to the option each quarter thereafter for the next three years. The exercise price of options granted under the Directors' Plan must equal the fair market value of the Lumisys Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally nontransferable. The Directors' Plan will terminate on August 15, 2005, unless earlier terminated by the Lumisys Board.

     In the event of a merger or consolidation, or a reverse merger or reorganization in which Lumisys is not the surviving corporation, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     During the last fiscal year, Lumisys did not grant any options under the Directors' Plan. As of October 31, 1997, 7,031 options were exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS OF LUMISYS

     The following table shows for the fiscal years ended December 31, 1996, 1995 and 1994, compensation awarded or paid to or earned by, Lumisys' Chief Executive Officer and Lumisys' other executive officers who earned more than $100,000 during the year ended December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                      ANNUAL COMPENSATION            SECURITIES       ALL OTHER
                                 ------------------------------      UNDERLYING      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     SALARY($)    BONUS($)(1)   OPTIONS(#)         ($)(2)
-------------------------------  ----     --------     --------     ------------     ------------
Stephen J. Weiss...............  1996     $179,432     $ 40,346            --            $500
President and Chief Executive    1995      138,613       65,246        25,000             500
  Officer                        1994      143,077       36,000        33,000             500
Craig L. Klosterman............  1996      144,500       30,319            --             500
Chief Operating and Chief        1995      128,769       40,006        25,000             500
  Financial Officer              1994      119,808       27,196        32,500             500
John M. Burgess................  1996      125,000      105,325(3)         --             500
Vice President, Sales            1995      125,000       86,346(4)     12,500             500
                                 1994      125,000       70,000        25,000             500
Linden J. Livoni...............  1996      129,717       27,100            --             500
Vice President, Engineering      1995      119,653       31,738            --             500
                                 1994      109,778       18,000        18,750             500
Eystein G. Thordarson..........  1996      132,372       10,000            --             500
Former Vice President and        1995      134,000(5)         0        75,000             500
  President of Imagraph          1994           --           --            --              --
  Corporation

---------------

(1) Bonus payments are based on the individual's performance, the individual's salary level and Lumisys' overall financial performance. Also includes interest forgiven on loans from Lumisys to Messrs. Weiss, Klosterman, Burgess and Livoni.

(2) Consists of $500 per year in Lumisys matching payments under its 401(k)
Plan.

(3) Includes a commission payment of $104,643.

(4) Includes a commission payment of $82,800.

(5) Mr. Thordarson joined Lumisys in March 1995 when Lumisys acquired Imagraph Corporation. Includes salary paid to Mr. Thordarson in 1995 prior to Lumisys' acquisition of Imagraph Corporation. Mr. Thordarson resigned as an officer of Lumisys in May, 1996.

                       STOCK OPTION GRANTS AND EXERCISES

     During the fiscal year ended December 31, 1996, no options were granted to the Chief Executive Officer or the Named Executive Officers. The following table shows for the fiscal year ended December 31, 1996, certain information regarding options exercised by and held at year end by the Chief Executive Officer and the Named Executive Officers, which were granted to them under Lumisys' 1987 Stock Option Plan.

     AGGREGATE OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                   SHARES                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                 ACQUIRED ON    VALUE      OPTIONS AT DECEMBER 31,         AT DECEMBER 31,
                                  EXERCISE     REALIZED            1996(#)                   1996($)(2)
             NAME                    (#)        ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------------  -----------   --------   -------------------------   -------------------------
Stephen J. Weiss...............         --           --         26,374/31,626             $ 189,379/184,861
Craig L. Klosterman ...........         --           --         20,493/31,407               139,364/182,938
John M. Burgess................         --           --         21,874/15,626               176,118/110,632
Linden J. Livoni...............         --           --          10,547/8,203                 92,603/72,022
Eystein G. Thordarson..........     23,350     $447,553              9,462/--                     77,399/--

---------------

(1) Value realized is based on the fair market value of Lumisys Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Fair market value of Lumisys Common Stock at December 31, 1996 ($9.38) minus the exercise price of the options multiplied by the number of shares underlying the option.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF LUMISYS

     In May 1994, Lumisys loaned the following directors and officers of Lumisys the amounts set forth below in connection with such person's exercise of certain outstanding stock options. Each loan was made pursuant to a promissory note which was secured by the underlying stock and had an interest rate of 4.94% per year. Each loan was due and payable on May 31, 1997 and was paid in full by such directors and officers on such date.

                                       NAME                               AMOUNT
            -----------------------------------------------------------   -------
            Stephen J. Weiss...........................................   $65,250
            John M. Burgess............................................        --
            Linden J. Livoni...........................................    12,225
            Craig L. Klosterman........................................    22,050
            Douglas G. DeVivo, Ph.D....................................    15,000

     Lumisys believes that the foregoing transactions were in its best interest and were on terms no less favorable to Lumisys than could be obtained from unaffiliated third parties.

     Lumisys has entered into indemnity agreements with certain officers and directors which provide, among other things, that Lumisys will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be made a party by reason of his position as director, officer or other agent of Lumisys, and otherwise to the full extent permitted under Delaware law and Lumisys' Bylaws.

                        BENEFICIAL SECURITY OWNERSHIP OF
                    CERTAIN OWNERS AND MANAGEMENT OF LUMISYS

     The following table sets forth certain information regarding the ownership of Lumisys Common Stock as of October 31, 1997 by: (i) each person or entity who is known by Lumisys to beneficially own five percent or more of the outstanding Lumisys Common Stock, (ii) each director of Lumisys; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all directors and executive officers of Lumisys as a group.

                                                                         BENEFICIAL OWNERSHIP(1)
                                                                         ------------------------
                                                                         NUMBER OF     PERCENT OF
                           BENEFICIAL OWNER                               SHARES         TOTAL
-----------------------------------------------------------------------  ---------     ----------
The TCW Group, Inc.....................................................   564,300         8.72%
  865 South Figueroa Street
  Los Angeles, CA 90017
Bala S. Manian.........................................................   369,597         5.71
  Biometric Imaging
  1025 Terra Bella Avenue
  Mountain View, CA 94043
Stephen J. Weiss(2)....................................................   166,926         2.58
C. Richard Kramlich(3).................................................   117,884         1.82
Craig L. Klosterman(4).................................................    82,400         1.27
John M. Burgess(5).....................................................    77,501         1.20
Linden J. Livoni(6)....................................................    59,709            *
Douglas G. DeVivo, Ph.D.(7)............................................    53,515            *
Matthew D. Miller, Ph.D................................................    14,063            *
Kuldip K. Ahluwalia(8).................................................    12,500            *
Dean MacIntosh(9)......................................................    12,017            *
Mark Mariotti(10)......................................................     7,291            *
Austin E. Vanchieri....................................................        --            *
All directors and executive officers as a group (11 persons)(11).......   603,806         9.33

---------------

  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Lumisys believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 6,474,181 shares outstanding on October 31, 1997, adjusted as required by rules promulgated by the SEC.

 (2) Includes 16,126 shares subject to stock options exercisable within 60 days of October 31, 1997. Does not include 3,000 shares of CompuRAD Common Stock owned by Mr. Weiss which will be converted into approximately 2,784 shares of Lumisys Common Stock upon consummation of the Merger.

 (3) Includes 100,000 shares beneficially owned by New Enterprise Associates IV, Limited Partnership, a Delaware limited partnership. Mr. Kramlich is a general partner of NEA Partners IV, Limited Partnership, a Delaware limited partnership, which is the general partner of New Enterprise Associates IV, Limited Partnership, a Delaware limited partnership. Mr. Kramlich shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares except to the extent of his proportionate partnership interest therein. Also includes 10,547 shares subject to stock options exercisable within 60 days of October 31, 1997.

 (4) Includes 22,869 shares subject to stock options exercisable within 60 days of October 31, 1997. Does not include 150 shares held by Elaine Klosterman, Mr. Klosterman's mother, as custodian for Mr. Klosterman's three children.

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

 (5) Includes 31,251 shares subject to stock options exercisable within 60 days of October 31, 1997.

 (6) Includes 9,234 shares subject to stock options exercisable within 60 days of October 31, 1997.

 (7) Includes 28,515 shares subject to stock options exercisable within 60 days of October 31, 1997.

 (8) Includes 12,500 shares subject to stock options exercisable within 60 days of October 31, 1997.

 (9) Includes 10,391 shares subject to stock options exercisable within 60 days of October 31, 1997.

(10) Includes 7,291 shares subject to stock options exercisable within 60 days of October 31, 1997.

(11) Includes 100,000 shares held by entities affiliated with certain directors and includes 148,724 shares subject to stock options held by directors and officers exercisable within 60 days of October 31, 1997. See footnotes
     (2)-(10).

          COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Exchange Act requires Lumisys' directors and executive officers, and persons who own more than ten percent of a registered class of Lumisys' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Lumisys Common Stock and other equity securities of Lumisys. Officers, directors and greater than ten percent stockholders are required by the SEC regulation to furnish Lumisys with copies of all Section 16(a) forms they file.

     To Lumisys' knowledge, based solely on a review of the copies of such reports furnished to Lumisys and written representations that no other reports were required, during the nine month period ended September 30, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Mr. Vanchieri, a Director of Lumisys, filed one late report covering his initial report of ownership. The report was filed once he became aware of the requirement to file an initial report of ownership.

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                               COMPURAD BUSINESS

     The discussion in this Joint Proxy Statement/Prospectus contains forward-looking statements which involve risks and uncertainties. CompuRAD's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the sections entitled "Risk Factors" and "CompuRAD's Management's Discussion and Analysis of Financial Condition and Results of Operations", as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

GENERAL

     CompuRAD, is a leading provider of software that enables healthcare clinicians to access medical images and clinical information at any point of care. CompuRAD pioneered the use of personal computer software in the point-to-point, on call teleradiology market, with the introduction of its PC Teleradiology product. In response to the increasing acceptance of teleradiology and increasing demand for multi-user and multi-access off-site teleradiology systems, CompuRAD introduced its iNET product line in late 1994. In 1997, CompuRAD introduced ClinicalWare, an Internet/Intranet software solution which provides enterprise-wide, secure electronic access through a Web browser to clinical information systems at any point of care.

     CompuRAD sells its products both through a direct sales force and indirectly through a network of VARs and large medical image equipment vendors. CompuRAD's resellers include Konica Medical and National Imaging Resources, a nationwide consortium of X-ray dealers. CompuRAD presently has licensed its products to hospitals, clinics, other healthcare facilities and physician groups. CompuRAD's customers include New York University Medical Center, Alliant Health Systems, Symphony Mobilex and The Nursing Home Group plus many other leading healthcare facilities and organizations.

     CompuRAD was incorporated in Arizona in January 1992 under the name CompuMed, Inc. In January 1996, CompuMed, Inc. merged with and into CompuMed Teleradiology, Inc., a Delaware Corporation. It subsequently changed its name to CompuRAD, Inc. in February 1996.

PRODUCTS

     CompuRAD has developed a comprehensive line of medical image management software products which it believes are the most cost-effective and user-friendly products available. CompuRAD has expanded its product line and capabilities substantially from its first product, PC Teleradiology, to include a full range of software designed to enable healthcare organizations to capture, store, distribute and display medical images over LANs and WANs. In addition, CompuRAD plans to capitalize on its expertise in the medical image management systems market by entering the larger healthcare information system market with its ClinicalWare product, which offers a comprehensive Internet/Intranet solution to access textual image data from disparate information systems across healthcare enterprises.

     Software and systems as complex as those offered by CompuRAD frequently contain undetected errors or failures when first introduced or when new versions are released. CompuRAD has in the past discovered bugs and system errors in certain of its software enhancements, both before and after initial shipment. There can be no assurance that, despite testing by CompuRAD, errors will not occur in CompuRAD's products resulting in loss of, or delay in, market acceptance. Any such loss or delay could have a materially adverse effect on CompuRAD's business, financial condition and results of operations. Peripherals and hardware from third party manufacturers may contain defects and incompatibilities which could adversely affect market acceptance of CompuRAD's software products.

     In addition, the markets for CompuRAD's software are characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements of products, operating systems and environments. CompuRAD's future success will depend upon its ability to enhance its current product line, to complete products currently under development, to develop and introduce new products that keep pace with technological developments and to respond to evolving customer requirements. Any failure by CompuRAD to anticipate or respond adequately to technological developments by its

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

competitors or to changes in customer requirements, or any significant delays in product development or introduction could have a materially adverse effect on CompuRAD's business, financial condition and results of operations. In the past, CompuRAD has occasionally experienced delays in the development and introduction of new software and software enhancements, and there can be no assurance that CompuRAD will not experience such delays in the future. Timeliness of delivery is of critical importance to certain customers, and CompuRAD's failure to successfully develop and ship such products in a timely manner could result in cancellation of customer orders which could have a materially adverse effect on CompuRAD's business, financial condition and results of operations.

CURRENT PRODUCT OFFERINGS

     PC TELERADIOLOGY. CompuRAD's initial product, PC Teleradiology, is designed to capture, store, distribute and display medical images. PC Teleradiology systems are used for point-to-point teleradiology applications, such as applications that connect hospitals to physicians' homes or clinics to hospitals. PC Teleradiology systems operate on Windows, DOS and Macintosh platforms. Sales of PC Teleradiology and associated hardware (including industry standard scanners, PC's and direct capture boards) accounted for approximately 10% and 33% of CompuRAD's revenues in 1996 and 1995, respectively. This product is currently only being offered to existing PC Teleradiology users who wish to add additional nodes.

     INET. CompuRAD introduced its iNET product line in late 1994, which CompuRAD believes is the most scalable and affordable teleradiology solution available in the industry. The iNET product line supports on-call, off-site and in-hospital applications and it runs in either a point-to-point or networked configuration. iNET allows users to capture, store, distribute and display medical images quickly and easily and provides medical image management across diverse clinical environments.

     The iNET product line consists of the following products:

        iNET Server is a file and communication server running on Windows NT. It is configured with a relational database and is designed to support multiple teleradiology sessions as well as route image traffic over LANs and WANs.

        iCAPTURE is used to frame grab monochrome video signals from a variety of radiology modalities including CAT Scan, MRI, Ultrasound and Nuclear Medicine.

        iSCAN digitizes up to 14" x 17" x-ray film images by using CCD and laser film digitizers.

          iFCR acquires images from Fuji Computed Radiography ("CR") systems.

        iVIEW and iVIEW+ display medical images on a PC. iVIEW is used for single SVGA monitors. iVIEW+ supports higher resolution and multi-monitor workstations. iVIEW and iVIEW+ can receive images from the iNET Server over a LAN or WAN or directly from iSCAN, iCAPTURE and iFCR through point-to-point transmissions.

        iNET Pro is a DICOM 3.0 version of CompuRAD's standard iNET Server product. It is a file and communication server running on Windows NT. It is configured with a relational database and is designed to support multiple teleradiology sessions to route images, schedule image routing, compress images for storage and wide area network routing, and convert image between JPEG and DICOM file formats.

        iVIEW Pro displays medical images on a PC with single and multi-monitor configurations. CompuRAD believes that the individually configurable user interface offers many unique functions presently unavailable in competitive products. iVIEW Pro is DICOM 3.0 compliant and is interoperable with other DICOM 3.0 servers, archives and devices from most major medical manufacturers (e.g. General Electric, Siemens, Picker, Sterling).

        iARCHIVE is hierarchical storage management software used to manage, store and retrieve DICOM medical images. iARCHIVE uses standard archival media including RAID arrays, magneto-optical disks and digital linear tapes. It operates on UNIX, Solaris and Informix SQL.

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

     CompuRAD's target customers for iNET include: (i) radiologists and radiology groups; (ii) hospitals and other healthcare facilities; (iii) mobile X-ray companies; and (iv) medical imaging equipment manufacturers and suppliers. Sales of iNET accounted for approximately 81% and 61% of CompuRAD's revenues in 1996 and 1995, respectively.

     CLINICALWARE. ClinicalWare, recently introduced in 1997, is an Internet/Intranet solution that provides a single point of access to clinical information such as transcribed reports, on-line knowledge bases and medical images at any point of care.

     ClinicalWare provides (i) the means to integrate information which resides on disparate clinical information systems in an integrated delivery system ("IDS"); (ii) easy access to information through the use of either a standard Web browser; (iii) support for emerging healthcare protocols, such as HL-7 and DICOM which enable interfacing among various healthcare information systems; and
(iv) security and access management features such as flexible assignment of different user and access profiles based on workstation location, day and time and application scenarios.

     The market for Internet/Intranet-related software designed for use in healthcare environments is in the early stages of development. Since this market is new, and because current and future competitors are likely to introduce competing Internet/Intranet software, it is difficult to predict the rate at which the market will grow, if at all, or the rate at which new or increased competition will result in market saturation. CompuRAD's ClinicalWare product was only recently introduced in 1997 and is highly dependent upon the market acceptance of the Internet/Intranet technologies for healthcare environments. If the market for such Internet/ Intranet software fails to grow or grows more slowly than anticipated, CompuRAD's business, financial condition and results of operations would be materially adversely effected. CompuRAD has had only limited shipments of ClinicalWare and expects that the sales cycle for ClinicalWare will be longer than that for its other existing products and that the price for ClinicalWare will be higher than that for CompuRAD's other current products. Accordingly, CompuRAD's quarterly revenues and operating results may be subject to greater fluctuation as CompuRAD begins to market and sell ClinicalWare. Additionally, CompuRAD faces greater challenges in installing and supporting ClinicalWare because of the complexity of Internet/Intranet related software and systems. CompuRAD has limited experience in marketing, installing and supporting Internet/Intranet clinical information systems, and there can be no assurance that CompuRAD can obtain the necessary resources to market, install and support ClinicalWare in an efficient, cost-effective and competitive manner. The failure of ClinicalWare to achieve market acceptance for any reason could have a materially adverse effect on CompuRAD's business, financial condition and results of operations.

     Target customers for ClinicalWare include: (i) integrated and community healthcare delivery systems; (ii) hospitals and other healthcare facilities;
(iii) multi-office physician groups; (iv) managed care providers and insurance carriers; (v) imaging centers; and (vi) radiology groups.

     MAMMOWORKS. MammoWorks is a Windows application developed in response to the need for compliance with the Mammography Quality Standards Act. The application supports scheduling, outcome measurements, quality assurance reporting, transcription and patient tracking and recall, thus helping mammography facilities better manage their outcome reporting and patient management. To date, revenues from this product have not been significant.

THIRD PARTY SOFTWARE DEVELOPMENT AND LICENSING

     CompuRAD offers customized Windows NT/Windows 95 application software to other large medical image management systems providers including international medical equipment manufacturers, healthcare information system vendors and system integrators. CompuRAD presently sells software to members of National Imaging Resources ("NIR"), a nationwide consortium of X-ray dealers, and has developed customized software for Siemens Medical Systems ("Siemens Magic View 50"). CompuRAD also licenses software to Siemens and Konica Medical which such companies then sub-license to their customers. CompuRAD intends to pursue other third party alliances and agreements as methods of promoting CompuRAD's technology as the desktop standard for image enabling healthcare applications. Historically,

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

CompuRAD has retained the intellectual property rights to the software it develops for third parties and plans to do so in the future.

RESEARCH AND DEVELOPMENT

     CompuRAD's research and development activities include the design and development of new software and updates and enhancement of existing software. CompuRAD's new product development program is focused on improving access to medical images and clinical information. Updates and enhancements of its existing software include efforts to improve connectivity, compression algorithms and user interface design. As of September 30, 1997, 25 of CompuRAD's employees were involved in research and development. Research and development expense for the years ended December 31, 1996 and 1995 totaled approximately $1,400,000 and $564,000, respectively.

SERVICE AND SUPPORT

     CompuRAD provides installation, training and support services to its customers. As of September 30, 1997, CompuRAD's service and support organization consisted of 17 employees responsible for working with customers to install, configure and support CompuRAD's systems. Typical installation services include project planning, hardware testing and configuration, on-site installation, and training of customer personnel in system operation and maintenance. On-site installation generally requires one to four weeks. CompuRAD also provides telephone support services to its customers 24 hours a day, seven days a week, as well as other services, including on-site support, software customization services, and technical and user training programs.

     CompuRAD licenses its software and provides installation, training and support services to customers pursuant to the terms of software licensing and support agreements. Under the software license agreements, CompuRAD generally grants to the customer a perpetual, non-exclusive and non-transferable right to use CompuRAD's products. In addition, CompuRAD provides installation and training services. Maintenance and support contracts typically are sold on a renewable annual basis.

CUSTOMERS

     CompuRAD presently has licensed its products to hospitals, clinics, other healthcare facilities and physician groups. CompuRAD's customers include New York University Medical Center, Alliant Health Systems, Symphony Mobilex and the Nursing Home Group plus many other leading healthcare facilities and organizations.

     In 1996 and 1995, one customer, Symphony Mobilex, accounted for approximately 22% and 31%, respectively, of CompuRAD's revenues. No other customer accounted for more than 10% of CompuRAD's revenues during these periods. CompuRAD's five largest customers in 1996 and 1995 accounted for 33% and 49%, respectively, of CompuRAD's revenues. CompuRAD has agreements with OEMs and some of these agreements require OEMs to purchase a minimum amount of CompuRAD's products each year. A significant reduction in sales volume attributable to the loss of any of CompuRAD's customers, losses arising from customer disputes regarding shipments or license, installation and service fees or CompuRAD's inability to collect accounts receivable from any major customer could have a materially adverse effect on CompuRAD's business, financial condition and results of operations.

     To date, sales of CompuRAD's teleradiology products, including PC Teleradiology and its successor iNET, accounted for a substantial majority of its revenues. In 1996 and 1995, 81% and 61% of CompuRAD's revenues were derived from sales of iNET and 10% and 33% were attributable to sales of PC Teleradiology. Sales of the iNET product line could decline for a number of reasons including consolidation in the healthcare market and changes in government regulation that reduce or eliminate reimbursement for teleradiology services. If sales of CompuRAD's iNET product line decline for any reason, CompuRAD's business, financial condition and results of operations would be materially adversely effected.

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BACKLOG

     CompuRAD's backlog consists of purchase orders for software licenses, hardware and unamortized technical support for which delivery has been specified by a customer within the next six months. CompuRAD accepts purchase orders for periods beyond six months which are not included in backlog. At September 30, 1997, CompuRAD's backlog was approximately $906,000, compared with a backlog of $430,000 at December 31, 1996 and $1,154,000 at December 31, 1995. Due to the
possibility of cancellation of software licenses and hardware orders and potential delays in product shipment and because CompuRAD's revenues often reflect orders shipped in the same quarter as received, backlog at any particular date is not necessarily indicative of actual sales for any subsequent period. CompuRAD's backlog has in the past been larger as well as smaller than its backlog at September 30, 1997, and may be expected to vary substantially from time to time. In addition, orders for software and systems have varied substantially from quarter to quarter and are expected to continue to do so.

SALES AND MARKETING

     CompuRAD sells its software directly to end users through nine direct sales representatives and indirectly through the X-ray dealers/VARs that make up NIR. CompuRAD sells its products to the NIR VARs, which then resell CompuRAD's products to end-user customers. CompuRAD also licenses software to Siemens and Konica Medical which such companies then sub-license to their customers.

     CompuRAD's marketing strategy is designed to promote the quality and reliability of CompuRAD's products through advertising in major industry publications and through direct marketing programs. CompuRAD also participates in the RSNA (Radiological Society of North America) trade show and convention, and HIMSS (Healthcare Information Management Systems Show).

     CompuRAD is seeking to add to its international dealer network and is in discussions with several international trading companies and systems integrators. CompuRAD's international sales effort and partnership strategy is focused on Japan, southeast Asia, Europe, Australia, and South America. CompuRAD already has entered into agreements with resellers in New Zealand, Chile and Thailand.

COMPETITION

     CompuRAD believes that the principal competitive factors for selecting medical image management software and systems are the reputation and market position of the vendor and the price, reliability, ease of use, functionality and performance of the product or system. CompuRAD believes it competes effectively with respect to these factors.

     Competition in the markets for medical image management products and healthcare information systems and services is intense and is expected to increase. CompuRAD's competitors include other providers of medical image management and healthcare information products. CompuRAD's principal competitors in the medical image management industry are E-Med, CEMAX, Applicare Medical Imaging B.V. and Access Radiology Corporation. Furthermore, other major healthcare information and equipment companies not presently offering competing products may enter CompuRAD's markets. In addition, the emerging market for Internet/Intranet clinical information systems is expected to be highly competitive, and CompuRAD's competitors in this market could include many of its competitors in the medical image management systems market as well as other providers of healthcare information systems and new entrants into the marketplace. Increased competition could result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely effect CompuRAD's business, financial condition and results of operations. In addition, many of CompuRAD's competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources and market recognition than CompuRAD. Many of CompuRAD's competitors also currently have, or may develop or acquire, substantial installed customer bases in the healthcare industry. As a result of these factors, CompuRAD's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than CompuRAD. There can be no assurances that CompuRAD will be able to compete successfully against current and future competitors or

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

that competitive pressures faced by CompuRAD will not have a materially adverse effect on its business, financial condition or results of operations.

PROPRIETARY RIGHTS

     CompuRAD relies on a combination of trade secrets, copyright and trademark laws, nondisclosure and other contractual provisions to protect its proprietary rights. CompuRAD currently has no patents covering its technology and has not registered any of its trademarks. There can be no assurance that measures taken by CompuRAD to protect its intellectual property will be adequate or that CompuRAD's competitors will not independently develop systems and services that are substantially equivalent or superior to those of CompuRAD. Substantial litigation regarding intellectual property rights exists in the software industry, and CompuRAD expects that software products may be increasingly subject to third party infringement claims as the number of competitors in CompuRAD's industry segment grows and the functionality of systems overlap. Although CompuRAD believes that its systems and applications do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against CompuRAD in the future, that CompuRAD would prevail in any such dispute or that a license or similar agreement will be available on reasonable terms in the event of an unfavorable ruling on any such claim. In addition, any such claim may require CompuRAD to incur substantial litigation expenses or subject CompuRAD to significant liabilities and could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

GOVERNMENT REGULATION

     Medical image management software is subject to extensive government regulation as a medical device in the United States by the FDA and in other countries by corresponding foreign regulatory authorities. The process of obtaining and maintaining required regulatory clearances and approvals is lengthy, expensive and uncertain. Generally, before a new medical device can be introduced into the market in the United States, the manufacturer or distributor must obtain FDA clearance of a 510(k) premarket notification or approval of a PMA application. If a medical device manufacturer or distributor can establish, among other things, that a device is "substantially equivalent" in intended use and technological characteristics to certain legally marketed devices, for which the FDA has not required a PMA, the manufacturer or distributor may seek clearance from the FDA to market the device by filing a 510(k). In recent years, the FDA has been requiring a more rigorous demonstration of substantial equivalence. Material changes to legally marketed medical devices are also subject to FDA review and clearance or approval prior to commercialization in the United States.

     CompuRAD relies on 510(k) pre-market notification for its current internally developed products. Additionally, CompuRAD relies on 510(k) clearance and the finding by the FDA of substantial equivalence for the Image Management System (IMS) and the Film Image ScanSoftware (FISS) technologies acquired from Star in July 1997. However, CompuRAD believes that its success depends upon commercial sales of new versions of its medical image management software which may be subject to clearance or approval from the FDA and its foreign counterparts. There can be no assurance that a similar 510(k) clearance for any future product or enhancement of an existing product will be granted or that the process will not be lengthy. If CompuRAD cannot establish that a product is "substantially equivalent" to certain legally marketed devices, the 510(k) clearance procedure may be unavailable and CompuRAD may be required to utilize the longer and more expensive PMA process. Failure to receive or delays in receipt of FDA clearances or approvals, including the need for additional data as a prerequisite to clearance or approval, could have a material adverse effect on CompuRAD's business, operating results and financial condition.

     The process of obtaining a 510(k) clearance generally requires supporting data, which can be extensive and extend the regulatory review process for a considerable length of time. FDA enforcement policy strictly prohibits the marketing of cleared or approved medical devices for uncleared or unapproved uses. CompuRAD has been inspected once and will continue to be inspected on a routine basis by the FDA for compliance with the FDA's QSR and other applicable regulations. CompuRAD will be required to adhere to applicable FDA QSR regulations and similar regulations in other countries, which include testing, control, and documentation

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

requirements. Failure to comply with applicable regulatory requirements could result in the failure of the government to grant market clearance or premarket approval, withdrawal of approvals or criminal prosecution. CompuRAD is also subject to other federal, state and local laws and regulations relating to safe working conditions and manufacturing practices. The extent of government regulation that might result from any future legislation or administrative action cannot be predicted. Failure to comply with regulatory requirements could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

     Sales of CompuRAD's software outside the United States are subject to foreign regulatory requirements that vary from country to country. Additional approvals from foreign regulatory authorities may be required, and there can be no assurance that CompuRAD will be able to obtain foreign marketing approvals on a timely basis or at all, or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. In Europe, CompuRAD will be required to obtain certifications necessary to enable the "CE" mark to be affixed to CompuRAD's products by mid 1998 to continue commercial sales in member countries of the European Union. The CE mark is an international symbol of quality and complies with applicable European medical device directives. CompuRAD has not obtained such certifications, and there can be no assurance it will be able to obtain such certifications or any other international regulatory approvals in a timely manner, or at all. Failure to comply with foreign regulatory requirements could have a material adverse effect on CompuRAD's business, financial condition and results of operations.

                               COMPURAD PROPERTY

     CompuRAD leases approximately 20,000 square feet of office space in Tucson, Arizona for its corporate operations. The lease expires in 2001. CompuRAD believes that its existing facilities are adequate for its current needs but may require more space as its business expands.

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                COMPURAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of CompuRAD should be read in conjunction with the consolidated financial statements and the related notes thereto included herein. The discussion in this Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. CompuRAD's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the sections entitled "Risk Factors," and "CompuRAD Business," as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

GENERAL

     CompuRAD, Inc. is a leading provider of software that enables healthcare clinicians to access medical images and clinical information at any point of care. CompuRAD pioneered the use of personal computer software in the point-to-point, on call teleradiology market, with the introduction of its PC Teleradiology product. In response to the increasing acceptance of teleradiology and increasing demand for multi-user and multi-access off-site teleradiology systems, CompuRAD introduced its iNET product line in late 1994. In 1997, CompuRAD introduced ClinicalWare, an Internet/Intranet software solution which provides enterprise-wide, secure electronic access through a Web browser to clinical information systems at any point of care.

     On July 30, 1997 CompuRAD acquired technology from Star, including a DICOM archive, formerly known as Image Management Server ("IMS"). Management believes that this acquisition complements and extends CompuRAD's existing iNETPro and iVIEWPro DICOM image product lines allowing CompuRAD to offer a comprehensive, top-to-bottom, medical image networking solution to a wider spectrum of customers. The product, which has received 510(k) clearance, will be marketed by CompuRAD under the brand name iARCHIVE and is configurable for shelf storage management as well as multi-terabyte, robotic archival of medical images on jukeboxes of magneto-optical disks or digital linear tape. CompuRAD also acquired certain assets of Medical Imaging Technology Associates, Inc. ("MITA") related to nuclear medicine software. The MITA acquisition will close in April 1998.

RECENT FINANCIAL RESULTS

     CompuRAD's net revenues, net loss and net loss per share for the three months ended September 30, 1997 were $2.0 million, $420,000 and $0.11, respectively, as compared to net revenues, net income, and net income per share for the three months ended September 30, 1996 of $2.0 million, $73,000 and $0.02, respectively. For the nine months ended September 30, 1997, CompuRAD's net revenues, net loss and net loss per share were $6.7 million, $1.2 million and $0.31, respectively, compared to net revenues, net loss and net loss per share for the nine months ended September 30, 1996, of $5.2 million, $288,000 and $0.11, respectively.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     NET REVENUES. Net revenues for the year ended December 31, 1996 were $6.9 million, compared with $3.9 million for the year ended December 31, 1995, reflecting an increase of 77%. Of these amounts, hardware sales, software licenses and maintenance and support services accounted for 45.5%, 46.4% and 8.1%, respectively, for the 1996 period and 58.8%, 36.3% and 4.9%, respectively, for the 1995 period. The overall increase in revenues was attributable to a substantial increase in revenues from sales of iNET software, offset in part by a decrease in revenues from sales of CompuRAD's PC Teleradiology products. One customer represented 22% and 31% of net revenues in 1996 and 1995, respectively.

     GROSS MARGIN. Gross margin increased to 45.4% for the year ended December 31, 1996 from 30.3% for the year ended December 31, 1995. This substantial increase in gross margin was attributable principally to a substantial change in the relative mix of higher margin software sales and lower margin hardware sales, reflecting CompuRAD's preference to focus on software rather than hardware sales. The increase in gross margin was also attributable to a slightly higher average selling price, reflecting the availability during the 1996 period of the entire iNET product line. Cost of hardware sales for the year ended December 31, 1996 was $2.8 million and for the year ended December 31, 1995 was $2.2 million. Cost of software licenses for the year ended December 31, 1996 was $663,000 and for the year ended December 31, 1995 was $314,000. Cost of maintenance and support services for the year ended December 31, 1996 was $286,000 and for the year ended December 31, 1995 was $174,000.

     SELLING AND MARKETING EXPENSE. Selling and marketing expense for the year ended December 31, 1996 was $1.1 million, or 16.6% of net revenues, compared with $644,000 or 16.5% of net revenues, for the year ended December 31, 1995, an increase of 77.7%. This increase was attributable primarily to increases in compensation associated with a larger sales force and greater advertising and marketing expenses.

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense for the year ended December 31, 1996 was $1.4 million, compared with $564,000 for the year ended December 31, 1995, an increase of 148.2%. As a percentage of net revenues, these expenses increased to 20.2% for 1996 from 14.4% for 1995. This increase reflected CompuRAD's hiring of additional research and development staff, and, to a lesser extent, an increase in fees paid to independent contractors during certain periods in 1996. In addition, the year ended December 31, 1996 is the first period that included any expense associated with the development of ClinicalWare. CompuRAD expects that research and development expense will continue to increase due in part to expenses associated with the development of additional ClinicalWare products.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense for the year ended December 31, 1996 was $913,000, or 13.2% of net revenues, compared with $457,000, or 11.7% of net revenues, for the year ended December 31, 1995, reflecting an increase of 99.8%. This increase reflected the hiring of additional administrative staff as well as the establishment of a bad debt reserve of $80,000.

     AMORTIZATION OF INTANGIBLE ASSET. Amortization of intangible asset represents amortization of the technology purchased by CompuRAD from Arizona State Radiology, P.C. ("ASR") in 1993. This amortization was completed in 1995.

     STOCK-BASED COMPENSATION AND EXPENSES. Stock-based compensation and expenses are comprised of non-cash charges associated with CompuRAD's grant of options to purchase 75,000 shares of CompuRAD's Common Stock at an exercise price of $0.007 per share to the co-signer of CompuRAD's borrowing from BankOne Arizona, N.A. in May 1996 and CompuRAD's issuance of 150,000 shares of CompuRAD Common Stock to an executive officer of CompuRAD in March 1996. The difference between the exercise price of such options (or in the case of the March 1996 issuance, the price paid for such shares) and the deemed fair market value of CompuRAD Common Stock on the dates of grant was recognized immediately as a non-cash charge. The fair market value of CompuRAD Common Stock was deemed to be $1.00 per share in March 1996 and $2.50 per share in April 1996, resulting in total charges for the year ended December 31, 1996 of $367,500.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH YEAR ENDED DECEMBER 31, 1994

     NET REVENUES. Net revenues increased 156.8% from approximately $1.5 million in 1994 to approximately $3.9 million in 1995. Net revenues increased substantially during 1994 as the PC Teleradiology products gained increasing market acceptance. The substantial increase in net revenues from 1994 to 1995 reflects both the continued acceptance of CompuRAD's PC Teleradiology software and systems, as well as the initial sales of its iNET software and systems to a larger market. CompuRAD also expanded its sales force during 1995, which enabled CompuRAD to market its products to a greater number of potential customers. The increase in CompuRAD's installed base was offset in part by lower average selling prices during 1995, as CompuRAD aggressively reduced the price of its PC Teleradiology software and hardware to gain market share.

     Hardware sales represented 52.6% and 58.8% of net revenues for 1994 and 1995, respectively. Software licenses represented 41.1% and 36.3% of net revenues for the two years, respectively, and maintenance and support fees represented 6.3% and 4.9% of net revenues for the two years, respectively. The increase in hardware sales as a percentage of net revenues during 1995 is attributable to the fact that CompuRAD's largest customer during the year, Symphony Mobilex, generally included substantial hardware components in its orders.

     GROSS MARGIN. Gross margin decreased from 36.7% in 1994 to 30.3% in 1995. In 1994, CompuRAD changed its hardware strategy to buying pre-assembled computer hardware, frequently from major brand name manufacturers, such as Dell Computer Corporation and Acer America Corporation, in order to allow CompuRAD to concentrate on software sales. The decline in gross margins continued in 1995 as CompuRAD priced both its hardware and PC Teleradiology software aggressively to gain market share. As CompuRAD began to phase out its PC Teleradiology product in 1996 and increase software license revenues as a percentage of net revenues, however, gross margins began to recover during the first six months of 1996. Cost of software licenses for 1994 and 1995 were approximately $147,000 and $314,000, respectively. Cost of maintenance and support services for 1994 and 1995 were approximately $60,000 and $174,000, respectively.

     SELLING AND MARKETING EXPENSE. Selling and marketing expense increased 116.8% in 1994 from approximately $297,000 to approximately $644,000 in 1995. As a percentage of net revenues, these expenses represented 19.5% and 16.5% in 1994 and 1995, respectively. The increase from 1994 to 1995 was primarily attributable to increased compensation associated with a larger sales force, as well as increased marketing and advertising expenditures.

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expenses increased 70.8% from approximately $330,000 in 1994 to approximately $564,000 in 1995. These expenses represented 21.7% and 14.4% of revenues for 1994 and 1995, respectively. The substantial increase in absolute dollars over the two year period reflects the substantial investment by CompuRAD in developing the iNET product line during 1994 and 1995. This investment included an increase in the number of CompuRAD employees devoted to research and development from 4 at December 31, 1994 to 16 at December 31, 1995. All of CompuRAD's expenditures in connection with research and development have been recognized as expense, rather than capitalized, since the expenses incurred following demonstration of the technological feasibility of CompuRAD's products have been immaterial.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense increased 210.2% from approximately $147,000 in 1994 and to approximately $457,000 in 1995. These expenses represented 9.7% and 11.7% of net revenues in 1994 and 1995 respectively. The increases in general and administrative expense in absolute dollars and as a percentage of sales during 1995 is attributable to the hiring of additional administrative personnel, principally a chief financial officer and the conversion of Dr. Berman to a full-time Chief Executive Officer.

     AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets represents amortization of CompuRAD's purchase of technology from ASR in 1993.

     STOCK-BASED COMPENSATION AND EXPENSES. Stock-based compensation and expenses represent non-cash charges in connection with option grants by CompuRAD to employees during 1995.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1996

     NET REVENUES. Net revenues for the six months ended June 30, 1997 were $4.7 million, compared with $3.2 million for the six months ended June 30, 1996, reflecting an increase of 47.2%. Of these amounts, hardware sales, software licenses and maintenance and support services accounted for 45.1%, 46.0% and 8.9%, respectively, for the 1997 period and 44.9%, 48.0% and 7.1%, respectively, for the 1996 period. The overall increase in revenues was attributable to a substantial increase in revenues from sales of iNET software, partially offset by a decrease in revenues from sales of CompuRAD's PC Teleradiology products, and initial sales of CompuRAD's ClinicalWare line. One customer represented 24.4% and 22.4% of net revenues for the six months ended June 30, 1997 and 1996, respectively. No other customer accounted for more than 10% of net revenues in either period.

     GROSS MARGIN. Gross margin increased to 47.5% for the six months ended June 30, 1997 from 40.9% for the six months ended June 30, 1996. This increase in gross margin was attributable to a continued change in the relative mix of higher margin direct, OEM and channel software sales. Cost of hardware sales for the six months ended June 30, 1997 was $2.0 million and for the six months ended June 30, 1996 was $1.3 million. Cost of software licenses for the six months ended June 30, 1997 was $279,000 and for the six months ended June 30, 1996 was $374,000. Cost of maintenance and support services for the six months ended June 30, 1997 was $186,000 and for the six months ended June 30, 1996 was $169,000.

     SELLING AND MARKETING EXPENSE. Selling and marketing expense for the six months ended June 30, 1997 was $1.1 million, or 23.7% of net revenues, compared with $441,000 or 13.9% of net revenues, for the six months ended June 30, 1996, an increase of 152.2%. This increase was attributable primarily to increases in compensation associated with a larger sales force and greater advertising and marketing expenses.

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense for the six months ended June 30, 1997 was $1.1 million, or 23.0% of net revenues, compared with $499,000, or 15.7% of net revenues, for the six months ended June 30, 1996, an increase of 115.4%. This increase was attributable primarily to CompuRAD's hiring and contracting additional research and development staff.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense for the six months ended June 30, 1997 was $880,000, or 18.8% of net revenues, compared with $354,000, or 11.1% of net revenues, for the six months ended June 30, 1996, reflecting an increase of 149.0%. This increase was attributable primarily to CompuRAD's hiring of additional administrative staff and additional legal and other professional services.

     STOCK-BASED COMPENSATION AND EXPENSES. Stock-based compensation and expenses are comprised of non-cash charges primarily associated with CompuRAD's grant of options to purchase 75,000 shares of CompuRAD Common Stock to the co-signer of CompuRAD's borrowing from BankOne Arizona, N.A. in May 1996 and CompuRAD's issuance of 150,000 shares of CompuRAD Common Stock to an executive officer of CompuRAD in March 1996. The difference between the exercise price of such options (or in the case of the March 1996 issuance, the price paid for such shares) and the deemed fair market value of CompuRAD Common Stock on the dates of grant of $2.50 and $1.00 per share, respectively, was recognized immediately as a $337,500 non-cash charge. Total stock-based compensation and expenses for the six months ended June 30, 1996 were $361,500.

LIQUIDITY AND CAPITAL RESOURCES

     Although there are no current capital commitments, CompuRAD expects its capital needs and operating expenditures to increase in the next few years. There can be no assurance that CompuRAD will not need additional capital. CompuRAD's need for additional financing will depend upon numerous factors, including, but not limited to, the level of future revenues and expenditures, market acceptance of new products, the results and scope of ongoing research and development projects, competing technologies, market and regulatory developments and increased working capital requirements. There can be no assurance that additional financing will be available when needed or, if available, that it will be available on acceptable terms. If additional funds are raised by issuing equity securities, further dilution to then existing stockholders may result and debt financing, if available, may involve restrictive covenants. If adequate funds are not available, CompuRAD's business, financial condition and results of operations could be materially affected.

NEW ACCOUNTING STANDARD

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"), which is required to be adopted on December 31, 1997. At that time, CompuRAD will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. Due to CompuRAD's net losses for the three months and six months ended June 30, 1997 and 1996, the impact of SFAS No. 128 will not be material.

                      COMPURAD MANAGEMENT AFTER THE MERGER

     The names of CompuRAD's directors and executive officers and certain information about them are set forth below.

          NAME              AGE                         POSITION
------------------------    ---     ------------------------------------------------
Phillip Berman, M.D.        44      Chairman, Chief Executive Officer and President
Cary Cole...............    31      Vice President, Sales and Director
Henky Wibowo............    31      Vice President, Engineering and Director
David I. Lapan..........    49      Director
Kevin Donovan...........    40      Vice President, Finance and Chief Financial
                                    Officer

     PHILLIP BERMAN, M.D., Chairman, Chief Executive Officer and President. Dr. Berman founded CompuRAD and has served as Chairman, President and Chief Executive Officer of CompuRAD since 1992. After practicing medicine in New York, Dr. Berman founded Arizona State Radiology, P.C., a radiology practice in Tucson, Arizona ("ASR") in 1988. Dr. Berman served as President of ASR until 1995 and as Chairman of Radiology of St. Mary's Hospital in Tucson through 1992. Dr. Berman received a B.A. in Anthropology from Harvard University in 1975 and an M.D. from The Medical College of Pennsylvania in 1980. He served as an intern at Cedars-Sinai Medical Center in Los Angeles and a resident in Diagnostic Radiology at the University of California at San Diego and Scripps Clinic.

     CARY COLE, Vice President, Sales and Director. Mr. Cole joined CompuRAD in 1992 as a consultant and has served as Vice President, Sales and Director of CompuRAD since 1993. He was President of Student Financial Resources Corporation and Educational Programs and Services Corporation from 1990 to 1992. Mr. Cole received his B.S. in Business Administration from the University of Arizona in 1989.

     HENKY WIBOWO, Vice President, Engineering, Secretary and Director. Mr. Wibowo co-founded CompuRAD and has served as Vice President, Engineering of CompuRAD since 1992. He was an engineer at IIS, Inc., now known as Avalon Software, from 1990 to 1991. Mr. Wibowo received a B.S. in Electrical Engineering from Oregon State University in 1988 and an M.S. in Electrical Engineering from the University of Arizona in 1990.

     DAVID I. LAPAN, M.D., F.A.C.C., Director. Dr. Lapan was appointed to CompuRAD's Board of Directors in May 1997. Dr. Lapan has been a cardiologist with the Pima Heart Associates, P.C. since March 1980. Dr. Lapan is currently the acting Director of Spalding Diagnostic Center at St. Mary's Hospital and the Director of Cardiovascular Services for Carondelet Hospitals. Dr. Lapan received a B.A. in Psychology from the University of California at Berkeley and a M.D. from the University of California at San Francisco.

     KEVIN DONOVAN, Vice President, Finance and Chief Financial Officer. Mr. Donovan has served as Vice President, Finance and Chief Financial Officer of CompuRAD since August 1993. Mr. Donovan served on CompuRAD's Board of Directors from 1994 until July 1996. Prior to joining CompuRAD, Mr. Donovan was a partner in the New York accounting firm Dannible & McKee from 1988 to 1993. He received a B.S. in Accounting from Syracuse University in 1980 and obtained his C.P.A. license in the State of New York in 1982 and in the State of Arizona in 1994.

COMPENSATION OF EXECUTIVE OFFICERS OF COMPURAD

     The following table sets forth certain information regarding compensation paid by CompuRAD to CompuRAD's Chief Executive Officer and CompuRAD's most highly compensated other executive officers and non-executive officer employees whose salary and bonus for such year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                  OTHER ANNUAL
                 NAME AND PRINCIPAL POSITION               YEAR     SALARY($)     COMPENSATION
    -----------------------------------------------------  ----     ---------     ------------
    Phillip Berman, M.D..................................  1996     $ 134,000             --
      Chairman, Chief Executive Officer and President      1995        83,333(1)          --
                                                           1994            --             --
    Ronald Michaels......................................  1996        78,000       $150,000(3)
      Executive Vice President(2)                          1995            --             --
                                                           1994            --             --
    Cary Cole............................................  1996       139,200             --
      Vice President, Sales                                1995        60,000         87,571(4)
                                                           1994        60,000         66,478(4)
    Henky Wibowo.........................................  1996       105,000             --
      Vice President, Engineering                          1995        68,692             --
                                                           1994        55,038             --
    Kevin Donovan........................................  1996        68,538             --
      Vice President Finance and Chief Financial Officer   1995        30,527             --
                                                           1994         4,385             --
    Scott Evers..........................................  1996        36,000         82,177(4)
      Regional Sales Manager                               1995        24,000         38,078(4)
                                                           1994            --          2,000(4)

---------------

(1) Dr. Berman became Chief Executive Officer in March 1996.

(2) Mr. Michaels resigned from his position as Executive Vice President of CompuRAD in May, 1997.

(3) Represents the fair market value in March 1996 of 150,000 shares of CompuRAD Common Stock issued to Mr. Michaels.

(4) Represents sales commissions earned.

     STOCK OPTION GRANTS, OPTION EXERCISES AND OPTION VALUES IN FISCAL 1996

     No stock options were granted to CompuRAD's Chief Executive Officer or the Named Executive Officers during 1996. During 1996, except for Kevin Donovan, none of the Chief Executive Officer or Named Executive Officers exercised any options to purchase shares of CompuRAD Common Stock, nor did they hold any options to purchase CompuRAD Common Stock at December 31, 1996. Mr. Donovan exercised options to purchase 37,500 shares in 1996 with a realized value of $202,500. Realized value is based on the fair market value of CompuRAD Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that such stock was actually sold.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF COMPURAD

     CompuRAD, Dr. Phillip Berman, Cary Cole, Henky Wibowo and Kevin Donovan, among others, entered into a Settlement Agreement (the "Settlement Agreement") with ASR and certain other individuals affiliated with ASR, including Dr. Thomas Stejskal, formerly a director of CompuRAD and a principal stockholder (the "ASR Affiliates"), dated July 14, 1996, pursuant to which CompuRAD and Dr. Berman have resolved all previously outstanding difference between them and ASR and the ASR Affiliates regarding the use of intellectual property included in CompuRAD's software. In consideration for entering the Settlement Agreement, CompuRAD has:
(i) issued 126,000 shares to certain of the ASR Affiliates; (ii) issued to ASR a non-interest bearing promissory note in the amount of $250,000 payable December 31, 2002; and (iii) agreed to pay ASR $541,676, at CompuRAD's option, in cash, in shares of Common Stock or any combination of cash and shares of Common Stock. CompuRAD issued 93,480 shares of stock to ASR in November 1996 in full settlement of the $541,676. The Company is in mediation with ASR regarding the calculation of the "Discounted Value" used to determine the number of shares issued as additional consideration to ASR for the transfer of certain intellectual property rights, technology and other property to the Company. Dependent upon the outcome of such mediations, the Company may be required to issue more shares of common stock to ASR. Pursuant to that certain Agreement dated September 15, 1997 between the Company and ASR, the parties have agreed that Arthur Andersen will making a binding determination of the Discounted Value and the additional number of shares, if any, thereby required to be issued by the Company to ASR. Such determination is required to take place prior to October 31, 1997.

     On April 16, 1996 CompuRAD entered into an Agreement to Co-Sign Loan (the "Co-Sign Agreement") with Harold Cole, the father of Cary Cole, Vice President, Sales and a director of CompuRAD, to assist CompuRAD in obtaining a short-term loan (the "BankOne Loan") in the amount of $250,000 from BankOne, Arizona, N.A., secured by CompuRAD's assets. Pursuant to the terms of the Co-Sign Agreement, Harold Cole agreed to pay such sums on the BankOne Loan as necessary for CompuRAD to meet its obligations under that loan. In consideration for Harold Cole's entering the Co-Sign Agreement, in April 1996, CompuRAD granted to him an option to purchase up to 75,000 shares of CompuRAD's Common Stock at a per share price of $0.007 per share. Such option was exercised in full in May 1996. The BankOne Loan was paid in full upon the completion of CompuRAD's initial public offering.

     In July 1996, CompuRAD acquired the ClinicalWare product line from Pinga, Inc., a company owned by Dr. Berman, Cary Cole and Henky Wibowo, each of whom are directors and executive officers and principal Stockholders of CompuRAD. The purchase price of $90,000 was determined on the basis of the expenses incurred by Pinga, Inc. relating to the development of the ClinicalWare software.

     In March 1995, CompuRAD and U.S. Radiology ("USR"), a company owned by Dr. Berman, entered into a license agreement pursuant to which USR granted CompuRAD an exclusive right to use the MammoWorks product. CompuRAD was obligated to pay USR a license fee of $150 per copy licensed by CompuRAD, up to 500 licenses. CompuRAD would not have been obligated to pay any additional license fees to USR after the first 500 licenses. Through July 1996, 70 MammoWorks copies were licensed by CompuRAD, and $10,500 was paid to Dr. Berman. In July 1996, CompuRAD and USR entered into a Technology Transfer Agreement pursuant to which USR and Dr. Berman transferred all their rights and interests in the MammoWorks product to CompuRAD for $1.00. CompuRAD is obligated to pay a royalty fee to USR on the remaining 430 copies licensed by CompuRAD. CompuRAD has no further obligations under the March 1995 license agreement. From July 1996 to December 31, 1996, 41 copies were licensed by CompuRAD and $6,150 was paid to USR.

     CompuRAD's principal offices, until October 1996, were subject to a five-year lease between Dr. Berman, in his individual capacity, and El Dorado Tucson Limited Partnership, an Arizona Tucson Limited Partnership. From March 1, 1993 until July 31, 1995, CompuRAD and ASR co-occupied the space. During that period, CompuRAD paid a portion of the rent based on its pro rata use. From August 1, 1995 until CompuRAD moved its principal offices in October 1996, CompuRAD occupied all of the space and paid the full rent of approximately $75,000.

     From time to time during the two years prior to CompuRAD's initial public offering, CompuRAD has issued shares of CompuRAD Common Stock to certain directors and officers of CompuRAD in connection with the exercise of options by such individuals.

     CompuRAD believes that all of the transactions set forth above were made on terms no less favorable to CompuRAD than could have been obtained from unaffiliated third parties. CompuRAD has adopted a policy that all future transactions between CompuRAD and its directors, officers, principal Stockholders and their affiliates shall be on terms no less favorable to CompuRAD than could be obtained by CompuRAD from unrelated third parties and shall be approved by a majority of the members of the Board and by a majority of the disinterested directors.

                    BENEFICIAL SECURITY OWNERSHIP OF CERTAIN
                       OWNERS AND MANAGEMENT OF COMPURAD

     The following table sets forth certain information regarding the beneficial ownership of CompuRAD's Common Stock as of October 31, 1997 by: (i) each person or entity who is known by CompuRAD to beneficially own five percent or more of the outstanding Common Stock, (ii) each director; (iii) CompuRAD's Chief Executive Officer and each of the other executive officers of CompuRAD other than the Chief Executive Officer whose total salary and bonus for fiscal year 1996 exceeded $100,000; and (iv) all directors and executive officers of CompuRAD as a group.

                                                                       BENEFICIAL OWNERSHIP
                                                                                (1)
                                                                      -----------------------
                                                                      NUMBER OF    PERCENT OF
                            BENEFICIAL OWNER                            SHARES       TOTAL
    ----------------------------------------------------------------  ----------   ----------
    Phillip Berman, M.D.(2)(3)......................................     535,000      13.5%
      c/o CompuRAD, Inc.
      1350 North Kolb Road
      Tucson, Arizona 85715
    Henry Wibowo(4)(5)..............................................     530,500      13.3%
    c/o CompuRAD, Inc.
      1350 North Kolb Road
      Tuscon, Arizona 85715
    Cary Cole(5)(6).................................................     503,500      12.7%
      c/o CompuRAD, Inc.
      1350 North Kolb Road
      Tuscon, Arizona 85715
    Phillip A. Lamoreaux(7).........................................     265,200       6.7%
      1505 Bridgeway, Suite 125
      Sausalito, CA 94965
    Kevin Donovan(8)(9).............................................      91,600       2.3%
    Jose L. Canchola................................................          --         --
    Stewart F. Gross................................................      11,400          *
    David Lapan.....................................................       3,000          *
    All directors and executive officers as a group (7
      Persons)(10)..................................................   1,675,000      42.2%

---------------

 * Represents less than 1% of the total number of shares of Common Stock outstanding.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, CompuRAD believes that each of the stockholders named herein has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,973,880 shares outstanding as of October 31, 1997, adjusted as required by rules promulgated by the SEC.

 (2) Dr. Berman is the majority shareholder of the P. Berman Family, L.L.C., which is the general partner of Sequoia Investments Limited Partnership, which is the record owner of 517,500 shares of CompuRAD Common Stock.

 (3) Includes 17,500 shares subject to options exercisable within 60 days from October 31, 1997.

 (4) To CompuRAD's knowledge, this person has sole voting and investment power with respect to all shares of CompuRAD Common Stock shown as beneficially owned by him, subject to community property laws where applicable.

 (5) Includes 13,000 shares subject to options exercisable within 60 days from October 31, 1997.

 (6) Mr. Cole if the manager of MC(2) Management Group, L.L.C., which is the general partner of MC(2) Investments Limited Partnership, LLP, which is the record owner of 440,000 shares of CompuRAD Common Stock. Mr. Cole is a member of MC(2) Foundation, which is the record owner of 50,500 shares of CompuRAD Common Stock.

 (7) To CompuRAD's knowledge based on Schedule 13D on file with the Securities and Exchange Commission, Mr. Lamoreaux has sole voting and investment power with respect to 33,500 shares of Common Stock and shared voting and investment power with respect to 231,700 shares of CompuRAD Common Stock with Lamoreaux Partners, a California limited partnership, of which Mr. Lamoreaux is the General Partner.

 (8) Mr. Donovan owns 52,100 shares of CompuRAD Common Stock as community property with his wife. Mr. Donovan is the indirect beneficial owner of 37,500 shares of CompuRAD Common Stock through his wife, who is the custodian for their children's shares.

 (9) Includes 2,000 shares subject to options exercisable within 60 days from October 31, 1997.

(10) Includes 45,500 shares subject to options exercisable within 60 days from October 31, 1997. See footnotes 3, 5 and 9 above.

          COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

     Section 16(a) of the Exchange Act requires CompuRAD's directors and executive officers, and persons who own more than ten percent of a registered class of CompuRAD's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of CompuRAD's Common Stock and other equity securities of CompuRAD. Officers, directors and greater than ten percent stockholders are required by the SEC regulation to furnish CompuRAD with copies of all Section 16(a) forms they file.

     To CompuRAD's knowledge, based solely on a review of the copies of such reports furnished to CompuRAD and written representations that no other reports were required, during the nine month period ended September 30, 1997, all
Section 16(a) filing requirements applicable to its officer, directors and greater than ten percent beneficial owners were complied with, except that Dr. Lapan and Mr. Gross have not yet filed reports on Form 3.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF LUMISYS CAPITAL STOCK

     The authorized capital stock of Lumisys consists of 25,000,000 shares of Lumisys Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value ("Lumisys Preferred Stock"). As of the Lumisys Record Date, there were approximately 6,474,314 shares of Lumisys Common Stock outstanding held of record by approximately 167 stockholders and no shares of Lumisys Preferred Stock outstanding. Lumisys Common Stock is listed on the Nasdaq National Market under the symbol "LUMI."

     LUMISYS COMMON STOCK. Holders of Lumisys Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of the Lumisys Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Lumisys Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Lumisys, the holders of Lumisys Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any of any outstanding shares of Lumisys Preferred Stock. There are no redemption or sinking fund provisions applicable to the Lumisys Common Stock. All outstanding shares of Lumisys Common Stock are fully paid and non-assessable, and the shares of Lumisys Common Stock to be outstanding after the completion of the Merger will be fully paid and non-assessable.

     LUMISYS PREFERRED STOCK. Lumisys has 5,000,000 shares of Lumisys Preferred Stock authorized. The Lumisys Board has the authority to issue up to 5,000,000 shares of Lumisys Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed on any unissued and undesignated shares of Lumisys Preferred Stock and to fix the number of shares constituting a series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the Lumisys Board, without stockholder approval, can issue Lumisys Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of Lumisys Common Stock. The issuance of Lumisys Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Lumisys. Lumisys has no present plans to issue Lumisys Preferred Stock.

     REGISTRATION RIGHTS. Pursuant to an agreement between Lumisys and a small number of holders (or their permitted transferees) ("Holders") of a limited amount of Lumisys Common Stock, the Holders are entitled to certain rights with respect to the registration of such shares under the Securities Act. If Lumisys proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, the Holders are entitled to notice of the registration and are entitled to include, at Lumisys' expense, such shares therein, provided, among other conditions, that the underwriters have the right to limit the number of such shares included in the registration. In addition, certain of the Holders may require Lumisys at its expense on not more than two occasions, to file a registration statement under the Securities Act with respect to their shares of Lumisys Common Stock, and Lumisys is required to use its best efforts to effect the registration, subject to certain restrictions and limitations. Further, certain of the Holders may require Lumisys, at its expense, to register their shares on Form S-3 when such form becomes available to Lumisys, subject to certain conditions and limitations.

     LUMISYS TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for the Lumisys Common Stock is Boston Equiserve Limited Partnership, 435 Tasso Street, Suite 250, Palo Alto, CA 94301 and its telephone number is (650) 853-1698.

DESCRIPTION OF COMPURAD CAPITAL STOCK

     The authorized capital stock of CompuRAD consists of 20,000,000 shares of CompuRAD Common Stock, and 5,000,000 shares of Preferred Stock, $0.01 par value ("CompuRAD Preferred Stock"). As of the CompuRAD Record Date, there were approximately 3,973,880 shares of CompuRAD Common Stock outstanding held of record by approximately 50 stockholders and no shares of CompuRAD Preferred Stock outstanding. CompuRAD Common Stock is listed on the Nasdaq SmallCap Market under the symbol "COMD."

     COMPURAD COMMON STOCK. Holders of CompuRAD Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of the CompuRAD Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time the CompuRAD Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of CompuRAD, the holders of CompuRAD Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any of any outstanding shares of CompuRAD Preferred Stock. There are no redemption or sinking fund provisions applicable to the CompuRAD Common Stock. All outstanding shares of CompuRAD Common Stock are fully paid and nonassessable, and the shares of CompuRAD Common Stock to be outstanding after the completion of the Merger will be fully paid and non-assessable.

     COMPURAD PREFERRED STOCK. CompuRAD has 5,000,000 shares of CompuRAD Preferred Stock authorized. The CompuRAD Board has the authority to issue up to 5,000,000 shares of CompuRAD Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed on any unissued and undesignated shares of CompuRAD Preferred Stock and to fix the number of shares constituting a series and he designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the CompuRAD Board, without stockholder approval, can issue CompuRAD Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of CompuRAD Common Stock. The issuance of CompuRAD Preferred Stock may have the effect of delaying, deferring or preventing a change in control of CompuRAD. CompuRAD has no present plans to issue CompuRAD Preferred Stock.

                   COMPARISON OF RIGHTS OF HOLDERS OF LUMISYS
               COMMON STOCK AND HOLDERS OF COMPURAD COMMON STOCK

     Upon consummation of the Merger, the holders of CompuRAD Common Stock will become holders of Lumisys Common Stock under the terms of the Reorganization Agreement. As stockholders of CompuRAD, the rights of such holders of CompuRAD Common Stock are presently governed by Delaware law and by CompuRAD's Certificate of Incorporation, as amended, and Bylaws, as amended; upon consummation of the Merger, as stockholders of Lumisys, their rights will continue to be governed by Delaware Law, but will also be governed by the Certificate of Incorporation, as amended, and Bylaws, as amended, of Lumisys. The following discussion summarizes the material differences between the rights of holders of CompuRAD Common Stock and Lumisys Common Stock.

PERCENTAGE OF VOTING STOCK; INFLUENCE OVER AFFAIRS

     Upon completion of the Merger, the percentage ownership of Lumisys by each former CompuRAD Stockholder will be substantially less than such holders' current percentage ownership of CompuRAD. Accordingly, former CompuRAD Stockholders will have a significantly smaller voting influence over the affairs of Lumisys than they currently enjoy over the affairs of CompuRAD.

APPRAISAL RIGHTS

     While CompuRAD Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger, Lumisys Stockholders are not entitled to appraisal right under the DGCL in connection with the Merger.

STOCKHOLDERS' ABILITY TO ACT BY WRITTEN CONSENT WITHOUT A MEETING

     The CompuRAD Certificate of Incorporation, as amended, and Bylaws, as amended, allow for the CompuRAD Stockholders to act by written consent without a meeting, whereas Lumisys' Certificate of Incorporation, as amended, eliminates the ability of the Lumisys Stockholders to act by written consent without a meeting. The elimination of the ability of stockholders to act by written consent could lengthen the amount of time required to take stockholder actions by requiring all actions to occur at a duly noticed and formally called stockholders' meeting. This lengthening of time has the potential to deter hostile takeover attempts. If the ability of stockholders to act by written consent is eliminated, a holder or group of holders controlling a majority in interest of a corporation's capital stock, for example, would not be able to amend such corporation's bylaws or remove its directors pursuant to a stockholders' written consent.

NASDAQ RULES

     The CompuRAD Common Stock is traded on the Nasdaq SmallCap Market and will cease to trade on the Nasdaq SmallCap Market upon consummation of the Merger. The Lumisys Common Stock is traded on the Nasdaq National Market. There are material differences between the corporate governance rules of the Nasdaq SmallCap Market and the Nasdaq National Market.

                                    EXPERTS

     The consolidated financial statements of Lumisys as of December 31, 1996 and for each of the three years ended December 31, 1996 included in this Joint Proxy Statement/Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of CompuRAD at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Lumisys Common Stock to be issued in connection with the Merger will be passed upon for Lumisys by Cooley Godward LLP, Palo Alto, California. As of October 30, 1997, attorneys at Cooley Godward LLP performing services for Lumisys beneficially own an aggregate of 4,279 shares of Lumisys Common Stock. In addition, Andrei M. Manoliu, Ph.D. a partner of Cooley Godward LLP is the Secretary of Lumisys.

                   REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS

     Representatives of Price Waterhouse LLP and Ernst & Young LLP expect to be present at the Lumisys Special Meeting and the CompuRAD Special Meeting, respectively, and, while such representatives have stated that they do not plan to make a statement at such meetings, they will be available to respond to appropriate questions from stockholders in attendance.

                             STOCKHOLDER PROPOSALS

     Lumisys Stockholders who wish to submit proposals for presentation to Lumisys' 1998 Annual Meeting of Stockholders must have submitted the proposal to Lumisys Incorporated, 225 Humboldt Court, Sunnyvale, CA 94089, Attention:
Secretary, in advance of December 9, 1997 for inclusion, if appropriate, in Lumisys' proxy statement and form of proxy relating to its 1998 Annual Meeting.

     CompuRAD Stockholders who wish to submit a proposal for presentation to CompuRAD's 1998 Annual Meeting of Stockholders (if the Merger has not been consummated prior to the date the meeting is to be held) must submit the proposal to CompuRAD, Inc., 1350 North Kolb Road, Tucson, AZ 85715, Attention:
Secretary. Such proposal must be received not later than January 9, 1998 for inclusion, if appropriate, in CompuRAD's proxy statement and form of proxy relating to its 1998 Annual Meeting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       ----
LUMISYS INCORPORATED
  Report of Independent Accountants..................................................   F-2
  Consolidated Balance Sheets as of June 30, 1997 (unaudited) and as of December 31,
     1996, and 1995..................................................................   F-3
  Consolidated Statements of Income for the six month periods ended June 30, 1997 and
     June 30, 1996 (unaudited) and for the years ended December 31, 1996, 1995 and
     1994............................................................................   F-4
  Consolidated Statements of Cash Flows for the six month periods ended June 30, 1997 and June 30, 1996 (unaudited) and for the years ended December 31, 1996, 1995
     and 1994........................................................................   F-5
  Consolidated Statements of Stockholders' Equity (Deficit) as of June 30, 1997
     (unaudited) and for the years ended December 31, 1996, 1995 and 1994............   F-6
  Notes to Consolidated Financial Statements.........................................   F-7
  Valuation and Qualifying Accounts..................................................  F-18

COMPURAD, INC.
  Report of Independent Auditors.....................................................  F-19
  Balance Sheets as of December 31, 1996, and 1995 and June 30, 1997 (unaudited).....  F-20
  Statements of Operations for the years ended December 31, 1996, 1995 and 1994 and for the six months ended June 30, 1997 (unaudited) and June 30, 1996............  F-21
  Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1996,
     1995 and 1994 and for the six months ended June 30, 1997 (unaudited)............  F-22
  Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 and for the six months ended June 30, 1997 (unaudited) and June 30, 1996............  F-23
  Notes to Financial Statements......................................................  F-24

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Lumisys Incorporated

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of Lumisys Incorporated at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Lumisys Incorporated. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits of the consolidated financial statements of Lumisys Incorporated also included an audit of the Financial Statement Schedule on page F-18. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
San Jose, California
January 22, 1997

                              LUMISYS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                            1996         1995
                                                               JUNE        -------      -------
                                                                30,
                                                               1997
                                                              -------
                                                              (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $19,822      $18,438      $11,426
  Short-term investments....................................       --           --        3,934
  Accounts receivable, net of allowances of $316, $296 and
     $249...................................................    3,462        3,199        2,410
  Inventories (Note 3)......................................    3,487        3,053        3,003
  Deferred tax asset........................................    1,429        1,429        1,114
  Other current assets......................................      322          453          294
                                                              -------      -------      -------
          Total current assets..............................   28,522       26,572       22,181
Property and equipment, net (Note 3)........................      343          345          162
Other assets................................................       57          173          400
                                                              -------      -------      -------
                                                              $28,922      $27,090      $22,743
                                                              =======      =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 1,243      $   823      $ 1,525
  Accrued expenses (Note 3).................................    1,996        1,604        1,468
                                                              -------      -------      -------
          Total current liabilities.........................    3,239        2,427        2,993
                                                              -------      -------      -------
Commitments (Note 8)

STOCKHOLDERS' EQUITY:
  Preferred stock, $0.001 par value; 5,000 shares
     authorized; no shares issued and outstanding...........       --           --           --
  Common stock, $0.001 par value; 25,000 shares authorized;
     6,441, 6,415 and 6,240 shares issued and outstanding...        6            6            6
  Additional paid-in capital................................   23,485       23,887       22,702
  Retained earnings (accumulated deficit)...................    2,218          918       (2,521)
  Notes receivable from stockholders........................       --         (114)        (297)
  Deferred compensation related to stock options............      (26)         (34)        (140)
                                                              -------      -------      -------
          Total stockholders' equity........................   25,683       24,663       19,750
                                                              -------      -------      -------
                                                              $28,922      $27,090      $22,743
                                                              =======      =======      =======

   The accompanying notes are an integral part of these financial statements.

                              LUMISYS INCORPORATED

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            SIX MONTHS ENDED           YEAR ENDED DECEMBER 31,
                                                JUNE 30,           -------------------------------
                                           -------------------      1996        1995        1994
                                                        1996       -------     -------     -------
                                                       -------
                                            1997       (UNAUDITED)
                                           -------
                                           (UNAUDITED)
Sales....................................  $11,129     $10,982     $23,022     $17,662     $ 8,807
Cost of sales............................    4,970       5,111      10,505       8,228       4,042
                                           -------     -------      ------     -------     -------
          Gross profit...................    6,159       5,871      12,517       9,434       4,765
                                           -------     -------      ------     -------     -------
Operating expenses:
  Sales and marketing....................    1,264         938       1,949       1,606         851
  Research and development...............    2,249       2,035       4,145       2,946       1,496
  General and administrative.............    1,018       1,213       2,238       1,832         712
  Acquired in-process research and
     development.........................       --          --          --       1,442          --
                                           -------     -------      ------     -------     -------
          Total operating expenses.......    4,531       4,186       8,332       7,826       3,059
                                           -------     -------      ------     -------     -------
Income from operations...................    1,628       1,685       4,185       1,608       1,706
Interest income, net.....................      502         429         916         223          95
                                           -------     -------      ------     -------     -------
Income before income taxes...............    2,130       2,114       5,101       1,831       1,801
Provision (benefit) for income taxes.....      830         497       1,662        (762)         95
                                           -------     -------      ------     -------     -------
Net income...............................    1,300       1,617       3,439       2,593       1,706
Accretion of mandatorily redeemable
  convertible preferred stock............       --          --          --          --          96
                                           -------     -------      ------     -------     -------
Net income attributable to common
  stock..................................  $ 1,300     $ 1,617     $ 3,439     $ 2,593     $ 1,610
                                           =======     =======      ======     =======     =======
Net income per share (Note 2)............  $  0.19     $  0.24     $  0.50     $  0.49     $  0.34
                                           =======     =======      ======     =======     =======
Shares used to compute net income per
  share (Note 2).........................    6,710       6,841       6,829       5,305       4,998
                                           =======     =======      ======     =======     =======

   The accompanying notes are an integral part of these financial statements.

                              LUMISYS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                      SIX MONTHS ENDED
                                                          JUNE 30,               YEAR ENDED DECEMBER 31,
                                                     -------------------     -------------------------------
                                                      1997        1996        1996        1995        1994
                                                     -------     -------     -------     -------     -------
                                                     (UNAUDITED) (UNAUDITED)
Cash flows from operating activities
  Net income.......................................  $ 1,300     $ 1,617     $ 3,439     $ 2,593     $ 1,706
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.................      105         101         176         199          64
     Provision for doubtful accounts...............                               47         165         (12)
     Provision for obsolete inventories............                              102         375         145
     Deferred income taxes.........................       --        (315)       (315)     (1,114)         --
     Deferred compensation related to stock
       options.....................................        8                      37          33          --
     Interest on notes receivable from
       stockholders................................       (2)         (5)         (8)        (14)         (8)
     In-process acquired research and
       development.................................                               --       1,442          --
     Changes in assets and liabilities (net of
       effects of Imagraph and XRS acquisitions):
       Accounts receivable.........................     (263)       (437)       (836)       (556)       (492)
       Inventories.................................     (434)       (568)       (152)     (1,657)       (448)
       Other current assets........................      131                    (159)       (180)         20
       Other assets................................      116          39         227        (100)         --
       Accounts payable............................      420        (182)       (702)        414          68
       Accrued expenses............................      392         542         136         280         362
                                                     -------     -------      ------     -------     -------
Net cash provided by operating activities..........    1,773         792       1,992       1,880       1,405
                                                     -------     -------      ------     -------     -------
Cash flows from investing activities:
  Sales (purchases) of short-term investments......       --       3,934       3,934      (3,934)         --
  Purchases of property and equipment..............     (103)        (70)       (359)       (108)        (61)
  Purchase of Imagraph.............................       --          --          --      (1,800)         --
  Purchase of XRS..................................       --          --          --        (200)         --
  Purchase of minority interest in affiliated
     company.......................................       --          --          --        (300)         --
                                                     -------     -------      ------     -------     -------
Net cash provided by (used in) investing
  activities.......................................     (103)      3,864       3,575      (6,342)        (61)
                                                     -------     -------      ------     -------     -------
Cash flows from financing activities:
  Proceeds from sale of common stock, including tax
     benefit.......................................      160          82       1,254      12,255           4
  Payment on notes receivable from stockholders....      115         174         191          --           9
  Purchase of treasury stock.......................     (561)         --          --          --          --
                                                     -------     -------      ------     -------     -------
Net cash provided by (used in) financing
  activities.......................................     (286)        256       1,445      12,255          13
                                                     -------     -------      ------     -------     -------
Net increase in cash and cash equivalents..........    1,384       4,912       7,012       7,793       1,357
Cash and cash equivalents at beginning of period...   18,438      11,426      11,426       3,633       2,276
                                                     -------     -------      ------     -------     -------
Cash and cash equivalents at end of period.........  $19,822     $16,338     $18,438     $11,426     $ 3,633
                                                     =======     =======      ======     =======     =======
Supplemental disclosures of cash flow information:
     Cash paid for income taxes....................  $   572     $   499     $   951     $   251     $    18
Supplemental schedule of noncash investing and
  financing activities:
     Accretion of mandatorily redeemable
       convertible preferred stock.................  $    --     $    --     $    --     $    --     $    96
     Common stock issued for notes receivable......       --          --          --          --         275
     Common stock issued for purchase of XRS and to
       consultant..................................       --          --          --          33          --
     Series C mandatorily redeemable convertible
       preferred stock issued for purchase of
       Imagraph....................................       --          --          --         200          --
     Deferred compensation related to stock options
       reversed for terminated employees...........       --          --          69          --          --

   The accompanying notes are an integral part of these financial statements.

                              LUMISYS INCORPORATED

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                                     RETAINED         NOTES          DEFERRED           TOTAL
                                   COMMON STOCK      ADDITIONAL      EARNINGS       RECEIVABLE     COMPENSATION     STOCKHOLDERS'
                                 ----------------     PAID-IN      (ACCUMULATED        FROM         RELATED TO         EQUITY
                                 SHARES    AMOUNT     CAPITAL        DEFICIT)      STOCKHOLDERS    STOCK OPTIONS      (DEFICIT)
                                 ------    ------    ----------    ------------    ------------    -------------    -------------
Balance at December 31,
  1993........................   1,670      $ --      $     38       $ (6,724)        $   (9)          $  --           $(6,695)
  Exercise of stock options...     464         2           277             --             --              --               279
  Advances to executives for
    exercise of stock
    options...................      --        --            --             --           (275)             --              (275)
  Payment on note receivable
    from stockholder..........      --        --            --             --              9              --                 9
  Interest on note receivable
    from stockholder..........      --        --            --             --             (8)             --                (8)
  Accretion of mandatorily
    redeemable convertible
    preferred stock...........      --        --            --            (96)            --              --               (96)
  Net income..................      --        --            --          1,706             --              --             1,706
                                 -----       ---       -------         ------          -----           -----           -------
Balance at December 31,
  1994........................   2,134         2           315         (5,114)          (283)             --            (5,080)
  Exercise of stock options...      35        --            22             --             --              --                22
  Deferred compensation
    related to stock
    options...................      --        --           173             --             --            (173)               --
  Amortization of deferred
    compensation..............      --        --            --             --             --              33                33
  Interest on note receivable
    from stockholder..........      --        --            --             --            (14)             --               (14)
  Issuance of common stock to
    Director..................      19        --            23             --             --              --                23
  Issuance of common stock in
    connection with
    acquisition of XRS and to
    consultant................      27        --            33             --             --              --                33
  Conversion of mandatorily
    redeemable convertible
    preferred stock...........   2,275         2         9,928             --             --              --             9,930
  Issuance of common stock in
    initial public offering...   1,750         2        12,208             --             --              --            12,210
  Net income..................      --        --            --          2,593             --              --             2,593
                                 -----       ---       -------         ------          -----           -----           -------
Balance at December 31,
  1995........................   6,240         6        22,702         (2,521)          (297)           (140)           19,750
  Exercise of stock options...     151        --           171                                                             171
  Amortization of deferred
    compensation..............      --        --            --             --             --              37                37
  Tax benefit for disqualified
    dispositions and exercise
    of non-qualified stock
    options...................      --        --         1,026             --             --              --             1,026
  Deferred compensation
    related to stock options
    reversed for terminated
    employees.................      --        --           (69)            --             --              69                --
  Interest on notes receivable
    from stockholders.........      --        --            --             --             (8)             --                (8)
  Payments on notes receivable
    from stockholders.........      --        --            --             --            191              --               191
  Issuance of common stock
    under employee stock
    purchase plan.............      28        --           177             --             --              --               177
  Shares canceled in
    connection with
    acquisition of XRS........      (4)       --           (16)            --             --              --               (16)
  Cost of issuance of common
    stock.....................      --        --          (104)            --             --              --              (104)
  Net income..................      --        --            --          3,439             --              --             3,439
                                 -----       ---       -------         ------          -----           -----           -------
Balance at December 31,
  1996........................   6,415         6        23,887            918           (114)            (34)           24,663
                                 -----       ---       -------         ------          -----           -----           -------
  Exercise of stock options
    (unaudited)...............     105        --            98             --             --              --                98
  Amortization of deferred
    compensation
    (unaudited)...............      --        --                                                           8                 8
  Interest on notes receivable
    from stockholders
    (unaudited)...............      --        --            --             --             (2)             --                (2)
  Payments on notes receivable
    from stockholders
    (unaudited)...............      --        --                                         116                               116
  Issuance of common stock
    under employee stock
    purchase plan
    (unaudited)...............      11        --            62             --             --              --                62
  Purchase of treasury stock
    (unaudited)...............     (90)       --          (562)            --             --              --              (562)
  Net income (unaudited)......      --        --            --          1,300             --              --             1,300
                                 -----       ---       -------         ------          -----           -----           -------
Balance at June 30, 1997
  (unaudited).................   6,441      $  6      $ 23,485       $  2,218         $   --           $ (26)          $25,683
                                 =====       ===       =======         ======          =====           =====           =======

   The accompanying notes are an integral part of these financial statements.

                              LUMISYS INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY

     Lumisys Incorporated (the "Company") designs, manufactures, and markets a family of precision digitizers that convert images on film or video into digital format. The Company commenced operations on February 4, 1987, and operates in one industry segment.

CERTAIN EQUITY TRANSACTIONS

     In conjunction with an initial public offering of the Company's Common Stock (the "Offering") in 1995, all outstanding shares of mandatorily redeemable convertible Preferred Stock automatically converted into Common Stock upon the closing of the Offering.

     In September and October 1995, the Company's Board of Directors authorized, and the stockholders approved, the reincorporation of the Company in Delaware and the associated exchange of four shares of Common Stock and four shares of mandatorily redeemable convertible Preferred Stock into one share of each corresponding class and series of stock of the Delaware successor (resulting in a one-for four reverse stock split of the Company's Common and Preferred Stock). All applicable share and per share amounts of Common and Preferred Stock have been retroactively adjusted to reflect this reverse stock split. Effective upon the closing of the Offering, the Company was authorized to issue 25,000,000 shares of Common Stock and 5,000,000 shares of undesignated Preferred Stock and the Board of Directors have the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MANAGEMENT ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

     Revenues are recognized when products are shipped. Sales to international customers, primarily located in Europe, represented, 13%, 12%, 9% and 17% of total sales for the six months period ended June 30, 1997 (unaudited) and fiscal 1996, 1995 and 1994, respectively. All transactions are denominated in U.S. dollars.

     The following table summarizes the percentage of total sales from customers accounting for more than 10% of the Company's total sales in any one of the three years ended December 31, 1996:

                                                        YEAR ENDED DECEMBER 31,
                                                     ------------------------------
                           CUSTOMER                  1996         1995         1994
            ---------------------------------------  ----         ----         ----
              A....................................   9%           11%          14%
              B....................................   6%           12%          15%
              C....................................   8%           10%          16%
              D....................................   5%            5%          11%

                              LUMISYS INCORPORATED

     In the six months ended June 30, 1997 (unaudited) there were no customers representing 10% or more of the Company's sales.

CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The Company considers all debt instruments with maturities of three months or less when purchased to be cash equivalents. The Company generally invests its available cash in commercial paper and money market funds with several financial institutions.

     The Company has categorized its short-term investments as available for sale. Realized gains or losses are determined using the specific identification method and are reflected in income. Net unrealized gains or losses are recorded directly in stockholders' equity except that those unrealized losses which are deemed to be other than temporary are reflected in the income statement. As of December 31, 1995, short-term investments consisted of a marketable debt security and its carrying value approximated cost. As of December 31, 1996, the Company did not have any short-term investments.

INVENTORIES

     Inventories are stated at the lower of cost, determined using the first-in, first-out method, or market, and reserves are provided for obsolete, slow-moving or unsaleable inventory.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three years. Leasehold improvements are amortized using the straightline method over the lesser of the remaining lease terms or the estimated useful lives of the related assets.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

SOFTWARE DEVELOPMENT COSTS

     Software development costs are included in research and development and are expensed as incurred. Certain software development costs are capitalized once technological feasibility is established, which the Company defines as the completion of a working model. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current sales to total projected product sales, whichever method results in greater amortization. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant.

WARRANTY

     Upon product shipment, the Company provides for the estimated cost that may be incurred under its product warranties.

INCOME TAXES

     A deferred income tax asset or liability is established for the expected future consequences resulting from the differences between the financial reporting and income tax bases of assets and liabilities and from net operating loss and tax credit carryforwards.

                              LUMISYS INCORPORATED

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company limits the amount of cash invested with any one financial institution. The Company's trade accounts receivable are derived primarily from sales in the United States, Europe and the Far East. The Company's credit policy is to require prepayment of 50% prior to shipment on domestic sales and prepayment of 100% or a letter of credit on foreign sales. Prepayments are generally made less than one week prior to shipment. The Company's prepayment policy has not resulted in significant unearned revenue balances at the reported balance sheet dates. The Company performs ongoing credit evaluations of its customers' financial condition and may modify its sales terms in certain circumstances based on these reviews. The Company maintains reserves for potential credit losses; historically, such losses have been minor and within management's expectations.

NET INCOME PER SHARE

     Net income per share is computed using the weighted average number of outstanding shares of Common Stock and common stock equivalents, assuming the conversion of mandatorily redeemable convertible Preferred Stock into common shares, which occurred upon completion of the Offering, and the exercise of stock options (using the treasury stock method). Common stock equivalents are excluded from the computation if their effect is anti-dilutive, except that pursuant to the requirements of the Securities and Exchange Commission, mandatorily redeemable convertible preferred stock (using the if converted method) and common equivalent shares (using the treasury stock method and the initial public offering price) issued subsequent to August 31, 1994 through November 14, 1995 have been included in the computation as if they were outstanding for all periods presented prior to the offering effective date, November 14, 1995.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The financial information at June 30, 1997 and for the six month periods ended June 30, 1997 and 1996 is unaudited. In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements and includes all adjustments, consisting solely of normal recurring adjustments, necessary for the fair statement of results for the interim periods. The results of operations and cash flows for the six month period ended June 30, 1997 are not necessarily indicative of the results of any future period.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

     In 1996, the Company implemented the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." The Company's adoption of SFAS 123 in 1996 does not have a material effect on the Company's financial position or results of operations, as the Company elected to continue to measure the compensation cost of stock option plans using the intrinsic value based method.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 is effective for the Company's fiscal year ending December 31, 1997. Under SFAS 128, primary earnings per share is replaced by basic earnings per share and fully diluted earnings per share is replaced by diluted earnings per share. If the Company had

                              LUMISYS INCORPORATED
adopted SFAS 128 for the years ended December 31, 1996 and 1995 and for the six month period ended June 30, 1997 the earnings per share would have been as follows:

                                                                        YEAR ENDED
                                                           -------------------------------------
                                                           DECEMBER 31, 1996   DECEMBER 31, 1995
                                        SIX MONTHS ENDED   -----------------   -----------------
                                         JUNE 30, 1997
                                        ----------------
                                        (UNAUDITED)
        Basic earnings per share......        $.20               $ .54               $ .50
        Diluted earnings per share....        $.19               $ .50               $ .49

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements for periods ending after December 15, 1997. Reclassification of financial statements for earlier periods for comparative purposes is required. The Company will adopt SFAS 130 in 1997 and does not expect such adoption to have a material effect on the consolidated financial statements.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments Of An Enterprise and Related Information" ("SFAS 131"). SFAS 131 revises information regarding the reporting of operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company will adopt SFAS 131 beginning in 1998 and has not evaluated the impact of such adoption on the notes to its consolidated financial statements.

NOTE 3 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT AMOUNTS

                                                         JUNE 30,         DECEMBER 31,
                                                        -----------     -----------------
                                                           1997          1996       1995
                                                        -----------     ------     ------
                                                        (UNAUDITED)      (IN THOUSANDS)
        Inventories:
          Raw materials...............................    $ 2,247       $2,607     $2,283
          Work-in-process.............................      1,114          422        774
          Finished goods..............................      1,243          959        779
                                                           ------       ------     ------
                                                            4,604        3,988      3,836
          Less: inventory reserves....................     (1,117)        (935)      (833)
                                                           ------       ------     ------
                                                          $ 3,487       $3,053     $3,003
                                                           ======       ======     ======
        Property and equipment:
          Machinery and equipment.....................    $ 1,057       $1,045     $  686
          Furniture and fixture.......................         64           14         14
          Leasehold improvements......................         45           33         33
                                                           ------       ------     ------
                                                            1,166        1,092        733
          Less: accumulated depreciation and
             amortization.............................       (823)        (747)      (571)
                                                           ------       ------     ------
                                                          $   343       $  345     $  162
                                                           ======       ======     ======
        Accrued expenses:
          Payroll and related benefits................    $   671       $  670     $  538
          Warranty....................................        470          471        533
          Other.......................................        855          463        397
                                                           ------       ------     ------
                                                          $ 1,996       $1,604     $1,468
                                                           ======       ======     ======

                              LUMISYS INCORPORATED

NOTE 4 -- ACQUISITIONS

IMAGRAPH CORPORATION

     On March 31, 1995, the Company purchased all the outstanding shares of Imagraph Corporation ("Imagraph"), a developer and manufacturer of advanced graphics controllers and frame grabbers, in exchange for $1,800,000 in cash and 36,845 shares of Series C mandatorily redeemable convertible Preferred Stock. The transaction was accounted for as a purchase; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair market values at the date of the acquisition. The in-process research and development represents the estimated current fair market value, using a risk-adjusted income approach, of specifically identified technologies which had not reached technological feasibility and had no alternative future uses. The purchased technology met the technological feasibility criteria for capitalization and estimated current fair market value was determined using a risk-adjusted income approach. The results of Imagraph are included in the Company's operations commencing from the date of acquisition. The allocation of the purchase price, which is based principally on an independent appraisal, is as follows (in thousands):

            Accounts receivable.........................................  $  855
            Inventories.................................................     940
            Property and equipment......................................      49
            In-process research and development.........................     877
            Purchased technology........................................     120
            Other assets................................................      45
            Accounts payable assumed....................................    (717)
            Other liabilities assumed...................................    (169)
                                                                          ------
              Total purchase price......................................  $2,000
                                                                          ======

     The total purchase price is derived as follows:

            Cash payment................................................  $1,800
            Issuance of Series C mandatorily redeemable convertible
              preferred stock...........................................     200
                                                                          ------
                                                                          $2,000
                                                                          ======

X-RAY SCANNER CORPORATION

     On March 2, 1995, the Company purchased all the outstanding shares of X-Ray Scanner Corporation ("XRS"), a developer and manufacturer of medical film scanning digitizers, in exchange for $200,000 in cash, 15,058 shares of the Company's Common Stock and $10,000 in acquisition expenses. The transaction was accounted for using the purchase method; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair market values at the date of acquisition. The in-process research and development represents the estimated current fair market value, using a risk-adjusted income approach, of specifically identified technologies which had not reached technological feasibility and had no alternative future uses. The results of XRS are included in the Company's operations commencing from the

                              LUMISYS INCORPORATED
date of acquisition. Prior years results of XRS are not material in relation to the results of operations of the Company. The allocation of the purchase price is as follows (in thousands):

            In-process research and development..........................  $ 565
            Other assets.................................................     25
            Accounts payable assumed.....................................   (150)
            Other liabilities assumed....................................   (212)
                                                                           -----
              Total purchase price.......................................  $ 228
                                                                           =====

     The total purchase price is derived as follows:

            Cash payment.................................................  $ 200
            Issuance of Common Stock.....................................     18
            Other expenses...............................................     10
                                                                           -----
                                                                           $ 228
                                                                           =====

PRO FORMA INFORMATION

     The following pro forma information reflects the results of operations for the years ended December 31, 1995 and 1994 as if the acquisition of Imagraph had occurred as of January 1, 1994, and after giving effect to certain adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place as of January 1, 1994, or what operating results may occur in the future.

                                                            DECEMBER 31,
                                                   -------------------------------
                                                    1995                    1994
                                                   -------                 -------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
            Sales................................  $19,056                 $13,604
                                                   =======                 =======
            Net income...........................  $ 2,724                 $ 1,856
                                                   =======                 =======
            Net income per share.................  $  0.51                 $  0.37
                                                   =======                 =======

NOTE 5 -- INCOME TAXES

     The provision (benefit) for income taxes consists of the following (in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1996       1995       1994
                                                           ------     -------     ---
          Current:
            Federal......................................  $1,619     $   126     $65
            State........................................     358         226      30
                                                           ------     -------     ----
                                                                                  ----
                                                            1,977         352      95
                                                           ------     -------     ----
                                                                                  ----
          Deferred:
            Federal......................................    (365)       (751)     --
            State........................................      50        (363)     --
                                                           ------     -------     ----
                                                                                  ----
                                                             (315)     (1,114)     --
                                                           ------     -------     ----
                                                                                  ----
                                                           $1,662     $  (762)    $95
                                                           ======     =======     ========

     During 1996, income taxes payable was reduced by approximately $1.0 million in connection with the exercise of nonqualified stock options.

                              LUMISYS INCORPORATED

     The provision (benefit) reconciles to the amount computed by multiplying income before tax by the U.S. statutory rate (34%) as follows (in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                          1996       1995       1994
                                                         ------     -------     -----
          Provision at statutory rate..................  $1,734     $   623     $ 612
          Utilization of net operating loss                  --        (940)     (537)
            carryforwards..............................
          Decrease in valuation allowance..............    (384)     (1,114)       --
          Nondeductible acquired research and                --         490        --
            development................................
          State taxes, net of federal benefit..........     313         149        20
          Other........................................      (1)         30        --
                                                         ------     -------     ------
                                                                                   --
                                                         $1,662     $  (762)    $  95
                                                         ======     =======     ========

     Deferred tax assets comprise the following (in thousands):

                                                                     DECEMBER 31,
                                                                   -----------------
                                                                    1996       1995
                                                                   ------     ------
          Net operating loss carryforwards.......................  $  303     $  303
          Tax credit carryforwards...............................     160        571
          Currently nondeductible accruals.......................   1,167        810
          Depreciation and amortization..........................     180        195
                                                                   ------     ------
                                                                    1,810      1,879
          Deferred tax assets valuation allowance................    (381)      (765)
                                                                   ------     ------
          Net deferred tax assets................................  $1,429     $1,114
                                                                   ======     ======

     Management believes that the available objective evidence, including the recent acquisitions made by the Company and the necessary expenditures for research and development and for marketing in the high technology segment it pursues, creates uncertainty regarding the attainment of sufficient profitability to realize the deferred tax assets and therefore a partial valuation allowance has been recorded.

     At December 31, 1996, the Company had net operating loss carryforwards available to reduce income taxes for federal and state income tax purposes of approximately $800,000 and $500,000, respectively; such carryforwards expire through 2007. In addition, at December 31, 1996, the Company had research and development credit carryforwards available to reduce income taxes for federal and state income tax purposes of approximately $40,000 and $120,000 which expire from 2004 to 2010.

NOTE 6 -- STOCK PLANS

     The Company initially reserved 45,000 shares of Common Stock for issuance under its 1987 Stock Option Plan (the "1987 Plan"). During 1990, the Board of Directors authorized an additional 580,000 shares to be reserved for issuance and during each of the years ended December 31, 1992, 1994 and 1995, the Board of Directors authorized an additional 250,000 shares to be reserved for issuance. The 1987 Plan provides for the grant of incentive stock options and nonstatutory stock options (designated "Supplemental Stock"). Incentive stock options are available for employees, officers and employee directors and are granted at exercise prices which are not less than 100% of fair market value on the date of the grant. Supplemental Stock is available for employees, officers, consultants and directors and is granted at exercise prices not less than 85% of fair market value on the date of grant. All options are to have a term not greater than ten years from the date of grant. The Board shall determine the number of shares for which an option can be granted. Options granted generally vest 25 percent after one year and then ratably at 6 1/4 percent per quarter over a three year period.

                              LUMISYS INCORPORATED

     In September 1995, the Board of Directors determined that no additional options would be granted under the 1987 Plan and adopted the 1995 Stock Option Plan (the "1995 Plan") under which an aggregate of 350,000 shares of Common Stock have been reserved for issuance upon exercise of options granted to employees, officers and employee directors of and consultants to the Company. The 1995 Plan will terminate in September 2005, unless terminated earlier by the Board of Directors.

     The 1995 Plan provides for the grant of both incentive stock options and nonstatutory stock options (designated "Supplemental Stock"). The maximum term of options granted under the 1995 Plan is ten years. The exercise price of incentive stock options granted under the 1995 Plan must equal at least the fair value of the Company's Common Stock on the date of grant. The exercise price of Supplemental Stock options under the Plan must equal at least 85% of the fair market value of the Company's Common Stock on the date of grant. The exercise price of options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant and the terms of these options cannot exceed five years. The Board shall determine the number of shares for which an option can be granted. Options granted under the 1995 Plan will generally vest 25 percent after one year and then ratably at 6 -1/4 percent per quarter over a three year period.

     Under certain events, the Company has the right to repurchase, at the original issue price, a declining percentage of certain of the common shares issued to employees under written agreements with such employees. The Company's right to repurchase such stock declines on a percentage basis based on the length of the employees' continuous employment with the Company. At December 31, 1996, 8,508 shares of Common Stock were subject to repurchase by the Company.

     The Company has recorded compensation expense for the difference between the grant price and the deemed fair market value of the Company's Common Stock for options granted in March 1995. Such compensation expense was approximately $37,000 for the year ended December 31, 1996 and $33,000 for the nine month period ended December 31, 1995. During 1996, forfeited options resulted in a reduction of $69,000 from the maximum aggregated compensation expense to approximately $104,000 over the vesting period of four years.

     In August 1995, the Board adopted the 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"), which provided for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company. The Directors Plan will be administered by the Board.

     The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors Plan is 112,500. Pursuant to the terms of the Directors Plan, each person who is elected as a director of the Company or a compensated Chairman of the Board (a "Non-Employee Director") will automatically be granted on option to purchase 18,750 shares of Common Stock on the date of his or her election to the Board. On the date of adoption of the Directors Plan, each person who was then a Non-Employee Director of the Company and who had not received within the one-year period prior to adoption of the Directors Plan either an option grant or other right to purchase shares of Common Stock, was granted an option to purchase 18,750 shares of Common Stock under the Directors Plan. Thereafter, each Non-Employee Director will automatically be granted an option to purchase an additional 18,750 shares of Common Stock under the Directors Plan on the date any and all previous options or stock purchases by such person either under the Directors Plan or otherwise become fully vested. Options granted under the Directors Plan will vest 25 percent after one year and then ratably at 6 -1/4 percent per quarter thereafter over a three year period.

     No options granted under the Directors Plan may be exercised later than ten years from the date of grant. The exercise price of options under the Directors Plan must be equal to the fair market value of the Common

                              LUMISYS INCORPORATED

Stock on the date of grant. Options granted under the Directors Plan are generally nontransferable. The Directors Plan will terminate August 2005 unless terminated earlier by the Board.

     Pursuant to the Directors Plan, in August 1995 each of two Non-Employee Directors was granted an option to purchase 18,750 shares of Common Stock at an exercise price of $6.00 per share.

     In September 1995, the Company's Board of Directors approved the 1995 Employee Stock Purchase Plan (the "Purchase Plan") and reserved 150,000 shares of Common Stock for issuance to eligible employees. The Purchase Plan permits eligible employees to purchase Common Stock through periodic payroll deductions of up to 10% of their annual compensation. Each offering period will have a duration of 12 months and shares of Common Stock will be purchased for each participant at semi-annual intervals during each offering period. The price at which the Common Stock is purchased under the Purchase Plan is equal to 85 percent of the lower of the fair value on the commencement date of each offering period or the semiannual purchase date. As of December 31, 1996, 28,450 shares had been issued under the Purchase Plan.

     At December 31,1996, the Company has three stock-based compensation plans, as described above. The Company has elected to continue to apply APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan. Had compensation cost for the Company's three stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share amounts):

                                                                        1996       1995
                                                                       ------     ------
        Net income...................................  As reported     $3,439     $2,593
                                                       Pro forma       $3,197     $2,514

        Net income per share.........................  As reported     $ 0.50     $ 0.49
                                                       Pro forma       $ 0.47     $ 0.47

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-valuation model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: dividend yield of 0 percent for both years; expected volatility of 57.8 and 59.8 percent, risk-free interest rates of 6.01 and 6.26; and expected lives of 3 years for non-officer/director and 5 years for officers and directors for both years.

                              LUMISYS INCORPORATED

     A summary of the Company's stock option activity is presented below:

                                                                              WEIGHTED
                                                               OPTIONS      AVERAGE PRICE
                                                               --------     -------------
        Outstanding at December 31, 1993.....................   678,817         $0.59
        Options granted......................................   198,625         $0.60
        Options exercised....................................  (464,546)        $0.60
        Options forfeited....................................   (17,267)        $0.60
                                                               --------
        Outstanding at December 31, 1994.....................   395,621         $0.59
        Options granted......................................   465,238         $3.66
        Options exercised....................................   (34,683)        $0.65
        Options forfeited....................................   (13,048)        $1.00
                                                               --------
        Outstanding at December 31, 1995.....................   813,128         $2.34
        Options granted......................................   153,225         $9.61
        Options exercised....................................  (151,141)        $1.13
        Options forfeited....................................  (139,172)        $4.60
                                                               --------
        Outstanding at December 31, 1996.....................   676,040         $3.79
                                                               ========
        Vested at December 31, 1996..........................   273,287
                                                               ========
        Available for future grant at December 31, 1996......   287,625
                                                               ========

     The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                                      OPTIONS OUTSTANDING
                     -----------------------------------------------------            OPTIONS VESTED
                                     WEIGHTED-AVERAGE                          ----------------------------
    RANGE OF           NUMBER           REMAINING         WEIGHTED-AVERAGE      NUMBER     WEIGHTED-AVERAGE
 EXERCISE PRICES     OUTSTANDING     CONTRACTUAL LIFE      EXERCISE PRICE       VESTED      EXERCISE PRICE
-----------------    -----------     ----------------     ----------------     --------    ----------------
$0.26 to $ 0.60        265,963         6.66 years              $ 0.59           198,098         $ 0.59
 1.20 to   1.20        121,634         8.20                      1.20            37,747           1.20
 4.00 to   6.00        133,255         8.60                      5.79            36,784           5.72
 8.00 to  11.44        155,188         9.71                      9.59               658           8.00
                       -------                                                  -------
$0.26 to $11.44        676,040         8.02                    $ 3.79           273,287           1.38
                       =======                                                  =======

     Using the Black-Scholes option-valuation model, the weighted average fair value of options granted in 1996 and 1995 is $5.09 and $2.06 respectively.

     The fair value of the employees' purchase rights under the Purchase Plan, which is described above, was estimated using the Black-Scholes option-valuation model with the following assumptions for 1996 and 1995, respectively: dividend yield of 0 percent for both years; an expected life of 1 year for both years; expected volatility of 59 and 56 percent; and risk-free interest rates of 5.52 and 5.96 percent. The weighted-average fair value of those purchase rights granted in 1996 and 1995 was $2.74 per share for both years.

NOTE 7 -- NOTES RECEIVABLE FROM RELATED PARTIES

     During May 1994, the Company made loans totaling $275,000 to certain executives and directors pursuant to the Company's 1987 Stock Option Plan. The loans are secured by 458,500 shares of the Company's Common Stock. The loans bear interest at the lesser of 4.94 percent per annum or the maximum rate permissible by law. Accrued interest is payable annually in arrears. The loans are due on the earlier of May 31, 1997 or upon the borrower's termination of employment with the Company. Notes receivable deducted from stockholders' equity (deficit) at December 31, 1996, 1995, 1994 and 1993 include loan balances plus accrued interest.

                              LUMISYS INCORPORATED

     During 1995, the Company made a loan totaling $125,000 to an employee of the Company. The loan bears interest at 7.96 percent per annum and is payable at a rate of $25,000 plus accrued interest annually commencing March 1, 1996. In addition, the Company has entered into a non-competition agreement with the same employee at a rate of $25,000 per year over a five year period commencing March 1, 1995.

NOTE 8 -- COMMITMENTS

     The Company leases its facilities under noncancelable operating leases which expire at various dates through 2000. Future minimum lease commitments are as follows (in thousands):

                                     YEAR ENDING
                                     DECEMBER 31,
                                    -------------
                  1997................................................  $277
                  1998................................................   221
                  1999................................................   221
                  2000................................................   221
                                                                        ----
                                                                        $940
                                                                        ====

     Total rent expense was approximately $220,000, $441,000, $318,000 and $173,000 for the six months period ended June 30, 1997 (unaudited) and fiscal 1996, 1995 and 1994, respectively.

                              LUMISYS INCORPORATED

                       VALUATION AND QUALIFYING ACCOUNTS
                     SIX MONTHS PERIOD ENDED JUNE 30, 1997
              AND THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                         BALANCE AT                            BALANCE AT
                                                         BEGINNING                                END
                                                         OF PERIOD    ADDITIONS   DEDUCTIONS   OF PERIOD
                                                         ----------   ---------   ----------   ----------
Year ended December 31, 1994:
  Allowance for doubtful accounts......................     $ 96        $  62       $  (74)      $   84
  Inventory reserves...................................     $506        $ 145       $ (130)      $  521
Year ended December 31, 1995:
  Allowance for doubtful accounts......................     $ 84        $ 172       $   (7)      $  249
  Inventory reserves...................................     $521        $ 402       $  (90)      $  833
Year ended December 31, 1996:
  Allowance for doubtful accounts......................     $249        $  50       $   (3)      $  296
  Inventory reserves...................................     $833        $ 434       $ (332)      $  935
Six months period ended June 30, 1997 (unaudited):
  Allowance for doubtful accounts......................     $296        $  20           --       $  316
  Inventory reserves...................................     $935        $ 182           --       $1,117

                REPORT OF ERNST YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
CompuRAD, Inc.

We have audited the accompanying balance sheets of CompuRAD, Inc., as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996, and for the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuRAD, Inc., as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, and for the six months ended June 30, 1996 in conformity with generally accepted accounting principles.

                                                 /s/ ERNST & YOUNG LLP

                                          --------------------------------------

Tucson, Arizona
January 31, 1997

                                 COMPURAD, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                             DECEMBER 31,
                                                      ---------------------------       JUNE 30,
                                                         1996            1995             1997
                                                      -----------     -----------     ------------
                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents.........................  $ 4,051,968     $    36,024        1,702,469
Accounts receivable, net of $140,000 and $80,000
  allowance at June 30, 1997 and December 31, 1996,
  respectively......................................    1,423,910         143,873        2,735,566
  Inventories.......................................      313,724         328,425          659,720
  Prepaid expenses and other........................       75,789           4,689          196,523
                                                      -----------     -----------      -----------
Total current assets................................    5,865,391         513,011        5,294,278
Property and equipment, net.........................      538,018         100,637          654,697
                                                      -----------     -----------      -----------
Total assets........................................  $ 6,403,409     $   613,648     $  5,948,975
                                                      ===========     ===========      ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..................................  $   558,290     $   578,978     $    872,783
  Accrued expenses..................................      456,428          95,864          331,942
  Customer deposits and unearned revenue............      227,329         528,967          359,803
                                                      -----------     -----------      -----------
Total current liabilities...........................    1,242,047       1,203,809        1,564,528
Note payable to related party (Note 2)..............      117,969          99,969          121,935
Other liabilities to related party (Note 6).........           --         541,676               --
Stockholders' equity (deficit) (Note 3):
  Preferred stock, $.01 par value; 5,000,000 shares
     authorized; none issued or outstanding.........           --              --               --
  Common stock, $.01 par value; 20,000,000 shares
     authorized, 3,860,710, 3,857,260 and 2,186,100
     shares issued and outstanding at June 30, 1997,
     December 31, 1996 and 1995, respectively.......    6,551,967          25,966        6,551,972
  Stock subscriptions receivable....................           --          (6,250)              --
  Paid in capital -- stock-based compensation and
     expenses.......................................      467,500         100,000          473,500
  Accumulated deficit...............................   (1,976,074)     (1,351,522)      (2,762,960)
                                                      -----------     -----------      -----------
Total stockholders' equity (deficit)................    5,043,393      (1,231,806)       4,262,512
                                                      -----------     -----------      -----------
Total liabilities and stockholders' equity
  (deficit).........................................  $ 6,403,409     $   613,648     $  5,948,975
                                                      ===========     ===========      ===========

                            See accompanying notes.

                                 COMPURAD, INC.

                            STATEMENTS OF OPERATIONS

                                         YEARS ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                 ----------------------------------------   --------------------------
                                    1996           1995           1994         1997            1996
                                 ----------     ----------     ----------   -----------     ----------
                                                                            (UNAUDITED)
Net revenues.................    $6,914,453     $3,907,558     $1,521,884   $ 4,682,420     $3,180,345
Cost of revenues.............     3,776,829      2,721,726        963,017     2,458,621      1,879,181
                                 ----------     ----------     ----------    ----------     ----------
Gross profit.................     3,137,624      1,185,832        558,867     2,223,799      1,301,164

Operating expenses:
  Selling and marketing......     1,144,449        643,951        297,052     1,111,836        440,828
  Research and development...     1,399,635        563,859        330,052     1,074,961        498,975
  General and
     administrative..........       913,249        456,994        147,326       880,391        353,556
  Amortization of intangible
     asset...................            --        203,333        203,334            --             --
  Stock-based compensation
     and expenses (Note 3)...       367,500        100,000             --         6,000        361,500
                                 ----------     ----------     ----------    ----------     ----------
Loss from operations.........      (687,209)      (782,305)      (418,897)     (849,389)      (353,695)
Other income (expense).......        62,657        (10,208)        (8,793)       62,503         (7,211)
                                 ----------     ----------     ----------    ----------     ----------
Net loss.....................    $ (624,552)    $ (792,513)    $ (427,690)  $  (786,886)    $ (360,906)
                                 ==========     ==========     ==========    ==========     ==========
Net loss per common share....    $    (0.21)    $    (0.38)    $    (0.25)  $     (0.20)    $    (0.14)
                                 ==========     ==========     ==========    ==========     ==========
Shares used in computing net
  loss per common share......     2,920,956      2,080,595      1,700,433     3,858,980      2,605,406
                                 ==========     ==========     ==========    ==========     ==========

                            See accompanying notes.

                                 COMPURAD, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                     PAID IN
                                                                     CAPITAL
                                 COMMON STOCK            STOCK       DEFERRED
                            ----------------------   SUBSCRIPTIONS   COMPEN-    ACCUMULATED
                             SHARES       AMOUNT      RECEIVABLE      SATION      DEFICIT        TOTAL
                            ---------   ----------   -------------   --------   -----------   -----------
Balance at January 1,
  1994....................  1,063,500   $   11,090      $(6,250)           --   $  (131,319)  $  (126,479)
  Net loss................         --           --           --            --      (427,690)     (427,690)
                            ---------   ----------      -------      --------   -----------   -----------
Balance at December 31,
  1994....................  1,063,500       11,090       (6,250)           --      (559,009)     (554,169)
  Exercise of common stock
     options..............  1,122,600       14,876           --            --            --        14,876
  Stock-based compensation
     and expenses (Note
     3)...................         --           --           --       100,000            --       100,000
  Net loss................         --           --           --            --      (792,513)     (792,513)
                            ---------   ----------      -------      --------   -----------   -----------
Balance at December 31,
  1995....................  2,186,100       25,966       (6,250)      100,000    (1,351,522)   (1,231,806)
  Proceeds of initial
     public offering, net
     of offering costs of
     $933,000.............  1,150,000    5,967,000           --            --            --     5,967,000
  Conversion of debt into
     common stock.........     93,480      541,676           --            --            --       541,676
  Exercise of common stock
     options and common
     stock award..........    427,680       17,325           --            --            --        17,325
  Collection of stock
     subscriptions
     receivable...........         --           --        6,250            --            --         6,250
  Stock-based compensation
     and expenses (Note
     3)...................         --           --           --       367,500            --       367,500
  Net loss................         --           --           --            --      (624,552)     (624,552)
                            ---------   ----------      -------      --------   -----------   -----------
Balance at December 31,
  1996....................  3,857,260    6,551,967           --       467,500    (1,976,074)    5,043,393
                            ---------   ----------      -------      --------   -----------   -----------
  Exercise of common stock
     options and common
     stock award
     (unaudited)..........      3,450            5           --            --            --             5
  Stock-based compensation
     and expenses
     (unaudited)(Note
     3)...................         --           --           --         6,000            --         6,000
  Net loss (unaudited)....         --           --           --            --      (786,886)     (786,886)
                            ---------   ----------      -------      --------   -----------   -----------
Balance at June 30, 1997
  (unaudited).............  3,860,710   $6,551,972      $    --      $473,500   $(2,762,960)  $ 4,262,512
                            =========   ==========      =======      ========   ===========   ===========

                            See accompanying notes.

                                 COMPURAD, INC.

                            STATEMENTS OF CASH FLOWS

                                     YEARS ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                              ---------------------------------------     -------------------------
                                 1996           1995          1994           1997           1996
                              -----------     ---------     ---------     -----------     ---------
                                                                          (UNAUDITED)
OPERATING ACTIVITIES:
Net loss....................  $  (624,552)    $(792,513)    $(427,690)    $  (786,886)    $(360,906)
Adjustments to reconcile net
  loss to net cash (used in)
  provided by operating
  activities:
  Depreciation and
     amortization...........       74,609       242,618       229,185         113,990        25,270
  Stock-based compensations
     and expenses...........      367,500       100,000            --           6,000       361,500
  Provision for bad debt....       80,000            --            --          60,000            --
Changes in operating assets
  and liabilities:
  Accounts receivable.......   (1,360,037)      (31,457)        4,128      (1,371,656)     (549,939)
  Inventories...............       14,701      (199,577)     (101,918)       (345,996)       79,303
  Prepaid expenses and
     other..................      (71,100)       (4,689)           --        (120,734)         (877)
  Accounts payable and
     accrued expenses.......      339,876       349,131       197,955         193,973       250,312
  Customer deposits and
     unearned revenue.......     (301,638)      382,097        79,391         132,474        13,133
                              -----------     ---------     ---------     -----------     ---------
Net cash (used in) provided
  by operating activities...   (1,480,641)       45,610       (18,949)     (2,118,835)     (182,204)

INVESTING ACTIVITIES:
Purchases of property and
  equipment.................     (493,990)      (31,969)      (27,887)       (230,669)      (26,542)
                              -----------     ---------     ---------     -----------     ---------
Net cash used in investing
  activities................     (493,990)      (31,969)      (27,887)       (230,669)      (26,542)
FINANCING ACTIVITIES:
Proceeds from note
  payable...................      250,000            --            --              --       250,000
Principal payments on note
  payable...................     (250,000)           --            --              --        (1,545)
Proceeds from issuance of
  common stock..............    5,990,575        14,876            --               5        16,044
                              -----------     ---------     ---------     -----------     ---------
Net cash provided by
  financing activities......    5,990,575        14,876            --               5       264,499
                              -----------     ---------     ---------     -----------     ---------
Net increase (decrease) in
  cash......................    4,015,944        28,517       (46,836)     (2,349,499)       55,753
Cash and cash equivalents,
  beginning of period.......       36,024         7,507        54,343       4,051,968        36,024
                              -----------     ---------     ---------     -----------     ---------
Cash and cash equivalents,
  end of period.............  $ 4,051,968     $  36,024     $   7,507     $ 1,702,469     $  91,777
                              ===========     =========     =========     ===========     =========

                            See accompanying notes.

                                 COMPURAD, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997
         (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997 IS UNAUDITED)

 1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     CompuRAD, Inc. ("the Company") develops, manufactures and markets computer software which captures, stores, distributes and displays electronic medical images and other types of clinical information and distributes this information
i) between hospitals and physicians, offices and homes; ii) between clinicians and healthcare delivery systems; and iii) between various departments within hospitals and clinics. The Company currently operates primarily in North America and in only one business segment, the medical software industry.

INTERIM FINANCIAL INFORMATION

     The financial statements at June 30, 1997 and for the six months ended June 30, 1997 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of the financial information set forth herein, in accordance with generally accepted accounting principles. The results for the six months ended June 30, 1997 are not necessarily indicative of the results for the entire year.

CASH AND CASH EQUIVALENTS

     Cash equivalents include investments (primarily money market accounts and overnight reverse repurchase agreements) with maturities of three months or less from the date of purchase. On December 31, 1996, the Company purchased $4 million of U.S. Government Securities from Bank One, Arizona (the "Bank") under an agreement to resell such securities. The Company did not take possession of the securities, which were instead held in the Company's safekeeping account at the Bank. The amortized cost of this investment approximates the market value.

INVENTORIES

     The Company values its inventories at the lower of cost or market. Cost is computed on a first-in, first-out basis. Substantially all inventories are comprised of finished computer hardware goods purchased from other computer manufacturers. The Company does not modify any such computer hardware, but integrates its software into the customer's ordered system.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and consist primarily of computer equipment and office furniture. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Accumulated depreciation was $223,825, $109,835 and $53,226 at June 30, 1997, December 31, 1996 and 1995, respectively.

IMPAIRMENT OF ASSETS

     Impairment is recognized in operating results if a permanent decline in value occurs. The Company will measure possible impairment of its intangible and tangible assets periodically, by comparing the cash flows generated by those assets to their carrying values. The Company will periodically evaluate the useful lives assigned to the various categories of intangible and tangible assets considering such factors as (i) demand, obsolescence, competition, market share, and other economic factors; (ii) legal and regulatory provisions; and
(iii) the periods expected to be benefited.

                                 COMPURAD, INC.

                                 JUNE 30, 1997
         (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997 IS UNAUDITED)

SOFTWARE DEVELOPMENT COSTS

     Under Statement of Financial Accounting Standards No. 86, Accounting for The Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, once technological feasibility is established related to software development costs for new products or for enhancements to existing products which extend the product's useful life, such costs are capitalized up until the time the product or enhancement is available for release to customers, after which the capitalized costs are amortized over the estimated life of the products. There have been no new products or enhancements for which technological feasibility has been established at June 30, 1997. Through June 30, 1997, all software development costs have been charged to expense.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This method gives consideration to the future tax consequences associated with temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

STOCK BASED COMPENSATION

     The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and intends to continue to do so.

REVENUE RECOGNITION

     Revenue from the sale of hardware and software is recognized when the product has been shipped, and related costs of installation are accrued upon shipment. Revenue from maintenance, service, and support agreements is recognized over the term of the agreement, which in most instances is one year. Revenue from post-contract customer support is recognized in the period the customer support services are provided. At the request of certain customers, the Company acquires computer hardware for purposes of configuration with its software products. The Company expects that this service of acquiring hardware for resale will be phased out in the next several years.

CREDIT RISK

     The Company's products are sold exclusively to entities and individuals in the healthcare industry. The Company has not experienced significant bad debts in the past. The Company generally requires customer deposits on orders of up to 50% to mitigate its credit risk. One customer represented 22% and 31% of net revenues in 1996 and 1995, respectively and 24% and 22% of net revenues for the six months ended June 30, 1997 and 1996, respectively. No individual customer represented more than 10% of net revenues in 1994.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's cash, accounts receivable, and notes payable represent financial instruments as defined by Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments. The carrying value of these financial instruments is a reasonable approximation of fair value.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                                 COMPURAD, INC.

                                 JUNE 30, 1997
         (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997 IS UNAUDITED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER COMMON SHARE

     Loss per common share is computed using the weighted average number of shares of common stock outstanding, except as noted below. Common equivalent shares from stock options are excluded from the computation when their effect is antidilutive, except that, pursuant to the Securities and Exchange Commission Staff Accounting Bulletins and Staff Policy, common shares, warrants, and options issued during the period commencing 12 months prior to the initial filing of the initial public offering at prices below the anticipated public offering price are presumed to have been in contemplation of the public offering and have been included in the calculation for periods prior to the initial public offering, determined using the treasury stock method.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"), which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. Due to the Company's net losses for the periods presented, the impact of SFAS No. 128 will not be material.

 2. NOTES PAYABLE

NOTE PAYABLE TO RELATED PARTY

     Note payable to related party consists of a $250,000 unsecured, non-interest bearing note to Arizona State Radiology ("ASR") (see Note 6), which is payable on December 31, 2002. Original issue discount has been recorded to establish the effective interest rate of the note to 14% per annum. Unamortized original issue discount totaled $128,065, $132,031 and $150,031 at June 30, 1997, December 31, 1996 and 1995, respectively. Interest expense totaled $18,000, $12,272 and $10,768 for the years ended December 31, 1996, 1995 and
1994, respectively and $3,966 and $9,000 for the six months ended June 30, 1997 and 1996, respectively.

NOTE PAYABLE TO BANK

     On May 6, 1996, the Company received a $250,000 loan and issued a note payable to a bank which was repaid September 1996. The note was co-signed by a relative of a Company director and officer, who received options to purchase 75,000 shares of the Company's common stock at $0.007 per share as consideration for such co-signature. The Company has recognized a charge of $187,500, based on an estimated fair market value of $2.50 per share, in connection with such option grant. The note was paid in full upon completion of the Company's initial public offering.

 3. COMMON STOCK

     In January 1996, the Company merged with and into CompuMed Teleradiology, a Delaware corporation. As a result of the merger, a new class of preferred stock was authorized, and the par value of the Company's stock was changed from no par to $.01 per share.

     On August 28, 1996, the Company completed an initial public offering, selling 1,000,000 shares of common stock at $6.00 per share. The net proceeds to the Company were $5,130,000. In connection with the initial public offering, there was a 150-for-1 stock split. All share and per share amounts have been

                                 COMPURAD, INC.

                                 JUNE 30, 1997
         (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997 IS UNAUDITED)

retroactively restated to reflect the stock split. On October 1, 1996, the Company's underwriters exercised a portion of their overallotment option. The underwriters purchased an additional 150,000 shares of Common Stock from the Company, resulting in additional net proceeds of $837,000 to the Company.

     Warrants for the purchase of 100,000 shares of Common Stock were outstanding at December 31, 1996, with exercise prices of $7.20 per share. These warrants are currently exercisable, will terminate in August 2001, and may be exercised on a net basis.

STOCK BASED COMPENSATION AND EXPENSES

     The Company established a non-qualified stock option plan ("the 1994 Plan") effective October 27, 1994. The exercise price of the options, as well as the vesting period, are established by the Company's Board of Directors. The Company does not intend to grant further options under the 1994 Plan. A summary of activity under the 1994 Plan is as follows:

                                                                   EXERCISE          WEIGHTED
                                                                   PRICE PER         AVERAGE
                                                     SHARES          SHARE        EXERCISE PRICE
                                                   ----------     -----------     --------------
    Balance at October 27, 1994 (inception of
      Plan)......................................          --     $        --        $     --
      Granted....................................     637,500           0.050           0.050
      Exercised..................................          --              --              --
      Canceled...................................          --              --              --
                                                   ----------     -----------     --------------
    Balance at December 31, 1994.................     637,500           0.050           0.050
      Granted....................................     917,250            0.00            0.00
      Exercised..................................  (1,122,600)     0.00-0.050           0.020
      Canceled...................................     (54,750)           0.00            0.00
                                                   ----------     -----------     --------------
    Balance at December 31, 1995.................     377,400      0.00-0.050           0.025
      Granted....................................      75,000           0.007           0.007
      Exercised..................................    (277,680)     0.00-7.435           0.036
      Canceled...................................      (3,450)           0.00            0.00
                                                   ----------     -----------     --------------
    Balance at December 31, 1996.................     171,270      0.00-7.435          0.0005
      Granted....................................          --              --              --
      Exercised..................................      (3,450)          0.007           0.007
      Canceled...................................      (8,250)           0.00            0.00
                                                   ----------     -----------     --------------
    Balance at June 30, 1997.....................     159,570     $     0.007        $  0.007
                                                    =========      ==========      ==========
    Options exercisable at June 30, 1997.........      30,810
                                                    =========

     All options granted in 1995 had an exercise price of less than $0.005 per share. The Company recognized stock-based compensation and expenses of $367,500 and $100,000 for the year ended December 31, 1996 and 1995, respectively, and $6,000 and $361,500 for the six months ended June 30, 1997 and 1996, respectively, for the difference between the exercise price of stock options and common stock awards granted in October 1995, March 1996, and April 1996, and the fair value of the Company's common stock, as estimated by its Board of Directors. Stock-based compensation and expenses are amortized to expense over the vesting periods of the underlying awards.

     The Company has elected to follow APB 25 and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial

                                 COMPURAD, INC.

                                 JUNE 30, 1997
         (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997 IS UNAUDITED)

Accounting Standards No. 123, Accounting for Stock-Based Compensation ("Statement 123"), requires use of option valuation models that were not developed for use in valuing stock options.

     Pro forma information regarding net income or loss is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. For pro forma disclosure purposes, the fair value for these options was estimated at the date of grant using the Minimum Value method, as all options were granted prior to the Company's initial public offering. The following assumptions were used for 1996 and 1995:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
        Contractual term of the award.......................   15 years       15 years
        Expected life of award..............................   2 years        2 years
        Fair value of stock at grant date...................  $1.00-7.44       $0.39
        Option exercise price...............................     $--            $--
        Risk-free interest rate.............................      6%             6%

     Option valuation models require the input of highly subjective assumptions including the expected exercise life of an award. Because the Company's stock options have characteristics significantly different from traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma net loss under Statement 123 is not materially different from historical results.

     The weighted-average fair value of options granted was $1.50 per share and $0.19 per share in 1996 and 1995, respectively.

EMPLOYEE STOCK PURCHASE PLAN

     In July 1996, the Board of Directors authorized the 1996 Employee Stock Purchase Plan ("1996 Purchase Plan"). A total of 100,000 shares are reserved for issuance under the 1996 Purchase Plan. The 1996 Purchase Plan permits eligible employees to purchase common stock through payroll deductions, subject to certain limitations. The price at which stock is purchased under the 1996 Purchase Plan is equal to 85% of the fair market value of the common stock on the first day of the applicable offering period or the last day of the applicable offering period, whichever is lower. No shares have been issued under the 1996 Purchase Plan.

1996 STOCK OPTION PLAN

     In July 1996, the Board of Directors adopted the 1996 Stock Plan ("the 1996 Plan"), reserving 400,000 shares for issuance thereunder. Under the 1996 Plan, options and stock purchase rights may be granted to the Company's employees, directors and consultants. Only employees may receive incentive stock options, which are intended to qualify for certain tax treatment; nonemployees, including nonemployee directors, may receive nonstatutory stock options, which do not qualify for such treatment. No options have been granted to nonemployees. The exercise price of incentive stock options under the 1996 Plan must be at least equal to the fair market value of the common stock on the date of grant and, with the exception of the Company's officers whose options vest at the date of grant, the options generally vest on a cumulative annual basis over a five year

                                 COMPURAD, INC.

                                 JUNE 30, 1997
         (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997 IS UNAUDITED)

period and expire ten years from the date of grant unless terminated sooner pursuant to the provisions of the 1996 Plan. A summary of activity under the 1996 Plan is as follows:

                                                                       EXERCISE          WEIGHTED
                                                                       PRICE PER         AVERAGE
                                                          SHARES         SHARE        EXERCISE PRICE
                                                          -------     -----------     --------------
Balance at July 15, 1996 (inception of Plan)............       --     $        --         $   --
  Granted...............................................       --              --             --
  Exercised.............................................       --              --             --
  Canceled..............................................       --              --             --
                                                          -------     -----------          -----
Balance at December 31, 1996............................       --              --             --
  Granted...............................................  150,640      5.125-6.60           5.89
  Exercised.............................................       --              --             --
  Canceled..............................................  (44,750)     5.125-6.00           5.84
                                                          -------     -----------          -----
Balance at June 30, 1997................................  105,890     $5.125-6.60         $ 5.92
                                                          =======     ===========          =====
Options exercisable at June 30, 1997....................   34,500
                                                          =======

4. INCOME TAXES

     The Company was a subchapter S corporation for income tax purposes prior to its initial public offering, and all tax attributes of the Company flowed through to its stockholders. At the date of the offering, deferred taxes were established for the difference in the financial reporting and tax basis of the Company's assets and liabilities.

     The Company's deferred tax assets at June 30, 1997 and December 31, 1996 approximate $640,000 and $322,000, respectively. The deferred tax assets at each such date were fully offset by a valuation allowance due to uncertainties regarding recoverability.

5. OPERATING LEASES

     In August 1996, the Company entered into a lease arrangement for a new facility to conduct its corporate operations. The Company is responsible for monthly rental payments and certain monthly operating and maintenance expenses of the facility. The lease expires in 2001. The future minimum rental payments under this operating lease arrangement are as follows:

                1997..............................................  $193,001
                1998..............................................   204,702
                1999..............................................   208,755
                2000..............................................   217,104
                2001..............................................   167,661
                                                                    --------
                                                                    $991,223
                                                                    ========

     Rent expense totaled $44,196, $39,513 and $31,949 for the years ended December 31, 1996, 1995 and 1994, respectively and $101,385 and $32,307 for the six months ended June 30, 1997 and 1996, respectively.

                                 COMPURAD, INC.

                                 JUNE 30, 1997
         (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997 IS UNAUDITED)

6. RELATED PARTY TRANSACTIONS

     The Company's president was, and certain of the Company's stockholders are, stockholders of ASR. Certain technology was transferred to the Company shortly after its inception by ASR. The terms and amount to be paid to ASR for such technology were subject to negotiations between the parties, which were finalized in July 1996. The final settlement, which is reflected in the accompanying financial statements if it had occurred on January 1, 1993, called for the Company to pay ASR a settlement consisting of common stock, a note payable (see Note 2), and a deferred payment of $541,676 due either in cash or stock. The technology was valued at $610,000, based on the value of consideration given, and was amortized over a three year period beginning January 1, 1993. The technology is fully amortized on the accompanying balance sheets. The Company issued 93,480 shares of stock to ASR in November 1996 in compensation of the deferred payment. Subsequently, ASR requested mediation with the Company related to the number of shares tendered. Should mediation be unsuccessful, ASR could file litigation against the Company. While the outcome of such litigation is uncertain, the Company believes it has meritorious defenses to the claims and intends to conduct a vigorous defense.

7. SUBSEQUENT EVENTS

     On July 30, 1997, the Company purchased certain technology from Star Technologies, Inc., a Delaware corporation, for 100,000 restricted shares of the Company's Common Stock and future royalties on software sales.

     On August 28, 1997, the Company entered into an agreement to acquire certain assets from Medical Imaging Technology Associates, Inc. for 17,500 shares of common stock, effective April 1998.

     On September 28, 1997, the Company entered into an Agreement and Plan of Merger and Reorganization with Lumisys, Inc. ("Lumisys"), subject to the approval of both stockholder groups. In the merger, each outstanding share of the Company's outstanding common stock will be converted into the right to receive 0.928 shares of Lumisys' common stock. In addition, outstanding options and warrants to purchase the Company's common stock will be converted into corresponding rights to purchase Lumisys' common stock on the same basis. There is no assurance that the merger will be successfully completed.

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                              LUMISYS INCORPORATED
                            A DELAWARE CORPORATION;

                          SAC ACQUISITION CORPORATION,
                          A DELAWARE CORPORATION; AND

                                COMPURAD, INC.,
                             A DELAWARE CORPORATION

                            ------------------------

                         DATED AS OF SEPTEMBER 28, 1997
                            ------------------------

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
Section 1.     DESCRIPTION OF TRANSACTION................................................    1
        1.1    Merger of Merger Sub into the Company.....................................    1
        1.2    Effect of the Merger......................................................    1
        1.3    Closing; Effective Time...................................................    1
        1.4    Certificate of Incorporation and Bylaws; Directors and Officers...........    1
        1.5    Conversion of Shares......................................................    2
        1.6    Closing of the Company's Transfer Books...................................    3
        1.7    Exchange of Certificates..................................................    3
        1.8    Dissenting Shares.........................................................    4
        1.9    Tax Consequences..........................................................    5
        1.10   Accounting Consequences...................................................    5
        1.11   Further Action............................................................    5
Section 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................    5
        2.1    Due Organization; Subsidiaries; Etc.......................................    5
        2.2    Certificate of Incorporation and Bylaws...................................    5
        2.3    Capitalization, Etc.......................................................    5
        2.4    SEC Filings; Financial Statements.........................................    7
        2.5    Absence of Changes........................................................    7
        2.6    Title to Assets...........................................................    8
        2.7    Receivables...............................................................    9
        2.8    Real Property; Equipment; Leasehold.......................................    9
        2.9    Proprietary Assets........................................................    9
        2.10   Contracts.................................................................   11
        2.11   Liabilities...............................................................   12
        2.12   Compliance with Legal Requirements........................................   12
        2.13   Certain Business Practices................................................   12
        2.14   Governmental Authorizations...............................................   12
        2.15   Tax Matters...............................................................   12
        2.16   Employee and Labor Matters; Benefit Plans.................................   13
        2.17   Environmental Matters.....................................................   15
        2.18   Insurance.................................................................   15
        2.19   Transactions with Affiliates..............................................   15
        2.20   Legal Proceedings; Orders.................................................   15
        2.21   Authority; Binding Nature of Agreement....................................   16
        2.22   No Existing Discussions...................................................   16
        2.23   Accounting Matters........................................................   16
        2.24   Vote Required.............................................................   16
        2.25   Non-Contravention; Consents...............................................   16
        2.26   Fairness Opinion..........................................................   17
        2.27   Financial Advisor.........................................................   17
        2.28   Section 203 of the DGCL Not Applicable....................................   17
Section 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB                      17
        3.1    Organization, Standing and Power..........................................   17
        3.2    Certificate of Incorporation and Bylaws...................................   18
        3.3    Capitalization, Etc.......................................................   18
        3.4    SEC Filings; Financial Statements.........................................   19

                                                                                           PAGE
                                                                                           ----
        3.5    Absence of Certain Changes or Events......................................   19
        3.6    Title to Assets...........................................................   20
        3.7    Receivables...............................................................   20
        3.8    Real Property; Equipment; Leasehold.......................................   20
        3.9    Proprietary Assets........................................................   20
        3.10   Contracts.................................................................   21
        3.11   Liabilities...............................................................   22
        3.12   Compliance with Legal Requirements........................................   22
        3.13   Certain Business Practices................................................   22
        3.14   Governmental Authorizations...............................................   22
        3.15   Tax Matters...............................................................   23
        3.16   Employee and Labor Matters; Benefit Plans.................................   23
        3.17   Environmental Matters.....................................................   23
        3.18   Insurance.................................................................   24
        3.19   Transactions with Affiliates..............................................   24
        3.20   Legal Proceedings; Orders.................................................   24
        3.21   Authority; Binding Nature of Agreement....................................   24
        3.22   Vote Required.............................................................   25
        3.23   Non-Contravention; Consents...............................................   25
        3.24   No Existing Discussions...................................................   25
        3.25   Accounting Matters........................................................   25
        3.26   Financial Advisor.........................................................   25
        3.27   Fairness Opinion..........................................................   25
        3.28   Valid Issuance............................................................   25
Section 4.     CERTAIN COVENANTS OF THE PARTIES..........................................   25
        4.1    Access and Investigation..................................................   25
        4.2    Operation of the Company's Business.......................................   25
        4.3    Operation of Parent's Business............................................   27
        4.4    No Solicitation...........................................................   28
Section 5.     ADDITIONAL COVENANTS OF THE PARTIES.......................................   29
        5.1    Registration Statement; Joint Proxy Statement.............................   29
        5.2    Company Stockholders' Meeting.............................................   30
        5.3    Parent Stockholders' Meeting..............................................   31
        5.4    Regulatory Approvals......................................................   31
        5.5    Stock Options, Warrants, and Employee Stock Purchase Plans................   31
        5.6    Indemnification of Officers and Directors.................................   33
        5.7    Pooling of Interests......................................................   34
        5.8    Additional Agreements.....................................................   34
        5.9    Disclosure................................................................   34
        5.10   Affiliate Agreements......................................................   34
        5.11   Tax Matters...............................................................   34
        5.12   Comfort Letters...........................................................   35
        5.13   Resignation of Officers and Directors.....................................   35
        5.14   Appointment of Additional Directors.......................................   35
        5.15   Consents..................................................................   35
        5.16   Financial Information and Reporting.......................................   35
Section 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB..............   35
        6.1    Accuracy of Representations...............................................   35

                                                                                           PAGE
                                                                                           ----
        6.2    Performance of Covenants..................................................   36
        6.3    Effectiveness of Registration Statement...................................   36
        6.4    Stockholder Approval......................................................   36
        6.5    Agreements and Documents..................................................   36
        6.6    No Material Adverse Effect................................................   37
        6.7    Listing...................................................................   37
        6.8    No Restraints.............................................................   37
        6.9    No Governmental Litigation................................................   37
Section 7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.........................   37
        7.1    Accuracy of Representations...............................................   37
        7.2    Performance of Covenants..................................................   37
        7.3    Effectiveness of Registration Statement...................................   37
        7.4    Stockholder Approval......................................................   37
        7.5    Documents.................................................................   37
        7.6    No Material Adverse Effect................................................   38
        7.7    Listing...................................................................   38
        7.8    No Restraints.............................................................   38
Section 8.     TERMINATION...............................................................   38
        8.1    Termination...............................................................   38
        8.2    Effect of Termination.....................................................   40
        8.3    Expenses; Termination Fees................................................   40
Section 9.     MISCELLANEOUS PROVISIONS..................................................   41
        9.1    Amendment.................................................................   41
        9.2    Waiver....................................................................   41
        9.3    No Survival of Representations and Warranties.............................   41
        9.4    Entire Agreement; Counterparts; Applicable Law; Jurisdiction..............   42
        9.5    Attorneys' Fees...........................................................   42
        9.6    Assignability.............................................................   42
        9.7    Notices...................................................................   42
        9.8    Construction..............................................................   43

                                    EXHIBITS

Exhibit A  -- Certain definitions
Exhibit B  -- Form of Certificate of Incorporation of Surviving Corporation
Exhibit C  -- Form of Affiliate Agreement
Exhibit D  -- Continuity of Interest Certificate
Exhibit E  -- Form of Employment Offer Letter
Exhibit F  -- Individuals to execute Employment Offer Letters
Exhibit G  -- Voting Agreement
Exhibit H  -- Individuals to execute the Voting Agreement

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of September 28, 1997, by and among: LUMISYS INCORPORATED a Delaware corporation ("Parent"); SAC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and COMPURAD, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

     C. The respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7) shall be no later than the tenth business day after the satisfaction of the latest to occur of the conditions set forth in Sections 6.4 and 7.4. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

     1.4  CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND
OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

     1.5  CONVERSION OF SHARES

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

             (i) any shares of Company Common Stock then held by the Company or any Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

             (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

             (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(d), 1.5(e) and 1.8, each share of Company Common Stock then outstanding shall be converted into the right to receive 0.9280 of a share of Parent Common Stock, which shares shall have been registered under the Securities Act pursuant to a registration statement on Form S-4 as described in Section 5.1 hereof; and

             (iv) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

          (b) The fraction of a share of Parent Common Stock specified in
     Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "Exchange Ratio." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

          (c) In accordance with rules and regulations relating to pooling of interests accounting, if any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market System on the date the Merger becomes effective.

          (e) If there are any Excess Company Merger Expenses (as defined in
     Section 8.3(a)), the Exchange Ratio shall be adjusted as follows:

            New Exchange Ratio   =   Exchange Ratio   X     (Number of Company Common
                                                            Stock to be exchanged in the
                                                            Merger + Company Options (as
                                                            defined in Section 2.3) and
                                                            Company Warrants (as defined
                                                            in Section 2.3) X
                                                            7.50 -- Excess Company Merger
                                                            Expenses
                                                            -----------------------------
                                                            7.50 X Number of Company
                                                            Common Stock to be exchanged
                                                            in the Merger + Company
                                                            Options and Company Warrants)

     1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

          (b) As soon as reasonably practicable after the Effective Time, (but in any event within 10 business days thereafter) Parent shall cause the Exchange Agent to mail to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c)), and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c)) as contemplated by

     Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

          (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of any claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

     1.8  DISSENTING SHARES.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and are held by stockholders who have complied with the applicable provisions of Title 8, Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Title 8, Section 262 of the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Title 8, Section 262 of the DGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) Parent Common Stock in accordance with Section 1.5(a)(iii) (and cash in lieu of any fractional share in accordance with Section 1.5(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c)).

          (b) The Company: (i) shall promptly notify Parent in writing of any notice received by the Company of a stockholder's intent to demand payment for such stockholder's shares of Company Common Stock pursuant to Title 8,
     Section 262 of the DGCL, and shall promptly notify Parent in writing of any other notice, demand or instrument delivered to the Company pursuant to the DGCL; and (ii) shall give Parent's Representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment or settlement offer with respect to any such notice or demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

     1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub that, except as set forth in the Company SEC Documents (as defined in Section 2.4(a)) or in the Company Disclosure Schedule:

     2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

          (a) The Company has no Subsidiaries; and the Company does not own any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. The Company has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of any general partnership, limited partnership or other Entity.

          (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (c) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company.

          (d) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name, or other name, other than the names set forth in Part 2.1(d) of the Company's Disclosure Schedule.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of its certificate of incorporation and bylaws, in each case as amended as of the date of this Agreement.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock, of which 3,962,750 shares have been issued and are outstanding and of which no shares are held by the Company in its treasury as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are outstanding or are held by the Company in its treasury as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 2.3(a)(i) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

          (b) At the close of business on September 25, 1997: (i) 151,410 shares of Company Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock under the Company's 1994 Stock Option Plan; (ii) 179,790 shares of Company Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock under the Company's 1996 Stock Option Plan; and (iii) 100,000 shares of Company Common Stock were subject to issuance pursuant to rights to purchase shares of Company Common Stock under the 1996 Employee Stock Purchase Plan. (Stock options granted by the Company pursuant to the 1994 Stock Option Plan and the 1996 Stock Option Plan are referred to in this Agreement as "Company Options"; the 1994 Stock Option Plan and the 1996 Stock Option Plan are collectively referred to as the "Company Stock Plans.") As of close of business on September 25, 1997, 100,000 shares of Company Common Stock were subject to issuance pursuant to outstanding warrants to purchase Company Common Stock (the "Company Warrants"). Part 2.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. Part 2.3(b)(ii) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant: (i) the name of the holder of such Company Warrant; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was issued; (v) vesting and (vi) the date on which such Company Warrant expires. The Company has delivered to Parent an accurate and complete copy of each Company Warrant.

          (c) Other than the Company Options and the Company Warrants, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (d) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding warrants to purchase Company Common Stock and all outstanding shares of capital stock of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and
     (ii) all requirements set forth in applicable Contracts.

     2.4  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 1996 (the "Company SEC Documents"), including the Company's registration statement on Form SB-2 filed with the SEC on August 28, 1996. All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements (including any related notes) contained in the Company SEC Documents ("Company Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

          (c) The Company has delivered to Parent an unaudited balance sheet of the Company as of June 30, 1997 (the "Company Unaudited Interim Balance Sheet"), and the related unaudited statement of operations, statement of stockholders' equity and statement of cash flows of the Company for the quarter then ended. The financial statements referred to in this Section 2.4(c): (i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 2.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (ii) fairly present the financial position of the Company as of June 30, 1997 thereof and the results of operations and cash flows of the Company for the six month period ended June 30, 1997.

     2.5 ABSENCE OF CHANGES. Except as disclosed in the Company SEC Documents, since June 30, 1997:

          (a) there has not been any Material Adverse Effect on the Company;

          (b) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (c) the Company has not sold, issued or granted, or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options and outstanding Company Warrants), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b)(i) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (d) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, (iii) any restricted stock purchase agreement, or (iv) any provision of any agreement evidencing any outstanding Company Warrant;

          (e) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

          (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since June 30, 1997, exceeds $100,000 in the aggregate;

          (h) except in the ordinary course of business and consistent with past practices, the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

          (i) the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

          (l) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money except for advances to customers and employees (other than customers and employees who are also affiliates of the Company as identified in Part 2.19 of the Company Disclosure Schedule) in the ordinary course of business and consistent with past practices;

          (m) the Company has not (i) established or adopted any Plan, Welfare Plan or Pension Plan (as defined in Section 2.16), (ii) caused or permitted any Plan, Welfare Plan or Pension Plan to be amended in any material respect, (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iv) hired any new employees;

          (n) the Company has not changed any of its methods of accounting or accounting practices (i) having a Material Adverse Effect on the Company or
     (ii) that may have an effect on rules and regulations related to pooling of interests accounting, except insofar as such change is required by a change in generally accepted accounting principles;

          (o) the Company has not made any Tax election that could have a Material Adverse Effect on the Company;

          (p) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

          (q) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

     2.6 TITLE TO ASSETS. The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet; and (b) all other assets reflected in the books and records of the Company as being owned by the

Company. All of said assets are owned by the Company free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable,
(ii) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, and
(iii) liens described in Part 2.6 of the Company Disclosure Schedule.

     2.7  RECEIVABLES.

          (a) Except as set forth on the Part 2.7(a) of the Company's Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1997 and have not yet been collected) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business. All existing accounts receivable of the Company (including those accounts receivable reflected on the Company's Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable as of September 30, 1997) are current and, to the Company's knowledge will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts which shall not exceed $150,000 in the aggregate).

          (b) Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by Company to any employee, director, consultant or independent contractor other than routine travel advances made to employees in the ordinary course of business.

     2.8 REAL PROPERTY; EQUIPMENT; LEASEHOLD. The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease previously made available to Parent by the Company and listed on Part 2.8(a) of the Company Disclosure Schedule.

     2.9  PROPRIETARY ASSETS.

          (a) Part 2.9(a)(i) of the Company Disclosure Schedule identifies each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body and the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies all other Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies any ongoing royalty or payment obligations of the Company in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Company by a third party (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. The Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) (except for Proprietary Assets licensed to the Company by a third party) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. The Company has a valid right to use, license and otherwise exploit (subject to the terms of any Company Contract pursuant to which Proprietary Assets have been licensed to the Company by a third party) all Proprietary Assets identified in Parts 2.9(a)(i), 2.9(a)(ii)(with respect to Proprietary Assets licensed to the Company by a third party) and 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset that is material to the business of the Company as currently conducted or proposed to be conducted with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

          (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Non-Disclosure Agreement previously delivered by the Company to Parent, and
     (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any valid right, claim or interest in or with respect to any Company Proprietary Asset.

          (c) Except as set forth in Part 2.9(c) of the Company Disclosure
     Schedule: (i) all trademarks, service marks, copyrights, and to the knowledge of the Company, patents, held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person;
     (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

          (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted and in the manner in which such business is currently proposed to be conducted by the Company. The Company has not (i) licensed any of the material Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Company Proprietary Asset. Part 2.10(a)(ii) of the Company Disclosure
     Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Company Proprietary Asset (the "Escrow Contracts"), and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any material Company Proprietary Asset. To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any material Company Proprietary Asset, pursuant to the terms of any Escrow Contract.

     2.10  CONTRACTS.

          (a) Part 2.10 of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract" that has not already been disclosed in the Company SEC Documents. (For purposes of this Agreement, each of the following and each of the Contracts filed as part of the Company SEC Documents shall be deemed to constitute a "Material Contract"):

             (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant, and any Contract pursuant to which the Company is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $60,000, to any current or former employee or director;

             (ii) any Contract (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to the Company under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by the Company to any Person on a non-exclusive basis); or (B) of the type referred to in
        Section 2.9(e);

             (iii) any Contract which provides for indemnification of any officer, director, employee or agent;

             (iv) any Contract imposing any material restriction on the right or ability of the Company (A) to engage in any line of business or to compete with any Person or grant any exclusive distribution rights, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

             (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

             (vi) any Contract requiring that the Company give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

             (vii) any Contract (excluding the Company's non-exclusive license agreements of its products entered into in the ordinary course of the Company's business) that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

             (viii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration on or after the date hereof having a value in excess of $60,000 in the aggregate or (B) the performance of services on or after the date hereof having a value in excess of $60,000 in the aggregate;

             (ix) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; and

             (x) any other Contract, not otherwise identified in clauses "(i)" through "(ix)", if the Company's performance or breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Company.

          (b) To the Company's knowledge, each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of

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

     general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Except as set forth in Part 2.10 of the Company Disclosure
     Schedule: (i) the Company has not violated or breached, or committed any default under, any Material Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person the right to cancel, terminate or modify any Material Contract; (iii) since June 30, 1995, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and (iv) the Company has not waived any of its material rights under any Material Contract.

          (d) The Company is not currently renegotiating, any amount paid or payable to the Company under any Material Contract, or any other material term or provision of any Material Contract.

     2.11 LIABILITIES. As of the date of this Agreement, except as set forth in the Company SEC Documents, the Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured except for: (a) liabilities that would be required under generally accepted accounting principles to be disclosed on a balance sheet of the Company, and (b) recurring liabilities that have been incurred by the Company in the ordinary course of business and consistent with past practices.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

     2.13 CERTAIN BUSINESS PRACTICES. Neither the Company nor any director, officer, agent or employee of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.14 GOVERNMENTAL AUTHORIZATIONS. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted except where failure to so hold such Governmental Authorization would not have a Material Adverse Effect on the Company. All such Governmental Authorizations are valid and in full force and effect. The Company is, and at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations.

     2.15  TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (c) No Company Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

          (d) No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to the Company in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, nor will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or
     Section 162 of the Code as a result of the transactions contemplated by this Agreement.

     2.16  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

          (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, nor has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Pension Plan").

          (c) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of any employees or former employees of the Company (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (d) With respect to each Plan, the Company has made available to
     Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e) The Company is not and has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
     Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) The Company does not have any plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any employee of the Company.

          (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of the Company (or the employees' beneficiaries)).

          (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.16(h) of the Company Disclosure Schedule describes all obligations of the Company as of the date of this Agreement under any of the provisions of COBRA.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) Part 2.16(l) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Company are "at will" employees.

          (m) Part 2.16(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (n) The Company does not have any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of the Company, or (ii) any of the employees of the Company intends to terminate his or her employment with the Company, except for such terminations that either individually or taken together with all other such terminations, would not have a Material Adverse Effect on the Company.

     2.17 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice from a Governmental Body, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice from a Government Body that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. To the knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. (For purposes of this Section 2.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.18 INSURANCE. The Company has made available to Parent a copy of all material insurance policies relating to the business, assets and operations of the Company. Each of such insurance policies is in full force and effect. Since December 31, 1996, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of the Company.

     2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents and Part 2.19 of the Company Disclosure Schedule, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure
Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

     2.20  LEGAL PROCEEDINGS; ORDERS.

          (a) There is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company which alone or in the aggregate has had or would have a Material Adverse Effect on the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that would have a Material Adverse Effect on the Company.

          (b) There is no material order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or

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

     key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

     2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, subject to the approval of this Agreement by the Required Company Stockholder Vote. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, and (c) unanimously recommended the approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 NO EXISTING DISCUSSIONS. During the period between August 26, 1997, the date on which the parties entered into a non-solicitation agreement, and the date of this Agreement, neither the Company nor any Representative of the Company, is or was engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.23 ACCOUNTING MATTERS. To the knowledge of the Company, neither the Company nor any affiliate (as that term is used in Rule 145 under the Securities
Act) of the Company has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests." Ernst & Young LLP has confirmed orally to the Company, Parent, and Price Waterhouse LLP, that, after having reviewed the transactions contemplated by this Agreement and having conducted a reasonable investigation of the Company, Ernst & Young LLP is not aware of any fact concerning the Company that could preclude Parent from accounting for the Merger as a "pooling of interests."

     2.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.25 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Company, as amended, or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of the Company;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under (or an event which with notice or lapse of time or both would become a default), any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract,
     (iii) accelerate the maturity or performance of any such Material Contract, or (iv) cancel, terminate or modify any term of such Material Contract;

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for liens that will not, in any case or in the aggregate, have a Material Adverse Effect on the Company); or

          (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any material Company Proprietary Asset, or the transfer of any material asset of the Company to any Person pursuant to any Escrow Contract.

Except as may be required by the Exchange Act, the DGCL, and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement) the Company has not been, is not or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.26 FAIRNESS OPINION. The Company's Board of Directors has received the written opinion of CIBC Wood Gundy, financial advisor to the Company, dated the date of this Agreement, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to the stockholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

     2.27 FINANCIAL ADVISOR. Except for CIBC Wood Gundy, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees and expenses of all accountants, brokers, financial advisors, legal counsel and other Persons retained by the Company in connection with the negotiation and effectuation of this Agreement and the transactions contemplated hereby incurred or to be incurred by the Company will not exceed $500,000 in the aggregate. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of CIBC Wood Gundy.

     2.28 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of those Voting Agreements, in the form of Exhibit G, of even date herewith between Parent and each of the individuals identified on Exhibit H, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that, except as set forth in the Parent SEC Documents (as defined in Section 3.4(a)) or in the Parent Disclosure Schedule:

     3.1 ORGANIZATION, STANDING AND POWER. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub.

     3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Parent has delivered to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and the Merger Sub, in each case as amended as of the date hereof.

     3.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of Parent consists of: (i) 25,000,000 shares of Parent Common Stock, of which 6,474,096 shares have been issued and are outstanding and of which no shares are held by Parent in its treasury as of the date of this Agreement; and (ii) 5,000,000 shares of Parent Preferred Stock, $0.001 par value per share, of which no shares are outstanding or are held by the Company in its treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 3.3(a)(i) of the Parent Disclosure Schedule: (i) none of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of Parent; and (iii) there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Parent is not under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

          (b) At the close of business on September 25, 1997: (i) 316,707 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's 1987 Stock Option Plan; (ii) 352,068 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's 1995 Stock Option Plan; (iii) 62,500 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's 1995 Non-Employee Director's Stock Option Plan;
     (iv) 110,302 shares of Parent Common Stock were subject to issuance pursuant to rights to purchase Parent Common Stock under Parent's 1995 Employee Stock Purchase Plan; and (v) 26,587 shares of Parent Common Stock were subject to issuance pursuant to outstanding options granted outside of any Parent stock option plan. (Stock options granted by Parent pursuant to the 1995 Stock Option Plan, pursuant to the 1995 Non-Employee Director's Stock Option Plan, pursuant to the 1987 Stock Option Plan and outside of any stock option plan are referred to in this Agreement as "Parent Options." The 1995 Stock Option Plan, the 1987 Stock Option Plan, and the 1995 Non-Employee Director's Stock Option Plan are collectively referred to as "Parent's Stock Plans.") Part 3.3(b) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of September 25, 1997, (i) the particular plan pursuant to which such Parent Option was granted; (ii) the name of the optionee; (iii) the number of shares of Parent Common Stock subject to such Parent Option;
     (iv) the exercise price of such Parent Option; (v) the date on which such Parent Option was granted; (vi) the applicable vesting schedules, and the extent to which such Parent Option is vested and exercisable as of September 25, 1997, and (vii) the date on which such Parent Option expires.

          (c) Except for shares to be issued pursuant to rights to purchase Parent Common Stock under Parent's 1995 Employee Stock Purchase Plan and Parent Options, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

          (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding warrants to purchase Parent Common Stock have been issued and granted in compliance

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

     with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     3.4  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has delivered to the Company accurate and complete copies of all registration statements, proxy statements, and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 1996 (the "Parent SEC Documents") including the Company's registration statement on Form S-1 filed with the SEC on November 1995. All statements, reports, schedules, forms and other documents required to be filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Parent SEC Documents ("Parent Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its Subsidiaries for the periods covered thereby.

          (c) Parent has delivered to the Company an unaudited consolidated balance sheet of Parent as of June 30, 1997 (the "Parent Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of operations, statement of stockholders' equity and statement of cash flows of Parent for the quarter then ended. The financial statements referred to in this Section 3.4(c): (i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (ii) fairly present the consolidated financial position of Parent as of June 30, 1997 thereof and the consolidated results of operations and cash flows of Parent for the six months ended June 30, 1997.

     3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents, since June 30, 1997:

          (a) there has not been any Material Adverse Effect on Parent;

          (b) Parent has not declared, accrued, set aside or paid any dividend;

          (c) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Parent's Stock Plans, (ii) any provision of any agreement evidencing any outstanding Parent Option, (iii) or any restricted stock purchase agreement;

          (d) except in the ordinary course of business and consistent with past practices, Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 3.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

          (e) Parent has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other

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

     assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (f) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

          (g) Parent has not changed any of its methods of accounting or accounting practices (i) having a Material Adverse Effect on Parent or (ii) that may have an effect on rules and regulations related to pooling of interests accounting, except insofar as such change is required by a change in generally accepted accounting principles;

          (h) Parent has not made any Tax election that could have a Material Adverse Effect on Parent;

          (i) Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

          (j) Parent has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(i)" above.

     3.6 TITLE TO ASSETS. Parent owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (a) all assets reflected on the Parent Financial Documents; and (b) all other assets reflected in the books and records of Parent as being owned by Parent. All of said assets are owned by Parent free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent, and (iii) liens described in Part 3.6 of the Parent Disclosure Schedule.

     3.7 RECEIVABLES. All existing accounts receivable of Parent (a) represent valid obligations of customers of Parent arising from bona fide transactions entered into in the ordinary course of business, (b) are current and, to Parent's knowledge will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $316,000 in the aggregate).

     3.8 REAL PROPERTY; EQUIPMENT; LEASEHOLD. Parent does not own any real property or any interest in real property, except for the leasehold created under the real property lease listed on Part 3.8(a) of the Parent Disclosure Schedule.

     3.9  PROPRIETARY ASSETS.

          (a) Parent, directly or indirectly, owns or is licensed or otherwise possesses legally enforceable rights to use all Proprietary Assets that are material to the business of Parent as currently conducted or as proposed to be conducted by Parent ("Parent Proprietary Assets").

          (b) Parent has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Material Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by disclosure). No current or former employee, officer, director, stockholder, consultant or independent contractor has any valid right, claim or interest in or with respect to any Parent Proprietary Asset.

          (c) Except as set forth in Part 3.9(c) of the Parent Disclosure
     Schedule: (i) all trademarks, service marks, copyrights, and to the knowledge of Parent, patents, held by Parent are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by Parent is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Parent Proprietary Asset.

          (d) Parent has not (i) licensed any of the material Parent Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Parent Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (e) Except as set forth in Part 3.9(e) of the Parent Disclosure Schedule, Parent has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Parent Proprietary Asset. To Parent's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any material Parent Proprietary Asset pursuant to a Contract.

     3.10  CONTRACTS.

          (a) Part 3.10 of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Parent Material Contract" that has not already been disclosed in the Parent SEC Documents. (For purposes of this Agreement, each of the following and each of the Contracts filed as part of the Parent SEC Documents shall be deemed to constitute a "Parent Material Contract"):

             (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant, and any Contract pursuant to which Parent is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $60,000, to any current or former employee or director;

             (ii) any Contract (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to Parent under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by Parent to any Person on a non-exclusive basis); or (B) of the type referred to in Section 3.9(e);

             (iii) any Contract which provides for indemnification of any officer, director, employee or agent;

             (iv) any Contract imposing any material restriction on the right or ability of Parent (A) to engage in any line of business or to compete with any Person or grant any exclusive distribution rights, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

             (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing Parent with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

             (vi) any Contract requiring that Parent give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

             (vii) any Contract (excluding Parent's non-exclusive license agreements of its products entered into in the ordinary course of Parent's business) that has a term of more than 60 days and that may not be terminated by Parent (without penalty) within 60 days after the delivery of a termination notice by Parent;

             (viii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration on or after the date hereof having a value in excess of $60,000 in the aggregate or (B) the performance of services on or after the date hereof having a value in excess of $60,000 in the aggregate;

             (ix) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; and

             (x) any other Contract, not otherwise identified in clauses "(i)" through "(ix)", if Parent's performance or breach of such Contract could reasonably be expected to have a Material Adverse Effect on Parent.

          (b) To Parent's knowledge, each Parent Contract that constitutes a Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Except as set forth in Part 3.10 of the Parent Disclosure
     Schedule: (i) Parent has not violated or breached, or committed any default under, any Parent Material Contract, and, to the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Material Contract; (ii) to the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Parent Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (E) give any Person the right to cancel, terminate or modify any Parent Material Contract; (iii) since June 30, 1997, Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Parent Material Contract; and (iv) Parent has not waived any of its material rights under any Parent Material Contract.

          (d) Parent is not currently renegotiating, any amount paid or payable to Parent under any Parent Material Contract, or any other material term or provision of any Material Contract.

     3.11 LIABILITIES. As of the date of this Agreement, except as set forth in the Parent SEC Documents, Parent does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured except for: (a) liabilities that would be required under generally accepted accounting principles to be disclosed on a balance sheet of Parent, and (b) recurring liabilities that have been incurred by Parent in the ordinary course of business and consistent with past practices.

     3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is, and has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on Parent.

     3.13 CERTAIN BUSINESS PRACTICES. Neither Parent nor any director, officer, agent or employee of Parent has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     3.14 GOVERNMENTAL AUTHORIZATIONS. Parent holds all material Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is, and at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations.

     3.15  TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (b) The Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (c) No Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

          (d) No claim or Legal Proceeding is pending or, to the knowledge of Parent, has been threatened against or with respect to Parent, in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which is being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable.

     3.16  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Except with respect to Parent's wholly owned subsidiary, Parent is not, nor has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Parent has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Parent has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
     Section 4207 or 4208 of ERISA).

          (b) Each of the Plans of Parent has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (c) Each of the Plans of Parent intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

          (d) Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (e) Parent does not have any knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of Parent.

     3.17 ENVIRONMENTAL MATTERS. Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Parent has not received any notice from a Governmental Body that alleges that Parent is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by Parent with any Environmental Law in the future. To the knowledge of Parent, no current or prior owner of any property leased or controlled by

Parent has received any notice from a Government Body that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law. To the knowledge of Parent, all property that is leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. (For purposes of this Section 3.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     3.18 INSURANCE. Since December 31, 1996, Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     3.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Parent SEC Reports, since the date of Parent's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 3.19 of the Parent Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent as of the date of this Agreement.

     3.20  LEGAL PROCEEDINGS; ORDERS.

          (a) There is no pending Legal Proceeding, and (to the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent which, alone or in the aggregate, has had or would have a Material Adverse Effect on Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that would have a Material Adverse Effect on Parent.

          (b) There is no material order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

     3.21 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the requisite corporate power and authority to enter into and to perform their obligations under this Agreement, subject to the approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the issuance of Parent Common Stock in the Merger is advisable and fair and in the best interests of Parent and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by Parent and unanimously approved the issuance of Parent Common Stock in connection with the Merger and (c) unanimously recommended the approval of the issuance of Parent Common Stock in connection with the Merger by Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 5.3). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to
(a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.22 VOTE REQUIRED. The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger is the vote prescribed by the NASD Rules (the "Required Parent Stockholder Vote").

     3.23 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) result in a default by Parent or Merger Sub under any Parent Material Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent.

     3.24 NO EXISTING DISCUSSIONS. During the period between August 26, 1997, the date on which the parties entered into a non-solicitation agreement, and the date of this Agreement, neither Parent nor any Representative of Parent, is or was engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal with respect to Parent.

     3.25 ACCOUNTING MATTERS. To the knowledge of Parent, neither Parent nor any affiliate (as that term is used in Rule 145 under the Securities Act) of Parent has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests." Price Waterhouse LLP has confirmed orally to the Company, Parent, and Ernst & Young LLP, that, after having reviewed the transactions contemplated by this Agreement and having conducted a reasonable investigation of Parent, Price Waterhouse LLP is not aware of any fact concerning Parent that could preclude Parent from accounting for the Merger as a "pooling of interests."

     3.26 FINANCIAL ADVISOR. Except for Hambrecht & Quist LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     3.27 FAIRNESS OPINION. Parent's Board of Directors has received the written opinion of Hambrecht & Quist LLC, financial advisor to Parent, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent and its stockholders from a financial point of view.

     3.28 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4. CERTAIN COVENANTS OF THE PARTIES

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement to the Effective Time (the "Pre-Closing Period"), each party shall, and shall cause its respective Representatives to: (a) provide the other party and the other party's Representatives with reasonable access to such disclosing party's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such disclosing party; and (b) provide the other party and the other party's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to such disclosing party, and with such additional financial, operating and other data and information regarding such disclosing party, as the other party may reasonably request. Except as required by law, each of the parties will hold, and will cause its officers, employees, accountants, legal counsel, financial advisors and other Representatives and controlled affiliates to hold, any and all information received from the other party, directly or indirectly, in confidence in accordance with the Mutual Confidential Disclosure Agreement dated March 12, 1997 between Parent and the Company.

     4.2  OPERATION OF THE COMPANY'S BUSINESS.

          (a) During the Pre-Closing Period: (i) the Company shall conduct its business and operations (A) in the ordinary course and consistent with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of the Company's Material Contracts; (ii) to the extent

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

     consistent with the foregoing, the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.18; (iv) the Company shall provide all notices, assurances and support required by any Company Contract relating to any Proprietary Asset in order to ensure that no condition of default or breach under such Company Contract occurs which could result in, or could increase the likelihood of, (A) any transfer or disclosure by the Company of any source code materials or other Proprietary Asset, or (B) a release from any escrow of any source code material or other Proprietary Asset which has been deposited or is required to be deposited in escrow under the terms of such Escrow Contract; and (v) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

          (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed):

             (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or stock purchase agreements, which agreements are disclosed on Part 4.2(b)(i) of the Company Disclosure Schedule;

             (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except (1) pursuant to the 1996 Employee Stock Purchase Plan, (2) the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement and (3) the Company may grant Company Options under the Company Stock Plans to purchase up to an additional 120,000 shares of Company Common Stock after the date hereof and may issue Company Common Stock upon the exercise thereof, which shall have at least exercise prices equal to the fair market value on the date of the grant, consistent with past practice);

             (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

             (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

             (v) except as disclosed in Part 2.1(a)(i) of the Company Disclosure Schedule, form any subsidiary or acquire any equity interest or other interest in any other Entity;

             (vi) make any capital expenditure (except that the Company may make capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in the aggregate; once the Company has made aggregate capital expenditures that exceed $100,000, it must seek Parent's consent for any additional capital expenditures in increments of $25,000);

             (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

             (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for

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

        immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

             (ix) lend money to any Person, or incur or guarantee any indebtedness (except for: (i) advances to employees (other than to the Company's affiliates as identified on Part 2.19 of the Company Disclosure Schedule) in each case not to exceed $1,000 per employee, in the ordinary course of business and in accordance with past practices and (ii) make borrowings up to $1,000,000 under that certain credit line of the Company with Silicon Valley Bank substantially on the terms described in Part 4.2(ix) of the Company Disclosure Schedule; provided, however, that the Company shall (x) notify Parent prior to entering into an agreement with Silicon Valley Bank relating to such credit line, (y) provide Parent with a copy of the Company's executed agreement with Silicon Valley Bank relating to such credit line as soon as such an agreement is executed and (z) provide prompt updates to Parent regarding each drawdown the Company makes under such credit line, and in any event, to provide such updates no later than two business days after each such drawdown);

             (x) establish, adopt or amend any employee benefit plan, pay any bonus (other than to non-officer employees in the aggregate amount not to exceed $35,000) or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

             (xi) hire any new employee having an annual salary in excess of $100,000, or engage any consultant or independent contractor for a period exceeding 30 days;

             (xii) change any of its methods of accounting or accounting practices in any respect, except as required by generally accepted accounting principles, to the extent consistent with past practices and after consultation with Parent;

             (xiii) make any Tax election except in the ordinary course of business consistent with past practice or in respect of which amounts are reflected or reserved against in the most recent Company Unaudited Interim Balance Sheet;

             (xiv) commence or settle any Legal Proceeding other than in the ordinary course of business consistent with past practice or in respect of settlements, to the extent the amount of such settlement has been reflected or reserved against in the Company Unaudited Interim Balance Sheet;

             (xv) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

             (xvi) agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).

          (c) During the Pre-Closing Period, the Company shall give prompt notice to Parent of any event or occurrence that has caused or is reasonably expected to cause any representation or warranty made by it in this Agreement to become untrue or inaccurate such that the condition set forth in Section 6.1 would not be satisfied; provided, however that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, except as specifically set forth in this Agreement.

     4.3  OPERATION OF PARENT'S BUSINESS.

          (a) During Pre-Closing Period, Parent shall not (without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed):

             (i) declare or pay any dividend on or make any other distribution (whether in cash, stock, equity securities or property) in respect of any capital stock (other than ordinary and routine cash dividends to its stockholders in accordance with past practices), or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

             (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except (1) pursuant to the 1995 Employee Stock Purchase Plan, (2) Parent may issue Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date of this Agreement, and (3) Parent may grant Parent Options under the Parent Stock Plans to purchase up to an additional 240,000 shares of Parent Common Stock after the date hereof and may issue Parent Common Stock upon the exercise thereof);

             (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Parent's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract except for amendments to Parent's Stock Plans to increase the number of shares subject to issuance pursuant to such Parent's Stock Plans;

             (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents or effect or become a party to any merger, consolidation, share exchange, or business combination;

             (v) materially change its accounting methods, principles or practices, except as required by generally accepted accounting principles;

             (vi) take any action, or permit any action to be taken, which would result in a failure to maintain the listing and trading of Parent Common Stock on Nasdaq National Market System;

             (vii) make any Tax election except in the ordinary course of business consistent with past practice or in respect of which amounts are reflected or reserved against in the most recent Parent Unaudited Interim Balance Sheet;

             (viii) commence or settle any Legal Proceeding other than in the ordinary course of business consistent with past practice or in respect of settlements, to the extent the amount of such settlement has been reflected or reserved against in the Parent Unaudited Interim Balance Sheet;

             (ix) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

             (x) agree or commit to take any of the actions described in clauses "(i)" through "(ix)" of this Section 4.3(a).

          (b) During the Pre-Closing Period, Parent shall give prompt notice to the Company of any event or occurrence that has caused or is reasonably expected to cause any representation or warranty made by it in this Agreement to become untrue or inaccurate such that the condition set forth in Section 7.1 would not be satisfied; provided, however that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     4.4  NO SOLICITATION.

          (a) The Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal,
     (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, prior to the approval and adoption of this Agreement and approval of the Merger by the Required Company

     Stockholder Vote, no provision of this Agreement shall prohibit the Company from furnishing nonpublic information regarding the Company to, or entering into discussions and participating in negotiations with, any Person in response to an Acquisition Proposal that is submitted by such Person (and not then withdrawn) if (A) neither the Company nor any of the Representatives of the Company shall have violated any of the restrictions set forth in this Section 4.4, (B) the Board of Directors of the Company concludes in good faith, after consultation with outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (C) concurrently with furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary and reasonable limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and (D) concurrently with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 4.4 by the Company.

          (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1  REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

          (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The parties shall promptly furnish to the other party all information concerning itself, its stockholders and its affiliates that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

          (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger: (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting, and (ii) will be approved for

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

     quotation at the Effective Time on the Nasdaq National Market; provided, however, that Parent shall not be required (A) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (B) to file a general consent to service of process in any jurisdiction.

          (c) None of the information to be supplied by or on behalf of the parties for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of the parties for inclusion in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement and no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement.

     5.2  COMPANY STOCKHOLDERS' MEETING.

          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider, act upon and vote upon the approval of this Agreement and of the Merger (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements.

          (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the Board of Directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

          (c) Notwithstanding any other provision in this Agreement, prior to the approval of this Agreement by the Required Company Stockholder Vote, if a Superior Offer is made to the Company and is not withdrawn, the Board of Directors of the Company may, in light of the Superior Offer, to the extent it determines in good faith, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, withdraw or modify its approval or recommendation of this Agreement and the Merger or approve or recommend such Superior Offer; provided that, in so withdrawing or modifying its approval or recommendation of this Agreement and the Merger and/or recommending or approving a Superior Offer, neither the Company nor its Representatives shall have breached Section 4.4, provided, further, that the Company may refrain from soliciting proxies from its stockholders with respect to this Agreement and the Merger, in which event, however, the Company shall, subject to compliance with applicable law: (i) immediately deliver a copy of a complete, accurate and current list of the Company's stockholders to Parent; and (ii) upon the request of Parent, include in the materials mailed by the Company to the Company's stockholders with respect to calling and giving notice of the Company Stockholders' Meeting, proxy solicitation materials that have been prepared by Parent in accordance with the Exchange Act. To the extent that there is no temporary restraining order, preliminary or permanent injunction or other final and nonappealable order, decree or ruling issued by any court of competent jurisdiction which remains in effect and which has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, the Company shall remain obligated and nothing shall limit the Company's obligation under Section 5.2(a) to call, give notice of, include Parent's proxy solicitation materials in the notice materials mailed by the Company to the Company's stockholders, convene and hold the Company Stockholders' Meeting and to cause the Company's stockholders to take a final vote on this Agreement and the Merger (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

     5.3  PARENT STOCKHOLDERS' MEETING.

          (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider and vote upon the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding the foregoing, nothing in this Section 5.3 shall obligate Parent to call, give notice of, convene or hold a Parent Stockholders' Meeting (i) if the holders of the Company Common Stock do not approve and adopt this Agreement and approve the Merger or (ii) if, prior to the time the Parent Stockholders' Meeting is scheduled to be held, there is a Material Adverse Effect on the Company that arose from (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5 hereof, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement.

          (b) (i) The Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger. For purposes of this Agreement, said recommendation of Parent's Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

     5.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.

     5.5  STOCK OPTIONS, WARRANTS, AND EMPLOYEE STOCK PURCHASE PLANS.

          (a) Subject to Section 5.5(b), at the Effective Time by virtue of the Merger and without the need for any further corporate action, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms of the stock option plan (as in effect as of the date of this Agreement) under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than 5 days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a). The adjustments provided herein with respect to any Company Option that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with
     Section 424(a) of the Code.

          (b) Notwithstanding anything to the contrary contained in this Section 5.5, in lieu of assuming outstanding Company Options in accordance with
     Section 5.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

          (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5. As soon as practicable after the Effective Time, Parent shall deliver to the participants in the Company Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the assumption of such Company Stock Plans by Parent as described in Section 5.5(a).

          (d) At the Effective Time, all rights with respect to the Company Warrants that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Warrant in accordance with the terms (as in effect as of the date hereof) of such Company Warrants. From and after the Effective Time, (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each Company Warrant assumed by Parent in accordance with this Section 5.5(d) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section 5.5(d) and to ensure that, from and after the Effective Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided herein. As soon as practicable after the Effective Time, Parent shall deliver to the Company Warrant holders appropriate notice setting forth such holders' rights pursuant thereto and the assumption of such Company Warrants by Parent as described in this Section 5.5(d).

          (e) The Company shall terminate the Company's 1996 Employee Stock Purchase Plan ("ESPP") by having its Board of Directors amend the ESPP as necessary to provide that: (i) any shares of Company Common Stock shall be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the ESPP) set by the Board of Directors of the Company, which new Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board of Directors of the Company shall specify and (ii) immediately following such purchase of shares of Company Common Stock on the new Exercise Date, the ESPP shall terminate.

          (f) Parent shall assume all Stock Purchase Agreements and the Company shall assign its repurchase rights under such Stock Purchase Agreements to Parent pursuant to Section 10 of the Stock Purchase Agreements. The Stock Purchase Agreements so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Stock Purchase Agreement by which it is evidenced (including, without limitation, any repurchase rights) immediately prior to the Effective Time, except that (i) the Stock Purchase Agreement will be for that number of whole shares (and no fractional shares) of Parent Common Stock equal to the product of the number of shares of Company Common Stock that have not vested immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share repurchase price for the unvested shares of Parent Common Stock subject to the repurchase right will be equal to the quotient determined by dividing the purchase price per share of Company Common Stock at which such Company Common Stock was purchased under the Stock Purchase Agreement by the Exchange Ratio, rounded up to the nearest whole cent.

     5.6  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (a) From the Effective Time, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and (ii) any indemnification provisions under the Company's Restated Certificate of Incorporation or Bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 5.6 shall be referred to as, individually, the "Indemnified Party.") The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and Bylaws on the date of this Agreement which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party, unless required by applicable law. In addition, the terms of the existing indemnification agreements entered into by the Company and its officers and directors as of the date of this Agreement shall not be terminated by Parent or the Surviving Corporation for a period of six years after the Effective Time, unless required by applicable law.

          (b) From the Effective Time until the third anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of $150,000. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $150,000, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $150,000.

          (c) This Section 5.6 shall survive the consummation of the Merger at the Effective Time and is intended to be for the benefit of the Company, Parent, the Surviving Corporation and each Indemnified

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

     Party and such Indemnified Party's heirs and representatives and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     5.7 POOLING OF INTERESTS. Each of the Company and Parent agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests."

     5.8  ADDITIONAL AGREEMENTS.

          (a) Subject to Section 5.8(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger, (iv) shall execute and deliver any additional instruments, documents, certificates or agreements necessary to consummate the Merger and the other transactions contemplated by this Agreement and to carry out the purposes and intent of this Agreement, and (v) shall fulfill their respective obligations under Sections 6 and 7. Each of the Company and Parent shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by the other party during the Pre-Closing Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Section 5.8: (i) to dispose or cause any of its Subsidiaries to dispose of any assets, or to commit to cause the Company to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product, or to commit to cause the Company to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause the Company to license or otherwise make available to any Person any technology, software or other Proprietary Asset the Company is not already required to license or otherwise make available under Contracts existing as of the date of this Agreement and identified on Part 2.9 of the Company Disclosure Schedule; or
     (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause the Company to hold separate any assets or operations.

     5.9 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Company nor Parent shall, nor shall either of them permit any of their respective Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure or (b) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

     5.10 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person identified in Part 2.19 of the Company Disclosure Schedule and each other Person who is or becomes an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit C.

     5.11 TAX MATTERS. At or prior to the Closing, the Company and Parent shall execute and deliver to Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, a Professional Corporation tax representation letters in customary form. In addition, the Company shall use all reasonable efforts to obtain and deliver to Parent, as soon as practicable after the date of this Agreement, Continuity of Interest Certificates in the form of Exhibit D, signed by Phillip Lamoreaux. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code and each shall use reasonable efforts to obtain the opinions of counsel referred to in Sections 6.5(e) and 7.5(a) hereof.

     5.12 COMFORT LETTERS. The Company shall use all reasonable efforts to cause Ernst & Young LLP, certified public accountants to the Company, to provide comfort letters dated the date on which the Form S-4 Registration Statement shall become effective and reasonably acceptable in form and substance to Parent, relating to the performance of Ernst & Young LLP of customary procedures, including a review of interim financial statement information as described in SAS No. 71, with respect to the financial statements of the Company contained in or incorporated by reference in the Form S-4 Registration Statement. Parent shall use all reasonable efforts to cause Price Waterhouse LLP, certified public accountants to Parent, to provide comfort letters dated the date on which the Form S-4 Registration Statement shall become effective and reasonably acceptable in form and substance to the Company, relating to the performance of Price Waterhouse LLP of customary procedures, including a review of interim financial statement information as described in SAS No. 71, with respect to the financial statements of Parent contained in or incorporated by reference in the Form S-4 Registration Statement.

     5.13 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each officer and director of the Company.

     5.14 APPOINTMENT OF ADDITIONAL DIRECTORS. As of the Effective Time, the Board of Directors of Parent shall have taken appropriate action to cause the number of directors comprising the full Board of Directors of Parent to be increased to seven (7) persons, and Dr. Phillip Berman and Dr. David Lapan to be appointed as of the Effective Time as new members of the Board of Directors, each to serve until their respective successors are duly elected, appointed and qualified.

     5.15 CONSENTS. As soon as practicable after the date hereof, the Company will use its best efforts to obtain all material Consents, waivers and approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 5.15 of the Company Disclosure Schedule).

     5.16 FINANCIAL INFORMATION AND REPORTING. During the Pre-Closing Period, each of Parent and the Company will furnish to the other, as soon as practicable after the end of such party's monthly accounting periods, and in any event within 21 days thereafter, a consolidated balance sheet of such party, as of the end of each such monthly period, and a consolidated statement of income and a consolidated statement of cash flows of such party, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1  ACCURACY OF REPRESENTATIONS.

     The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered individually and collectively) do not constitute a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties
(i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification of the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     6.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved by the Required Company Stockholder Vote, the Merger shall have been duly approved by the Required Company Stockholder Vote and the issuance of Parent Common Stock in the Merger shall have been duly approved by the required Parent Stockholder Vote.

     6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act), which Affiliate Agreement shall also contain customary continuity of interest representations;

          (b) Accepted employment letters in the form of Exhibit E, executed by the individuals identified on Exhibit F; and none of the individuals identified on Exhibit F shall have expressed an intention to terminate his employment with the Company or to decline to accept employment with Parent;

          (c) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, the Company and Price Waterhouse LLP, reasonably satisfactory in form and substance to Parent and Price Waterhouse LLP, to the effect that, after reasonable investigation, Ernst & Young LLP is not aware of any fact concerning the Company or any of the Company's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (d) a letter from Price Waterhouse LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (e) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the continuity of interest representations and tax representation letters referred to in this Agreement), provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to the Company renders such opinion to Parent;

          (f) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4 (as to the Required Company Stockholder Vote only), 6.6, 6.8, and
     6.9 have been duly satisfied; and

          (g) the written resignations of all officers and directors of the Company, effective as of the Effective Time; provided further that (i) the written resignations of Phillip Berman, Cary Cole, and Henky Wibowo (the "Executives") shall also contain provisions providing for the release by the Executives of the Company's obligations under the Executives' existing employment agreements with the Company and (ii) a voluntary termination by the Executives of such employment agreements.

     6.6 NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement (except for any Material Adverse Effect that shall have been cured without such cure resulting or reasonably being expected to result in a Material Adverse Effect on the Company).

     6.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or has threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (c) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Company.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1  ACCURACY OF REPRESENTATIONS.

     The representations and warranties of Parent contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered individually and collectively) do not constitute a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification of the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly approved and adopted by the Required Company Stockholder Vote, the Merger shall have been duly approved by the Required Company Stockholder Vote and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

     7.5  DOCUMENTS. The Company shall have received the following documents:

          (a) a legal opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Wilson Sonsini Goodrich & Rosati may rely upon the continuity of interest representations and tax representation letters referred to in this Agreement), provided, however, that if Wilson Sonsini Goodrich & Rosati does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders such opinion to the Company;

          (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2, 7.4 (as to the Required Parent Stockholder Vote only) 7.6 and 7.8 have been duly satisfied; and

          (c) a letter from Price Waterhouse LLP, dated as of the Closing Date and addressed to the Company, Parent and Ernst & Young LLP, reasonably satisfactory in form and substance to the Company and Ernst & Young LLP, to the effect that, after reasonable investigation, Price Waterhouse LLP is not aware of any fact concerning Parent or any of Parent's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     7.6 NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to the Parent shall have occurred since the date of this Agreement (except for any Material Adverse Effect that shall have been cured without such cure resulting or reasonably being expected to result in a Material Adverse Effect on Parent).

     7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

SECTION 8. TERMINATION

     8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned prior to the Effective Time (unless otherwise indicated below, whether before or after approval and adoption of this Agreement and approval of the Merger by the Required Company Stockholder Vote and whether before or after approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote):

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 1998, provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and to approve the Merger and (ii) this Agreement shall not have been adopted and approved and the Merger shall not have been approved at such meeting by the Required Company Stockholder Vote (provided, however, that the right to terminate this Agreement under Section 8.1(d) shall not be available to the Company where the failure to obtain the Required Company Stockholder Vote shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement);

          (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on the issuance of Parent Common Stock in the Merger and (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at such meeting by the Required Parent Stockholder Vote (provided, however, that the right to terminate this Agreement under Section 8.1(e) shall not be available to Parent where the failure to obtain the Required Parent Stockholder Vote shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement);

          (f) by Parent (at any time prior to the approval and adoption of this Agreement and the approval of the Merger by the Required Company Stockholder Vote) or by the Company (at any time after (i) a Company Stockholders' Meeting has been held and completed, (ii) a final vote on the proposal to approve and adopt this Agreement and to approve the Merger has been taken at such Company Stockholders' Meeting and (iii) the Required Company Stockholder Vote has not been obtained at such Company Stockholders' Meeting) if a Company Triggering Event shall have occurred;

          (g) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect, in either case such that the conditions set forth in Section 6.1, 6.2 or 6.6 would not be satisfied as of the time such representation or warranty shall have become inaccurate or as of the time of such breach; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach during the 45-day period commencing upon delivery by Parent of a written notice to the Company describing such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach until the end of such cure period (if such inaccuracy or breach then remains uncured), and provided further that Parent may not terminate this Agreement pursuant to this Section 8.1(g) if it shall have materially breached this Agreement (it being understood that (i) the cure period described in this Section 8.1(g) shall in no event extend beyond January 31, 1998, and (ii) that any such cure shall not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect on the Company);

          (h) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect, in either case such that the conditions set forth in Section 7.1, 7.2 or 7.6 would not be satisfied as of the time such representation or warranty shall have become inaccurate or as of the time of such breach; provided, however, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach during the 45-day period commencing upon delivery by the Company of a written notice to Parent describing such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach until the end of such cure period (if such inaccuracy or breach then remains uncured), and provided further that the Company may not terminate this Agreement pursuant to this Section 8.1(h) if it shall have materially breached this Agreement (it being understood that (i) the cure period described in this Section 8.1(h) shall in no event extend beyond January 31, 1998 and (ii) that any such cure shall not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect on Parent); or

          (i) by Parent, if (i) any Person who has signed a Voting Agreement in favor of Parent, in the form of Exhibit G, shall have breached, withdrawn, amended or modified in a manner adverse to Parent, such Voting Agreement,
     (ii) if, prior to the Effective Time, any Person who has signed a Voting Agreement challenges the validity of such Voting Agreement, (iii) if any Person who has signed a Voting Agreement in any way disposes of or encumbers any of the shares of Company Common Stock owned directly or beneficially by such Person as of the date of this Agreement, or (iv) if any Person who has signed a Voting Agreement votes in favor of an Acquisition Proposal.

     8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and shall relieve Parent, Merger Sub and the Company of any liability or obligation under this Agreement; provided, however, that the liabilities and obligations under (i) Sections 5.9, 8.2, 8.3 and 9 shall survive the termination of this Agreement and shall remain in full force and effect, and
(ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement.

     8.3  EXPENSES; TERMINATION FEES.

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto; and provided further that to the extent that the aggregate of the fees and expenses specified in
     Section 2.27 exceeds $500,000 (the amount of such excess shall be referred to herein as "Excess Company Merger Expenses"), the adjustment set forth in
     Section 1.5(e) shall be made.

          (b) If this Agreement is terminated:

             (i) pursuant to Section 8.1(d) by Parent or the Company (and if by Parent, only if at the time the Company Stockholders' Meeting was held, there existed a publicly announced and pending Acquisition Proposal),

             (ii) pursuant to Section 8.1(f) by Parent or the Company (and if by Parent, unless the occurrence of a Company Triggering Event is attributable to Parent's failure to meet the condition set forth in
        Section 7.6 (but only if such failure to meet the condition set forth in Section 7.6 arose from (A) Parent's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) Parent's breach of or inaccuracy of any of its representations and warranties as set forth in
        Section 3 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement)),

             (iii) pursuant to Section 8.1(h) by the Company (provided that such termination under Section 8.1(h) is not as a result of (A) Parent's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) Parent's breach of or inaccuracy of any of its representations and warranties as set forth in Section 3 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement), or

             (iv) pursuant to Section 8.1(i),

and if an Acquisition Transaction is consummated within twelve months from the date this Agreement is terminated, then the Company shall pay to Parent within two business days following the consummation of such Acquisition Transaction, the sum of $1,000,000 by wire transfer of immediately available funds to an account designated by Parent.

          (c) If this Agreement is terminated:

             (i) pursuant to Section 8.1(b) by Parent (unless failure to consummate the Merger is attributable to the restrictions or restraints imposed by any Governmental Body or because the conditions set forth in Sections 6.3, 6.5(a), 6.5(b), 6.5(c), 6.5(d), (but only if such condition was not met due to a change in the Company's situation between the date of this Agreement and the termination date), 6.5(g), and 6.6 (but only if such Material Adverse Effect arose from (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement) have not been met),

             (ii) pursuant to Section 8.1(e) by either Parent or the Company (and if by the Company, unless the condition set forth in Section 6.6 has not been met by the Company at the time the Parent Stockholders' Meeting, during which the Required Parent Stockholder Vote was not obtained, is held (but only if such failure to meet the condition set forth in Section 6.6 arose from (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement)),

             (iii) pursuant to Section 8.1(g) by Parent (provided that such termination under Section 8.1(g) is not as a result of (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement), or

             (iv) pursuant to Section 8.1(h) by the Company (provided that such termination under Section 8.1(h) is as a result of (A) Parent's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) Parent's breach of or inaccuracy of any of its representations and warranties as set forth in Section 3 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement), then, Parent shall pay to the Company two business days following the date this Agreement is terminated as described in this Section 8.3(c), the sum of $1,000,000 by wire transfer of immediately available funds to an account designated by the Company.

SECTION 9. MISCELLANEOUS PROVISIONS

     9.1 AMENDMENT. This Agreement may be amended by the Company and Parent at any time (whether before or after approval of this Agreement and the Merger by the stockholders of the Company; and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders) provided, however, that (i) after any such approval of this Agreement and the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2  WAIVER.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4  ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW; JURISDICTION.

          (a) This Agreement and the other agreements referred to herein between Parent and the Company constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

          (b) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within Delaware.

          (c) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

     9.5 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.6 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned, by operation of law or otherwise, in whole or in part by any of the parties without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Except as set forth in Section 5.6 with respect to the current directors and officers of the Company, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.7 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to parent:              Lumisys Incorporated
                           225 Humboldt Court
                           Sunnyvale, CA 94086
                           Attn: Stephen J. Weiss
With a copy to:            Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA 94306-2155
                           Attn: Andrei M. Manoliu
If to Merger sub:          SAC Acquisition Corporation
                           c/o Lumisys Incorporated
                           225 Humboldt Court
                           Sunnyvale, CA 94086
                           Attn: Stephen J. Weiss
With a copy to:            Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA 94306-2155
                           Attn: Andrei M. Manoliu

If to the Company:         CompuRAD, Inc.
                           1350 North Kolb Road
                           Tucson, Arizona 85715
                           Attn: Dr. Phillip Berman
With a copy to:            Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Attn: David J. Segre

     9.8  CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          LUMISYS INCORPORATED

                                          By:     /s/ STEPHEN J. WEISS
                                            ------------------------------------

                                          SAC ACQUISITION CORPORATION

                                          By:     /s/ STEPHEN J. WEISS
                                            ------------------------------------

                                          COMPURAD, INC.

                                          By:    /s/ DR. PHILLIP BERMAN
                                            ------------------------------------

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of related transactions involving:

          (a) other than the transactions contemplated by this Agreement, any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 50% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company, or (iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of the Company; or

          (c) any liquidation or dissolution of the Company.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

     COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company shall have failed to recommend unanimously, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the Merger or approval of this Agreement; (ii) the Company shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of the Company in favor of approval of this Agreement and the Merger; (iii) the Board of Directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

     GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     JOINT PROXY STATEMENT. "Joint Proxy Statement" shall mean the joint proxy statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholder's Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

     KNOWLEDGE. A party shall be deemed to have "knowledge" of a particular fact or other matter if:

          (a) an officer or director of such party is actually aware of such fact or other matter; or

          (b) a prudent officer or director of such party could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent investigation concerning the truth or existence of such fact or other matter.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. One or more events, violations, inaccuracies, circumstances or other matters will be deemed to have a "Material Adverse Effect" on a party if such event(s), violation(s), inaccuracy(ies), circumstance(s) or other matter(s) would have a material adverse effect on: (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the applicable party and its Subsidiaries taken as a whole, (ii) the ability of the party to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform obligations under this Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation except that any event(s), violation(s), inaccuracy(ies), circumstance(s) or other matter(s) from the following shall not be taken into account in determining whether there has been or there is reasonably expected to be a Material Adverse Effect: (i) general economic conditions or conditions affecting the party's industry generally, (ii) the delay or cancellation of orders for the party's products from customers or distributors (or other resellers) directly attributable to the announcement of this Agreement or pendency of the Merger, (iii) the lack of or delay in availability of components or raw materials from the party's suppliers directly attributable to the announcement of this Agreement or pendency of the Merger, and (iv) stockholder litigation brought or threatened against the party or any member of the Board of Directors of the party with respect to this Agreement or pendency of the Merger, provided, however, that in any dispute, the party asserting that any of the foregoing is "directly attributable" to or "with respect to" this Agreement or pendency of the Merger shall have the burden of proof of such assertion by a preponderance of the evidence.

     PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $0.001 par value per share, of Parent.

     "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by Parent and that has been delivered by Parent to the Company on the date of this Agreement and signed by the President of Parent.

     PERSON. "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's Board of Directors or other governing body.

     SUPERIOR OFFER. "Superior Offer" shall mean any bona fide offer made by a third party to acquire, directly or indirectly more than 50% of outstanding Company Common Stock on terms that the Board of Directors of the Company determines in its reasonable judgment, after consultation with its financial advisor, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is neither committed nor, in the good faith judgment of the Board of Directors of the Company, reasonably capable of being obtained by such third party.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                            [SURVIVING CORPORATION]

                                       I.

     The name of this corporation is [Surviving Corporation].

                                      II.

     The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                      III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                      IV.

     1. This corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares of Common Stock which the corporation is authorized to issue is one thousand (1,000) shares each having a par value of one-tenth of one cent ($0.001).

                                       V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation (considered for this purpose as one class); and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

     3. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                      VI.

     1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

     3. Neither any amendment nor repeal of this Article VI, nor the adoption of any provisions of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect on this Article VI, in respect of any matter occurring, or any action, suite, claim or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                      VII.

     The name and mailing address of the incorporator is as follows:

                               Andrei M. Manoliu
                               Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                            Palo Alto, CA 94306-0663

                                     VIII.

     The corporation is to have perpetual existence.

                                      IX.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this day of October, 1997.

                                          --------------------------------------
                                          Andrei M. Manoliu
                                          Sole Incorporator

                                   EXHIBIT C

                          FORM OF AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered
as of           , 1997 by           ("Affiliate") in favor of and for the
benefit of LUMISYS INCORPORATED, a Delaware corporation ("Parent").

                                    RECITALS

     A. Affiliate is a stockholder [and an officer and director] of COMPURAD, INC., a Delaware corporation (the "Company").

     B. Parent, the Company and SAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered
into an Agreement and Plan of Merger and Reorganization dated as of           ,
1997 (the "Reorganization Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) the Company's stockholders will receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of the common stock, par value $.01 per share, of the Company ("Company Common Stock") and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

     C. Affiliate may be deemed to be an "affiliate" of the Company for purposes of: (i) the restrictions on resale imposed by the Securities Act of 1933, as amended (the "Act"); and (ii) determining Parent's eligibility to account for the Merger as a "pooling of interests" under applicable "pooling of interests" accounting requirements (including Accounting Principles Board Opinion No. 16 and Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC")).

                                   AGREEMENT

     1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

          (a) Restrictions as Affiliate.

             (i) Affiliate is the holder and beneficial owner of
        (     ) shares of Company Common Stock (the "Company Shares"), and
        Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

             (ii) Affiliate has carefully read this Agreement, and has discussed with counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "Parent Shares"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the Parent Shares.

             (iii) Affiliate understands that the representations, warranties and covenants set forth in this Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," for purposes of determining whether Parent should proceed with the Merger and for various other purposes.

          (b) Continuity of Interest.

             (i) Affiliate did not acquire any of the Company Shares in contemplation of the Merger.

             (ii) Affiliate has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger.

             (iii) Affiliate has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Affiliate's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than fifty percent (50%) of the shares of Parent Common Stock to be received by Affiliate in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which Affiliate will receive consideration in the Merger other than shares of Parent Common Stock (including cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

             (iv) Affiliate has no plan or intention to exercise dissenters' rights in connection with the Merger.

             (v) Affiliate is not aware of, or participating in, any plan or intention on the part of the stockholders of the Company to engage in a Sale or Sales of more than fifty percent (50%) of the shares of Parent Common Stock to be received in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a stockholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

             (vi) Except to the extent written notification to the contrary is received by Parent and the Company from Affiliate prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

             (vii) Affiliate has consulted with such legal counsel and financial advisors as he has deemed appropriate in connection with the execution of this Agreement.

             (viii) Affiliate understands that Parent, Merger Sub, the Company, and the Company's stockholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations, warranties and certifications contained herein and (b) Affiliate's performance of the obligations set forth herein.

     2. PROHIBITIONS AGAINST TRANSFER.

          (a) Affiliate agrees that during the period from the date on which the Merger is consummated through the date on which financial results covering at least thirty (30) days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements), Affiliate agrees that (i) he shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any shares of Parent Common Stock (including the Parent Shares), and (ii) he shall ensure that none of his children sells, transfers or otherwise disposes of, or reduces his interest in or risk relating to, any shares of Parent Common Stock received in the Merger.

          (b) Without limiting the generality of Section 2(a) of this Agreement, Affiliate shall not effect any sale, transfer or other disposition of any of the Parent Shares, and Affiliate shall ensure that none of his children effects any sale, transfer or other disposition of any shares of Parent Common Stock received in the Merger; unless:

             (i) such sale, transfer or other disposition has been registered under the Act;

             (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (satisfactory in form and content to Parent) stating that such requirements have been met;

             (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

             (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     3. STOP TRANSFER INSTRUCTIONS; LEGEND.

     Affiliate understands that the Parent Shares will be characterized as "restricted securities" for purposes of Rule 144 under the Act, and that therefore any sale, transfer or other disposition of any of the Parent Shares must be made in conformity with the provisions of said Rule or be registered under the Act. Affiliate acknowledges and agrees that (i) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (ii) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE
        WITH THE TERMS OF AN AGREEMENT DATED AS OF                , 1997,
        BETWEEN THE REGISTERED HOLDER HEREOF AND Lumisys Incorporated, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF LUMISYS INCORPORATED"

     4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     5. SPECIFIC PERFORMANCE. Affiliate agrees that in the event of any breach or threatened breach by Affiliate of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

     6. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Affiliate shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Affiliate contained in this Agreement.

     7. OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement and nothing in the Reorganization Agreement shall limit any of the rights or remedies of Parent under this Agreement.

     8. NOTICES. Any notice or other communication required or permitted to be delivered to Affiliate or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

        If to Parent:      Lumisys Incorporated
                      225 Humboldt Court
                      Sunnyvale, CA 94089
                      Attention: Stephen J. Weiss

        With a Copy To:  Cooley Godward LLP
                       Five Palo Alto Square
                       3000 El Camino Real
                       Palo Alto, CA 94306-2155
                       Attention: Andrei M. Manoliu, Esq.
                       Facsimile No.: (415) 857-0663

        To Affiliate at:

        With a Copy To:  Wilson Sonsini Goodrich & Rosati
                       650 Page Mill Road
                       Palo Alto, CA 94304
                       Attention: David J. Segre, Esq.
                       Facsimile No.: (415) 493-6811

     9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     11. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     14. ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement set forth the entire understanding of Parent and Affiliate relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Affiliate relating to the subject matter hereof and thereof.

     15. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     16. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

     17. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

     18. BINDING NATURE. Subject to Section 17, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Affiliate and his representatives, executors, administrators, estate, heirs, successors and assigns.

     19. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

     Affiliate has executed this Agreement on September   , 1997.

                                   Signature:

--------------------------------------------------------------------------------

                                   EXHIBIT D

                   FORM OF CONTINUITY OF INTEREST CERTIFICATE

                         ("Stockholder") is aware that an Agreement and Plan of
Merger and Reorganization dated as of September   , 1997 (the "Reorganization
Agreement") and related Certificate of Merger (together, the "Agreements") has been made and entered into by and among LUMISYS INCORPORATED, a Delaware corporation ("Parent"), SAC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and COMPURAD, INC., a Delaware corporation (the "Company") providing for the merger of Merger Sub with and into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) the Company's stockholders will receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

     1. Stockholder represents, warrants and certifies to Parent, Merger Sub, the Company and the Company's Stockholders as follows:

          (a) Stockholder currently is the owner of           shares of Company
     Common Stock (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

          (b) Stockholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger.

          (c) Stockholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Stockholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than [fifty percent (50%)] of the shares of Parent Common Stock to be received by Stockholder in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which Stockholder will receive consideration in the Merger other than shares of Parent Common Stock (including cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

          (d) Stockholder has no plan or intention to exercise dissenters' rights in connection with the Merger.

          (e) Stockholder is not aware of, or participating in, any plan or intention on the part of the stockholders of the Company to engage in a Sale or Sales of more than fifty percent (50%) of the shares of Parent Common Stock to be received in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a stockholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

          (f) Except to the extent written notification to the contrary is received by Parent and the Company from Stockholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

          (g) Stockholder has consulted with such legal counsel and financial advisors as he has deemed appropriate in connection with the execution of this Certificate.

     2. Stockholder understands that Parent, Merger Sub, the Company, and the Company's stockholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations, warranties and certifications contained herein and (b) the Stockholder's performance of the obligations set forth herein.

     Stockholder has executed this Certificate on             , 1997.

                                          --------------------------------------

                                   EXHIBIT E

                              LUMISYS INCORPORATED

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

RE: Employment Terms

Dear:

     LUMISYS INCORPORATED (the "Company") is pleased to offer you the position of President, effective upon the closing of the acquisition of CompuRAD, Inc. by the Company (the "Closing"), on the following terms, which terms shall be effective only upon the Closing.

1. REPORTING DUTIES

     You will be responsible for all functional areas of the combined company, including duties customarily associated with the position and other duties as assigned by me. You will work at our facility located in Tucson, Arizona. Of course, the Company may change your position, duties, and work location from time to time as it deems necessary; provided that no such change shall occur prior to September 1998.

2. COMPENSATION

     Your compensation will be $          per month, less payroll deductions and
all required withholdings. You will be paid bi-weekly (26 payment periods per year) and you will be eligible for the following standard Company benefits: group medical, dental and life insurance, vacation and participation in the Company's 401(k) and employee stock purchase plan. Details about these benefit plans are available for your review. The Company may modify compensation and benefits from time to time as it deems necessary.

3. BONUS

     You will also be eligible annually for a discretionary year-end bonus, in an amount to be determined by the Company's Board of Directors (the "Board") in its sole discretion. You will earn this bonus if all of the following criteria are met: (i) the Company must meet or exceed its planned revenue and profit objectives for the bonus year, as determined by the Board; (ii) your performance must meet or exceed expectations for your position, as determined by the Board; and (iii) you must remain an active employee through the end of the bonus year. If your employment terminates for any reason before the end of the bonus year, you will not receive this bonus; no prorated bonus can be earned, provided however, that if you are terminated at any time in 1998 (unless you are terminated for "cause" as defined in Paragraph 8 below), you will receive a pro-rated bonus for the year 1998. In addition, if the Closing occurs after January 1, 1998, any bonus for the year 1998 will be calculated to cover the period from January 1, 1998 as if you had been employed during that period. It is currently expected that you will not receive a bonus from the Company for the services you performed during the year 1997.

4. RELOCATION EXPENSES

     You will receive relocation benefits for your move from Arizona to California from the date of this Agreement to December 31, 1998, under the terms of the Relocation Benefits Agreement, attached hereto as Exhibit B, up to a maximum reimbursement amount to be mutually agreed upon by the parties.

5. COMPANY POLICIES REGARDING CONFIDENTIAL INFORMATION AND OTHER MATTERS

     As a Company employee, you will be expected to abide by Company rules and regulations, acknowledge in writing that you have read the Company's Employee Handbook, and sign and comply with the Proprietary Information and Inventions Agreement, attached hereto as Exhibit A, which prohibits unauthorized use or disclosure of Company proprietary information. As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

     Normal working hours are from 8:00 a.m. to 5:00 p.m., Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments. Except with the prior written consent of the Board, you will not during the term of your employment with the Company undertake or engage in any other employment, occupation or business enterprise. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

6. RESTRICTIVE COVENANT

     During the term of your employment, except as permitted by this paragraph, you agree not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise. During the term of your employment by the Company, including any period of salary continuation following your termination, as described below, you will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which competes with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company. Notwithstanding the above, however, you may own, as a passive investor, securities of any competitor corporation, so long as your and your family's aggregate holdings in any one such corporation do not constitute more than 1% of the voting stock of such corporation.

7. NON-SOLICITATION

     While employed by the Company, and for one (1) year thereafter, you agree not to interfere with the business of the Company by: (i) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment with the Company; or (ii) directly or indirectly soliciting the business of any customer of the Company which at the time of termination or one year immediately prior thereto was listed on the Company's customer list.

8. TERMINATION

     You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a Company officer. Notwithstanding the foregoing, in the event before the second anniversary of Closing the Company terminates your employment without "cause" or you terminate your employment for "good reason," the Company will continue, as severance, your base salary at its then current rate for a period of twelve (12) months following such termination. For the purposes of the foregoing, "cause" means misconduct, including: (i) the current use of illegal drugs; (ii) indictment for any crime involving moral turpitude, fraud or misrepresentation; (iii) commission of any act which would constitute a felony and which would adversely impact the business or reputation of the Company; (iv) fraud; (v) misappropriation or embezzlement of Company funds or property; (vi) willful conduct which is materially injurious to the reputation, business or business relationships of the Company; (viii) your failure to perform your responsibilities and/or duties provided that you have thirty days (from the date that the Company delivers a written notice to you describing your failure to perform) to cure any failure to perform; or (ix) a material violation of any of the provisions of this employment offer letter or of the attached Proprietary

Information and Inventions Agreement. For purposes of the foregoing, "good reason" means: (i) material diminution in your duties or salary (except in connection with a fairly administered across the board salary reduction plan adopted by the Board) or (ii) relocation outside of the San Francisco Bay Area (other than back to the Tucson area if the Company provides relocation expenses for such relocation).

9. ENTIRE AGREEMENT

     This letter, including Exhibits A, B, and C, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment. This letter agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company.

     The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written. In addition, all employment contracts, terms of employment, offer letters or similar agreements, arrangements or understandings between you and CompuRAD, Inc. terminate as of the Closing.

     In consideration of the terms of the Closing and this offer letter, you hereby agree to release and hold harmless CompuRAD, Inc., the Company and their officers, directors and agents for any and all acts or omissions relating to your employment with CompuRAD, Inc. prior to the Closing and do so by executing the Release attached hereto as Exhibit C.

     Please sign and date this letter, and return it to me, if you wish to accept employment at the Company under the terms described above.

     We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

Stephen J. Weiss

ACCEPTED:

---------------------------------------------------------
Phillip Berman

---------------------------------------------------------
Date

Attachment:

Exhibit A: Proprietary Information and Inventions Agreement

Exhibit B: Relocation Benefits Agreement

Exhibit C: Release

                                   EXHIBIT A

                              LUMISYS INCORPORATED

                            PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

     In consideration of my employment or continued employment by LUMISYS INCORPORATED (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

     1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

     The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

     2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     3. ASSIGNMENT OF INVENTIONS.

     3.1 Assignment. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

          (i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

             (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

             (2) Result from any work performed by the employee for the employer.

          (ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

     3.2 Government. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     3.3 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section
101).

     4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     5. OBLIGATION TO THE COMPANY AFTER TERMINATION. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

     6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Attachment 1 attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Attachment 1 would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Attachment 1 but am to inform the Company that all such Inventions have not been listed for that reason.

     7. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

     8. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     9. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

     10. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     11. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

     12. GENERAL PROVISIONS.

     12.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.

     12.2 Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

     12.3 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

     12.4 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     12.5 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     12.6 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     12.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     This Agreement shall be effective as of the first day of my employment with
the Company, namely:             , 19  .

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT ATTACHMENT 1 TO THIS AGREEMENT.

Dated:
------------------------------------      --------------------------------------
                                          Signature

                                          --------------------------------------
                                          (Printed Name)

                                          --------------------------------------
                                          (Address)

                                          --------------------------------------

                                          --------------------------------------
ACCEPTED AND AGREED TO:

LUMISYS INCORPORATED

By:
----------------------------------------

Title:
--------------------------------------

                                  ATTACHMENT 1

                                   MEMORANDUM

TO:  LUMISYS INCORPORATED

FROM:
-----------------------------------

DATE:
-----------------------------------

RE:  Inventions

     1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by LUMISYS INCORPORATED (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     [ ]  No inventions or improvements.

     [ ]  See below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     [ ] Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

     [ ]  Additional sheets attached.

     2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

     [ ]  No material.

     [ ]  See below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     [ ]  Additional sheets attached.

Date:
--------------------------------------    --------------------------------------
                                                         Employee

                                   EXHIBIT B

                         RELOCATION BENEFITS AGREEMENT

     Effective on
     ----------------------------------- 1997 (the "Effective Date"), I,
                  (Start Date)                                   (Name)
hereby agree to the following terms and conditions with respect to all relocation costs paid to me or on my behalf by Lumisys Incorporated (the "Company"), whether by reimbursement to me or by direct payment to third parties, in connection with my relocation from Arizona to my new home in ------------------------------, California (the "Relocation Costs"):

          1. If I remain a President of the Company for 12 months from the Effective Date, I shall have no obligation to repay any of the Relocation Costs.

          2. If my employment terminates for "cause" or without "good reason" within one year from the effective date, I agree to repay to the Company a portion of the Relocation Costs, including tax assistance payments or other amounts paid to federal or state tax agencies as withholding or other credit against taxes, to be calculated as follows:

        For each full month of full-time employment, the Company will forgive 1/12 of my Relocation Costs. The remaining unforgiven Relocation Costs are due and payable to the Company on demand.

          3. I understand that all reimbursements and allowances paid to me or on my behalf as Relocation Costs, including tax assistance payments and amounts withheld as payroll deductions, in connection with my relocation must be included as a part of my gross income and therefore may be subject to tax. If I am required under paragraph 2 of this agreement to repay Relocation Costs to the Company, I will repay the entire amount determined under paragraph 2, including tax assistance payments and amounts withheld as payroll deductions.

          I also understand that my ability to deduct a portion of my Relocation Costs is subject to specific limits and other IRS requirements, including the requirement that I must be able to substantiate my expenses by keeping copies of my receipts. I UNDERSTAND THAT IF I AM AUDITED BY THE IRS OR ANY STATE TAX AGENCY, I ALONE AND NOT THE COMPANY WILL BE LIABLE FOR ANY TAXES, INTEREST OR PENALTIES DUE IF ANY CLAIMED DEDUCTIONS ARE DENIED FOR ANY REASON, INCLUDING IF I FAIL TO KEEP COPIES OF RECEIPTS. I understand that I cannot rely on the Company or any officer or employee of the Company for advice regarding the proper tax treatment of my Relocation Costs, and that I am responsible for obtaining independent advice from my own personal tax advisor.

          4. I understand that nothing in this agreement assures me of a continuing position with the Company, or in any way changes the Company's right to end the employment relationship as it deems necessary.

          5. If I am obligated under this agreement to repay the Company for Relocation Costs, I hereby authorize the Company to deduct the entire amount due from my final paycheck, including from any vacation pay due.

          6. Before submitting expenses for reimbursement as Relocation Costs, I will inform the Company whether my spouse is eligible for relocation benefits from another employer, and if so, the terms of those benefits. If my spouse is eligible for any of the same relocation benefits which the Company has offered me, I will only receive one-half of any such benefits from the Company.

----------------------------------------            ----------------------------------------
           Employee signature                                         Date

                                   EXHIBIT C

                                    RELEASE

     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge CompuRAD, Inc. (the "Company"), its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; the Arizona Civil Rights Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me, provided that the Company has also executed this Release by that date ("Effective Date").

     In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

                                          By:
                                            ------------------------------------

                                          Date:
                                             -----------------------------------

                                   EXHIBIT F

                INDIVIDUALS TO EXECUTE EMPLOYMENT OFFER LETTERS

1. Phillip Berman, M.D.

2. Cary Cole

3. Henky Wibowo

                                   EXHIBIT G

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of September 28, 1997 by and between LUMISYS INCORPORATED, a Delaware corporation ("Parent"), and ____________________ ("Stockholder").

                                    RECITALS

     A. Parent, SAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CompuRAD, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

     B. As of the date hereof, Stockholder owns the number of shares of Company Common Stock set forth below Stockholder's name on the signature page hereto (all such shares, together with any shares of Company Common Stock or other shares of capital stock of the Company that may hereafter be acquired by Stockholder, being referred to herein as the "Subject Shares").

     C. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Reorganization Agreement Stockholder has agreed, to enter into this Voting Agreement.

                                   AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. TRANSFER OF SUBJECT SHARES

     1.1 TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the earlier to occur of: (i) the Effective Time, or (ii) the valid termination of the Reorganization agreement (the "Expiration Date"), and except as otherwise contemplated hereby, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement or similar agreement with respect to any of the Subject Shares.

     1.2 OBLIGATIONS OF TRANSFEREES. Each transferee or any subsequent transferee of the Subject Shares or any interest in such Subject Shares, shall hold such Subject Shares or interest in the Subject Shares subject to all the provisions of this Voting Agreement. Each transferee shall sign a counterpart of this Agreement, agreeing to be bound by the terms and conditions hereof, prior to receipt of any Subject Shares.

SECTION 2. VOTING OF SUBJECT SHARES

     2.1 PRE-TERMINATION VOTING AGREEMENT. Without in any way limiting the Stockholder's right to vote the Subject Shares in his sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of the stockholders of the Company called to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, Stockholder shall vote the Subject Shares in favor of: (i) the Merger, (ii) the execution and delivery by the Company of the Reorganization Agreement, (iii) the adoption and approval of the terms thereof and (iv) in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof or thereof.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions with respect to the Subject Shares regarding the Merger and the Reorganization Agreement, other than any agreement or understanding to vote or give instructions in favor of the Merger and the Reorganization Agreement.

     2.2 PROXY; FURTHER ASSURANCES. Contemporaneously with the execution of this Voting Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Shares (the "Proxy").

SECTION 3. WAIVER OF APPRAISAL RIGHTS.

     Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 4. NO SOLICITATION

     Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder, directly or indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal. Stockholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal. Notwithstanding the foregoing, Stockholder shall not be prevented from taking any action that is not prohibited under Section 4.4 of the Reorganization Agreement, whether he is acting in his capacity as a Stockholder of the Company or as an officer or director of the Company; provided that nothing herein shall be deemed to excuse Stockholder's performance of his voting obligations hereunder.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as follows:

     5.1 AUTHORIZATION, ETC. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.2  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Stockholder or by which he or any of his properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of his properties is bound or affected.

          (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.

     5.3 TITLE TO SUBJECT SHARES. Stockholder owns of record and beneficially the Subject Shares set forth under Stockholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than the Subject Shares set forth below Stockholder's name on the signature page hereof.

     5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6. COVENANTS OF STOCKHOLDER

     6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

     6.2 LEGEND. Promptly after the date of this Voting Agreement, and in any event, no later than two business days following the date of this Voting Agreement, Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF SEPTEMBER 28, 1997, AS IT MAY BE AMENDED, BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7. MISCELLANEOUS

     7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. This Voting Agreement shall terminate, and the provisions hereof shall be of no further force or effect upon the Expiration Date.

     7.2 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Stockholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any Damages (regardless of whether or not such Damages relate to a third-party claim) which are directly or indirectly suffered or incurred at any time by Parent, or to which Parent otherwise becomes subject, and that arise from or are directly or indirectly connected with any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.

     7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     7.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

        if to Stockholder:
               at the address set forth below Stockholder's signature on the signature page hereto;

          with a copy to:

               Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
           Palo Alto, CA 94306
           Attention: David J. Segre

          if to Parent:

               Lumisys Incorporated
           225 Humboldt Court
           Sunnyvale, CA 94086
           Attention: Stephen J. Weiss

          with a copy to:

               Cooley Godward LLP
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, CA 94306
           Attention: Andrei M. Manoliu

     7.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

     7.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign all or any of its rights hereunder to any affiliate of Parent. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and his heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

     7.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof in any Delaware court or other court of proper jurisdiction, this being in addition to any other remedy to which Parent is entitled at law or in equity.

     7.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under any Affiliate Agreement between Parent and Stockholder or any other agreement.

     7.10 GOVERNING LAW. This Voting Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to contracts entered into and to be performed entirely within the State of Delaware.

     7.11 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     7.12  CONSTRUCTION.

          (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (e) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

     [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                          LUMISYS INCORPORATED

                                          By:

                                          Name:

                                          Title:

                                          STOCKHOLDER

                                          Name:

                                              Address:

                                              Facsimile:

                                                Number of Shares of Company
                                                Common Stock owned of record as
                                                of the date of this Voting
                                                Agreement:

                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned stockholder of CompuRAD, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints
and constitutes                ,                and Lumisys, Incorporated, a
Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable and is coupled with an interest. This proxy is granted in connection with the Voting Agreement of even date herewith between Parent and the undersigned (the "Voting Agreement") and in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization of even date herewith among Parent, SAC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings assigned to such terms in the Reorganization Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company, until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time, as follows: (i) in favor of the Merger, (ii) in favor of the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and
(iii) in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof or thereof.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

Dated: September 28, 1997

                                          --------------------------------------
                                          Name:
                                          --------------------------------------

                                          Number of Shares of Company
                                          Common Stock:
                                          --------------------------------------

                                   EXHIBIT H

                  INDIVIDUALS TO EXECUTE THE VOTING AGREEMENT

1. Phillip Berman, M.D.

2. Cary Cole

3. Henky Wibowo

4. Kevin Donovan

                                                                         ANNEX B

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of September 28, 1997 by and between LUMISYS INCORPORATED, a Delaware corporation ("Parent"), and ____________________ ("Stockholder").

                                    RECITALS

     A. Parent, SAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CompuRAD, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

     B. As of the date hereof, Stockholder owns the number of shares of Company Common Stock set forth below Stockholder's name on the signature page hereto (all such shares, together with any shares of Company Common Stock or other shares of capital stock of the Company that may hereafter be acquired by Stockholder, being referred to herein as the "Subject Shares").

     C. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Reorganization Agreement Stockholder has agreed, to enter into this Voting Agreement.

                                   AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. TRANSFER OF SUBJECT SHARES

     1.1 TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the earlier to occur of: (i) the Effective Time, or (ii) the valid termination of the Reorganization agreement (the "Expiration Date"), and except as otherwise contemplated hereby, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement or similar agreement with respect to any of the Subject Shares.

     1.2 OBLIGATIONS OF TRANSFEREES. Each transferee or any subsequent transferee of the Subject Shares or any interest in such Subject Shares, shall hold such Subject Shares or interest in the Subject Shares subject to all the provisions of this Voting Agreement. Each transferee shall sign a counterpart of this Agreement, agreeing to be bound by the terms and conditions hereof, prior to receipt of any Subject Shares.

SECTION 2. VOTING OF SUBJECT SHARES

     2.1 PRE-TERMINATION VOTING AGREEMENT. Without in any way limiting the Stockholder's right to vote the Subject Shares in his sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of the stockholders of the Company called to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, Stockholder shall vote the Subject Shares in favor of: (i) the Merger, (ii) the execution and delivery by the Company of the Reorganization Agreement, (iii) the adoption and approval of the terms thereof and (iv) in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof or thereof.

     Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions with respect to the Subject Shares regarding the Merger and the Reorganization Agreement, other than any agreement or understanding to vote or give instructions in favor of the Merger and the Reorganization Agreement.

     2.2 PROXY; FURTHER ASSURANCES. Contemporaneously with the execution of this Voting Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Shares (the "Proxy").

SECTION 3. WAIVER OF APPRAISAL RIGHTS.

     Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 4. NO SOLICITATION

     Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder, directly or indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal. Stockholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal. Notwithstanding the foregoing, Stockholder shall not be prevented from taking any action that is not prohibited under Section 4.4 of the Reorganization Agreement, whether he is acting in his capacity as a Stockholder of the Company or as an officer or director of the Company; provided that nothing herein shall be deemed to excuse Stockholder's performance of his voting obligations hereunder.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as follows:

     5.1 AUTHORIZATION, ETC. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.2  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Stockholder or by which he or any of his properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of his properties is bound or affected.

          (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.

     5.3 TITLE TO SUBJECT SHARES. Stockholder owns of record and beneficially the Subject Shares set forth under Stockholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than the Subject Shares set forth below Stockholder's name on the signature page hereof.

     5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6. COVENANTS OF STOCKHOLDER

     6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

     6.2 LEGEND. Promptly after the date of this Voting Agreement, and in any event, no later than two business days following the date of this Voting Agreement, Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF SEPTEMBER 28, 1997, AS IT MAY BE AMENDED, BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7. MISCELLANEOUS

     7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. This Voting Agreement shall terminate, and the provisions hereof shall be of no further force or effect upon the Expiration Date.

     7.2 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Stockholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any Damages (regardless of whether or not such Damages relate to a third-party claim) which are directly or indirectly suffered or incurred at any time by Parent, or to which Parent otherwise becomes subject, and that arise from or are directly or indirectly connected with any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.

     7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     7.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

        if to Stockholder:

           at the address set forth below Stockholder's signature on the signature page hereto;

        with a copy to:

           Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
           Palo Alto, CA 94306
           Attention: David J. Segre

        if to Parent:

           Lumisys Incorporated
           225 Humboldt Court
           Sunnyvale, CA 94086
           Attention: Stephen J. Weiss

        with a copy to:

           Cooley Godward LLP
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, CA 94306
           Attention: Andrei M. Manoliu

     7.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

     7.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign all or any of its rights hereunder to any affiliate of Parent. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and his heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

     7.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof in any Delaware court or other court of proper jurisdiction, this being in addition to any other remedy to which Parent is entitled at law or in equity.

     7.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under any Affiliate Agreement between Parent and Stockholder or any other agreement.

     7.10 GOVERNING LAW. This Voting Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to contracts entered into and to be performed entirely within the State of Delaware.

     7.11 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     7.12  CONSTRUCTION.

          (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (e) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

          [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                          LUMISYS INCORPORATED

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          STOCKHOLDER

                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                              Address:
                                              ----------------------------------

                                              ----------------------------------

                                              Facsimile:
                                              ----------------------------------

                                                Number of Shares of Company
                                                Common Stock owned of record as
                                                of the date of this Voting
                                                Agreement:

                                              ----------------------------------

                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned stockholder of CompuRAD, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints
and constitutes        ,        and Lumisys, Incorporated, a Delaware
corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable and is coupled with an interest. This proxy is granted in connection with the Voting Agreement of even date herewith between Parent and the undersigned (the "Voting Agreement") and in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization of even date herewith among Parent, SAC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings assigned to such terms in the Reorganization Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company, until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time, as follows: (i) in favor of the Merger, (ii) in favor of the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and
(iii) in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof or thereof.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

Dated: September 28, 1997

                                          Name:

                                          Number of Shares of Company

                                          Common Stock:

                                                                       ANNEX C-1
HAMBRECHT & QUIST LLC

                                                            ONE BUSH STREET
                                                        SAN FRANCISCO, CA 94104
                                                             (415) 576-3300

September 28, 1997

Confidential

The Board of Directors
Lumisys Incorporated
225 Humboldt Court
Sunnyvale, CA 94089

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to Lumisys Incorporated ("Lumisys" or the "Company") of the consideration to be paid by the Company in connection with the proposed acquisition by Lumisys of the common stock of CompuRAD, Inc. ("CompuRAD") (the "Proposed Transaction") under the terms of the Common Stock Purchase Agreement, dated as of September 23, 1997, among CompuRAD and Lumisys and the related Exhibits and Schedules thereto (the "Agreement"). The Agreement provides, among other things, that Lumisys will issue to stockholders of CompuRAD, upon consummation of the Proposed Transaction, .928 shares of Lumisys common stock for each share of CompuRAD common stock based on the fully diluted share calculations as described in the Agreement.

     Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of Lumisys in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

     In the past, we have provided investment banking and other financial advisory services to Lumisys and have received fees for rendering these services. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Lumisys and receives customary compensation in connection therewith, and also provides research coverage for Lumisys. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of Lumisys for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Lumisys.

     RvR Securities, Inc., an affiliate of Hambrecht and Quist, was the managing underwriter in the initial public offering of CompuRAD in August 1996. Additionally, individuals affiliated with Hambrecht and Quist have owned shares of CompuRAD.

     In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

          (i) reviewed the publicly available financial statements of Lumisys for recent years and interim periods to date and certain other relevant financial and operating data of Lumisys made available to us from published sources and from the internal records of Lumisys;

          (ii) reviewed certain internal financial and operating information, including certain projections, relating to Lumisys prepared by the management of Lumisys;

          (iii) discussed the business, financial condition and prospects of Lumisys with certain of its officers;

          (iv) reviewed the publicly available financial statements of CompuRAD for recent years and interim periods to date and certain other relevant financial and operating data of CompuRAD made available to us from published sources and from the internal records of CompuRAD;

          (v) reviewed certain internal financial and operating information, including certain projections, relating to CompuRAD prepared by the management of CompuRAD;

          (vi) discussed the business, financial condition and prospects of the CompuRAD with certain of its officers;

          (vii) analyzed the pro forma impact of the Proposed Transaction on earnings per share of Lumisys;

          (viii) reviewed and analyzed with Lumisys management and Board of Directors the strategic rationale for the proposed transaction;

          (ix) reviewed the recent reported prices and trading activity for the common stocks of Lumisys and CompuRAD and compared such information and certain financial information for Lumisys and CompuRAD with similar information for certain other companies engaged in businesses we consider comparable;

          (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

          (xi) reviewed the Agreement; and

          (xii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Lumisys or CompuRAD considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Lumisys or CompuRAD. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Lumisys and CompuRAD. For purposes of this Opinion, we have assumed that neither Lumisys nor CompuRAD is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion.

     We express no opinion as to the price at which the shares of Lumisys or CompuRAD will trade after the announcement or consummation of the Proposed Transaction.

     It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

     Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be paid by Lumisys in the Proposed Transaction is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          HAMBRECHT & QUIST LLC

                                          By:     /s/ PAUL B. CLEVELAND

                                            ------------------------------------
                                            Paul B. Cleveland
                                            Managing Director

                                                                       ANNEX C-2
                                      LOGO

September 28, 1997

Private and Confidential

Board of Directors
CompuRAD, Inc.
1350 North Kolb Road
Tucson, AZ 85715

To the Members of the Board of Directors:

     We understand that pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 28, 1997 (the "Agreement") among Lumisys, Inc. ("Lumisys"), its wholly-owned subsidiary SAC Acquisition Sub, Inc., ("SAC") and CompuRAD, Inc. ("CompuRAD" or the "Company") Lumisys and the Company intend to consummate a transaction in which SAC will merge with the Company and each currently outstanding share of CompuRAD common stock would be converted into Lumisys common stock (the "Transaction") resulting in the issuance of approximately 3,857,129 shares of Lumisys common stock with an approximate value of $25,794,550 as of the market close September 26, 1997. The Company has provided us with a copy of the Agreement.

     You have asked us to render our opinion as to whether the consideration to be received by the holders of common stock of the Company in connection with the Transaction is fair from a financial point of view, to the stockholders of the Company.

     In connection with our review, and in arriving at an opinion, we have, among other things:

          (i) reviewed CompuRAD's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1996 and Lumisys' Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 1995 and 1996, and their respective Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1997;

          (ii) reviewed certain internal financial and operating information, including summary projections provided to us by the management of CompuRAD and Lumisys relating to their respective business prospects;

          (iii) met with members of senior management of CompuRAD to discuss CompuRAD's operations, historical financial statements and future prospects, as well as their views with respect to the operations, historical financial statements and future prospects of Lumisys, and their views of the business, operational and strategic benefits, potential synergies (including revenue enhancements and cost savings) and other implications of the Transaction;

     met with members of senior management of Lumisys to discuss Lumisys' operations, historical financial statements and future prospects, as well as their views of the business, operational and strategic benefits, potential synergies (including revenue enhancements and cost savings) and other implications of the Transaction;

     reviewed the pro forma financial impact of the Transaction;

          (iv) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant;

          (v) reviewed public information with respect to certain other companies whose businesses we considered to be relevant to an assessment of the businesses of CompuRAD and Lumisys; and

          (vi) reviewed the current state of financial markets.

     We have not independently verified the information provided by management of the Company and Lumisys but have relied upon assurances of the management of CompuRAD and Lumisys that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of Lumisys nor have we concluded a physical inspection of the properties of Lumisys. We have not tested or verified the technical requirements of any contracts or products nor evaluated the probable costs and required time necessary to successfully implement new product development plans. We have also not solicited independent legal evaluations of any of Lumisys' or CompuRAD's contracts including certain licensing agreements. With respect to the financial forecasts and projections made available and used in the analysis, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and Lumisys. Our opinion is necessarily conditional upon such information, assumptions, reliance and limitations, and is also based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter.

     Based upon and subject to the foregoing, it is our opinion, as the date hereof, that the consideration to be received by the stockholders of CompuRAD in the Transaction is fair from a financial point of view to the stockholders of CompuRAD.

     CIBC Wood Gundy Securities Corp. has been retained by the Company to act as financial advisor to the Company in connection with the Transaction and will receive a fee for such advisory services, including the rendering of this opinion. Pursuant to a letter agreement dated September 3, 1997, CompuRAD has agreed to indemnify CIBC Wood Gundy Securities Corp. against certain losses and liabilities.

     This letter is solely for the information of the Board of Directors of the Company and may not to be referred to, in whole or in part, or provided to any third party without prior written consent of CIBC Wood Gundy Securities Corp.

                                          CIBC WOOD GUNDY SECURITIES CORP.

                                          James E. Anderson
                                          Managing Director

                                                                         ANNEX D

                            DELAWARE CODE ANNOTATED

                             TITLE 8. CORPORATIONS

                       CHAPTER 1. GENERAL CORPORATION LAW

                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

                           8 DEL. C. SEC. 262 (1996)

SEC. 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or S consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY
                              LUMISYS INCORPORATED
              SPECIAL MEETING OF STOCKHOLDERS -- November 25, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF LUMISYS INCORPORATED (the "COMPANY")

    The undersigned hereby appoints Stephen J. Weiss and Craig L. Klosterman, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company's common stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the corporate offices of the Company at 225 Humboldt Court, Sunnyvale, CA 94089, on November 25, 1997 at 10:30 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The proposal referred to herein is described in detail in the accompanying joint proxy statement/prospectus.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

   To approve the issuance of shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 28, 1997, by and among the Company, SAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, and CompRAD, Inc., a Delaware corporation.

 FOR      AGAINST       ABSTAIN
[ ]         [ ]           [ ]

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                                                      Signature:
                                            ------------------------------ Date:
                                                                    ------------
                                                                      Signature:
                                            ------------------------------ Date:
                                                                    ------------

                                 COMPURAD, INC.
                              1350 NORTH KOLB ROAD
                             TUCSON, ARIZONA 85715

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF STOCKHOLDERS OF COMPURAD, INC.
                        TO BE HELD ON NOVEMBER 25, 1997

     The undersigned hereby appoints Dr. Phillip Berman and Henky Wibowo, each with full power of substitution, as proxy of the undersigned, to attend the Special Meeting of Stockholders of COMPURAD, INC. (the "Company") to be held at the principal executive offices of the Company located at 1350 North Kolb Road, Tucson, Arizona at 9:30 a.m., local time on November 25, 1997, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting.

     This proxy will be voted or withheld from being voted in accordance with the instructions specified. Where no choice is specified, this proxy will confer discretionary authority and will be voted FOR approval of the Merger (as defined below). This proxy confers authority for the above named persons to vote in his discretion with respect to amendments or variations to the matters identified in the notice of the meeting accompanying this proxy and such other matters which may properly come before the meeting. A stockholder has the right to appoint a person, who need not be a stockholder, to attend and act on his behalf at the meeting, other than the person designed in this form of proxy, such right may be exercised by inserting the name of such person in the blank space provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

     1. Approval and adoption of the Agreement and Plan of Merger and Reorganization dated as of September 28, 1997 (the "Merger Agreement"), among Lumisys Incorporated ("Lumisys") SAC Acquisition Corporation, a wholly owned subsidiary of Lumisys ("Sub"), and the Company, providing for the merger of Sub with and into the Company upon the terms and subject to the conditions of the Merger Agreement (the "Merger").

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                          Please sign, date and return the proxy
                                          card promptly in the enclosed
                                          envelope.

                                          NOTE: Please sign exactly as name
                                          appears hereon. When signing as
                                          executor, administrator, attorney,
                                          trustee or guardian please give your
                                          full title as such. If a corporation,
                                          please sign in full corporation name
                                          by president or other authorized
                                          officer. If a partnership, please sign
                                          in partnership name by authorized
                                          person. If a joint tenancy, please
                                          have both tenants sign.

                                          Dated:           , 1997

                                          --------------------------------------
                                                       (Signature)

                                          --------------------------------------
                                                    (Print your name)